Filed Pursuant to Rule 424(b)(3)
Registration No. 333-220743

Proxy Statement of USAmeriBancorp, Inc.	Proxy Statement and Prospectus of Valley National Bancorp

MERGER OF USAMERIBANCORP, INC. WITH AND INTO VALLEY NATIONAL BANCORP AND ISSUANCE OF VALLEY NATIONAL BANCORP COMMON STOCK IN CONNECTION WITH THE MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

To the Shareholders of USAmeriBancorp, Inc. and Valley National Bancorp:

We are pleased to report that the Boards of Directors of Valley National Bancorp (“Valley”) and USAmeriBancorp, Inc. (“USAmeriBancorp”) have approved an Agreement and Plan of Merger (the “merger agreement”). Under the merger agreement, USAmeriBancorp will merge with and into Valley, with Valley as the surviving company in the merger (the “merger”). We cannot complete the merger transaction without your approval.

Each of USAmeriBancorp and Valley will be holding a special meeting of their respective common shareholders to vote on certain matters in connection with the merger. Holders of shares of USAmeriBancorp common stock will vote at a special meeting of USAmeriBancorp shareholders to be held on December 14, 2017 to approve the merger agreement and to vote on a related proposal. Holders of shares of Valley common stock will vote at a special meeting of Valley common shareholders to be held on December 14, 2017 to approve the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger, which is necessary to allow the merger to close, and to vote on a related proposal. The 76,334,259 shares that Valley common shareholders are being asked to approve is the maximum number of shares that would be issuable in the transaction, including shares of Valley common stock underlying Valley warrants, Valley stock options and Valley restricted stock units to be issued in exchange for USAmeriBancorp warrants, USAmeriBancorp stock options and USAmeriBancorp restricted stock units, respectively, and assuming that Valley’s volume-weighted average share price during the 30 consecutive trading day period ending 5 trading days prior to closing (the “average closing price”) is $10.00. Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00.

Under the terms of the merger agreement, if the merger is completed, USAmeriBancorp common shareholders will be entitled to receive 6.100 shares of Valley common stock for each share of USAmeriBancorp common stock that they hold, subject to adjustment as described below and subject to the payment of cash in lieu of fractional shares. Subject to the termination rights set forth below, in the event the average closing price is less than $11.50, then Valley will adjust the 6.100 exchange ratio (or, in lieu of such adjustment, make an equivalent cash payment to USAmeriBancorp common shareholders) so that USAmeriBancorp common shareholders receive $69.00 in Valley common stock for each share of USAmeriBancorp common stock that they hold. The adjustment to the exchange ratio if the average closing price is less than $11.50 is not linear; therefore if the average closing price is between $11.32 and $11.49, the exchange ratio will decrease slightly and if the average closing price is less than $11.32, the exchange ratio will increase. Subject to the termination rights set forth below, in the event the average closing price is greater than $13.00, then Valley will decrease the 6.100 exchange ratio so that USAmeriBancorp common shareholders receive $79.30 in Valley common stock for each share of USAmeriBancorp common stock that they hold. In the event the average closing price is less than $11.00, either Valley or USAmeriBancorp may elect to terminate the merger agreement. In the event the average closing price is greater than $13.50, then USAmeriBancorp may elect to terminate the merger agreement. In addition, if Valley enters into a definitive acquisition agreement and the average closing price is greater than $13.50, the exchange ratio will be 5.874. In such event, USAmeriBancorp has the right to terminate the merger agreement. On November 2, 2017, a date immediately preceding the printing of this joint proxy statement-prospectus, the closing price of Valley common stock was $11.62 and the volume-weighted average share price for the 30 trading day period ended November 2, 2017 was $11.78.

Under the terms of the merger agreement, at the effective time of the merger, Valley will, at Valley’s option, either redeem USAmeriBancorp’s noncumulative perpetual redeemable preferred stock, Series C (the “USAmeriBancorp Series C preferred stock”), for cash in accordance with the terms of the USAmeriBancorp Series C preferred stock or issue shares of Valley’s noncumulative perpetual redeemable preferred stock, Series C (the “Valley Series C preferred stock”), which will have identical rights and preferences as the USAmeriBancorp Series C preferred stock, to USAmeriBancorp preferred shareholders in exchange for their shares of USAmeriBancorp Series C preferred stock.

Valley common stock is listed on the New York Stock Exchange under the symbol “VLY”. If issued, the Valley Series C preferred stock will not be listed or quoted on any marketplace. USAmeriBancorp common stock is quoted on the OTC Pink marketplace under the symbol “USAB”. The USAmeriBancorp Series C preferred stock is not quoted on any marketplace.

We generally expect the merger to be tax-free with respect to the Valley common stock that USAmeriBancorp common shareholders receive and the Valley Series C preferred stock, if any, that USAmeriBancorp preferred shareholders receive.

Assuming the exchange ratio is 6.100 and all of the outstanding USAmeriBancorp stock options and warrants are exercised and all of the outstanding USAmeriBancorp restricted stock units have vested prior to the closing of the merger, if the merger is completed, USAmeriBancorp common shareholders will own approximately 67.5 million shares, or approximately 20.3%, of Valley’s outstanding common stock.

The USAmeriBancorp Board of Directors unanimously recommends that USAmeriBancorp common shareholders vote to approve the merger agreement and the related proposal.

The Valley Board of Directors unanimously recommends that Valley common shareholders vote to approve the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger and the related proposal.

Your vote is very important. Whether or not you plan to attend the USAmeriBancorp or Valley special meeting, as applicable, please take the time to vote by completing and mailing the enclosed proxy card to us.

This document, which serves as a joint proxy statement for the special meetings of USAmeriBancorp and Valley common shareholders and as a prospectus for the shares of Valley common stock to be issued in connection with the merger to USAmeriBancorp common shareholders, the shares of Valley Series C preferred stock that may be issued in connection with the merger to USAmeriBancorp preferred shareholders and the warrants to purchase shares of Valley common stock that may be issued in connection with the merger to USAmeriBancorp warrant holders, gives you detailed information about each respective company’s special meeting and the merger. Please carefully read this entire document, including the “Risk Factors” beginning on page 39 for a discussion of the risks related to the proposed merger. You can also obtain information about Valley from documents that it has filed with the Securities and Exchange Commission.

Joseph Chillura	Gerald H. Lipkin
President and Chief Executive Officer	Chairman of the Board and Chief Executive Officer
USAmeriBancorp, Inc.	Valley National Bancorp

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement-prospectus is dated November 3, 2017, and is first being mailed to USAmeriBancorp and Valley shareholders on November 9, 2017.

HOW TO GET COPIES OF RELATED DOCUMENTS

This document incorporates important business and financial information about Valley National Bancorp that is not included in or delivered with this document. Valley National Bancorp and USAmeriBancorp, Inc. shareholders may receive this information free of charge by writing or calling Investor Relations, Dianne Grenz, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470; telephone number (973) 305-4005.

Valley will respond to your request as soon as practicable by sending the requested documents by first class mail or other equally prompt means. In order to ensure timely delivery of the documents in advance of the meeting, any request must be made by December 7, 2017.

USAmeriBancorp, Inc.

4790 140th Avenue North

Clearwater, Florida 33762

NOTICE OF SPECIAL MEETING OF COMMON SHAREHOLDERS

TO BE HELD ON DECEMBER 14, 2017

At the direction of the Board of Directors of USAmeriBancorp, Inc., NOTICE IS HEREBY GIVEN that a special meeting of common shareholders of USAmeriBancorp, Inc. will be held at USAmeriBank, 4790 140th Avenue North, Clearwater, FL 33762, on December 14, 2017, at 10:00 a.m. (local time) to consider and vote upon the following matters:

(1)	Approval of the Agreement and Plan of Merger, dated as of July 26, 2017, between Valley National Bancorp and USAmeriBancorp, Inc. pursuant to which USAmeriBancorp, Inc. will merge with and into Valley National Bancorp; and

(2)	Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting.

The Board of Directors has fixed October 26, 2017, as the record date for the determination of the common shareholders entitled to notice of and to vote at the special meeting, and only common shareholders of record on said date will be entitled to receive notice of and to vote at said meeting.

Holders of USAmeriBancorp, Inc. common stock who comply with the provisions of Florida law relating to appraisal rights applicable to the merger are entitled to be paid, in cash, the fair value of their shares of USAmeriBancorp, Inc. common stock in accordance with certain appraisal rights under the Florida appraisal rights law, a copy of which is attached as Appendix D to this document.

The USAmeriBancorp, Inc. Board of Directors unanimously recommends that common shareholders vote:

(1)	“FOR” approval of the merger agreement; and

(2)	“FOR” approval of the authorization of the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting.

By Order of the Board of Directors,

Jennifer W. Steans

Chairman of the Board

Clearwater, Florida

November 3, 2017

IMPORTANT - WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY BY INTERNET, PHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING.

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

NOTICE OF SPECIAL MEETING OF COMMON SHAREHOLDERS

TO BE HELD ON DECEMBER 14, 2017

At the direction of the Board of Directors of Valley National Bancorp, NOTICE IS HEREBY GIVEN that a special meeting of common shareholders of Valley National Bancorp will be held at Valley National Bank’s office located at 100 Furler Street, Totowa, New Jersey, on December 14, 2017, at 3:00 p.m. (local time) to consider and vote upon the following matters:

(1)	Approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, Inc.; and

(2)	Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, Inc. or to vote on other matters properly before such special meeting.

The Board of Directors has fixed October 23, 2017, as the record date for the determination of the common shareholders entitled to notice of and to vote at the special meeting, and only common shareholders of record on said date will be entitled to receive notice of and to vote at said meeting.

The Valley National Bancorp Board of Directors unanimously recommends that common shareholders vote:

(1)	“FOR” approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, Inc.; and

(2)	“FOR” approval of the authorization of the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, Inc. or to vote on other matters properly before such special meeting.

By Order of the Board of Directors,

Alan D. Eskow

Secretary

Wayne, New Jersey

November 3, 2017

IMPORTANT - WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY BY INTERNET, PHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a joint proxy statement of USAmeriBancorp, Inc. (“USAmeriBancorp”) and Valley National Bancorp (“Valley”) and a prospectus of Valley. As a joint proxy statement, it is being provided to USAmeriBancorp common shareholders because the USAmeriBancorp Board of Directors is soliciting their proxy for use at the USAmeriBancorp special meeting of common shareholders at which the USAmeriBancorp common shareholders will consider and vote on (i) approval of the merger agreement between USAmeriBancorp and Valley and (ii) approval of the authorization of the USAmeriBancorp Board of Directors to adjourn or postpone the USAmeriBancorp special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting (the “USAmeriBancorp adjournment proposal”). As a joint proxy statement, it is also being provided to Valley common shareholders because the Valley Board of Directors is soliciting their proxy for use at the Valley special meeting of common shareholders at which the Valley common shareholders will consider and vote on (i) approval of the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger (the “Valley share issuance proposal”) and (ii) approval of the authorization of the Valley Board of Directors to adjourn or postpone the Valley special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the Valley share issuance proposal or to vote on other matters properly before such special meeting (the “Valley adjournment proposal”). The 76,334,259 shares that Valley common shareholders are being asked to approve is the maximum number of shares that would be issuable in the transaction, including shares of Valley common stock underlying Valley warrants, Valley stock options and Valley restricted stock units to be issued in exchange for USAmeriBancorp warrants, USAmeriBancorp stock options and USAmeriBancorp restricted stock units, respectively, and assuming that Valley’s volume-weighted average share price during the 30 consecutive trading day period ending 5 trading days prior to closing (the “average closing price”) is $10.00. Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00. As a prospectus, it is being provided to USAmeriBancorp common shareholders because Valley is offering to exchange shares of its common stock for their shares of USAmeriBancorp common stock upon completion of the merger, to holders of USAmeriBancorp’s noncumulative perpetual redeemable preferred stock, Series C (the “USAmeriBancorp Series C preferred stock”), because Valley may offer to exchange shares of its noncumulative perpetual redeemable preferred stock, Series C (the “Valley Series C preferred stock”), for their shares of USAmeriBancorp Series C preferred stock upon completion of the merger, and to holders of USAmeriBancorp warrants because Valley is offering to exchange warrants to purchase shares of its common stock for their USAmeriBancorp warrants upon completion of the merger.

Q: WHAT WILL USAMERIBANCORP COMMON SHAREHOLDERS RECEIVE IN THE MERGER?

A: Upon completion of the merger, USAmeriBancorp common shareholders will receive 6.100 shares of Valley common stock for each share of USAmeriBancorp common stock that they hold, subject to adjustment as described below and subject to the payment of cash in lieu of fractional shares. Subject to the termination rights set forth below, in the event the average closing price is less than $11.50, then Valley will adjust the 6.100 exchange ratio (or, in lieu of such adjustment, make an equivalent cash payment to USAmeriBancorp common shareholders) so that USAmeriBancorp common shareholders receive $69.00 in Valley common stock for each share of USAmeriBancorp common stock that they hold. The adjustment to the exchange ratio if the average closing price is less than $11.50 is not linear; therefore if the average closing price is between $11.32 and $11.49, the exchange ratio will decrease slightly and if the average closing price is less than $11.32, the exchange ratio will increase. Subject to the termination rights set forth below, in the event the average closing price is greater than $13.00, then Valley will decrease the 6.100 exchange ratio so that USAmeriBancorp common shareholders receive $79.30 in Valley common stock for each share of USAmeriBancorp common stock that they hold. In the event the average closing price is less than $11.00, either Valley or USAmeriBancorp may elect to terminate the merger agreement. In the event the average closing price is greater than $13.50, then USAmeriBancorp may elect to terminate the merger agreement. In addition, if Valley enters into a definitive acquisition agreement and the average closing price is greater than $13.50, the exchange ratio will be 5.874. In such event, USAmeriBancorp has the right to terminate the merger agreement. The foregoing is referred to in this document as the “merger consideration.” On November 2, 2017, a date immediately preceding the printing of this joint proxy statement-prospectus, the closing price of Valley common stock was $11.62 and the volume-weighted average share price for the 30 trading day period ended November 2, 2017 was $11.78.

Q: I HOLD SHARES OF USAMERIBANCORP SERIES C PREFERRED STOCK. HOW WILL THEY BE TREATED IN THE MERGER?

A: At the effective time of the merger, Valley will, at Valley’s option, either redeem the USAmeriBancorp Series C preferred stock for cash in accordance with the terms of the USAmeriBancorp Series C preferred stock or issue shares of Valley Series C preferred stock, which will have identical rights and preferences as the USAmeriBancorp Series C preferred stock, to USAmeriBancorp preferred shareholders in exchange for their shares of USAmeriBancorp Series C preferred stock.

Q: I HOLD A STOCK OPTION GRANTED BY USAMERIBANCORP. HOW WILL IT BE TREATED IN THE MERGER?

A. Under the merger agreement, each outstanding USAmeriBancorp stock option, whether unvested or vested, will vest only to the extent set forth in the USAmeriBancorp stock plans and option grant agreements. In addition, such USAmeriBancorp stock options will be converted, at the effective time of the merger, into Valley stock options to acquire Valley common stock where the number of shares of Valley common stock underlying such Valley stock options will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp stock options multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley stock options will be equal to the exercise price per share of USAmeriBancorp common stock subject to such USAmeriBancorp stock option divided by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described in this document, the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp stock options are converted on economically equivalent terms as outstanding shares of USAmeriBancorp common stock.

Q: I HOLD A WARRANT ISSUED BY USAMERIBANCORP. HOW WILL IT BE TREATED IN THE MERGER?

A. Under the merger agreement, each outstanding USAmeriBancorp warrant will be converted at the effective time of the merger into Valley warrants to acquire Valley common stock where the number of shares of Valley common stock underlying such Valley warrants will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp warrants multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley warrants will be equal to the exercise price per share of USAmeriBancorp common stock subject to such USAmeriBancorp warrants divided by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described in this document, the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp warrants are converted on economically equivalent terms.

Q: I HOLD A RESTRICTED STOCK UNIT GRANTED BY USAMERIBANCORP. HOW WILL IT BE TREATED IN THE MERGER?

A. Under the merger agreement, each outstanding USAmeriBancorp restricted stock unit representing the right to receive a share of USAmeriBancorp common stock will vest only to the extent set forth in the USAmeriBancorp stock plans and award agreements. All outstanding restricted stock units that have vested as of the effective time of the merger will be converted into the right to receive the same consideration as holders of USAmeriBancorp common stock are receiving in the merger, and all restricted stock units that are unvested as of the effective time of the merger will remain outstanding and be converted into the right to receive Valley common stock where the number of shares of Valley common stock underlying such restricted stock units will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp restricted stock units multiplied by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described in this document, the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp restricted stock units are converted on economically equivalent terms as outstanding shares of USAmeriBancorp common stock.

Q: AS A USAMERIBANCORP COMMON SHAREHOLDER, HOW DO I VOTE?

A: Shares Held of Record. If you are a common shareholder of record of USAmeriBancorp as of the USAmeriBancorp record date, you may submit your proxy before the USAmeriBancorp special meeting in one of the following ways:

•	Use the toll-free number shown on your proxy card,

•	Visit the website shown on your proxy card to vote via the Internet,

•	Complete, sign, date and return the enclosed USAmeriBancorp proxy card in the enclosed postage-paid envelope, or

•	You may also cast your vote in person at the USAmeriBancorp special meeting.

Shares Held in Brokerage Accounts. If you hold your shares of common stock in street name (that is, you hold your shares of common stock through a broker, bank or other holder of record), your bank, broker or other holder of record will forward proxy materials and voting instructions that you must follow in order to vote your shares of common stock. You may receive more than one proxy card if your shares of common stock are registered in different names or are held in more than one account. If you hold your shares of common stock in street name and plan to attend the USAmeriBancorp special meeting, you should bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement showing your ownership of USAmeriBancorp common stock as of the USAmeriBancorp record date.

The holders of the USAmeriBancorp Series C preferred stock are not entitled to vote on the approval of the merger agreement or the USAmeriBancorp adjournment proposal.

Q: AS A VALLEY COMMON SHAREHOLDER, HOW DO I VOTE?

A: Shares Held of Record. If you are a common shareholder of record of Valley as of the Valley record date, you may submit your proxy before the Valley special meeting in one of the following ways:

•	Use the toll-free number shown on your proxy card,

•	Visit the website shown on your proxy card to vote via the Internet,

•	Complete, sign, date and return the enclosed Valley proxy card in the enclosed postage-paid envelope, or

•	You may also cast your vote in person at the Valley special meeting.

Shares Held in Brokerage Accounts. If you hold your shares of common stock in street name (that is, you hold your shares of common stock through a broker, bank or other holder of record), your bank, broker or other holder of record will forward proxy materials and voting instructions that you must follow in order to vote your shares of common stock. You may receive more than one proxy card if your shares of common stock are registered in different names or are held in more than one account. If you hold your shares of common stock in street name and plan to attend the Valley special meeting, you should bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement showing your ownership of Valley common stock as of the Valley record date.

Shares Held in Valley’s 401(k) Plan. If you are a participant in the Valley National Bank Savings and Investment Plan (a 401(k) plan with an employee stock ownership feature (the “Valley 401(k) Plan”)), you may vote any shares of Valley common stock held in your Valley 401(k) Plan account as of the Valley record date ONLY by following the separate voting instructions provided by the Valley 401(k) Plan’s administrator. You may not vote the applicable shares by proxy or by ballot at the Valley special meeting.

Shares Held in Valley’s Dividend Reinvestment Plan. If you are a participant in Valley’s Dividend Reinvestment Plan, the shares of common stock that are held in your dividend reinvestment account will be voted in the same manner as your other shares of common stock, whether you vote by mail, by telephone or by internet. You may not vote the applicable shares by proxy or by ballot at the Valley special meeting.

Q: WHY IS THE VOTE OF HOLDERS OF USAMERIBANCORP COMMON STOCK IMPORTANT?

A: The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the USAmeriBancorp common stock outstanding. If you do not vote by proxy, telephone or internet or in person at the USAmeriBancorp special meeting, it will have the effect of a vote AGAINST approval of the merger agreement, but will have no effect on the vote to approve the USAmeriBancorp adjournment proposal. Failure to vote, however, may affect whether a quorum is present.

The USAmeriBancorp adjournment proposal will be approved if the affirmative votes cast by the holders of USAmeriBancorp common stock present in person or represented by proxy at the USAmeriBancorp special meeting and entitled to vote exceed the votes cast in opposition.

The holders of the USAmeriBancorp Series C preferred stock are not entitled to vote on the approval of the merger agreement or the USAmeriBancorp adjournment proposal.

Q: WHAT DOES THE USAMERIBANCORP BOARD OF DIRECTORS RECOMMEND?

A: The USAmeriBancorp Board of Directors has unanimously approved the merger agreement and believes that the proposed merger is advisable to USAmeriBancorp shareholders. Accordingly, the USAmeriBancorp Board of Directors unanimously recommends that USAmeriBancorp common shareholders vote “FOR” approval of the merger agreement.

The USAmeriBancorp Board of Directors also unanimously recommends a vote “FOR” approval of the USAmeriBancorp adjournment proposal.

Q: WHY IS THE VOTE OF HOLDERS OF VALLEY COMMON STOCK IMPORTANT?

A: The approval by Valley common shareholders is required for Valley to issue up to 76,334,259 shares of common stock in connection with the merger, which is a condition to closing of the merger. The 76,334,259 shares that Valley common shareholders are being asked to approve is the maximum number of shares that would be issuable in the transaction, including shares of Valley common stock underlying Valley warrants, Valley stock options and Valley restricted stock units to be issued in exchange for USAmeriBancorp warrants, USAmeriBancorp stock options and USAmeriBancorp restricted stock units, respectively, and assuming that the average closing price of Valley common stock is $10.00. Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00. Accordingly, if Valley common shareholders fail to approve the issuance of such shares of Valley common stock in connection with the merger, Valley cannot complete the merger. Approval of the Valley share issuance proposal requires the affirmative vote of a majority of the votes cast by the holders of Valley common stock at the Valley special meeting.

The Valley adjournment proposal requires the affirmative vote of a majority of the votes cast by the holders of Valley common stock at the Valley special meeting.

If you do not vote by proxy, telephone or internet or in person at the Valley special meeting, it will have no effect on the vote to approve either of these proposals but may affect whether a quorum is present.

Q: WHAT DOES THE VALLEY BOARD OF DIRECTORS RECOMMEND?

A: The Valley Board of Directors has unanimously approved the merger and thereby the issuance of up to 76,334,259 shares of common stock in connection with the merger (subject to Valley’s right to terminate the merger if the average closing price is less than $11.00) and unanimously recommends that you vote “FOR” approval of the Valley share issuance proposal. Valley expects substantially fewer shares of Valley common stock will be issued in the merger.

The Valley Board of Directors also unanimously recommends a vote “FOR” approval of the Valley adjournment proposal.

Q: IF MY SHARES OF COMMON STOCK ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES OF COMMON STOCK FOR ME?

A: No. Your broker cannot vote your shares of USAmeriBancorp or Valley common stock, as applicable, without instructions from you. You should instruct your broker as to how to vote your shares of common stock, following the directions your broker provides to you. Please check the voting form used by your broker. Without instructions, your shares of common stock will not be voted at your respective company’s special meeting, which will have the effects described above.

Q: WHAT IF I ABSTAIN FROM VOTING OR FAIL TO INSTRUCT MY BROKER?

A: Abstentions will count as shares of USAmeriBancorp or Valley common stock, as applicable, represented and entitled to vote at the respective company’s special meeting for purposes of determining a quorum but will not be counted as votes cast. Accordingly, abstentions will have no effect on any of the proposals at the USAmeriBancorp or Valley special meetings other than the proposal to approve the merger agreement at the USAmeriBancorp special meeting where abstentions are effectively a vote AGAINST the merger agreement. “Broker non-votes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares of USAmeriBancorp or Valley common stock, as applicable, held in brokerage name, are unable to vote such shares in those instances where discretionary voting by brokers is not permitted. Broker non-votes will be counted toward a quorum at the USAmeriBancorp special meeting and the Valley special meeting, as applicable, and will have the effect of a vote at the USAmeriBancorp special meeting AGAINST approval of the merger agreement, but will have no effect on any other proposals at the USAmeriBancorp or Valley special meetings.

Q: CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: You may revoke your grant of a proxy at any time before it is voted by:

•	filing a written revocation of the proxy with the Secretary of USAmeriBancorp or Valley, as the case may be;

•	executing a later Internet or telephone vote;

•	submitting a signed proxy card bearing a later date to the Secretary of USAmeriBancorp or Valley, as the case may be; or

•	attending and voting in person at the respective company’s special meeting.

USAmeriBancorp common shareholders should send written revocations to Victoria Alderman, Secretary, USAmeriBancorp, Inc., 4790 140th Avenue North, Clearwater, Florida 33762. Attendance at the USAmeriBancorp special meeting will not in and of itself revoke a proxy, unless you choose to cast a ballot at such special meeting.

Valley common shareholders should send written revocations to Alan D. Eskow, Secretary, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Attendance at the Valley special meeting will not in and of itself revoke a proxy, unless you choose to cast a ballot at such special meeting.

If you use the Internet, you can change your vote at the Internet address shown on your USAmeriBancorp or Valley proxy card, as applicable. The Internet voting system for USAmeriBancorp shareholders is available 24 hours a day until 11:59 p.m., Eastern Time, on December 13, 2017. The Internet voting system for Valley shareholders is available 24 hours a day until 11:59 p.m., Eastern Time, on December 13, 2017.

If you vote by telephone, you can change your vote by using the toll free telephone number shown on your USAmeriBancorp or Valley proxy card, as applicable. The telephone voting system for USAmeriBancorp shareholders is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on December 13, 2017. The telephone voting system for Valley shareholders is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on December 13, 2017.

Valley common shareholders may revoke their instructions to the Valley 401(k) Plan’s administrator with respect to voting of the shares of common stock held in their Valley 401(k) Plan account by submitting to the Valley 401(k) Plan administrator a signed instruction card bearing a later date, provided that such new instruction card must be received by the Valley 401(k) Plan administrator on or prior to the last date for submission of such instructions with respect to the Valley special meeting designated in the separate voting instructions provided by the Valley 401(k) Plan’s administrator.

Q: IF I AM A HOLDER OF USAMERIBANCORP COMMON STOCK OR USAMERIBANCORP SERIES C PREFERRED STOCK WITH SHARES REPRESENTED BY STOCK CERTIFICATES, SHOULD I SEND IN MY USAMERIBANCORP STOCK CERTIFICATES NOW?

A: No. Following the merger, USAmeriBancorp common shareholders will receive a letter of transmittal from American Stock Transfer & Trust Company, who has been appointed as the exchange agent for the USAmeriBancorp common stock, which will provide them with instructions as to how they will exchange their USAmeriBancorp common stock for Valley common stock. The shares of Valley common stock that USAmeriBancorp common shareholders will receive in the merger will be issued in book-entry form. Please do not send in USAmeriBancorp stock certificates with the USAmeriBancorp proxy card.

Holders of USAmeriBancorp Series C preferred stock should also not send in their USAmeriBancorp stock certificates at this time. Following the merger, holders of USAmeriBancorp Series C preferred stock will receive a letter of transmittal from Valley National Bank, which is acting as the exchange agent for the USAmeriBancorp Series C preferred stock, which will provide them with instructions as to how they redeem their USAmeriBancorp Series C preferred stock for cash or exchange their USAmeriBancorp Series C preferred stock for Valley Series C preferred stock, depending on what action Valley decides to take, at its option, with respect to the USAmeriBancorp Series C preferred stock.

Q: WHAT SHOULD USAMERIBANCORP COMMON SHAREHOLDERS DO IF THEY HOLD THEIR SHARES OF USAMERIBANCORP COMMON STOCK IN BOOK-ENTRY FORM?

A: USAmeriBancorp common shareholders are not required to take any specific actions if their shares of USAmeriBancorp common stock are held in book-entry form. After the completion of the merger, shares of USAmeriBancorp common stock held in book-entry form will automatically be exchanged for shares of Valley common stock in book-entry form.

Q: WHO CAN USAMERIBANCORP SHAREHOLDERS CONTACT IF THEY CANNOT LOCATE THEIR USAMERIBANCORP STOCK CERTIFICATE(S)?

A: If USAmeriBancorp shareholders are unable to locate their original USAmeriBancorp stock certificate(s), they should contact Brenda Crum, Assistant Vice President, Senior Executive to the Board/Shareholder

Relations, USAmeriBancorp, Inc., 4790 140th Avenue North, Clearwater, Florida 33762; telephone number (727) 260-6460.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO USAMERIBANCORP SHAREHOLDERS?

A: We expect that for federal income tax purposes, the merger generally will not be a taxable event to USAmeriBancorp common shareholders. It is a condition to USAmeriBancorp’s obligation to complete the merger that USAmeriBancorp receive an opinion from its tax counsel substantially to the effect that the merger will qualify as a transaction that is generally tax-free to USAmeriBancorp common shareholders for federal income tax purposes. The federal income tax consequences to holders of USAmeriBancorp Series C preferred stock who receive shares of Valley Series C preferred stock in exchange for their shares of USAmeriBancorp Series C preferred stock will depend on the personal circumstances of the shareholder and the treatment of the applicable shares of USAmeriBancorp Series C preferred stock exchanged and the Valley Series C preferred stock received by such holders.

We urge USAmeriBancorp shareholders to consult with their tax advisors to gain a full understanding of the tax consequences of the merger to them. Tax matters are very complicated, and, in many cases, the tax consequences of the merger will depend on USAmeriBancorp shareholders’ particular facts and circumstances. See “Proposal 1 of the USAmeriBancorp Special Meeting – The Merger – Material Federal Income Tax Consequences of the Merger,” beginning at page 88.

Q: DO USAMERIBANCORP COMMON SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM THE MERGER?

A: Yes. If you are a USAmeriBancorp common shareholder and want to exercise appraisal rights and receive the fair value of your shares of USAmeriBancorp common stock in cash instead of the merger consideration, then you must file a written objection with USAmeriBancorp prior to the USAmeriBancorp special meeting stating, among other things, that you will exercise your right to dissent if the merger is completed. Also, you may not vote in favor of the merger agreement and must follow other procedures, both before and after the special meeting, as described in Appendix D to this joint proxy statement-prospectus. Note that if you return a signed proxy card without voting instructions or with instructions to vote “FOR” the merger agreement, then your shares will automatically be voted in favor of the merger agreement and unless you revoke your proxy before it is voted, you will lose all appraisal rights available under Florida law. A summary of these provisions can be found under “Proposal 1 of the USAmeriBancorp Special Meeting – The Merger – Appraisal Rights for USAmeriBancorp Shareholders,” beginning at page 92. Due to the complexity of the procedures for exercising the right to seek appraisal, USAmeriBancorp shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with the applicable Florida law provisions will result in the loss of the right of appraisal.

Q: ARE THERE ANY REQUIRED REGULATORY OR OTHER CONDITIONS TO THE MERGER?

A: Yes. The merger must be approved by each of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Office of the Comptroller of the Currency (the “OCC”). In addition, the merger agreement must be approved by the USAmeriBancorp common shareholders and the Valley share issuance proposal must be approved by Valley common shareholders. As of the date of this joint proxy statement-prospectus, Valley has received approval of the merger from each of the Federal Reserve Board and the OCC.

While Valley common shareholders are not voting on approval of the merger agreement, they effectively have a vote to approve the merger agreement because they have a vote to approve the Valley share issuance proposal, which is required to consummate the merger.

Completion of the merger is also subject to certain other conditions, including there being no material adverse change in the financial condition of USAmeriBancorp. See “The Merger Agreement – Conditions to Complete the Merger,” beginning at page 105.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about Valley that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by Valley with the Securities and Exchange Commission (the “SEC”). This means that Valley may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See “Information Incorporated by Reference” beginning at page 138 for a list of documents that Valley has incorporated by reference into this joint proxy statement-prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the LATER FILED DOCUMENT. Information in this joint proxy statement-prospectus may update information contained in one or more of the Valley documents incorporated by reference. Similarly, information in documents that Valley may file after the date of this joint proxy statement-prospectus may update information contained in this joint proxy statement-prospectus or information contained in previously filed documents. Later dated documents filed with the SEC and incorporated by reference update and, in the event of a conflict, supersede earlier documents filed with the SEC.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible and intend to close the merger in the first quarter of 2018. We cannot close the merger until after USAmeriBancorp common shareholders approve the merger agreement, the Valley common shareholders approve the Valley share issuance proposal and all regulatory approvals have been obtained.

Q: WHO SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT-PROSPECTUS?

A: If you are a USAmeriBancorp shareholder and have questions about the USAmeriBancorp special meeting or if you need additional copies of this joint proxy statement-prospectus, you should contact:

Brenda Crum

Assistant Vice President, Senior Executive to the Board/Shareholder Relations

USAmeriBancorp, Inc.

4790 140th Avenue North

Clearwater, Florida 33762

Telephone number: (727) 260-6460

If you are a Valley shareholder and have questions about the Valley special meeting or if you need additional copies of this joint proxy statement-prospectus, you should contact:

Dianne Grenz

Executive Vice President

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Telephone number: (973) 305-4005

SUMMARY

This is a summary of certain information regarding the proposed merger, the USAmeriBancorp shareholder meeting to vote on the merger agreement and the Valley shareholder meeting to vote on the Valley share issuance proposal. We urge you to carefully read the entire joint proxy statement-prospectus, including the appendices, before deciding how to vote.

This joint proxy statement-prospectus, including information included or incorporated by reference in this joint proxy statement-prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Valley and USAmeriBancorp, including future financial and operating results and performance; statements about Valley’s and USAmeriBancorp’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “views,” “seeks,” “estimates,” “predicts,” “continues,” “allows,” “reflects,” “typically,” “usually,” “will,” “should,” “may” or the negative of these terms or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Valley’s and USAmeriBancorp’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Valley and USAmeriBancorp. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. See “Forward-Looking Statements” on page 45.

What this Document is About

The Board of Directors of USAmeriBancorp and the Board of Directors of Valley have each approved an Agreement and Plan of Merger for the merger of USAmeriBancorp with and into Valley. In order to complete the merger, the common shareholders of USAmeriBancorp must approve the merger agreement and the common shareholders of Valley must approve the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger. The 76,334,259 shares that Valley common shareholders are being asked to approve is the maximum number of shares that would be issuable in the transaction, including shares of Valley common stock underlying Valley warrants, Valley stock options and Valley restricted stock units to be issued in exchange for USAmeriBancorp warrants, USAmeriBancorp stock options and USAmeriBancorp restricted stock units, respectively, and assuming that the average closing price of Valley common stock is $10.00. Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00. The USAmeriBancorp Board of Directors has called a special meeting of USAmeriBancorp common shareholders to vote on approval of the merger agreement and to vote on approval of the USAmeriBancorp adjournment proposal. The Valley Board of Directors has called a special meeting of Valley common shareholders to vote on approval of the Valley share issuance proposal and to vote on approval of the Valley adjournment proposal. This document is the joint proxy statement used by the USAmeriBancorp Board of Directors and the Valley Board of Directors to solicit proxies for their respective company’s special meeting. It is also the prospectus of Valley regarding the Valley common stock to be issued to USAmeriBancorp common shareholders if the merger is completed, the Valley Series C preferred stock that may be issued to holders of USAmeriBancorp Series C preferred stock if the merger is completed and the Valley warrants to purchase shares of Valley common stock to be issued to USAmeriBancorp warrant holders if the merger is completed.

USAmeriBancorp Special Meeting

Shares Entitled to Vote	The USAmeriBancorp Board of Directors has selected October 26, 2017 as the record date for the USAmeriBancorp special meeting. Each of the 10,625,534 shares of USAmeriBancorp common stock outstanding on the record date are entitled to vote at the USAmeriBancorp special meeting.

As of such record date, directors and executive officers of USAmeriBancorp and their affiliates owned or had the right to vote a total of 3,126,493 shares or 29.4% of the outstanding USAmeriBancorp common stock on such date. As of such record date, none of Valley’s directors or executive officers, or their respective affiliates, had the right to vote any shares of USAmeriBancorp common stock entitled to be voted at the USAmeriBancorp special meeting.

Quorum	The presence at the special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of USAmeriBancorp common stock as of the USAmeriBancorp record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the USAmeriBancorp special meeting to vote in person, your shares of USAmeriBancorp common stock will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business exists.

If there is no quorum, the holders of a majority of the shares of common stock present in person or represented by proxy at the USAmeriBancorp special meeting may adjourn such special meeting.

USAmeriBancorp Vote Required to Approve the Merger Agreement	Approval by the holders of a majority of the shares of USAmeriBancorp common stock outstanding is required to approve the merger agreement.

Vote Required to Approve the USAmeriBancorp Adjournment Proposal	Approval of the USAmeriBancorp adjournment proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the USAmeriBancorp special meeting and entitled to vote.

Voting Agreements	In connection with the execution of the merger agreement, Valley entered into voting agreements with each USAmeriBancorp director. Pursuant to the voting agreements, the USAmeriBancorp directors have each agreed to vote the shares of USAmeriBancorp common stock beneficially owned by them (whether solely or jointly with others) in favor of approval of the merger agreement. As of July 26, 2017, the date on which the voting agreements were executed, a total of 2,558,221 shares of common stock representing approximately 24.4% of the outstanding USAmeriBancorp common stock on such date were covered by the voting agreements. Those agreements do not restrict the directors from taking action under or relating to the merger agreement in accordance with their fiduciary duties as directors.

Valley Special Meeting

Shares Entitled to Vote	The Valley Board of Directors has selected October 23, 2017 as the record date for the Valley special meeting. Each of the 264,278,722 shares of Valley common stock outstanding on the record date are entitled to vote at the Valley special meeting.

As of such record date, directors and executive officers of Valley and their affiliates owned or had the right to vote a total of 6,351,243 shares or 2.4% of the outstanding Valley common stock on such date. As of such record date, none of USAmeriBancorp’s directors or executive officers, or their respective affiliates, had the right to vote any shares of Valley common stock entitled to be voted at the Valley special meeting.

Quorum	The presence at the special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of Valley common stock as of the Valley record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Valley special meeting to vote in person, your shares of Valley common stock will be considered part of the quorum. Abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present.

Vote Required to Approve the Valley Share Issuance Proposal	The affirmative vote of a majority of the votes cast by the holders of Valley common stock at the Valley special meeting is required to approve the Valley share issuance proposal.

Vote Required to Approve the Valley Adjournment Proposal	The affirmative vote of a majority of the votes cast by the holders of Valley common stock at the Valley special meeting is required to approve the Valley adjournment proposal.

The Companies

Valley	Valley, a New Jersey corporation, is the bank holding company for Valley National Bank. Valley is a regional bank holding company headquartered in Wayne, New Jersey with approximately $23.4 billion in assets as of June 30, 2017. Its principal subsidiary, Valley National Bank, currently operates over 200 branch locations throughout northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn and Queens, Long Island, New York and Florida. Valley’s principal executive offices are located at 1455 Valley Road, Wayne, New Jersey 07470, and its telephone number is (973) 305-8800.

USAmeriBancorp

USAmeriBancorp, a Florida corporation, is the bank holding company for USAmeriBank. USAmeriBancorp is an approximately $4.4 billion financial holding company headquartered in Clearwater, Florida. USAmeriBancorp’s principal subsidiary, USAmeriBank, is a Florida chartered commercial bank, which operates 30 branches in the

Tampa Bay area in Florida and in the Birmingham, Montgomery and Tallapoosa areas in Alabama. USAmeriBancorp’s principal executive offices are located at 4790 140th Avenue North, Clearwater, Florida 33762, and its telephone number is (727) 260-6420.

The Merger

General Description	USAmeriBancorp will merge with and into Valley, with Valley as the surviving entity. The merger is expected to occur on the last day of the month which is five business days after receipt of all regulatory approvals and all material conditions to closing have been met or such other date as the parties agree; provided, however, that the effective time of the merger will not occur prior to January 1, 2018. The terms of the proposed merger are set forth in a merger agreement signed by USAmeriBancorp and Valley. A copy of the merger agreement is attached as Appendix A to this document and is incorporated herein by reference.

Consideration to USAmeriBancorp Common Shareholders	In the merger, USAmeriBancorp common shareholders will receive 6.100 shares of Valley common stock for each share of USAmeriBancorp common stock that they hold, subject to adjustment as described below and subject to the payment of cash in lieu of fractional shares. Subject to the termination rights set forth below, in the event the average closing price is less than $11.50, then Valley will adjust the 6.100 exchange ratio (or, in lieu of such adjustment, make an equivalent cash payment to USAmeriBancorp common shareholders) so that USAmeriBancorp common shareholders receive $69.00 in Valley common stock for each share of USAmeriBancorp common stock that they hold. The adjustment to the exchange ratio if the average closing price is less than $11.50 is not linear; therefore if the average closing price is between $11.32 and $11.49, the exchange ratio will decrease slightly and if the average closing price is less than $11.32, the exchange ratio will increase. Subject to the termination rights set forth below, in the event the average closing price is greater than $13.00, then Valley will decrease the 6.100 exchange ratio so that USAmeriBancorp common shareholders receive $79.30 in Valley common stock for each share of USAmeriBancorp common stock that they hold. In the event the average closing price is less than $11.00, either Valley or USAmeriBancorp may elect to terminate the merger agreement. In the event the average closing price is greater than $13.50, then USAmeriBancorp may elect to terminate the merger agreement. In addition, if Valley enters into a definitive acquisition agreement and the average closing price is greater than $13.50, the exchange ratio will be 5.874. In such event, USAmeriBancorp has the right to terminate the merger agreement. On November 2, 2017, a date immediately preceding the printing of this joint proxy statement-prospectus, the closing price of Valley common stock was $11.62 and the volume-weighted average share price for the 30 trading day period ended November 2, 2017 was $11.78.

Assuming all of the outstanding USAmeriBancorp stock options and warrants are exercised and all of the outstanding USAmeriBancorp restricted stock units have vested prior to the closing of the merger and assuming an average closing price of $10.00, the parties currently estimate that Valley would issue 76,334,259 shares of its common stock in connection with the merger. However, Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00.

Consideration to Holders of USAmeriBancorp Series C Preferred Stock	At or prior to the consummation of the merger, Valley will determine, in its sole discretion, whether to issue shares of Valley Series C preferred stock to the holders of the outstanding USAmeriBancorp Series C preferred stock or to redeem the USAmeriBancorp Series C preferred stock in accordance with its terms. If Valley determines to issue shares of Valley Series C preferred stock to the holders of the outstanding USAmeriBancorp Series C preferred stock, each share of USAmeriBancorp Series C preferred stock will be converted, at the effective time of the merger, into a share of Valley Series C preferred stock having identical rights and preferences as the USAmeriBancorp Series C preferred stock. Otherwise, the USAmeriBancorp Series C preferred stock will be redeemed for cash in accordance with its terms.

USAmeriBancorp Stock Options	Each outstanding USAmeriBancorp stock option, whether unvested or vested, will vest only to the extent set forth in the USAmeriBancorp stock plans and option grant agreements. In addition, such USAmeriBancorp stock options will be converted, at the effective time of the merger, into Valley stock options to acquire Valley common stock where the number of shares of Valley common stock underlying such Valley stock options will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp stock options multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley stock options will be equal to the exercise price per share of USAmeriBancorp common stock subject to such USAmeriBancorp stock option divided by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described above under “Consideration to USAmeriBancorp Common Shareholders,” the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp stock options are converted on economically equivalent terms as outstanding shares of USAmeriBancorp common stock.

USAmeriBancorp Warrants

Each outstanding USAmeriBancorp warrant will be converted at the effective time of the merger into Valley warrants to acquire Valley common stock where the number of shares of Valley common stock underlying such Valley warrants will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp warrants multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley warrants will be equal to the exercise price per share of USAmeriBancorp common stock subject to such USAmeriBancorp warrants divided by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described above under “Consideration to USAmeriBancorp Common Shareholders,” the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp warrants are converted on economically equivalent terms.

USAmeriBancorp Restricted Stock Units	Each outstanding USAmeriBancorp restricted stock unit representing the right to receive a share of USAmeriBancorp common stock will vest only to the extent set forth in the USAmeriBancorp stock plans and award agreements. All outstanding restricted stock units that have vested as of the effective time of the merger will be converted into the right to receive the same consideration as holders of USAmeriBancorp common stock are receiving in the merger, and all restricted stock units that are unvested as of the effective time of the merger will remain outstanding and be converted into the right to receive Valley common stock where the number of shares of Valley common stock underlying such restricted stock units will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp restricted stock units multiplied by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described in this document, the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp restricted stock units are converted on economically equivalent terms as outstanding shares of USAmeriBancorp common stock.

Listing of Valley Common Stock and Termination of Quotation of USAmeriBancorp Common Stock on OTC Pink Marketplace	Valley will apply for listing of the shares of Valley common stock to be issued in the merger on the New York Stock Exchange, where Valley common stock is currently listed. If the merger is completed, the shares of Valley common stock to be issued in the merger will be listed on the New York Stock Exchange under the symbol “VLY,” and USAmeriBancorp common shares will no longer be quoted on the OTC Pink marketplace under the symbol “USAB.” The USAmeriBancorp Series C preferred stock is not quoted on any marketplace and the Valley Series C preferred stock that may be issued in exchange for the USAmeriBancorp Series C preferred stock will not be listed or quoted on any marketplace.

Tax-Free Nature of the Merger

The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to our respective obligations to complete the merger that each of Valley and USAmeriBancorp receive a legal opinion to that effect. U.S. holders of USAmeriBancorp common stock should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their

USAmeriBancorp shares solely for shares of Valley common stock in the merger, except with respect to cash received in lieu of fractional shares of Valley common stock. The U.S. federal income tax consequences of the merger to holders of USAmeriBancorp Series C preferred stock will depend on the personal circumstances of the shareholder and the treatment of the applicable shares of USAmeriBancorp Series C preferred stock transferred and the Valley Series C preferred stock received by such holders.

Tax matters are very complicated, and the tax consequences of the merger to each USAmeriBancorp shareholder will depend on the facts of that shareholder’s particular situation. We urge you to read the more complete description of the merger’s tax consequences beginning on page 88 and to consult with your own tax advisor regarding the specific tax consequences of the merger to you under applicable tax laws.

Exchanging USAmeriBancorp Common Stock Certificates	Shortly following the closing, USAmeriBancorp common shareholders will receive a letter of transmittal and instructions for exchanging their USAmeriBancorp common stock certificates. In order to receive their Valley common stock, USAmeriBancorp common shareholders must send their stock certificates to American Stock Transfer & Trust Company, who is acting as the exchange agent for the USAmeriBancorp common stock, after the closing. USAmeriBancorp common shareholders will need to carefully review and complete these materials and return them as instructed along with their stock certificates for USAmeriBancorp common stock.

If USAmeriBancorp common shareholders do not have stock certificates but hold shares of USAmeriBancorp common stock with their broker in “street name”, the shares will be exchanged for them by their broker.

Exchanging USAmeriBancorp Series C Preferred Stock Certificates, if necessary	If the USAmeriBancorp Series C preferred stock is not redeemed for cash in accordance with its terms at the effective time of the closing, holders of USAmeriBancorp Series C preferred stock will receive, shortly following the closing, a letter of transmittal and instructions for exchanging their USAmeriBancorp Series C preferred stock certificates. In order to receive their Valley Series C preferred stock, holders of USAmeriBancorp Series C preferred stock must send their stock certificates to Valley National Bank, who is acting as the exchange agent for the USAmeriBancorp Series C preferred stock, after the closing. Holders of USAmeriBancorp Series C preferred stock will need to carefully review and complete these materials and return them as instructed along with their stock certificates for USAmeriBancorp Series C preferred stock.

Dividends	Valley and USAmeriBancorp have agreed in the merger agreement that if Valley pays a cash dividend on Valley common stock, USAmeriBancorp will have the right, subject to the receipt of any required regulatory approvals, to pay its common shareholders an equivalent cash dividend.

Reselling the Stock You Receive in the Merger	The shares of Valley common stock and Valley Series C preferred stock, if any, to be issued in the merger will be registered under the Securities Act of 1933, as amended. You may freely transfer those shares after you receive them although the Valley Series C preferred stock will not be quoted or listed on any marketplace.

Recommendation of USAmeriBancorp Board of Directors	The USAmeriBancorp Board of Directors has determined that the merger is fair and advisable to the USAmeriBancorp shareholders. The USAmeriBancorp Board of Directors unanimously recommends that USAmeriBancorp common shareholders vote “FOR” approval of the merger agreement.

Risk Factors	An investment in Valley common stock and Valley Series C preferred stock includes substantial risks. See the section entitled “Risk Factors” beginning on page 39 for a discussion of risks associated with the merger and an investment in Valley common stock and Valley Series C preferred stock.

Opinion of USAmeriBancorp’s Financial Advisor	In connection with evaluating the proposed merger, the USAmeriBancorp Board of Directors considered the opinion of USAmeriBancorp’s financial advisor, Sandler O’Neill & Partners, L.P. (“Sandler”), dated July 21, 2017, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler as set forth in its opinion, the merger consideration was fair to holders of USAmeriBancorp common stock from a financial point of view. The Sandler opinion is attached to this joint proxy statement-prospectus as Appendix B. We encourage USAmeriBancorp shareholders to read this opinion. The opinion does not constitute a recommendation as to how any USAmeriBancorp common shareholder should vote on the merger. For a description of Sandler’s opinion to the USAmeriBancorp Board of Directors, see pages 72 - 85.

Holders of USAmeriBancorp Common Stock Have Appraisal Rights

Under Florida law, USAmeriBancorp common shareholders have the right to dissent from the merger and receive a cash payment equal to the fair value of their shares of USAmeriBancorp common stock instead of receiving the merger consideration. To exercise appraisal rights, USAmeriBancorp common shareholders must strictly follow the procedures established by Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, or the FBCA, which include filing a written objection with USAmeriBancorp prior to the special meeting stating, among other things, that the shareholder will exercise his, her or its right to dissent if the merger is completed, and not voting for approval of the merger agreement. A shareholder’s failure to vote against the merger agreement will not constitute a waiver of such shareholder’s appraisal rights. If the holders of ten percent

(10%) or more of the aggregate outstanding shares of USAmeriBancorp common stock validly exercise their appraisal rights, Valley will have the right to terminate the merger agreement. See the section entitled “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Appraisal Rights for USAmeriBancorp Shareholders,” beginning on page 92.

Conditions That Must Be Satisfied or Waived for the Merger to Occur	Currently, we expect to complete the merger during the first quarter of 2018. As more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, receipt of the requisite approvals of USAmeriBancorp and Valley common shareholders, the receipt of all required regulatory approvals, consents, exemptions or waivers, including from the Federal Reserve Board and the OCC, and the receipt of legal opinions by each company regarding the United States federal income tax treatment of the merger.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement	USAmeriBancorp and Valley may mutually agree to terminate the merger agreement before completing the merger, even after their respective common shareholders’ approval.

The merger agreement can be terminated by either party in any of the following circumstances:

•	the merger has not been completed by June 30, 2018, provided that the failure to close was not the result of such party’s material breach of a representation, warranty, covenant or agreement;

•	the USAmeriBancorp or Valley common shareholders fail to approve the merger agreement at the their respective meeting of common shareholders (or any adjournment or postponement thereof);

•	the approval of any government entity needed to complete the merger and the other transactions contemplated by the merger agreement has been denied by final non-appealable action by such governmental entity, provided that the failure to receive such approval was not the result of such party’s failure to comply with the merger agreement;

•

the other party breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach is not cured within 30 days following notice or cannot be cured prior to June 30, 2018, and would result in (i) the failure to satisfy any of the closing conditions by June 30, 2018, or (ii) a material adverse effect on the party committing such breach, provided that the terminating party is not in material breach of any representation, warranty, covenant or agreement; or

•	if the average closing price is below $11.00.

The merger agreement can be terminated by Valley in any of the following circumstances (among others):

•	if, prior to receipt of the USAmeriBancorp common shareholders’ approval, USAmeriBancorp, its Board of Directors or any committee of its Board of Directors (1) withdraws, modifies or qualifies in a manner adverse to Valley, or refuses to make, the recommendation that its common shareholders approve the merger agreement or adopts, approves, recommends, endorses or otherwise declares advisable certain other business combination proposals, (2) fails to recommend the merger and the approval of the merger agreement by its common shareholders, (3) breaches its non-solicitation obligations under the merger agreement in any material respect adverse to Valley, or (4) in response to a tender or exchange offer for 10% or more of the outstanding shares of USAmeriBancorp’s common stock being commenced (other than by Valley or a subsidiary thereof), recommends that its common shareholders tender their shares or otherwise fails to recommend that their common shareholders reject such offer; or

•	if USAmeriBancorp cannot meet the closing conditions by June 30, 2018.

The merger agreement can be terminated by USAmeriBancorp in any of the following circumstances:

•	if, prior to receipt of the USAmeriBancorp common shareholders’ approval, USAmeriBancorp receives a proposal that the USAmeriBancorp Board of Directors concludes to be more favorable than the merger with Valley and enters into an acquisition agreement with a third-party with respect to such superior proposal; or

•	if, prior to receipt of the USAmeriBancorp common shareholders’ approval, the USAmeriBancorp Board of Directors determines in good faith, after consultation with USAmeriBancorp’s counsel and financial advisor, that the USAmeriBancorp Board of Directors would be breaching its fiduciary duties under applicable law by not withdrawing its recommendation to USAmeriBancorp common shareholders of approval of the merger with Valley or by not entering into an agreement which is intended to or is reasonably likely to lead to an acquisition proposal; or

•	if Valley cannot meet the closing conditions by June 30, 2018; or

•	if the average closing price is above $13.50.

For a more complete description of these and other termination rights available to USAmeriBancorp and Valley, see pages 106 - 107.

Termination Fee and Termination Expenses	Under certain circumstances, if the merger agreement is terminated and USAmeriBancorp is acquired or executes a definitive agreement to be acquired by another entity within 12 months after the termination, Valley is entitled to receive a termination fee from USAmeriBancorp of $30 million, plus Valley’s reasonable out of pocket expenses up to $2,000,000. Under certain circumstances, if the merger agreement is terminated by Valley or USAmeriBancorp due to the breach by the other party of any representations, warranties, covenants or other agreements contained in the merger agreement and such breach is not cured and would result in the failure to satisfy any of the closing conditions by June 30, 2018 or a material adverse effect on the party committing such breach, then the non-breaching party is entitled to receive reasonable out of pocket expenses up to $2,000,000 from the breaching party. For a more complete description of the termination fee and termination expenses potentially payable under the merger agreement, see pages 107 - 108.

The termination fee and expense reimbursement provisions do not apply if the termination is the result of the average closing price being less than $11.00 or more than $13.50.

Valley Board of Directors Following Completion of the Merger	Valley has agreed to increase the size of its Board of Directors by one director and elect Jennifer Steans, Chairman of USAmeriBancorp, to serve as a Valley director, subject to her meeting Valley’s qualifications for service on Valley’s Board of Directors.

USAmeriBancorp has Agreed Not to Solicit Alternative Transactions	In the merger agreement, USAmeriBancorp has agreed not to initiate, solicit or knowingly encourage or facilitate inquiries with, or engage in negotiations with, or provide any information to, any person other than Valley concerning an acquisition transaction involving USAmeriBancorp or USAmeriBank. However, USAmeriBancorp may take certain of these actions if its Board of Directors determines that it should do so. This determination by the USAmeriBancorp Board of Directors must be made after such Board of Directors consults with counsel and its financial advisor, and must be in accordance with the USAmeriBancorp Board of Directors’ fiduciary duties. This restriction may deter other potential acquirors of USAmeriBancorp.

The Rights of USAmeriBancorp Common Shareholders Will Change as a Result of the Merger	The rights of USAmeriBancorp common shareholders are governed by Florida law, as well as the USAmeriBancorp Articles of Incorporation, as amended, and the USAmeriBancorp Amended and Restated Bylaws. After completion of the merger, the rights of former USAmeriBancorp common shareholders who receive Valley common stock in the merger will be governed by New Jersey law and the Valley Restated Certificate of Incorporation and the Valley By-laws. A description of the material differences in shareholder rights begins on page 114.

The rights of holders of USAmeriBancorp Series C preferred stock will be substantially unchanged as a result of the merger since the Valley Series C preferred stock will have identical rights and preferences as the USAmeriBancorp Series C preferred stock.

Share Information and Market Prices	Valley common stock is listed on the New York Stock Exchange under the symbol “VLY” and USAmeriBancorp common stock is quoted on the OTC Pink marketplace under the symbol “USAB.” The USAmeriBancorp Series C preferred stock is not quoted on any marketplace. The following table lists the closing prices of Valley common stock and USAmeriBancorp common stock on July 25, 2017, the last trading day before the announcement of the merger, and on November 2, 2017, a date shortly before the date of this joint proxy statement-prospectus, as well as the implied value of one share of USAmeriBancorp common stock on each date based on the anticipated exchange ratio of 6.100 shares of Valley common stock for each share of USAmeriBancorp common stock. You should obtain current market quotations for Valley and USAmeriBancorp common stock. Because the exchange ratio is fixed (other than for an adjustment if Valley’s average closing price is greater than $13.00 or less than $11.50) and trading prices fluctuate, USAmeriBancorp common shareholders are not assured of receiving any specific market value of Valley common stock.

Date	Closing Sale Price Per Share of Valley Common Stock	Closing Sale Price Per Share of USAmeriBancorp Common Stock		Equivalent Value of Consideration Per Share of USAmeriBancorp Common Stock
July 25, 2017	$12.40	$47.00	(1)	$75.64	(2)
November 2, 2017	$11.62	$70.00	(3)	$70.88	(2)

(1)	There were no reported trades in USAmeriBancorp common stock on the OTC Pink marketplace on July 25, 2017. The last trade in USAmeriBancorp common stock occurred on June 29, 2017 and the closing price per share of USAmeriBancorp common stock on such date was $47.00.
(2)	Assumes an exchange ratio of 6.100.
(3)	There were no reported trades in USAmeriBancorp common stock on the OTC Pink Marketplace on November 2, 2017. The last trade in USAmeriBancorp common stock occurred on November 1, 2017 and the closing price per share of USAmeriBancorp common stock on such date was $70.00.

Financial Interests of USAmeriBancorp’s Directors and Executive Officers in the Merger	On the record date of the USAmeriBancorp special meeting, directors and executive officers of USAmeriBancorp and their affiliates owned or had the right to vote a total of 3,126,493 shares or 29.4% of the outstanding USAmeriBancorp common stock on such date.

Certain USAmeriBancorp directors and executive officers have interests in the merger as individuals in addition to, or different from, their interests as shareholders, such as receiving salaries or other benefits.

Pursuant to the merger agreement, Valley will honor the existing change in control arrangements between USAmeriBancorp and its officers and has entered into new employment agreements with certain USAmeriBancorp executive officers that become effective upon the closing of the merger.

Valley has agreed to indemnify the directors and officers of USAmeriBancorp against certain liabilities for a six-year period following the merger.

For additional information on the benefits of the merger to USAmeriBancorp directors and management, see pages 66 - 72.

Other Proposals at USAmeriBancorp Special Meeting

Approval of the USAmeriBancorp Adjournment Proposal	USAmeriBancorp common shareholders are being asked to approve a proposal to authorize the USAmeriBancorp Board of Directors to adjourn or postpone the USAmeriBancorp special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly before such special meeting. The USAmeriBancorp Board of Directors unanimously recommends that USAmeriBancorp shareholders vote “FOR” the USAmeriBancorp adjournment proposal.

Approval of the Issuance of up to 76,334,259 Shares of Valley Common Stock in Connection with the Merger

Approval of the Valley Share Issuance Proposal	As a condition to the closing of the transactions contemplated by the merger agreement, Valley shareholders are required to approve the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger. The 76,334,259 shares that Valley common shareholders are being asked to approve is the maximum number of shares that would be issuable in the transaction, including shares of Valley common stock underlying Valley warrants, Valley stock options and Valley restricted stock units to be issued in exchange for USAmeriBancorp warrants, USAmeriBancorp stock options and USAmeriBancorp restricted stock units, respectively, and assuming that the average closing price of Valley common stock is $10.00. Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00. Accordingly, if Valley common shareholders fail to approve the proposed issuance of Valley common stock, Valley cannot complete the merger. The Valley Board of Directors unanimously recommends that Valley common shareholders vote “FOR” approval of the Valley share issuance proposal.

Opinion of Valley’s Financial Advisor	In connection with the merger, Valley’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”) delivered a written opinion, dated July 25, 2017, to the Valley Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to Valley of the exchange ratio in the proposed merger. The full text of KBW’s opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix C to this document. The opinion was for the information of, and was directed to, the Valley Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Valley to engage in the merger or enter into the merger agreement or constitute a recommendation to the Valley Board of Directors in connection with the merger, and it does not constitute a recommendation to any holder of Valley common stock or any stockholder of any other entity as to how to vote in connection with the merger or any other matter. For further information regarding KBW’s opinion, see pages 123 - 135.

Other Proposal at Valley Special Meeting

Approval of the Valley Adjournment Proposal	Valley shareholders are being asked to approve a proposal to authorize the Valley Board of Directors to adjourn or postpone the Valley special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the Valley share issuance proposal or to vote on other matters properly before such special meeting. The Valley Board of Directors unanimously recommends that Valley shareholders vote “FOR” the Valley adjournment proposal.

SUMMARY FINANCIAL DATA OF VALLEY

Valley is providing the following information to aid you in your analysis of the financial aspects of the merger. Valley derived the financial information as of and for the fiscal years ended December 31, 2012 through December 31, 2016 from its historical audited financial statements for these fiscal years. Valley derived the financial information as of and for the six months ended June 30, 2016 and 2017 from its unaudited financial statements, which financial statements include, in the opinion of Valley’s management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair statement of those results. The per common share data below have been restated to give retroactive effect to stock splits and stock dividends.

The results for the six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2017. This information is only a summary, and you should read it in conjunction with Valley’s consolidated financial statements and the related notes contained in Valley’s periodic reports filed with the SEC that have been incorporated by reference in this joint proxy statement-prospectus. See “Information Incorporated by Reference” beginning on page 138.

(dollars in thousands, except per share data)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Selected Financial Condition Data:
Total assets	$23,449,350	$21,809,738	$22,864,439	$21,612,616	$18,792,491	$16,154,929	$16,012,402
Loans and loans held for sale	17,850,336	16,503,720	17,293,811	16,059,489	13,498,208	11,578,100	11,143,029
Allowance for loan losses	(116,446)	(108,088)	(114,419)	(106,178)	(102,353)	(113,617)	(130,200)
Investment securities	3,286,317	2,951,561	3,222,945	3,103,246	2,679,519	2,575,693	2,429,680
Cash and interest bearing deposits with banks	357,789	313,131	392,501	413,800	830,407	369,168	853,100
Goodwill and other intangible assets	734,337	734,432	736,121	735,221	614,667	464,364	459,357
Deposits	17,250,018	16,356,058	17,730,708	16,253,551	14,034,116	11,319,262	11,264,018
Borrowings	3,595,717	2,998,835	2,556,443	2,929,133	2,713,077	3,114,850	3,040,144
Shareholders’ equity	2,423,901	2,232,212	2,377,156	2,207,091	1,863,017	1,541,040	1,502,377
Selected Operating Data:
Interest income	$410,263	$374,625	$766,923	$707,023	$636,603	$616,097	$671,193
Interest expense	78,774	75,017	148,774	156,754	161,846	168,377	181,312

Net interest income	331,489	299,608	618,149	550,269	474,757	447,720	489,881
Provision for credit losses	6,102	2,229	11,869	8,101	1,884	16,095	25,552

Net interest income after provision for loan losses	325,387	297,379	606,280	542,168	472,873	431,625	464,329
Non-interest income	49,749	45,712	103,225	83,802	77,616	128,653	120,946
Non-interest expense	240,191	238,028	476,125	499,075	403,255	381,338	374,900

Income before income taxes	134,945	105,063	233,380	126,895	147,234	178,940	210,375
Income tax expense	38,785	29,849	65,234	23,938	31,062	46,979	66,748

Net income	$96,160	$75,214	$168,146	$102,957	$116,172	$131,961	$143,627
Dividends on preferred stock	3,594	3,594	7,188	3,813	—	—	—

Net income available to common shareholders	$92,566	$71,620	$160,958	$99,144	$116,172	$131,961	$143,627

(dollars in thousands, except per share data)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.83%	0.69%	0.76%	0.53%	0.69%	0.83%	0.91%
Return on average shareholders’ equity	7.98	6.75	7.46	5.26	7.18	8.69	9.57
Net interest margin	3.13	3.07	3.12	3.16	3.16	3.14	3.47
Efficiency ratio(1)	63.00	68.93	66.00	78.71	73.00	66.16	61.38
Average interest-earning assets to average interest-bearing liabilities	1.37	1.36	1.37	1.35	1.33	1.32	1.28

Per Common Share Data(2):
Basic earnings per share	$0.35	$0.28	$0.63	$0.42	$0.56	$0.66	$0.73
Diluted earnings per share	0.35	0.28	0.63	0.42	0.56	0.66	0.73
Dividends declared	0.22	0.22	0.44	0.44	0.44	0.60	0.65
Book value (end of period)	8.76	8.34	8.59	8.26	8.03	7.72	7.57
Tangible book value(3)	5.98	5.45	5.80	5.36	5.38	5.39	5.26
Dividend payout ratio	62.90%	78.60%	69.80%	105.00%	78.40%	90.90%	89.04%

Capital Ratios:
Average shareholders’ equity to average assets	10.39%	10.27%	10.08%	10.08%	9.62%	9.51%	9.48%
Shareholders’ equity to total assets	10.34	10.23	10.40	10.21	9.91	9.54	9.38
Tangible common equity to tangible assets(4)	6.95	6.58	6.91	6.52	6.87	6.86	6.71

Regulatory Capital Ratios(5):
Tier 1 Leverage capital	7.69%	7.38%	7.74%	7.90%	7.46%	7.27%	8.09%
Common equity tier 1 capital	9.18	8.74	9.27	9.01	NA	NA	NA
Tier 1 risk-based capital	9.81	9.39	9.90	9.72	9.73	9.65	10.87
Total risk-based capital	11.99	11.69	12.15	12.02	11.42	11.87	12.38

Asset Quality Ratios:
Non-performing assets (“NPAs”)	$54,556	$61,269	$49,439	$78,242	$83,097	$124,861	$195,528
Non-accrual loans to total loans	0.24%	0.29%	0.22%	0.39%	0.41%	0.82%	1.20%
NPAs to total loans and NPAs	0.31	0.37	0.29	0.49	0.61	1.07	1.74
Net loan charge-offs to average loans	0.06	0.00	0.02	0.03	0.12	0.28	0.26
Allowance for loan losses to total loans	0.66	0.66	0.66	0.66	0.76	0.98	1.18
Allowance for credit losses to total loans	0.67	0.67	0.68	0.68	0.77	1.01	1.20

Notes to Selected Financial Data:

(1)	The efficiency ratio measures total non-interest expense as a percentage of net interest income plus total non-interest income.
(2)	All per common share amounts reflect all stock dividends and stock splits prior to 2013.

(3)	Tangible book value per common share, which is a non-GAAP measure, is computed by dividing shareholders’ equity less goodwill and other intangible assets by common shares outstanding, as follows:

(dollars in thousands, except per share data)	At June 30,		At December 31,
	2017	2016	2016	2015	2014	2013	2012
Common shares outstanding	263,971,766	254,362,314	263,638,830	253,787,561	232,110,975	199,593,109	198,438,271

Shareholders’ equity	$2,423,901	$2,232,212	$2,377,156	$2,207,091	$1,863,017	$1,541,040	$1,502,377
Less: Preferred Stock	111,590	111,590	111,590	111,590	—	—	—
Less: Goodwill and other intangible assets	734,337	734,432	736,121	735,221	614,667	464,364	459,357

Tangible common shareholders’ equity	$1,577,974	$1,386,190	$1,529,445	$1,360,280	$1,248,350	$1,076,676	$1,043,020

Tangible book value per common share	$5.98	$5.45	$5.80	$5.36	$5.38	$5.39	$5.26

(4)	Tangible common shareholders’ equity to tangible assets, which is a non-GAAP measure, is computed by dividing tangible shareholders’ equity (shareholders’ equity less goodwill and other intangible assets) by tangible assets, as follows:

(dollars in thousands)	At June 30,		At December 31,
	2017	2016	2016	2015	2014	2013	2012
Tangible common shareholders’ equity	$1,577,974	$1,386,190	$1,529,445	$1,360,280	$1,248,350	$1,076,676	$1,043,020

Total assets	23,449,350	21,809,738	22,864,439	21,612,616	18,792,491	16,156,929	16,012,402
Less: Goodwill and other intangible assets	734,337	734,432	736,121	735,221	614,667	464,364	459,357

Tangible assets	$22,715,013	$21,075,306	$22,128,318	$20,877,395	$18,177,824	$15,690,565	$15,553,045

Tangible common shareholders’ equity to tangible assets	6.95%	6.58%	6.91%	6.52%	6.87%	6.86%	6.71%

(5)	As of December 31, 2015, Valley’s capital ratios were calculated under the new Basel III capital rules which became effective January 1, 2015. Common Equity Tier 1 capital was not applicable as a regulatory ratio prior to January 1, 2015.

SUMMARY FINANCIAL DATA OF USAMERIBANCORP

USAmeriBancorp is providing the following information to aid you in your analysis of the financial aspects of the merger. USAmeriBancorp derived the financial information as of and for the fiscal years ended December 31, 2012 through December 31, 2016 from its historical audited financial statements for these fiscal years. USAmeriBancorp derived the financial information as of and for the six months ended June 30, 2016 and June 30, 2017 from its unaudited, internally prepared financial statements, which financial statements include, in the opinion of USAmeriBancorp’s management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair statement of those results.

The results for the six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2017. This information is only a summary, and you should read it in conjunction with USAmeriBancorp’s consolidated financial statements and the related notes contained in USAmeriBancorp’s historical audited financial statements as of and for the fiscal years ended December 31, 2012 through December 31, 2016.

(dollars in thousands, except per share data)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Selected Financial Condition Data:
Total assets	$4,382,907	$3,905,704	$4,153,283	$3,632,258	$3,076,008	$2,898,675	$2,595,206
Loans and loans held for sale	3,585,708	3,141,354	3,373,599	2,945,592	2,520,581	2,308,551	2,058,020
Allowance for loan losses	41,001	35,732	39,557	32,666	25,680	27,509	27,138
Investment securities	531,072	482,701	504,752	419,138	318,870	310,538	314,801
Cash and interest bearing deposits with banks	85,541	102,500	80,869	102,435	72,780	115,848	57,626
Goodwill and other intangible assets	12,223	13,104	12,759	13,487	14,639	15,722	28,109
Deposits	3,529,961	3,185,072	3,477,989	2,984,316	2,540,799	2,456,449	2,056,781
Borrowings	481,018	382,032	317,757	336,595	260,875	195,473	315,069
Shareholders’ equity	345,198	300,954	319,746	292,333	260,498	227,200	201,081
Selected Operating Data:
Interest income	$83,213	$72,318	$149,304	$131,614	$117,671	$112,933	$100,774
Interest expense	14,267	10,814	23,322	17,655	20,114	19,889	18,516

Net interest income	68,946	61,504	125,982	113,959	97,557	93,044	82,258
Provision for credit losses	1,079	2,889	5,978	5,476	2,750	(238)	3,226

Net interest income after provision for credit losses	67,867	58,615	120,004	108,483	94,807	93,282	79,032
Non-interest income	10,266	9,401	14,292	16,151	13,664	36,519	21,436
Non-interest expense	41,903	36,748	75,913	70,325	64,708	70,862	68,915

Income before income taxes	36,230	31,268	58,383	54,309	43,763	58,939	31,553
Income tax expense	11,643	10,639	15,012	19,382	16,491	23,161	11,773

Net income	24,587	20,629	43,371	34,927	27,272	35,778	19,780
Dividends on preferred stock and accretion	400	908	1,339	1,822	1,951	2,011	2,011

Net income available to common shareholders	$24,187	$19,721	$42,032	$33,105	$25,321	$33,767	$17,769

(dollars in thousands, except per share data)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	1.16%	1.11%	1.12%	1.03%	0.92%	1.31%	0.85%
Return on average shareholders’ equity	15.02	14.02	14.37	12.93	11.37	17.69	10.88
Net interest margin	3.55	3.58	3.53	3.63	3.52	3.70	3.88
Efficiency ratio(1)	52.87	51.79	54.12	54.05	58.18	54.50	66.46
Average interest-earning assets to average interest-bearing liabilities	1.35	1.35	1.36	1.36	1.34	1.29	1.31

Per Common Share Data:
Basic earnings per share	$2.39	$1.96	$4.18	$3.31	$2.62	$3.53	$1.90
Diluted earnings per share	2.31	1.90	4.05	3.23	2.53	3.41	1.86
Dividends declared(2)	0.35	0.25	0.55	0.40	—	—	—
Book value (end of period)	33.04	28.94	30.77	26.96	24.30	21.45	18.74
Tangible book value(3)	31.84	27.64	29.50	25.62	22.81	19.78	15.80
Dividend payout ratio	14.62%	12.75%	13.15%	12.08%	0.00%	0.00%	0.00%

Capital Ratios:
Average shareholders’ equity to average assets	7.86%	8.13%	7.95%	8.21%	8.23%	7.89%	8.09%
Shareholders’ equity to total assets	7.88	7.71	7.70	8.05	8.47	7.84	7.75
Tangible common equity to tangible assets(4)	7.39	7.14	7.17	7.10	7.32	6.58	5.90

Regulatory Capital Ratios:
Tier 1 Leverage capital	8.06%	8.04%	7.99%	8.41%	8.66%	8.13%	7.30%
Common equity tier 1 capital	8.45	8.42	8.35	8.39	N/A	N/A	N/A
Tier 1 risk-based capital	9.09	9.16	9.02	9.54	10.23	9.67	8.49
Total risk-based capital	12.10	11.97	11.74	11.01	11.75	11.97	11.00

Asset Quality Ratios:
Non-performing assets (“NPAs”)	$34,732	$31,937	$41,752	$30,340	$32,200	$31,058	$35,945
Non-accrual loans to total loans	0.80%	0.61%	0.88%	0.59%	0.84%	0.66%	1.00%
NPAs to total loans and NPAs	0.96	1.01	1.22	1.02	1.26	1.33	1.72
Net loan charge-offs to average loans	(0.01)	(0.01)	(0.03)	(0.06)	0.19	(0.03)	0.14
Allowance for loan losses to total loans	1.14	1.14	1.17	1.11	1.02	1.19	1.32
Allowance for credit losses to total loans	1.14	1.14	1.17	1.11	1.02	1.19	1.34

Notes to Selected Financial Data:

(1)	The efficiency ratio measures total non-interest expense as a percentage of net interest income plus total non-interest income.
(2)	Calculated based on dividends declared in period regardless of period paid.
(3)	Tangible book value per common share, which is a non-GAAP measure, is computed by dividing shareholders’ equity less goodwill and other intangible assets by common shares outstanding, as follows:

(dollars in thousands, except per share data)	At June 30,		At December 31,
	2017	2016	2016	2015	2014	2013	2012
Common shares outstanding	10,143,851	10,053,594	10,065,812	10,027,920	9,820,410	9,589,452	9,576,862

Shareholders’ equity	$345,198	$300,954	$319,746	$292,333	$260,498	$227,200	$201,081
Less: Preferred Stock	10,000	9,969	10,000	21,938	21,876	21,769	21,618
Less: Goodwill and other intangible assets	12,223	13,104	12,759	13,487	14,639	15,722	28,109

Tangible common shareholders’ equity	$322,975	$277,881	$296,987	$256,908	$223,983	$189,709	$151,354

Tangible book value per common share	$31.84	$27.64	$29.50	$25.62	$22.81	$19.78	$15.80

(4)	Tangible common shareholders’ equity to tangible assets, which is a non-GAAP measure, is computed by dividing tangible shareholders’ equity (shareholders’ equity less goodwill and other intangible assets) by tangible assets, as follows:

(dollars in thousands)	At June 30,		At December 31,
	2017	2016	2016	2015	2014	2013	2012
Tangible common shareholders’ equity	$322,975	$277,881	$296,987	$256,908	$223,983	$189,709	$151,354

Total assets	4,382,907	3,905,704	4,153,283	3,632,258	3,076,008	2,898,675	2,595,206
Less: Goodwill and other intangible assets	12,223	13,104	12,759	13,487	14,639	15,722	28,109

Tangible assets	$4,370,684	$3,892,600	$4,140,524	$3,618,771	$3,061,369	$2,882,953	$2,567,097

Tangible common shareholders’ equity to tangible assets	7.39%	7.14%	7.17%	7.10%	7.32%	6.58%	5.90%

PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Valley and USAmeriBancorp and has been prepared to illustrate the financial effect of the merger of USAmeriBancorp with and into Valley. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Valley and its subsidiaries and USAmeriBancorp and its subsidiaries, as an acquisition by Valley of USAmeriBancorp using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of USAmeriBancorp will be recorded by Valley at their respective fair values as of the date the merger is completed.

The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if the transaction had occurred on June 30, 2017. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2017 and the year ended December 31, 2016 give effect to the transaction as if the transaction had become effective at January 1, 2016.

These unaudited pro forma condensed combined financial statements reflect the merger of USAmeriBancorp with and into Valley based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Valley, which have been separately filed by Valley with the SEC and are incorporated by reference in this joint proxy statement-prospectus, and USAmeriBancorp, which are included elsewhere in this joint proxy statement-prospectus. See “Index to Consolidated Financial Statements of USAmeriBancorp” beginning on page F-1.

VALLEY NATIONAL BANCORP

CONSOLIDATED PRO FORMA STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(in thousands)

	June 30, 2017
	Valley Historical	USAB Historical	Adjustments(1)		Pro Forma
Assets
Cash and Interest bearing deposits with banks	$357,789	$85,541	$(10,000	)(2)	$433,330
Investment securities	3,286,317	531,072	1,447	(3)	3,818,836
Loans held for sale	139,576	—	—		139,576
Loans	17,710,760	3,585,708	(50,670	)(4)	21,245,798
Less: Allowance for loan losses	(116,446)	(41,001)	41,001		(116,446)

Net loans	17,594,314	3,544,707	(9,669)		21,129,352

Goodwill	690,637	6,447	407,568	(5)	1,104,652
Other intangible assets, net	43,700	5,776	24,989	(6)	74,465
Other assets	1,337,017	209,364	(5,306	)(7)	1,541,075

Total Assets	$23,449,350	$4,382,907	$409,029		$28,241,286

Liabilities
Deposits:
Non-interest bearing	$5,197,997	$872,360	$—		$6,070,357
Interest bearing	12,052,021	2,657,601	(1,908	)(8)	14,707,714

Total deposits	17,250,018	3,529,961	(1,908)		20,778,071

Borrowings	3,595,717	481,017	13,966	(9)	4,090,700
Other liabilities	179,714	26,731	—		206,445

Total Liabilities	21,025,449	4,037,709	12,058		25,075,216

Shareholders’ Equity
Preferred equity	111,590	10,000	(10,000	)(10)	111,590
Common equity	2,312,311	335,198	406,971	(11), (2)	3,054,480

Total Shareholders’ Equity	2,423,901	345,198	396,971		3,166,070

Total Liabilities and Shareholders’ Equity	$23,449,350	$4,382,907	$409,029		$28,241,286

VALLEY NATIONAL BANCORP

CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited)

(in thousands, except for share data)

	Six Months Ended June 30, 2017
	Valley Historical	USAB Historical	Adjustments (1)		Pro Forma
Interest Income
Interest and fees on loans	$360,874	$75,437	$953	(12),(16)	$437,264
Interest and dividends on investment securities	48,779	7,043	1,373	(13)	57,195
Other interest income	610	733	—		1,343

Total interest income	410,263	83,213	2,326		495,802

Interest Expense
Interest on deposits	42,616	9,975	224	(14)	52,815
Interest on borrowings	36,158	4,292	(574	)(15)	39,876

Total interest expense	78,774	14,267	(350)		92,691

Net Interest Income	331,489	68,946	2,676		403,111
Provision for credit losses	6,102	1,079	(1,079)		6,102

Net Interest Income After Provision for Credit Losses	325,387	67,867	3,755		397,009

Non-Interest Income
Trust and investment services	5,544	—	—		5,544
Insurance commissions	9,419	—	—		9,419
Service charges on deposit accounts	10,578	3,113	—		13,691
Gains on sales of loans, net	8,919	793	—		9,712
Other	15,289	6,360	(2,988	)(16),(18)	18,661

Total non-interest income	49,749	10,266	(2,988)		57,027

Non-Interest Expense
Salary and employee benefits expense	125,054	25,612	—		150,666
Net occupancy and equipment expense	45,644	4,478	—		50,122
FDIC insurance assessment	10,055	1,527	—		11,582
Amortization of other intangible assets	5,098	617	1,151	(17)	6,866
Amortization of tax credit investments	13,056	—	380	(18)	13,436
Other	41,284	9,669	(110	)(19)	50,843

Total non-interest expense	240,191	41,903	1,421		283,515

Income Before Income Taxes	134,945	36,230	(654)		170,521
Income tax expense	38,785	11,643	5,727	(20)	56,155

Net Income	$96,160	$24,587	$(6,381)		$114,366
Dividends on preferred stock	3,594	400	(400)		3,594

Net Income Available to Common Shareholders	$92,566	$24,187	$(5,981)		$110,772

Earnings Per Common Share:
Basic	$0.35	$2.39	$—		$0.34
Diluted	$0.35	$2.31	$—		$0.33
Weighted Average Number of Common Shares Outstanding:
Basic	263,878,103	10,108,451	51,553,100		325,539,654
Diluted	264,662,863	10,455,774	53,324,447		328,443,084

VALLEY NATIONAL BANCORP

CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited)

(in thousands, except for share data)

	For the Year Ended December 31, 2016
	Valley Historical	USAB Historical	Adjustments (1)		Pro Forma
Interest Income
Interest and fees on loans	$685,911	$135,719	$(1,601	)(12),(16)	$820,029
Interest and dividends on investment securities	79,886	12,293	2,220	(13)	94,399
Other interest income	1,126	1,292	—		2,418

Total interest income	766,923	149,304	619		916,846

Interest Expense
Interest on deposits	77,562	16,339	1,053	(14)	94,954
Interest on borrowings	71,212	6,983	(1,904	)(15)	76,291

Total interest expense	148,774	23,322	(851)		171,245

Net Interest Income	618,149	125,982	1,470		745,601
Provision for credit losses	11,869	5,978	(5,978)		11,869

Net Interest Income After Provision for Credit Losses	606,280	120,004	7,448		733,732

Non-Interest Income
Trust and investment services	10,345	292	—		10,637
Insurance commissions	19,106	—	—		19,106
Service charges on deposit accounts	20,879	5,762	—		26,641
Gains on sales of loans, net	22,030	3,071	—		25,101
Other	30,865	5,167	678	(16),(18)	36,710

Total non-interest income	103,225	14,292	678		118,195

Non-Interest Expense
Salary and employee benefits expense	235,853	45,149	—		281,002
Net occupancy and equipment expense	87,140	9,117	—		96,257
FDIC insurance assessment	20,100	2,541	—		22,641
Amortization of other intangible assets	11,327	1,234	2,655	(17)	15,216
Amortization of tax credit investments	34,744	—	3,896	(18)	38,640
Other	86,961	17,872	47	(19)	104,880

Total non-interest expense	476,125	75,913	6,598		558,636

Income Before Income Taxes	233,380	58,383	1,528		293,291
Income tax expense	65,234	15,012	6,637	(20)	86,883

Net Income	$168,146	$43,371	$(5,109)		$206,408
Dividends on preferred stock	7,188	1,339	(1,339)		7,188

Net Income Available to Common Shareholders	$160,958	$42,032	$(3,770)		$199,220

Earnings Per Common Share:
Basic	$0.63	$4.18	$—		$0.63
Diluted	$0.63	$4.05	$—		$0.63
Weighted Average Number of Common Shares Outstanding:
Basic	254,841,571	10,051,267	51,261,462		316,154,300
Diluted	255,268,336	10,379,220	52,934,022		318,581,578

Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

1.	Estimated merger costs of $21.1 million (net of $10.4 million of taxes) are excluded from the pro forma financial statements. It is expected that these costs will be recognized over time. Valley’s cost estimates are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows:

Professional fees	$9,640	*
Change in control, severance and retention plan payments	14,420
Data processing, termination and conversion	7,435

Pre-tax merger costs	31,495
Taxes	10,359

Total merger costs	$21,136

* A portion of this amount is not tax deductible.

2.	Adjustment to reflect the expected repayment of USAmeriBancorp’s Series C preferred stock at the acquisition date.
3.	Adjustment to reflect the estimated fair value of acquired investment securities.
4.	Adjustment to reflect acquired loans at their estimated fair value.
5.	Adjustment to reflect approximately $414.0 million of preliminary estimated goodwill from this business transaction and eliminate USAmeriBancorp’s goodwill.
6.	Adjustment to reflect approximately $29.0 million of core deposit intangibles and $1.8 million of loan servicing assets at their preliminary estimated fair value and eliminate USAmeriBancorp’s intangible assets.
7.	Adjustment to net deferred tax assets due to the business combination, including a preliminary estimated write down of $6 million of Valley’s deferred tax asset.
8.	Adjustment to reflect the preliminary estimate of fair value on interest-bearing deposits.
9.	Adjustment to reflect the preliminary estimate of fair value on borrowings.
10.	Does not reflect Valley’s August 2017 issuance of its Series B preferred stock for aggregate consideration of $100 million and net proceeds of approximately $98.1 million after deducting underwriting discounts, commissions and offering expenses.
11.	Adjustment primarily reflects the elimination of USAmeriBancorp’s stockholders’ equity and the issuance of Valley common stock in the merger.

		Six Months Ended June 30, 2017	Year Ended December 31, 2016
12.	Yield adjustment for interest income on loans	$(2,598)	$(4,961)
13.	Yield adjustment for interest income on investment securities	1,373	2,220
14.	Yield adjustment for interest expense on interest bearing deposits	224	1,053
15.	Yield adjustment for expense on borrowings	(574)	(1,904)

16.	Includes a conformity adjustment of approximately $3.6 million and $3.4 million for the six months ended June 30, 2017 and the year ended December 31, 2016, respectively, to align with Valley’s presentation for derivative swap fees executed with commercial loan borrowers within interest and fees on loans.
17.	Adjustment reflects the net increase in amortization of other intangible assets from the acquired other intangible assets.

18.	Includes a conformity adjustment of approximately $380 thousand and $3.9 million for the six months ended June 30, 2017 and the year ended December 31, 2016, respectively, to align with Valley’s presentation for amortization of tax credits within non-interest expense.
19.	Represents the elimination of USAmeriBancorp’s provision for unfunded lending commitments.
20.	Represents income tax expense on the pro-forma adjustments at the estimated rate of 41.7% and a preliminary estimated write down of $6 million related to Valley’s deferred tax asset.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA AND

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Set forth below are the earnings per share, period-end book value per share and cash dividends per share for the common stock of Valley and USAmeriBancorp for the periods noted. The data is presented on a historical and pro forma basis. The historical per share data for Valley were derived from the financial statements of Valley that have been filed with the SEC, certain of which are incorporated by reference herein. See “Information Incorporated by Reference” on page 138. The historical per share data for USAmeriBancorp were derived from the audited financial statements of USAmeriBancorp as of and for the fiscal year ended December 31, 2016 and from the unaudited financial statements of USAmeriBancorp as of and for the six months ended June 30, 2016 and June 30, 2017, which are included elsewhere in this joint proxy statement-prospectus. See “Index to Consolidated Financial Statements of USAmeriBancorp” beginning on page F-1. The pro forma combined share data have been derived after giving effect to the USAmeriBancorp merger as if it occurred at the beginning of the period presented using the acquisition method of accounting. See “Summary Financial Data of Valley” on page 23 and “Summary Financial Data of USAmeriBancorp” on page 26.

The preliminary pro forma financial information reflects estimated adjustments to record USAmeriBancorp’s assets and liabilities at their respective fair values based on Valley management’s best estimate using the information available at this time. The preliminary pro forma adjustments will be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after the completion of a final analysis to determine the fair values of USAmeriBancorp’s tangible and identifiable intangible assets and liabilities as of the closing date. The final purchase price adjustments may differ materially from the estimated pro forma adjustments reflected in the preliminary pro forma financial information. Increases or decreases in the fair value of certain balance sheet amounts and other items of USAmeriBancorp as compared to the estimates reflected in the preliminary pro forma financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of adjusted assets and liabilities.

It is anticipated that the merger will provide Valley with financial benefits, such as possible expense efficiencies and revenue enhancements, among other factors, although no assurances can be given that these benefits will actually be achieved. The impact of these benefits has not been reflected in the preliminary pro forma financial information. Additionally, merger related expenses and the amortization and accretion of the acquisition accounting adjustments are not expected to be material to the post acquisition results of operations and are not included in the preliminary pro forma financial information.

The preliminary pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial results of the combined companies had the merger actually been completed as of or at the beginning of each period presented nor does it indicate future results for any other interim or full-year period.

Book value per share for the pro forma combined presentation is based upon outstanding shares of Valley common stock, adjusted to include the estimated number of shares of Valley common stock to be issued in the merger for outstanding shares of USAmeriBancorp common stock at the time the merger is completed, assuming that the exchange ratio is 6.100 shares of Valley common stock for each share of USAmeriBancorp common stock. The per share equivalent pro forma combined data for shares of USAmeriBancorp common stock is also based on the assumption that the exchange ratio is 6.100 shares of Valley common stock for each share of USAmeriBancorp common stock.

The dividend per share data shown below does not necessarily indicate the dividends that you should expect for any future period. The amount of future dividends payable by Valley or USAmeriBancorp, if any, is at the discretion of their respective Boards of Directors. When declaring dividends, the Boards of Directors normally consider cash needs, general business conditions, dividends from subsidiaries and applicable governmental regulations and policies. Pro forma amounts assume that Valley would have declared cash dividends per share on Valley common stock, including the Valley common stock issued in the merger for USAmeriBancorp common stock, equal to its historical cash dividends per share declared on Valley common stock.

	Historical Valley	Historical USAmeriBancorp	Pro Forma Combined
Six Months Ended June 30, 2017
Earnings per share:
Basic	$0.35	$2.39	$0.34
Diluted	0.35	2.31	0.33
Period-end book value per share	8.76	33.04	8.98
Cash dividends per share	0.22	0.35	0.22

Year Ended December 31, 2016
Earnings per share:
Basic	$0.63	$4.18	$0.63
Diluted	0.63	4.05	0.63
Period-end book value per share	8.59	30.77	8.80
Cash dividends per share	0.44	0.55	0.44

The first table below presents, for the periods indicated, the high and low prices per share of Valley common stock and USAmeriBancorp common stock and the cash dividends declared per share of Valley common stock and USAmeriBancorp common stock. The second table presents the implied value of one share of USAmeriBancorp common stock on July 25, 2017 (the last trading day before the public announcement of the merger), computed by multiplying the Valley closing price on that date by the assumed exchange ratio of 6.100. The second table also presents the implied value of one share of USAmeriBancorp common stock on November 2, 2017 (the most recent practicable trading day prior to the date of this joint proxy statement-prospectus) by multiplying the assumed exchange ratio of 6.100 by the November 2, 2017 Valley closing price. Valley common stock is listed on the New York Stock Exchange under the symbol “VLY” and USAmeriBancorp common stock is quoted on the OTC Pink marketplace under the symbol “USAB.” USAmeriBancorp Series C preferred stock is not quoted on any marketplace. We urge you to obtain current market quotations for Valley common stock and USAmeriBancorp common stock. Because trading prices fluctuate, USAmeriBancorp shareholders are not assured of receiving any specific market value of Valley common stock. The price of Valley common stock when the merger becomes effective may be higher or lower than its price when the merger agreement was signed, when this proxy statement was mailed or when Valley or USAmeriBancorp shareholders meet to vote on the merger.

	Price of Valley Common Stock and Dividends Declared			Price of USAmeriBancorp Common Stock and Dividends Declared
	High	Low	Dividends	High	Low	Dividends
2017:
Fourth Quarter (through November 2, 2017)	$12.12	$11.37	TBD	$70.00	$67.50	TBD
Third Quarter	12.43	10.61	$0.11	100.00	45.25	$0.67
Second Quarter	12.39	11.11	0.11	47.00	42.50	0.18
First Quarter	12.82	11.19	0.11	47.00	41.00	0.18

2016:
Fourth Quarter	$12.14	$9.36	$0.11	$40.00	$38.25	$0.18
Third Quarter	9.86	8.73	0.11	38.25	38.25	0.13
Second Quarter	10.20	8.49	0.11	36.50	36.50	0.13
First Quarter	9.76	8.31	0.11	35.00	35.00	0.13

2015:
Fourth Quarter	$11.24	$9.50	$0.11	$35.00	$30.00	$0.10
Third Quarter	10.50	9.04	0.11	30.00	30.00	0.10
Second Quarter	10.48	9.26	0.11	30.00	30.00	0.10
First Quarter	9.80	8.80	0.11	30.00	30.00	0.10

Date	Closing Sale Price Per Share of Valley Common Stock	Closing Sale Price Per Share of USAmeriBancorp Common Stock		Equivalent Value of Merger Consideration Per Share of USAmeriBancorp Common Stock
July 25, 2017	$12.40	$47.00	(1)	$75.64	(2)
November 2, 2017	$11.62	$70.00	(3)	$70.88	(2)

(1)	There were no reported trades in USAmeriBancorp common stock on the OTC Pink marketplace on July 25, 2017. The last trade in USAmeriBancorp common stock occurred on June 29, 2017 and the closing price per share of USAmeriBancorp common stock on such date was $47.00.
(2)	Assumes an exchange ratio of 6.100.
(3)	There were no reported trades in USAmeriBancorp common stock on the OTC Pink Marketplace on November 2, 2017. The last trade in USAmeriBancorp common stock occurred on November 1, 2017 and the closing price per share of USAmeriBancorp common stock on such date was $70.00.

There were approximately 7,543 shareholders of record of Valley as of June 30, 2017. There were approximately 693 shareholders of record of USAmeriBancorp as of June 30, 2017.

The volume-weighted average price of Valley common stock for the 30 trading days ended November 2, 2017, a date close to the mailing of this joint proxy statement-prospectus, was $11.78. The actual average closing price will be set five days before closing. Both Valley and USAmeriBancorp have the right to terminate the merger if the average closing price is less than $11.00.

RECENT DEVELOPMENTS FOR VALLEY

On October 25, 2017, Valley issued a press release reporting its results of operations for the quarter ended September 30, 2017. For the three months ended September 30, 2017, Valley reported net income of $39.6 million, or $0.14 per diluted common share, as compared to the third quarter of 2016 earnings of $42.8 million, or $0.16 per diluted common share, and net income of $50.1 million, or $0.18 per diluted common share, for the second quarter of 2017. Net income for the third quarter of 2017 included charges totaling $11.1 million ($6.8 million after-tax, or $0.03 per common share) that mostly consist of professional fees and employee severance expense related to Valley’s LIFT earnings enhancement program, and, to a lesser extent, merger expenses related to the proposed acquisition of USAmeriBancorp.

Select financial information for the third quarter of 2017 includes:

•	Loan Portfolio: Loans increased by $490.7 million, or 11.1 percent on an annualized basis, to $18.2 billion at September 30, 2017 from June 30, 2017 largely due to net increases of $216.7 million, $143.1 million and $75.6 million in residential mortgage loans, total commercial real estate loans and commercial and industrial loans, respectively.

•	Asset Quality: Total accruing past due and non-accrual loans as a percentage of Valley’s entire loan portfolio of $18.2 billion decreased to 0.40 percent at September 30, 2017 from 0.47 percent at June 30, 2017 mostly due to decreases in commercial real estate loans past due 60 to 89 days and several loan types within the loans past due 90 days or more category. Non-performing assets (including non-accrual loans) moderately increased by 1.1 percent to $55.2 million at September 30, 2017 as compared to $54.6 million at June 30, 2017.

•	Net Interest Income and Margin: Net interest income on a tax equivalent basis of $166.9 million for the third quarter of 2017 increased $10.6 million as compared to the third quarter of 2016 and decreased $4.2 million from the second quarter of 2017. Valley’s net interest margin on a tax equivalent basis of 3.08 percent for the third quarter of 2017 decreased by 6 basis points and 12 basis points as compared to the third quarter of 2016 and second quarter of 2017, respectively.

•	Provision for Credit Losses: During the third quarter of 2017, Valley recorded a $1.6 million provision for credit losses as compared to provisions of $3.6 million and $5.8 million for the second quarter of 2017 and third quarter of 2016, respectively. For the third quarter of 2017, Valley recognized net recoveries of loan charge-offs totaling $1.2 million as compared to net loan charge-offs of $2.7 million and $3.3 million for the second quarter of 2017 and the third quarter of 2016, respectively.

•	Non-Interest Income: Non-interest income increased $1.4 million, or 5.7 percent, to $26.1 million for the third quarter of 2017 from $24.7 million for the second quarter of 2017.

•	Non-Interest Expense: Non-interest expense increased $13.3 million, or 11.2 percent, to $132.6 million for the third quarter of 2017 from the second quarter of 2017.

RISK FACTORS

In addition to the other information included and incorporated by reference in this document, including the information addressed in “Forward-Looking Statements” beginning on page 45, USAmeriBancorp shareholders should consider the risks described below in determining whether to approve the merger agreement and Valley shareholders should consider the matters described below in determining whether to approve the Valley share issuance proposal.

USAmeriBancorp shareholders cannot be sure of the market value of the merger consideration they will receive because the market price of Valley common stock may fluctuate and the exchange ratio may be adjusted.

Upon completion of the merger, USAmeriBancorp common shareholders will be entitled to receive 6.100 shares of Valley common stock for each share of USAmeriBancorp common stock that they hold, subject to adjustment as described below and subject to the payment of cash in lieu of fractional shares. Subject to the termination rights set forth below, in the event the average closing price is less than $11.50, then Valley will adjust the 6.100 exchange ratio (or, in lieu of such adjustment, make an equivalent cash payment to USAmeriBancorp common shareholders) so that USAmeriBancorp common shareholders receive $69.00 in Valley common stock for each share of USAmeriBancorp common stock that they hold. The adjustment to the exchange ratio if the average closing price is less than $11.50 is not linear; therefore if the average closing price is between $11.32 and $11.49, the exchange ratio will decrease slightly and if the average closing price is less than $11.32, the exchange ratio will increase. Subject to the termination rights set forth below, in the event the average closing price is greater than $13.00, then Valley will decrease the 6.100 exchange ratio so that USAmeriBancorp common shareholders receive $79.30 in Valley common stock for each share of USAmeriBancorp common stock that they hold. In the event the average closing price is less than $11.00, either Valley or USAmeriBancorp may elect to terminate the merger agreement. In the event the average closing price is greater than $13.50, then USAmeriBancorp may elect to terminate the merger agreement. In addition, if Valley enters into a definitive acquisition agreement and the average closing price is greater than $13.50, the exchange ratio will be 5.874. In such event, USAmeriBancorp has the right to terminate the merger agreement. The intent of the foregoing is that USAmeriBancorp’s common shareholders will receive at the closing of the merger Valley common stock with a value (based on the average closing price) of between $69.00 and $79.30 for each share of USAmeriBancorp common stock they own.

At or prior to the consummation of the merger, Valley will determine, in its sole discretion, whether to issue shares of Valley Series C preferred stock to the holders of the outstanding USAmeriBancorp Series C preferred stock or to redeem the USAmeriBancorp Series C preferred stock for cash in accordance with its terms. If Valley determines to issue shares of Valley Series C preferred stock to the holders of the outstanding USAmeriBancorp Series C preferred stock, such shares of Valley Series C preferred stock will have identical rights and preferences as the USAmeriBancorp Series C preferred stock.

The market value of the merger consideration may vary from the closing price of Valley common stock on the date we announced the merger, on the date that this document is being mailed to USAmeriBancorp shareholders, on the date of the special meeting of USAmeriBancorp common shareholders and on the date we complete the merger and thereafter. Any change in the market price of Valley common stock prior to completion of the merger will affect the market value of the merger consideration that USAmeriBancorp common shareholders will receive upon completion of the merger. Accordingly, at the time of the USAmeriBancorp special meeting, USAmeriBancorp common shareholders will not know or be able to calculate the market value of the merger consideration they would receive upon completion of the merger except that they will receive between $69.00 and $79.30 for each share of USAmeriBancorp common stock they own if the merger is completed.

Other than the adjustment in the event the average closing price falls below $11.50 or rises above $13.00 prior to the closing of the merger, there will be no adjustment to the merger consideration for changes in the market price of either shares of Valley common stock or shares of USAmeriBancorp common stock. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Valley’s or USAmeriBancorp’s respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond Valley’s or USAmeriBancorp’s control. USAmeriBancorp common shareholders should obtain current market quotations for shares of Valley common stock and for shares of USAmeriBancorp common stock before they vote on the merger.

We may fail to realize all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on Valley’s ability to realize anticipated cost savings and to combine the businesses of Valley and USAmeriBancorp in a manner that permits growth opportunities to be realized and does not materially disrupt the existing customer relationships of USAmeriBancorp nor result in decreased revenues due to any loss of customers. However, to realize these anticipated benefits, the businesses of Valley and USAmeriBancorp must be successfully combined. If the combined company is not able to achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

Valley and USAmeriBancorp have operated and, until the completion of the merger, will continue to operate independently. The anticipated cost savings from the merger are largely expected to derive from the absorption by Valley of many of USAmeriBancorp’s back-office administrative functions and the conversion of USAmeriBancorp’s operating platform to Valley’s systems. It is possible that the integration process could result in the loss of key employees, as well as the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any or all of which could adversely affect Valley’s ability to maintain relationships with clients, customers, depositors and employees after the merger or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. A failure to successfully navigate the complicated integration process could have an adverse effect on the combined company.

Another expected benefit from the merger is an expected increase in the revenues of the combined company from anticipated sales of Valley’s wide variety of financial products, and from increased lending out of Valley’s substantially larger capital base, to USAmeriBancorp’s existing customers and to new customers in USAmeriBancorp’s market area who may be attracted by the combined company’s enhanced offerings. An inability to successfully market Valley’s products to USAmeriBancorp’s customer base could cause the earnings of the combined company to be less than anticipated.

Valley may be unable to retain USAmeriBancorp’s employees.

The merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include integrating personnel with diverse business backgrounds, combining different corporate cultures and retaining key employees. The integration of the two companies will require the experience and expertise of certain executive officers of USAmeriBancorp who have agreed to work for Valley for periods of time following the completion of the merger and other key employees who Valley expects to retain. However, Valley may not be successful in retaining those employees who have not agreed to work for Valley for the time period necessary to successfully integrate USAmeriBancorp’s operations with those of Valley. In addition, Valley may not be successful in retaining employees such as loan officers and branch personnel who prefer to work at locally based financial institutions in Florida and Alabama. The loss of USAmeriBancorp employees could have an adverse effect on the business and results of operation of Valley in Florida and Alabama following the merger.

Valley may be unable to retain USAmeriBancorp’s customers or grow the USAmeriBancorp business.

USAmeriBancorp operates in geographic markets, and with customers primarily located, in and around the Tampa, Florida area and Alabama, while Valley’s markets and customers are located primarily in northern and central New Jersey, New York City and Long Island, New York and southeast and central Florida. Any time there is a change in products, services, ownership, or management of a bank, there is a risk that customers may choose to obtain some or all of their banking products and services from other banks. Valley believes that USAmeriBancorp’s customers will not seek products or services elsewhere as a result of the merger because Valley’s community banking model is similar to USAmeriBancorp’s community banking model. However, as the USAmeriBancorp operations and customers are in new geographic regions for Valley, there can be no assurances that Valley will be able to retain all of USAmeriBancorp’s customers or grow the customer base in the Tampa, Florida area and Alabama.

The market price of Valley common stock after the merger may be affected by factors different from those currently affecting the common stock of USAmeriBancorp or the common stock of Valley.

The businesses of Valley and USAmeriBancorp differ in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of Valley and USAmeriBancorp. For a discussion of the businesses of Valley and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this document and referred to under “Information Incorporated by Reference” beginning on page 138.

Valley may reduce or eliminate the cash dividend on its common stock.

Holders of Valley common stock are only entitled to receive such cash dividends as the Valley Board of Directors may declare out of funds legally available for such payments. Although Valley has historically declared cash dividends on its common stock, Valley is not required to do so and may reduce or eliminate its common stock cash dividend in the future depending upon Valley’s results of operations, financial condition or other metrics. This could adversely affect the market price of Valley common stock. Additionally, as a bank holding company, Valley’s ability to declare and pay dividends is dependent on federal regulatory policies and regulations, including the supervisory policies and guidelines of the Federal Reserve Board and the OCC regarding capital adequacy and dividends. Among other things, consultation of the Federal Reserve Board’s supervisory staff is required in advance of Valley’s declaration or payment of a dividend that exceeds its earnings for a period in which the dividend is being paid.

The merger agreement limits USAmeriBancorp’s ability to pursue an alternative acquisition proposal and requires USAmeriBancorp to pay a termination fee of $30 million, plus Valley’s reasonable out of pocket expenses up to $2,000,000, under certain circumstances relating to alternative acquisition proposals.

The merger agreement prohibits USAmeriBancorp from initiating, soliciting, knowingly encouraging or engaging in negotiations with, or providing any information to, any third party with respect to alternative acquisition proposals, subject to limited exceptions. Further, Valley generally has the opportunity to modify the terms of the merger in response to any competing acquisition proposals that may be made before the USAmeriBancorp Board of Directors’ withdrawal or modification of its recommendation to shareholders to approve the merger agreement. The merger agreement also provides for the payment by USAmeriBancorp of a termination fee in the amount of $30 million, plus Valley’s reasonable out of pocket expenses up to $2,000,000, in the event that Valley or USAmeriBancorp terminate the merger agreement for certain reasons. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of USAmeriBancorp. See “The Merger Agreement - Agreement Not to Solicit Other Offers” beginning on page 103.

These provisions could discourage a potential competing acquiror that might have an interest in acquiring USAmeriBancorp from considering or proposing that acquisition, even if it were prepared to pay higher per share consideration proposed to be received or realized in the merger, or might result in a potential competing acquiror to pay a lower price than it might otherwise be prepared to pay because of the added expense of the termination fee.

If either Valley or USAmeriBancorp exercises its right to terminate the merger agreement if the average closing price is below $11.00, the merger would not be completed.

When the closing date of the merger is established, the parties will calculate Valley’s volume-weighted average share price during the 30 consecutive trading day period ending 5 trading days prior to closing, or average closing price. If the average closing price is below $11.00, either Valley or USAmeriBancorp may terminate the merger agreement, in which case the merger would not be completed and the anticipated benefits of completing the merger would not be realized. On November 2, 2017, a date immediately preceding the printing of this joint proxy statement-prospectus, the closing price of Valley common stock was $11.62 and the volume-weighted average share price for the 30 trading day period ended November 2, 2017 was $11.78.

If the merger is not completed, USAmeriBancorp and Valley will have incurred substantial expenses without realizing the expected benefits of the merger.

USAmeriBancorp and Valley have incurred substantial legal, accounting and investment banking expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. If the merger is not completed, USAmeriBancorp and Valley would have to recognize these expenses without realizing the expected benefits of the merger.

USAmeriBancorp and Valley will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainties about the effect of the merger on their businesses may have an adverse effect on USAmeriBancorp and Valley. These uncertainties may also impair USAmeriBancorp’s ability to attract, retain and motivate strategic personnel until the merger is consummated, and could cause their customers and others that deal with USAmeriBancorp to seek to change their existing business relationship, which could negatively impact Valley upon consummation of the merger. In addition, the merger agreement restricts USAmeriBancorp from taking certain specified actions without Valley’s consent until the merger is consummated or the merger agreement is terminated. These restrictions may prevent USAmeriBancorp from pursuing or taking advantage of attractive business opportunities that may arise prior to the completion of the merger.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed.

The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of the USAmeriBancorp common shareholders. As of the date hereof, regulatory approvals have been received. The closing of the merger is also subject to approval of the Valley share issuance proposal by Valley common shareholders. If any condition to the merger is not satisfied or, where permitted, waived, the merger will not be completed. In addition, Valley and/or USAmeriBancorp may terminate the merger agreement under certain circumstances even if the merger is approved by USAmeriBancorp common shareholders.

If the merger is not completed, certain consequences could materialize, including any adverse effects from a failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. For more information on closing conditions to the merger agreement, see the section entitled “The Merger Agreement - Conditions to Complete the Merger” beginning on page 105.

USAmeriBancorp’s directors and executive officers have interests in the merger that differ from the interests of USAmeriBancorp’s shareholders.

USAmeriBancorp’s executive officers and directors have interests in the merger that are in addition to, and may be different from, the interests of USAmeriBancorp shareholders generally. With respect to certain

USAmeriBancorp executive officers, these interests include acceleration of vesting and payouts of certain USAmeriBancorp equity compensation awards, the right to receive change-in-control payments and accelerated payouts. In addition, certain USAmeriBancorp executive officers have entered into employment agreements with Valley that will become effective upon the closing of the merger. Furthermore, USAmeriBancorp’s Chairman of the Board will also be joining the Valley Board of Directors upon the closing of the merger. See “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Interests of Certain of Persons in the Merger - Interests of USAmeriBancorp Executive Officers and Directors in the Merger” beginning on page 66 for a discussion of these interests.

The shares of Valley common stock to be received by USAmeriBancorp common shareholders as a result of the merger will have different rights from the shares of USAmeriBancorp common stock.

Upon completion of the merger, USAmeriBancorp common shareholders will become Valley common shareholders and their rights as shareholders will be governed by New Jersey law, the Valley Restated Certificate of Incorporation and the Valley By-laws. The rights associated with USAmeriBancorp common stock are different from the rights associated with Valley common stock. Please see “Comparison of the Rights of Shareholders of Valley and USAmeriBancorp” beginning on page 114 for a discussion of the different rights associated with Valley common stock.

USAmeriBancorp common shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

USAmeriBancorp’s common shareholders currently have the right to vote in the election of USAmeriBancorp’s Board of Directors and on other matters affecting USAmeriBancorp. When the merger occurs, each USAmeriBancorp common shareholder that receives shares of Valley common stock will become a common shareholder of Valley with a percentage ownership of the combined organization that is much smaller than the common shareholder’s percentage ownership of USAmeriBancorp. Because of this, USAmeriBancorp common shareholders will have less influence on the management and policies of Valley than they now have on the management and policies of USAmeriBancorp.

The opinions delivered by the respective financial advisors of USAmeriBancorp and Valley to the parties’ respective boards of directors prior to the signing of the merger agreement do not reflect any changes in circumstances that may have occurred since the date of the respective opinions.

Sandler, USAmeriBancorp’s financial advisor in connection with the proposed merger, has delivered to the Board of Directors of USAmeriBancorp its opinion, dated July 21, 2017, to the effect that, as of such date, the merger consideration was fair to holders of USAmeriBancorp common stock from a financial point of view. KBW, Valley’s financial advisor in connection with the proposed merger, delivered to the Board of Directors of Valley its opinion, dated July 25, 2017, regarding the fairness, from a financial point of view and as of the date of such opinion, to Valley of the exchange ratio in the merger. Neither USAmeriBancorp nor Valley have obtained an updated opinion as of the date of this document from Sandler or KBW, as the case may be.

Changes in the operations and prospects of Valley or USAmeriBancorp, general market and economic conditions and other factors which may be beyond the control of Valley and USAmeriBancorp may have altered the value of Valley or USAmeriBancorp or the prices of shares of Valley common stock and shares of USAmeriBancorp common stock as of the date of this document, or may alter such values and prices by the time the merger is completed. The financial advisors’ opinions do not speak as of any date other than the date of each such opinion. For a description of the opinion that the USAmeriBancorp Board of Directors received from Sandler, please refer to “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Opinion of USAmeriBancorp’s Financial Advisor” beginning on page 72. For a description of the opinion that the Valley Board of Directors received from KBW, please refer to “Proposal 1 of the Valley Special Meeting - Issuance of up to 76,334,259 Shares of Valley Common in Connection with the Merger - Opinion of Valley’s Financial

Advisor” beginning on page 123. For a description of the other factors considered by USAmeriBancorp’s Board of Directors in determining whether to approve the merger, please refer to “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Recommendation of USAmeriBancorp’s Board of Directors and Reasons for the Merger” beginning on page 62. For a description of the other factors considered by Valley’s Board of Directors in determining whether to approve the merger, please refer to “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Valley’s Reasons for the Merger” beginning on page 65.

Valley will be able to issue additional shares of its common stock in the future, which may adversely affect the market price of Valley common stock and dilute the holdings of existing shareholders.

In the future, Valley may issue additional shares of Valley common stock in connection with another acquisition or to increase its capital resources or, if Valley or Valley National Bank’s capital ratios fall below or near the Basel III regulatory required minimums, Valley could be required to raise additional capital by making additional offerings of common stock. Additional common stock offerings may dilute the holdings of Valley’s existing shareholders or reduce the market price of Valley common stock, or both. Valley may also issue additional shares of Valley preferred stock, which may have preferential voting, conversion, redemption or other rights to those of the Valley common stock. The issuance of additional preferred stock may be viewed as having adverse effects upon the holders of common stock and preferred stock. Holders of Valley common stock and preferred stock are not entitled to preemptive rights or other protections against dilution.

FORWARD-LOOKING STATEMENTS

This joint proxy statement-prospectus, including information included or incorporated by reference in this joint proxy statement-prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Valley and USAmeriBancorp, including future financial and operating results and performance; statements about Valley’s and USAmeriBancorp’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “views,” “seeks,” “estimates,” “predicts,” “continues,” “allows,” “reflects,” “typically,” “usually,” “will,” “should,” “may” or the negative of these terms or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Valley’s and USAmeriBancorp’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Valley and USAmeriBancorp. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, including the risks and uncertainties listed in “Risk Factors” beginning on page 39 of this joint proxy statement-prospectus, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•	the failure of the common shareholders of USAmeriBancorp to approve the merger agreement;

•	the failure of the common shareholders of Valley to approve the Valley share issuance proposal;

•	the failure to satisfy conditions to the merger on the proposed terms and within the proposed timeframe;

•	disruptions to the businesses of Valley and USAmeriBancorp as a result of the announcement and pendency of the merger;

•	higher than expected increases in Valley’s or USAmeriBancorp’s loan losses or in the level of nonperforming loans;

•	the risk that the businesses of Valley and USAmeriBancorp may not be combined successfully, or such combination may take longer or be more difficult, time-consuming or costly to accomplish than expected;

•	weakness or unexpected decline in the U.S. economy, in particular in New Jersey, the New York Metropolitan area, including Long Island, Florida and Alabama;

•	higher than expected costs and expenses incurred in connection with the merger, or in connection with potential litigation relating to the merger;

•	higher than expected charges Valley incurs in connection with marking USAmeriBancorp’s assets to fair value;

•	unexpected changes in interest rates;

•	unexpected declines in real estate values within Valley’s and USAmeriBancorp’s market areas;

•	other than temporary impairments or declines in value in Valley’s or USAmeriBancorp’s investment portfolio;

•	higher than expected FDIC insurance assessments;

•	the failure of other financial institutions with whom Valley and USAmeriBancorp have trading, clearing, counterparty and other financial relationships;

•	lack of liquidity to fund Valley’s and USAmeriBancorp’s various cash obligations;

•	unanticipated reduction in Valley’s and USAmeriBancorp’s deposit base;

•	government intervention in the U.S. financial system and the effects of, and changes in, trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) which subject Valley and USAmeriBancorp to additional regulatory oversight and may result in increased compliance costs and/or require Valley and USAmeriBancorp to change their business models;

•	changes in accounting policies or accounting standards;

•	Valley’s and USAmeriBancorp’s inability to promptly adapt to technological changes;

•	Valley’s and USAmeriBancorp’s internal controls and procedures may not be adequate to prevent losses;

•	the possibility that litigation may be brought pertaining to fiduciary responsibility, environmental laws and other matters or that existing litigation may have unanticipated consequences;

•	the possibility that the expected benefits of this acquisition will not be fully realized by Valley;

•	the inability to realize expected cost savings and synergies from the merger of USAmeriBancorp with Valley in the amounts or in the timeframe anticipated;

•	costs or difficulties relating to integration matters might be greater than expected;

•	material adverse changes in Valley’s or USAmeriBancorp’s operations or earnings;

•	the inability to retain USAmeriBancorp’s customers and employees;

•	cyber-attacks on Valley or USAmeriBancorp causing disruptions or intrusions and leading to unexpected losses; and

•	other unexpected material adverse changes in Valley’s or USAmeriBancorp’s operations or earnings.

Additional factors that could cause Valley’s and USAmeriBancorp’s results to differ materially from those described in the forward-looking statements can be found in Valley’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement-prospectus or the date of any document incorporated by reference in this joint proxy statement-prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement-prospectus and attributable to Valley or USAmeriBancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Valley and USAmeriBancorp undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement-prospectus or to reflect the occurrence of unanticipated events.

CERTAIN INFORMATION ABOUT VALLEY

General

Valley National Bancorp, headquartered in Wayne, New Jersey, is a New Jersey corporation organized in 1983 and is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. In addition to its principal subsidiary, Valley National Bank, Valley owns all of the voting and common shares of GCB Capital Trust III and State Bancorp Capital Trusts I and II through which trust preferred securities were issued.

As of June 30, 2017, Valley had:

•	consolidated total assets of $23.4 billion;

•	total deposits of $17.3 billion;

•	total loans of $17.6 billion; and

•	total shareholders’ equity of $2.4 billion.

Valley’s principal executive offices and telephone number are:

1455 Valley Road

Wayne, New Jersey 07470

(973) 305-8800

Valley National Bank

Valley National Bank is a national banking association chartered in 1927 under the laws of the United States. Currently, Valley National Bank operates over 200 branch locations throughout northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn and Queens, Long Island, New York and Florida. Valley National Bank offers a full range of commercial, retail, insurance and wealth management financial services products. Valley National Bank also provides a variety of banking services including automated teller machines, telephone and internet banking, remote deposit capture, overdraft facilities, drive-in and night deposit services, and safe deposit facilities. Valley National Bank also provides certain international banking services to customers including standby letters of credit, documentary letters of credit and related products, and certain ancillary services such as foreign exchange, documentary collections, foreign wire transfers and the maintenance of foreign bank accounts, as well as transaction accounts for non-resident aliens.

Valley National Bank’s wholly-owned subsidiaries are all included in the consolidated financial statements of Valley. These subsidiaries include:

•	an all-line insurance agency offering property and casualty, life and health insurance;

•	an asset management adviser that is a registered investment adviser with the SEC;

•	title insurance agencies in New Jersey, New York and Florida;

•	subsidiaries which hold, maintain and manage investment assets for Valley National Bank;

•	a subsidiary which owns and services auto loans;

•	a subsidiary which specializes in health care equipment and other commercial equipment leases; and

•	a subsidiary which owns and services New York commercial loans.

Valley National Bank’s subsidiaries also include real estate investment trust subsidiaries (the “REIT subsidiaries”) which own real estate related investments and some of the real estate utilized by Valley National

Bank. Except for Valley National Bank’s REIT subsidiaries, all subsidiaries mentioned above are directly or indirectly wholly owned by Valley National Bank. Because each real estate investment trust must have 100 or more shareholders to qualify as a real estate investment trust, each of Valley National Bank’s REIT subsidiaries has issued less than 20% of its outstanding non-voting preferred stock to individuals, most of whom are current and former (non-executive officer) Valley National Bank employees. Valley National Bank owns the remaining preferred stock and all the common stock of the REIT subsidiaries.

CERTAIN INFORMATION ABOUT USAMERIBANCORP

Description of Business

General

USAmeriBancorp, a Florida corporation, was organized in 2006. Its principal subsidiary is USAmeriBank, a Florida state-chartered commercial bank. USAmeriBancorp is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and has elected financial holding company status under the Gramm-Leach-Bliley Act. USAmeriBancorp is privately held and its shares are not traded on any national or regional securities exchange. Its shares are quoted on the OTC Pink marketplace under the symbol “USAB”.

USAmeriBank is an independent, non-public bank based in Clearwater, Florida. USAmeriBank is a middle-market financial institution that provides a high-level of personalized service and attention to a targeted customer base. USAmeriBank maintains a branch network of 30 offices located throughout the Tampa Bay, Florida area and the Birmingham, Montgomery and Tallapoosa areas in Alabama.

USAmeriBank’s principal business embraces a traditional community bank philosophy, as it accepts and services deposit account holders from its markets and uses those deposits to make loans to customers within these same markets. USAmeriBank focused on growing long-term relationships with its customers and expanding its position in both the Tampa Bay, Florida and central Alabama markets. Through its experienced team of commercial relationship managers and customer centric approach to banking, USAmeriBank provides differentiated, customized services to a wide variety of clients and industries. USAmeriBank offers traditional deposit retail deposit products, including checking, savings, and term certificate accounts. USAmeriBank provides highly customized lending products including commercial and residential mortgage, commercial loans secured by real estate, commercial & industrial loans, small business loans, and installment loans. Additionally, USAmeriBank offers its commercial clients treasury and cash management services.

USAmeriBank’s deep personal relationships with its customers are built upon the ability to provide a differentiated customer experience that other financial services providers cannot offer. USAmeriBank’s foundation is to deliver a superior level of customer service, supported by quick local decision making and tailored banking solutions.

As of June 30, 2017, USAmeriBancorp had:

•	consolidated assets of approximately $4.4 billion;

•	total deposits of $3.5 billion;

•	total loans of $3.5 billion; and

•	total shareholders’ equity of $345 million.

USAmeriBancorp’s principal executive offices and telephone number are:

4790 140th Avenue North

Clearwater, Florida 33762

(727) 260-6420

Management Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations for Six Months ended June 30, 2017 and 2016

Total interest income was $83.2 million for the six months ended June 30, 2017, reflecting an increase of $10.9 million when compared to total interest income for the same period in 2016. Interest income earned on the loan portfolio increased $9.7 million, or 14.8%, to $75.4 million for the six months ended June 30, 2017 from $65.7 million for the six months ended June 30, 2016. The increase in interest income earned on the loan portfolio was mostly due to an increase of $1.1 million in interest income on consumer loans (including consumer real estate), an increase of $5.8 million in interest income on commercial real estate loans and an increase of $2.5 million in commercial and industrial loans. Interest income earned on investment securities increased by $1.0 million, or 17.3%, to $7.0 million for the six months ended June 30, 2017 from $6.0 million for the six months ended June 30, 2016. The increase in interest income earned on investment securities was mostly due to an increase in interest income on municipal and housing revenue bonds.

Interest expense totaled $14.3 million for the six months ended June 30, 2017, an increase of $3.5 million when compared to $10.8 million for the six months ended June 30, 2016. Interest expense on deposits increased by $2.3 million, and interest expense on the subordinated debt increased by $1.1 million, mostly related to $15.0 million of additional subordinated debt issued during March 2017.

Net interest margin was 3.55% for the six months ended June 30, 2017, a decrease of 3 basis points when compared to net interest margin of 3.58% for the same period in 2016. Net interest income totaled $68.9 million for the six months ended June 30, 2017, an increase of $7.4 million, or 12.10%, when compared to $61.5 million for the six months ended June 30, 2016.

The provision for loan losses totaled $1.1 million for the six months ended June 30, 2017, a decrease of $1.8 million when compared to the six months ended June 30, 2016. The decrease in the provision for loan losses was mostly the result of $1.0 million in loan recoveries during the first six months of 2017.

For the six months ended June 30, 2017, non-interest income totaled $10.3 million, an increase of $0.9 million, or 9.2%, when compared to $9.4 million for the first six months of 2016. The increase was mostly related to increases in: (i) trading income on interest swap agreements by $1.3 million; (ii) other income by $0.7 million; (iii) ATM fees by $0.2 million; and (iv) retail banking fees by $0.3 million. These increases were partially offset by a decrease in gain on sale of SBA loans of $0.7 million; a reduction of $0.2 million in income from investment advisory fees; and the recognition of operating losses in the renewable energy tax credit investment funds of $0.4 million.

Non-interest expense totaled $41.9 million for the six months ended June 30, 2017, an increase of $5.2 million, or 14.0%, when compared to the same period in 2016. The increase in non-interest expense was mostly related to increases in: (i) salaries and employee benefits of $3.5 million; (ii) occupancy and equipment of $0.2 million; (iii) regulatory fees of $0.4 million primarily related to asset growth; (iv) data processing of $0.2 million; and (v) other expenses of $0.9 million (mostly related to advertising and charitable contributions).

Financial Condition at June 30, 2017 and December 31, 2016

At June 30, 2017, the Company had assets totaling $4.4 billion, an increase of $229.6 million, or 5.5%, when compared to total assets of $4.2 billion as of December 31, 2016.

Investment securities available-for-sale increased by $33.9 million to $356.6 million at June 30, 2017 from $322.7 million at December 31, 2016. The increase was primarily due to a net increase of $25.5 million in municipal securities and a net increase of $11.2 million in government agency securities. These increases were partially offset by a decrease of $2.8 million in asset backed securities.

At June 30, 2017, the loan portfolio totaled $3.6 billion, an increase of $212.1 million, or 6.3%, when compared to the loan portfolio of $3.4 billion at December 31, 2016. The net increase in loans receivable was reflected in commercial real estate loans (which increased $119.6 million), construction and land development loans (which increased $66.7 million), commercial, financial and agricultural loans (which increased $13.9 million) and residential family loans (which increased $9.3 million).

Other real estate owned totaled $6.2 million, at June 30, 2017, reflecting a decrease of $5.7 million, or 48.0%, when compared to $11.9 million at December 31, 2016. The decrease was mostly related to sales of properties totaling $5.3 million during the six months ended June 30, 2017.

At June 30, 2017, other assets totaled $19.5 million, a decrease of $12.9 million, or 39.7%, when compared to $32.4 million at December 31, 2016. The decrease in other assets was mostly related to a decrease of $1.8 million in the mark-to-market of swap agreements and to a decrease of $11.1 million in refundable income taxes.

Total deposits were $3.5 billion at June 30, 2017, an increase of $52.0 million, or 1.5%, when compared to total deposits of $3.5 billion at December 31, 2016. Advances from the FHLB totaled $377.3 million as of June 30, 2017, reflecting an increase of $152.2 million when compared to December 31, 2016. Subordinated debentures as of June 30, 2017 totaled $82.0 million, an increase of $15.3 million, mostly related to $15.0 million of additional subordinated debt issued during March 2017. Accrued expenses and other liabilities totaled $26.7 million as of June 30, 2017, reflecting a decrease of $11.1 million, or 29.3%, that was mostly related to a decrease of $14.3 million in commitments to invest in renewable energy tax credits and low income housing tax partnerships.

Results of Operations for Year ended December 31, 2016 and 2015

Total interest income was $149.3 million for the year ended December 31, 2016, reflecting an increase of $17.7 million, or 13.4%, when compared to total interest income of $131.6 million for the year ended December 31, 2015. The increase was mostly attributed to interest income earned on the loan portfolio increasing by $16.4 million, or 13.7%, to $135.7 million for the year ended December 31, 2016 from $119.3 million for the year ended December 31, 2015. The increase in interest income earned on the loan portfolio was mostly due to an increase of $0.4 million in interest income on consumer loans (including consumer real estate); an increase of $11.3 million in interest income on commercial real estate loans; and an increase of $4.7 million in commercial and industrial loans. Growth in volume of loans was the main contributor to increased interest income. Interest income on investment securities increased by $1.4 million, or 13.2%, to $12.3 million for the year ended December 31, 2016 from $10.9 million for the year ended December 31, 2015. The increase in interest income on investment securities was mostly due to an increase in interest income on municipal and housing revenue bonds.

Interest expense totaled $23.3 million for the year ended December 31, 2016, an increase of $5.7 million when compared to $17.7 million for the year ended December 31, 2015. Interest expense on deposits increased by $3.3 million, mostly due to an increase of $493.7 million in deposits. Interest expense on the subordinated debt increased by $2.4 million, mostly related to $45.0 million of additional subordinated debt issued during the first quarter of 2016.

Net interest margin was 3.53% for the year ended December 31, 2016, a decrease of 10 basis points when compared to net interest margin of 3.63% for the year ended December 31, 2015. Net interest income totaled $126.0 million for the year ended December 31, 2016, an increase of $12.0 million, or 10.6%, when compared to $114.0 million for the year ended December 31, 2015.

The provision for loan losses totaled $6.0 million for the year ended December 31, 2016, an increase of $0.5 million when compared to the year ended December 31, 2015. The slight increase in the provision for loan losses was mostly related to loan growth, partially offset by increased net recoveries. The loan portfolio increased by $428.3 million when comparing December 31, 2016 to December 31, 2015; however, credit quality in the loan portfolio remained strong, with manageable delinquencies, which resulted in a lower amount of additional provision for loan losses needed.

For the year ended December 31, 2016, non-interest income totaled $14.3 million, reflecting a decrease of $1.9 million when compared to $16.1 million for the year ended December 31, 2015. The decrease was mostly related to a decrease of $1.3 million in mortgage banking fees and a loss of $3.9 million related to operating losses from investments in renewable energy tax credits (which was offset by a $6.2 million income tax benefit). These decreases were partially offset by increases in: (i) trading income on interest swap agreements of $1.7 million; (ii) gain on sale of SBA loans of $1.6 million; and (iii) retail banking fees of $0.6 million.

Non-interest expense totaled $75.9 million for the year ended December 31, 2016, an increase of $5.6 million when compared to the year ended December 31, 2015. The increase in non-interest expense was mostly related to increases in: (i) salaries and employee benefits of $3.9 million; (ii) occupancy and equipment of $0.5 million; (iii) regulatory fees of $0.5 million primarily related to asset growth; (iv) data processing of $0.6 million with increased transaction volume and data security costs; and (v) professional fees of $0.7 million. These increases were partially offset by a decrease of $0.7 million in other expenses.

Income tax expense totaled $15.0 million for the year ended December 31, 2016, reflecting a decrease of $4.4 million when compared to the year ended December 31, 2015. The effective tax rate was 25.71% and 35.69% as of December 31, 2016 and 2015, respectively. The decrease in income tax expense was mostly related to a tax benefit of $6.2 million resulting from the investments in renewable energy tax credits, partially offset by increased pre-tax earnings.

Results of Operations for Year ended December 31, 2015 and 2014

Total interest income was $131.6 million for the year ended December 31, 2015, reflecting an increase of $13.9 million, or 11.9%, when compared to total interest income of $117.7 million for the year ended December 31, 2014. The increase was mostly attributed to interest income earned on the loan portfolio increasing by $11.8 million, or 11.0%, to $119.3 million for the year ended December 31, 2015 from $107.5 million for the year ended December 31, 2014. The increase in interest income earned on the loan portfolio was mostly due to an increase of $2.4 million in interest income on consumer loans (including consumer real estate), an increase of $7.1 million in interest income on commercial real estate loans and an increase of $2.3 million in commercial and industrial loans. Growth in the volume of loans was the main contributor to increased interest income. Interest income on investment securities increased by $1.7 million, or 18.7%, to $10.9 million for the year ended December 31, 2015 from $9.2 million for the year ended December 31, 2014. The increase in interest income on investment securities was mostly due to an increase in interest income on municipal and housing revenue bonds.

Interest expense totaled $17.7 million for the year ended December 31, 2015, a decrease of $2.5 million when compared to $20.1 million for the year ended December 31, 2014. Interest expense on deposits decreased by $0.2 million due to the capture of lower-rate deposits through wholesale funding strategies and the re-pricing of customer deposits to better align customer rates with market interest rates. Interest expense on advances from the FHLB decreased by $0.2 million, or 6.7%, to $2.2 million for the year ended December 31, 2015 from $2.4 million for the year ended December 31, 2014. Interest expense on subordinated debt decreased by $2.1 million, mostly due to the expenses related to the extinguishment of approximately $3.4 million of subordinated debt at an interest rate of 8% and $24.7 million of subordinated debt at an interest rate of 10% during the first quarter of 2014.

Net interest margin was 3.63% for the year ended December 31, 2015, an increase of 11 basis points when compared to net interest margin of 3.52% for the year ended December 31, 2014. Net interest income totaled $114.0 million for the year ended December 31, 2015, an increase of $16.4 million, or 16.8%, when compared to $97.6 million for the year ended December 31, 2014.

The provision for loan losses totaled $5.5 million for the year ended December 31, 2015, an increase of $2.7 million when compared to the year ended December 31, 2014. The increase in the provision for loan losses was mostly the result of growth of $425.1 million in the loan portfolio during 2015.

For the year ended December 31, 2015, non-interest income totaled $16.1 million, reflecting an increase of $2.5 million when compared to $13.7 million for the year ended December 31, 2014. The increase was mostly related to increases in: (i) trading income on interest rate contracts of $1.4 million; (ii) mortgage banking fees, net, of $0.9 million; (iii) retail banking fees of $0.4 million; and (iv) other non-interest income of $0.4 million (mostly in the loan fees category). These increases were partially offset by a decrease of $0.7 million in gain on sale of investment securities and a decrease of $0.3 million in fee income from investment advisory services.

Non-interest expense totaled $70.3 million for the year ended December 31, 2015, an increase of $5.6 million when compared to the year ended December 31, 2014. The increase in non-interest expense was mostly related to increases in: (i) salaries and employee benefits of $2.6 million related to normal salary increases; (ii) occupancy and equipment of $0.7 million; (iii) data processing of $0.7 million; and (iv) other expenses of $1.4 million (mostly related to the provision for off balance sheet exposure and an increase in advertising expenses).

Financial Condition at December 31, 2016 and December 31, 2015

At December 31, 2016, the Company had assets totaling $4.2 billion, an increase of $521.0 million, or 14.3%, when compared to $3.6 billion in total assets as of December 31, 2015.

Investment securities available-for-sale increased by $94.1 million, or 41.2%, to $322.7 million at December 31, 2016 from $228.6 million at December 31, 2015. Investment securities held-to-maturity decreased by $8.5 million, or 4.5%, to $182.1 million at December 31, 2016 from $190.6 million at December 31, 2015.

At December 31, 2016, the loan portfolio totaled $3.4 billion, an increase of $428.3 million, or 14.5%, when compared to the loan portfolio of $2.9 billion at December 31, 2015. The net increase in loans receivable was reflected in commercial real estate loans (which increased $231.5 million), construction and land development loans (which increased $47.2 million), commercial, financial and agricultural loans (which increased $94.3 million) and residential family loans (which increased $54.9 million). The allowance for loan losses increased to $39.6 million at December 31, 2016 from $32.7 million at December 31, 2015, mostly related to the growth in the loan portfolio as credit quality metrics improved.

Other investments totaled $24.7 million at December 31, 2016, reflecting an increase of $13.8 million, or 125.9%, when compared to $11.0 million at December 31, 2015. The increase was mostly related to two new investments in low income housing tax credits (totaling $10.5 million) and $8.2 million related to two new renewable energy tax credit investments, which were partially offset by distributions of $4.6 million in several fund investments.

At December 31, 2016, other assets totaled $32.4 million, an increase of $23.6 million when compared to $8.8 million at December 31, 2015. The increase in other assets was primarily related to an increase of $21.7 million in refundable income taxes resulting from two investments in renewable energy tax credit partnerships.

Total deposits were $3.5 billion at December 31, 2016, an increase of $493.7 million, or 16.5%, when compared to total deposits of $3.0 billion at December 31, 2015. Advances from the FHLB totaled $225.1 million as of December 30, 2016, reflecting a decrease of $54.6 million, or 19.5%, when compared to advances from the FHLB of $279.7 million at December 31, 2015. Subordinated debentures totaled $66.6 million as of December 31, 2016, reflecting an increase of $44.9 million, mostly related to $45.0 million of additional subordinated debt issued during March 2016. Accrued expenses and other liabilities totaled $37.8 million as of December 31, 2016, an increase of $18.7 million when compared to $19.1 million at December 31, 2015, mostly related to a net increase of $21.0 million in commitments to invest in tax credit partnerships.

INFORMATION ABOUT THE USAMERIBANCORP MEETING

Date, Time and Place

This document solicits, on behalf of the USAmeriBancorp Board of Directors, proxies to be voted at a special meeting of USAmeriBancorp common shareholders and at any adjournments or postponements thereof. The USAmeriBancorp meeting is scheduled for:

December 14, 2017, at 10:00 a.m. (local time)

USAmeriBank

4790 140th Avenue North

Clearwater, FL 33762

Purpose

At the meeting, USAmeriBancorp common shareholders will consider and vote on:

•	approval of the merger agreement; and

•	approval of the USAmeriBancorp adjournment proposal.

Board Recommendations

The USAmeriBancorp Board of Directors unanimously recommends that common shareholders vote FOR:

•	approval of the merger agreement; and

•	approval of the USAmeriBancorp adjournment proposal.

Record Date; Quorum; Required Vote; Voting Agreements

As of the record date, October 26, 2017, 10,625,534 shares of common stock of USAmeriBancorp were issued and outstanding. The common stock is USAmeriBancorp’s only class of securities entitled to vote, each share being entitled to one vote. The presence at the USAmeriBancorp special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of USAmeriBancorp common stock as of the record date is considered a quorum for the transaction of business. If USAmeriBancorp common shareholders submit a properly completed proxy or if they appear at the USAmeriBancorp special meeting to vote in person, their shares of common stock will be considered part of the quorum. Abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. In the absence of a quorum, the USAmeriBancorp special meeting will be adjourned or postponed.

The merger cannot be completed without USAmeriBancorp common shareholders’ approval of the merger agreement. The affirmative vote of a majority of the shares of USAmeriBancorp common stock outstanding on the record date is required to approve the merger agreement.

On July 26, 2017, the directors and executive officers of USAmeriBancorp as a group beneficially owned a total of 2,972,236 shares of USAmeriBancorp common stock, representing 28.3% of the issued and outstanding common stock. In connection with the execution of the merger agreement, Valley entered into voting agreements with each USAmeriBancorp director. Pursuant to the voting agreements, the USAmeriBancorp directors have each agreed to vote the shares of common stock of USAmeriBancorp beneficially owned by them (whether solely or jointly with others) in favor of approval of the merger agreement. On the record date, a total of 2,661,243 shares of common stock representing approximately 25.0% of the outstanding USAmeriBancorp common stock are covered by the voting agreements.

Approval of the USAmeriBancorp adjournment proposal requires that the affirmative votes cast by the holders of USAmeriBancorp common stock present in person or represented by proxy at the USAmeriBancorp special meeting and entitled to vote exceed the votes cast in opposition.

The matters to be considered at the USAmeriBancorp special meeting are of great importance to the common shareholders of USAmeriBancorp. Accordingly, you are urged to read and carefully consider the information presented in this joint proxy statement-prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage paid envelope as instructed on the proxy card or to vote by Internet or telephone.

Voting Rights; Proxies

If USAmeriBancorp common shareholders properly execute a proxy card and send it to USAmeriBancorp in the enclosed envelope in a timely manner, their proxy will be voted in accordance with the instructions they indicate, unless they revoke their proxy prior to the vote. If USAmeriBancorp common shareholders send USAmeriBancorp a proxy card that does not instruct USAmeriBancorp how to vote, their shares will be voted (1) “FOR” approval of the merger agreement and (2) “FOR” approval of the USAmeriBancorp adjournment proposal.

USAmeriBancorp common shareholders may revoke their grant of a proxy at any time before it is voted by:

(a)	filing a written revocation of the proxy with the Secretary of USAmeriBancorp;

(b)	executing a later Internet or telephone vote;

(c)	submitting a signed proxy card bearing a later date; or

(d)	attending and voting in person at the USAmeriBancorp special meeting.

Written revocations should be sent to Victoria Alderman, Secretary, USAmeriBancorp, Inc., 4790 140th Avenue North, Clearwater, Florida 33762. Attendance at the USAmeriBancorp special meeting will not in and of itself revoke a proxy, unless you choose to cast a ballot at such special meeting.

If USAmeriBancorp common shareholders use the Internet, they can change their vote at the Internet address shown on their proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on December 13, 2017.

If USAmeriBancorp common shareholders vote by telephone, they can change their vote by using the toll free telephone number shown on their proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on December 13, 2017.

The inspectors of election appointed for the USAmeriBancorp special meeting, who will determine whether or not a quorum is present, will tabulate votes cast by proxy or in person at such special meeting. Abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions occur when proxies are marked as abstentions, or when shareholders appear in person but abstain from voting. “Broker non-votes” occur when a broker indicates on a proxy that it does not have discretionary authority regarding certain shares. Abstentions are effectively a vote AGAINST the merger agreement but will have no effect on the USAmeriBancorp adjournment proposal at the USAmeriBancorp special meeting. Broker non-votes will have the effect of a vote AGAINST the merger agreement but will have no effect on USAmeriBancorp adjournment proposal at the USAmeriBancorp special meeting.

If USAmeriBancorp common shareholders do not vote by proxy, telephone or internet or in person at the USAmeriBancorp special meeting, it will have the effect of a vote AGAINST the merger agreement, but will have no effect on the vote to approve the USAmeriBancorp adjournment proposal. Failure to vote, however, may also affect whether a quorum is present.

Solicitation of Proxies

USAmeriBancorp will bear all costs of soliciting proxies for the USAmeriBancorp special meeting. In addition to solicitations by mail, the directors, officers and employees of USAmeriBancorp may solicit proxies for the USAmeriBancorp special meeting from USAmeriBancorp common shareholders in person or by telephone. These directors, officers and employees will not be specifically compensated for their services. USAmeriBancorp will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse those parties for their expenses in doing so.

INFORMATION ABOUT THE VALLEY MEETING

Date, Time and Place

This document solicits, on behalf of the Valley Board of Directors, proxies to be voted at a special meeting of Valley common shareholders and at any adjournments or postponements thereof. The Valley meeting is scheduled for:

December 14, 2017, at 3:00 p.m. (local time)

Valley National Bank’s Office

100 Furler Street

Totowa, New Jersey

Purpose

At the meeting, Valley common shareholders will consider and vote on:

•	approval of the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger; and

•	approval of the Valley adjournment proposal.

Board Recommendations

The Valley Board of Directors unanimously recommends that shareholders vote FOR:

•	approval of the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger; and

•	approval of the Valley adjournment proposal.

Record Date; Quorum; Required Vote

As of the record date, October 23, 2017, 264,278,722 shares of common stock of Valley were issued and outstanding. The common stock is Valley’s only class of securities entitled to vote, each share being entitled to one vote. The presence at the Valley special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of Valley common stock as of the record date is considered a quorum for the transaction of business. If Valley common shareholders submit a properly completed proxy or if they appear at the Valley special meeting to vote in person, their shares of common stock will be considered part of the quorum. Abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. In the absence of a quorum, the Valley special meeting will be adjourned or postponed.

The merger cannot be completed without Valley common shareholders’ approval of the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger. The 76,334,259 shares that Valley common shareholders are being asked to approve is the maximum number of shares that would be issuable in the transaction, including shares of Valley common stock underlying Valley warrants, Valley stock options and Valley restricted stock units to be issued in exchange for USAmeriBancorp warrants, USAmeriBancorp stock options and USAmeriBancorp restricted stock units, respectively, and assuming that the average closing price of Valley common stock is $10.00. Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00. The Valley share issuance proposal will be approved if a majority of the votes cast by the holders of Valley common stock at the Valley special meeting are “FOR” approval of such proposal.

On the record date, the directors and executive officers of Valley as a group beneficially owned a total of approximately 6,351,243 shares of Valley common stock, representing 2.4% of the issued and outstanding shares of common stock.

The Valley adjournment proposal will be approved if a majority of the votes cast by the holders of Valley common stock at the Valley special meeting are “FOR” approval of such proposal.

The matters to be considered at the Valley special meeting are of great importance to the common shareholders of Valley. Accordingly, you are urged to read and carefully consider the information presented in this joint proxy statement-prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage paid envelope as instructed on the proxy card or to vote by Internet or telephone.

Voting Rights; Proxies

If Valley common shareholders properly execute a proxy card and send it to Valley in the enclosed envelope in a timely manner, their proxy will be voted in accordance with the instructions they indicate, unless they revoke their proxy prior to the vote. If Valley common shareholders send Valley a proxy card that does not instruct Valley how to vote, their shares will be voted (1) ”FOR” approval of the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger, and (2) ”FOR” approval of the Valley adjournment proposal.

Valley common shareholders may revoke their grant of a proxy at any time before it is voted by:

(a)	filing a written revocation of the proxy with the Secretary of Valley;

(b)	executing a later Internet or telephone vote;

(c)	submitting a signed proxy card bearing a later date; or

(d)	attending and voting in person at the Valley special meeting.

Written revocations should be sent to Alan D. Eskow, Secretary, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470. Attendance at the Valley special meeting will not in and of itself revoke a proxy, unless you choose to cast a ballot at such special meeting.

If Valley common shareholders use the Internet, they can change their vote at the Internet address shown on their proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on December 13, 2017.

If Valley common shareholders vote by telephone, they can change their vote by using the toll free telephone number shown on their proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on December 13, 2017.

The inspectors of election appointed for the Valley special meeting, who will determine whether or not a quorum is present, will tabulate votes cast by proxy or in person at such special meeting. Abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions occur when proxies are marked as abstentions, or when common shareholders appear in person but abstain from voting. “Broker non-votes” occur when a broker indicates on a proxy that it does not have discretionary authority regarding certain shares of common stock. Abstentions and broker non-votes will have no effect on any of the proposals at the Valley special meeting.

If Valley common shareholders do not vote by proxy, telephone or internet or in person at the Valley special meeting, it will have no effect on the vote to approve the Valley share issuance proposal or the vote to approve the Valley adjournment proposal. Failure to vote, however, may affect whether a quorum is present.

Solicitation of Proxies

Valley will bear all costs of soliciting proxies for the Valley special meeting. Laurel Hill Advisory Group has been retained to assist in the solicitation of proxies under a contract providing for payment of an estimated fee of $8,500, plus reimbursement for its expenses. In addition to solicitations by mail and by Laurel Hill Advisory Group, the directors, officers and employees of Valley may solicit proxies for the Valley special meeting from Valley common shareholders in person or by telephone. These directors, officers and employees will not be specifically compensated for their services. Valley will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse those parties for their expenses in doing so.

PROPOSAL 1 OF THE USAMERIBANCORP SPECIAL MEETING – THE MERGER

Background of the Merger

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, USAmeriBancorp’s Board of Directors and senior management have regularly reviewed and assessed USAmeriBancorp’s business strategies and objectives, including strategic opportunities and challenges, and have considered various strategic options potentially available to them, all with the goal of enhancing value for its shareholders. These strategic discussions have focused on, among other things, the business, competitive and regulatory environment facing financial institutions generally and USAmeriBancorp in particular, as well as conditions and ongoing consolidation in the financial services industry. In addition, members of USAmeriBancorp’s Board of Directors and senior management have received, from time to time, inquiries from representatives of other financial institutions about potential business combinations and USAmeriBancorp’s Board of Directors was regularly updated regarding these contacts.

In connection with the periodic review of its strategic alternatives, USAmeriBancorp’s Board of Directors met on April 19, 2017 to receive from one of USAmeriBancorp’s outside financial consultants an overview of the mergers and acquisitions market, which included updates relating to the banking industry in general and bank mergers and acquisitions activity in particular. USAmeriBancorp’s Board of Directors also discussed USAmeriBancorp’s strategic options, including remaining independent while continuing to execute its strategic plan, and also considering a possible sale of the organization with its respective advantages and disadvantages.

Subsequent to this meeting, USAmeriBancorp’s management received an unsolicited inquiry from Valley regarding a possible business combination to be effected through an all stock merger. Executive officers of USAmeriBancorp and Valley engaged in preliminary discussions outlining the broad terms of a possible acquisition and pricing terms. On May 19, 2017, USAmeriBancorp’s Board of Directors met again, and at this meeting, USAmeriBancorp’s management described the discussions with Valley and the terms of a possible transaction and provided members with an overview of Valley and its operations. USAmeriBancorp’s Board of Directors discussed in detail possible next steps and concluded by directing Chairman Steans and Mr. Chillura to further investigate the possibility of a strategic transaction with Valley, and to negotiate the terms of any formal offer made by Valley pursuant to a letter of intent or otherwise.

After several rounds of discussions between representatives of USAmeriBancorp and Valley, the parties signed a letter of intent on May 26, 2017. USAmeriBancorp held a Board meeting on May 30, 2017 to discuss the terms of the letter of intent and other related business and legal issues. Barack Ferrazzano, USAmeriBancorp’s outside legal counsel, discussed the fiduciary and legal obligations applicable to directors when considering a sale or merger of USAmeriBancorp and how those duties applied in the current process. The Board also heard a detailed financial presentation from one of USAmeriBancorp’s outside financial advisors that reviewed (i) general merger and acquisition activity, including activity in the Florida market, (ii) the financial terms of Valley’s proposed offer included in the letter of intent and (iii) the range of projected book and earnings multiples applicable to USAmeriBancorp’s stock price represented by these financial terms. USAmeriBancorp’s Board of Directors directed Chairman Steans and Mr. Chillura, with the assistance of USAmeriBancorp’s outside legal and financial advisors, to attempt to negotiate a merger agreement in accordance with the terms expressed in the letter of intent.

Between May 26, 2017 and July 25, 2017, Valley performed its due diligence review of the financial condition and operations of USAmeriBancorp and USAmeriBank, USAmeriBancorp’s and USAmeriBank’s material agreements and other information concerning USAmeriBancorp and USAmeriBank.

On June 27, 2017, Valley distributed to USAmeriBancorp an initial draft of the merger agreement. Between that date and July 24, 2017, USAmeriBancorp and Valley and their respective representatives and advisors negotiated the terms of the merger agreement. During this time, the parties and their legal advisors exchanged a number of drafts of the merger agreement and its exhibits, and worked toward finalizing the terms of the transaction. Also during this period, each party prepared, distributed and finalized a set of disclosure schedules listing certain supplemental information and exceptions to the representations and warranties contained in the merger agreement.

While the merger agreement was being negotiated, USAmeriBancorp presented Valley with a “reverse” due diligence list requesting information about Valley and its financial condition and operations. Members of USAmeriBancorp’s senior management and its outside financial advisors reviewed the documentation provided by Valley while USAmeriBancorp and Valley continued to negotiate the terms of the merger agreement. In addition, USAmeriBancorp and its advisors reviewed information about Valley that was publicly available, including reports and other materials filed with the SEC. On June 12 and 13, 2017, members of USAmeriBancorp’s senior management and its outside financial advisors visited Valley’s headquarters in New Jersey to review additional documents supplied by Valley and held personal interviews with a number of members of Valley’s executive management to discuss Valley’s current operations, financial condition and prospects. On June 29, 2017, Mr. Chillura and Chairman Steans visited Valley’s headquarters in New Jersey to further discuss due diligence matters and deal terms.

On July 14, 2017, the Valley Board of Directors and the Valley National Bank Board of Directors held a joint meeting at which the terms and conditions of the then-current draft of the merger agreement were extensively reviewed and discussed and at which senior management answered questions that the directors had with respect to the prospective merger. At the time of this meeting, Valley was still in the process of conducting due diligence on USAmeriBancorp and USAmeriBank and had not yet received a draft of USAmeriBancorp’s disclosure schedules in connection with the merger agreement. Following the meeting, on July 17 and 18, as part of Valley’s ongoing due diligence process, certain members of the Valley Board of Directors visited a number of banking offices of USAmeriBank located in Tampa Bay, Florida, and in Alabama.

On July 21, 2017, USAmeriBancorp’s management distributed to the USAmeriBancorp Board of Directors (i) a substantially final, negotiated version of the merger agreement and related exhibits, (ii) a report by USAmeriBancorp’s outside financial advisors summarizing the results of the reverse due diligence review of Valley, (iii) a financial presentation prepared by Sandler providing an overview of Valley and the financial terms of the proposed acquisition and (iv) draft board resolutions prepared by Barack Ferrazzano approving the merger with Valley. A joint meeting of the Boards of Directors of USAmeriBancorp and USAmeriBank was held on July 21, 2017 to discuss the proposed transaction. At the meeting, the joint Boards of Directors received a full report from USAmeriBancorp management and its outside advisors. Barack Ferrazzano discussed again the fiduciary obligations of USAmeriBancorp’s directors in considering a sale or merger of the company and answered director questions on the topic. Barack Ferrazzano also provided a comprehensive review of the proposed merger agreement. Various provisions of the merger agreement were discussed and director questions regarding the merger agreement were asked and answered.

Representatives of Sandler presented its financial analysis, which included a review of the fairness opinion process, a summary of the financial terms of the proposed merger, including the merger consideration, valuation multiples of the merger consideration compared to precedent transactions, pro forma analyses and transaction analyses. At the end of its presentation, Sandler delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of July 21, 2017, and based on the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler as set forth in its opinion, the merger consideration was fair to the common shareholders of USAmeriBancorp from a financial point of view.

The USAmeriBancorp Board of Directors engaged in a detailed and extensive discussion of the merger agreement, the financial analyses and the fairness opinion. The USAmeriBancorp Board considered the analyses of Sandler regarding the valuation of USAmeriBancorp as a stand-alone entity and discussed the attributes of Valley’s common stock, including its recent market performance, its dividend payout ratio, its trading volume and its relative valuation compared to its peers. The Board also discussed Valley’s commitment to community banking and its business culture and philosophy. Following extensive discussion and questions and answers, including consideration of the factors described under “Recommendation of USAmeriBancorp’s Board of Directors and Reasons for the Merger,” USAmeriBancorp’s Board of Directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interests of USAmeriBancorp and its shareholders and authorized USAmeriBancorp’s management to execute and deliver the merger agreement.

On July 25, 2017, the Valley Board of Directors and the Valley National Bank Board of Directors held a joint meeting, at which representatives of KBW were present, to consider approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger and the bank merger. At the meeting, the Valley Board of Directors and the Valley National Bank Board of Directors received an update from Valley’s management team on the status of negotiations with USAmeriBancorp and information regarding the proposed merger and the combined business. In addition, at the meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Valley Board of Directors an opinion to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to Valley. Following further discussion among the Valley directors, the Valley Board of Directors determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and voted unanimously to approve the merger agreement and the transactions contemplated by the merger agreement, and the other transaction agreements.

On the morning of July 26, 2017, USAmeriBancorp and Valley executed the merger agreement and issued a joint press release announcing the transaction.

Recommendation of USAmeriBancorp’s Board of Directors and Reasons for the Merger

USAmeriBancorp’s Board of Directors believes that the merger is advisable to its shareholders. Accordingly, USAmeriBancorp’s Board of Directors has approved the merger agreement and recommends that USAmeriBancorp’s common shareholders vote “FOR” the approval of the merger agreement.

In reaching its decision to approve the merger agreement, USAmeriBancorp’s Board of Directors consulted with USAmeriBancorp’s outside legal counsel and USAmeriBancorp’s financial advisor regarding the merger and considered a variety of factors, including the following:

•	the USAmeriBancorp Board of Directors’ familiarity with and review of USAmeriBancorp’s business, financial condition, results of operations and prospects, including, but not limited to, its business plan and its potential for growth, development, productivity and profitability;

•	the current and prospective environment in which USAmeriBancorp operates, including national and local economic conditions (including net interest margin pressures), the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally, and the trend toward consolidation in the financial services industry;

•	USAmeriBancorp’s belief that USAmeriBancorp needs to grow to be in a position to deliver a competitive return to its shareholders and such growth would require, among other things, the raising of capital;

•	the USAmeriBancorp Board of Directors’ review, with the assistance of USAmeriBancorp’s legal and financial advisors, of strategic alternatives to the merger, including the possibility of remaining independent;

•	the likelihood that acquisition opportunities for USAmeriBancorp as a buyer are limited since potential targets within USAmeriBancorp’s market area are either very small, have credit quality issues, are at prices that do not make sense for USAmeriBancorp, or have clearly expressed a strong desire to remain independent for the foreseeable future;

•	the USAmeriBancorp Board of Directors’ review, based in part on presentations by USAmeriBancorp’s management and advisors and on the due diligence performed in connection with the transaction, of Valley’s business, financial condition, results of operations and management; the recent performance of Valley’s common stock on both a historical and prospective basis; the strategic fit between the parties; the potential synergies expected from the merger; and the business risks associated with the merger;

•	the expectation that the merger will provide holders of USAmeriBancorp common stock with the opportunity to receive a substantial premium over the historical trading prices for their shares and that the exchange of Valley common stock for USAmeriBancorp common stock and the exchange of Valley Series C preferred stock, if any, for USAmeriBancorp Series C preferred stock, will be tax-free for federal income tax purposes;

•	the expected pro forma financial impact of the transaction, taking into account anticipated cost savings and other factors, on both USAmeriBancorp common shareholders and Valley common shareholders;

•	the prospects for continuation of Valley’s regular quarterly dividend rate, which is currently $0.11 per share of common stock, when compared to USAmeriBancorp’s regular quarterly dividend rate, which is currently $0.175 per share of common stock. Assuming an exchange ratio of 6.100 and Valley’s regular quarterly dividend rate remains unchanged, the equivalent quarterly dividend to be paid to holders of USAmeriBancorp common stock is $0.671 per share;

•	the expectation that the historical liquidity of Valley common stock will offer USAmeriBancorp common shareholders the opportunity to participate in the growth and opportunities of Valley by retaining their Valley common stock following the merger, or to exit their investment, should they prefer to do so;

•	the lack of prospects for a superior offer for a strategic combination that affords USAmeriBancorp common shareholders the ability to continue their equity investment in a tax-efficient manner;

•	the USAmeriBancorp Board of Directors’ review with USAmeriBancorp’s legal advisors of the non-solicitation and termination provisions of the merger agreement, the flexibility of the USAmeriBancorp Board of Directors to consider unsolicited proposals from other institutions after the execution of the merger agreement, and the $30 million termination fee in favor of Valley in the event the merger agreement is terminated under certain specified circumstances;

•	the collar on the Valley consideration such that the minimum value of the consideration which USAmeriBancorp common shareholders would receive is $69.00 per share and the maximum value of the consideration which USAmeriBancorp common shareholders would receive is $79.30 per share;

•	the opinion, dated July 21, 2017, to USAmeriBancorp’s Board of Directors of Sandler, financial advisor to USAmeriBancorp, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler as set forth in its opinion, the merger consideration was fair to holders of USAmeriBancorp common stock from a financial point of view, as more fully described under “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Opinion of USAmeriBancorp’s Financial Advisor” beginning on page 72;

•	the similarity between USAmeriBancorp’s and Valley’s management philosophies, approaches and commitments to the communities, customers and shareholders they each serve and their respective employees;

•	the impact of the merger on depositors, customers and communities served by USAmeriBancorp and the expectation that the combined entity will continue to provide quality service to the communities and customers currently served by USAmeriBancorp;

•	the effects of the merger on USAmeriBancorp’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Valley; and

•	Valley’s requirement that certain of USAmeriBancorp’s executive officers and certain other key employees identified by Valley execute employment or retention agreements with Valley to provide economic incentives for such persons to remain with the resulting entity for six months to three years following the closing of the merger to allow for an orderly and successful transition.

The USAmeriBancorp Board of Directors also considered potential risks relating to the merger, including the following:

•	the need to obtain regulatory approvals to complete the merger;

•	the need for Valley to obtain the approval of its common shareholders for the issuance of up to 76,334,259 shares of Valley common stock in connection with the merger;

•	the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on USAmeriBancorp’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

•	the merger agreement provisions generally requiring USAmeriBancorp to conduct its business in the ordinary course and the other restrictions on the conduct of USAmeriBancorp’s business prior to completion of the merger, which may delay or prevent USAmeriBancorp from undertaking business opportunities that may arise pending completion of the merger;

•	Valley could experience a decrease in profitability or regulatory pressure that would force it to reduce its dividends from historical levels;

•	expected benefits and synergies sought in the merger, including cost savings and Valley’s ability to successfully market its financial products to USAmeriBancorp’s customers, may not be realized or may not be realized within the expected time period;

•	the challenges of integrating the businesses, operations and employees of USAmeriBancorp and Valley;

•	certain provisions of the merger agreement prohibit USAmeriBancorp from soliciting, and limit its ability to respond to, proposals for alternative transactions;

•	USAmeriBancorp’s obligation to pay to Valley a termination fee of $30 million plus up to $2 million in expenses if USAmeriBancorp recommends or accepts an alternative acquisition proposal may deter others from proposing an alternative transaction that may be more advantageous to USAmeriBancorp’s common shareholders;

•	Valley’s right to terminate the merger agreement if the average closing price is below $11.00;

•	the possible effects on USAmeriBancorp should the parties fail to complete the merger, including the possible effects on USAmeriBancorp’s common stock and the associated business and opportunity costs;

•	that USAmeriBancorp’s directors and executive officers have interests in the merger that are different from or in addition to those of its common shareholders generally, as described in the section entitled “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Interests of Certain Persons in the Merger - Interests of USAmeriBancorp Executive Officers and Directors in the Merger” beginning on page 66; and

•	the other risks described in the section entitled “Risk Factors” beginning on page 39 and the risks of investing in Valley common stock and preferred stock identified in the Risk Factors sections of Valley’s periodic reports filed with the SEC and incorporated by reference herein.

The discussion of the information and factors considered by the USAmeriBancorp Board of Directors is not exhaustive, but includes the material factors considered by the USAmeriBancorp Board of Directors. In view of the wide variety of factors considered by the USAmeriBancorp Board of Directors in connection with its evaluation of the merger and the complexity of these matters, the USAmeriBancorp Board of Directors did not attempt to quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of USAmeriBancorp’s Board of Directors may have given different weights to different factors. The USAmeriBancorp Board of Directors evaluated the factors described above, including asking questions of USAmeriBancorp’s management and USAmeriBancorp’s legal and financial advisors, and reached the unanimous decision that the merger was advisable to USAmeriBancorp shareholders. The Board of Directors realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Board of Directors concluded that the potential positive factors outweighed the potential risks of completing the merger. It should be noted that this explanation of the USAmeriBancorp Board of Directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements” beginning on page 45.

On the basis of these considerations, USAmeriBancorp’s Board of Directors unanimously approved the merger agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMMON SHAREHOLDERS OF USAMERIBANCORP VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT.

Valley’s Reasons for the Merger

In reaching its decision to approve the merger agreement, the Valley Board of Directors evaluated the merger and the merger agreement in consultation with Valley’s management and Valley’s outside legal counsel and financial advisor, and considered a variety of factors, including the following:

•	Valley’s ongoing strategy of highly focused growth through acquisitions of other strong financial institutions, including in the Florida market;

•	its knowledge of Valley’s business, operations, financial condition, earnings and prospects and knowledge of USAmeriBancorp’s business, operations, financial condition, earnings and prospects, taking into account the results of Valley’s due diligence review of USAmeriBancorp;

•	its belief that USAmeriBancorp and Valley share a compatible community banking model;

•	the similarity between Valley’s and USAmeriBancorp’s approach to banking, which both focus on strong asset quality, customer service and earnings;

•	that USAmeriBancorp would enable Valley to expand its presence into desirable and economically growing Florida urban banking markets and to enter into the Alabama urban banking markets;

•	the financial and other terms and ability of the USAmeriBancorp Board of Directors to entertain third party acquisition proposals to acquire USAmeriBancorp and conditions of the merger agreement, including providing for payment by USAmeriBancorp to Valley of a termination fee of $30 million, plus reasonable out of pocket expenses up to $2,000,000, if the merger agreement is terminated under certain circumstances;

•	the opinion, dated July 25, 2017, of KBW to the Valley Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to Valley of the exchange ratio in the proposed merger, as more fully described below under “Opinion of Valley’s Financial Advisor” beginning on page 123;

•	the regulatory and other approvals required in connection with the transaction and the likelihood such approvals will be received in a timely manner and without unacceptable conditions; and

•	the ability of Valley to terminate the merger agreement without penalty or liability in the event the average closing price is below $11.00.

Interests of Certain Persons in the Merger

Interests of USAmeriBancorp Executive Officers and Directors in the Merger

In considering the recommendations of the USAmeriBancorp Board of Directors, USAmeriBancorp’s common shareholders should be aware that some of the executive officers and directors of USAmeriBancorp have interests in the merger that differ from, or may be in addition to, the interests of USAmeriBancorp’s common shareholders. These interests may present such executive officers and directors with actual or potential conflicts of interests, and these interests, to the extent material, are described below:

Ownership of USAmeriBancorp

Some of the directors of USAmeriBancorp and executive officers of USAmeriBancorp and USAmeriBank currently own USAmeriBancorp common stock and some of the directors of USAmeriBancorp and executive officers of USAmeriBancorp and USAmeriBank have been granted USAmeriBancorp stock options and restricted stock units. In addition, some of the directors of USAmeriBancorp and executive officers of USAmeriBancorp and USAmeriBank hold USAmeriBancorp warrants to purchase shares of USAmeriBancorp common stock. As of July 26, 2017, such directors and executive officers beneficially owned an aggregate of 2,869,214 shares of USAmeriBancorp common stock, which total includes shares of USAmeriBancorp common stock underlying USAmeriBancorp stock options exercisable within 60 days of such date, shares of USAmeriBancorp common stock underlying restricted stock units that have been settled or will be settled within 60 days of such date and shares of USAmeriBancorp common stock underlying USAmeriBancorp warrants that are immediately exercisable.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the merger agreement, for a period of six years after the effective time of the merger, Valley has agreed to indemnify, defend, hold harmless and advance expenses to each present and former officer and director of USAmeriBancorp and its subsidiaries to the fullest extent authorized or permitted by law. Valley also has agreed that all rights to indemnification and advancement of expenses from liabilities under USAmeriBancorp’s articles of incorporation with respect to acts or omissions occurring prior to the effective time of the merger now existing in favor of current and former officers and directors of USAmeriBancorp or any of its subsidiaries will survive the merger and continue in full force and effect in accordance with their terms and without regard to any subsequent amendment thereof.

The merger agreement further provides that Valley will cause the officers and directors of USAmeriBancorp and its subsidiaries to be covered for a period of six years after the effective time of the merger under Valley’s then current directors’ and officers’ liability insurance policy or an extension of USAmeriBancorp’s existing directors’ and officers’ liability insurance policy, provided, however, that Valley is only required to obtain such coverage at an aggregate cost not to exceed 300% of the annual premium currently paid by USAmeriBancorp for such coverage.

Summary of Payments and Benefits to Directors

Non-employee directors of USAmeriBancorp are not expected to receive any compensation based on or related to the merger that has not already accrued or vested in them, other than the acceleration of vesting of stock options and restricted stock units as discussed below.

Equity Compensation Awards

USAmeriBancorp’s directors and executive officers and USAmeriBank’s executive officers participate in USAmeriBancorp’s equity-based compensation plans and hold outstanding stock options and restricted stock units granted under such plans. All outstanding USAmeriBancorp stock options and restricted stock units will vest only to the extent set forth in the USAmeriBancorp equity-based compensation plans and the grant or award agreements pursuant to which the USAmeriBancorp stock options and restricted stock units were granted or awarded. Accordingly, the vesting of USAmeriBancorp stock options and restricted stock units will be accelerated if the holders of such stock options and restricted stock units are involuntarily terminated by Valley and/or its subsidiaries without cause or by the employee for good reason within 24 months following a change in control such as the merger. In addition, if the vesting of a USAmeriBancorp stock option or restricted stock unit granted under the USAmeriBancorp, Inc. 2015 Long Term Incentive Plan is conditioned upon the achievement of performance measures, then such stock option or restricted stock unit will become fully vested if at the time of a change in control, such as the merger, the established performance measures are at least 50% attained. If at the time of a change in control, such as the merger, the established performance measures are less than 50% attained, then such USAmeriBancorp stock option or restricted stock unit will become vested on a fractional basis determined by dividing the percentage of attainment of the established performance measures by 50%.

All outstanding USAmeriBancorp stock options will be converted, at the effective time of the merger, into Valley stock options to acquire Valley common stock where the number of shares of Valley common stock underlying such Valley stock options will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp stock options multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley stock options will be equal to the exercise price per share of USAmeriBancorp common stock subject to such USAmeriBancorp stock option divided by the exchange ratio. In addition, all outstanding restricted stock units that have vested as of the effective time of the merger will be converted into the right to receive the same consideration as holders of USAmeriBancorp common stock are receiving in the merger, and all restricted stock units that are unvested as of the effective time of the merger will remain outstanding and be converted into the right to receive Valley common stock where the number of shares of Valley common stock underlying such restricted stock units will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp restricted stock units multiplied by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described under the section entitled “Summary - The Merger - Consideration to USAmeriBancorp Common Shareholders,” the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp stock options and restricted stock units are converted on economically equivalent terms as outstanding shares of USAmeriBancorp common stock.

The following table sets forth, based on outstanding awards under USAmeriBancorp’s equity plans and other compensatory arrangements as of July 26, 2017, the number and value of all outstanding and unexercised USAmeriBancorp stock options held by each of USAmeriBancorp’s directors and executive officers:

USAmeriBancorp

Stock Options

	Number of Shares Underlying Stock Options			Estimated Dollar Value of Stock Options (1)
Name	Unvested	Vested	Total	Unvested	Vested	Total
Jennifer W. Steans	—	—	—	$—	$—	$—
George P. Bauer	—	—	—	—	—	—
Joseph V. Chillura	23,425	—	23,425	921,876	—	921,876
John P. Connelly	—	—	—	—	—	—
Mark S. Klein	—	—	—	—	—	—
Thomas B. McMurtrey, III	—	—	—	—	—	—
Harrison I. Steans	—	—	—	—	—	—
Alfred T. Rogers	12,643	—	12,643	522,819	—	522,819
James G. Olivier	20,377	—	20,377	851,629	—	851,629

(1)

Based on closing sale price of $12.40 per share of Valley common stock on July 25, 2017 and assuming an exchange ratio of 6.100, which is calculated as $75.64. The estimated dollar value is calculated by multiplying (A) the number of stock options with exercise prices below $75.64 and (B) the difference between $75.64 and the exercise prices of such stock options.

The following table sets forth, based on outstanding awards under USAmeriBancorp’s equity plans and other compensatory arrangements as of July 26, 2017, the number and value of all outstanding USAmeriBancorp restricted stock units held by each of USAmeriBancorp’s directors and executive officers:

USAmeriBancorp

Restricted Stock Units

	Number of Shares			Estimated Dollar Value of Restricted Stock Units (1)
Name	Unvested	Vested	Total	Unvested	Vested	Total
Jennifer W. Steans	—	—	—	$—	$—	$—
George P. Bauer	—	—	—	—	—	—
Joseph V. Chillura	9,240	—	9,240	698,913	—	698,913
John P. Connelly	—	—	—	—	—	—
Mark S. Klein	—	—	—	—	—	—
Thomas B. McMurtrey, III	—	—	—	—	—	—
Harrison I. Steans	—	—	—	—	—	—
Alfred T. Rogers	6,223	—	6,223	470,707	—	470,707
James G. Olivier	3,959	—	3,959	299,458	—	299,458

(1)	Based on closing sale price per share of Valley Common Stock on July 25, 2017 and assuming an exchange ratio of 6.100, which is calculated as $75.64.

USAmeriBancorp Executive Change in Control Severance Plan and New Employment Agreements for Joseph V. Chillura and Alfred T. Rogers

Joseph V. Chillura and Alfred T. Rogers are each a party to a Participation Agreement in connection with the USAmeriBancorp Executive Change in Control Severance Plan (collectively, the “Change in Control Plan”). In connection with the execution of the merger agreement on July 26, 2017, each of Messrs. Chillura and Rogers entered into a new employment agreement with Valley on July 25, 2017 to be effective at the effective time of the merger pursuant to which they each agreed, among other things, to waive and release all of their respective rights under the Change in Control Plan immediately prior to the effective date of the merger in exchange for a lump sum payment.

Under Mr. Chillura’s new employment agreement with Valley, Mr. Chillura is to receive a lump sum payment to be determined prior to the closing of the merger based on the terms of the Change in Control Plan, which is estimated at approximately $2,326,299, (i) in full satisfaction of all of his rights under the Change in Control Plan and (ii) in consideration for Mr. Chillura’s agreements and covenants related to confidentiality, non-competition, non-solicitation and non-disparagement set forth in his new employment agreement with Valley. Mr. Chillura will receive this lump sum payment immediately prior to the effective date of the merger.

Under Mr. Rogers’ new employment agreement with Valley, Mr. Rogers is to receive a lump sum payment to be determined prior to the closing of the merger based on the terms of the Change in Control Plan, which is estimated at approximately $961,443, (i) in full satisfaction of all of his rights under the Change in Control Plan and (ii) in consideration for Mr. Rogers’ agreements and covenants related to confidentiality, non-competition, non-solicitation and non-disparagement set forth in his new employment agreement with Valley. Mr. Rogers will receive this lump sum payment immediately prior to the effective date of the merger.

The new Valley employment agreements, entered into as of July 25, 2017, take effect at the effective time of the merger and contain the following material terms in addition to the provision for lump sum payments discussed in the three immediately preceding paragraphs:

•	Employment terms of 3 years for Mr. Chillura and 2 years for Mr. Rogers;

•	Base salaries at an annual rate of $510,000 and $330,000 for Mr. Chillura and Mr. Rogers, respectively;

•	Eligibility for an annual bonus and annual equity awards;

•	Fringe benefits and perquisites generally available to similarly situated Valley executives;

•	If the executives are terminated without Cause or for Good Reason (as each term is defined in the new Valley employment agreements), they will be entitled to receive their normal base salary payments that would have been earned had they remained employed until the greater of: (A) twelve months from the termination date; and (B) the end of the employment term;

•	If Messrs. Chillura or Rogers is terminated without Cause or for Good Reason on or within one year following a change in control of Valley, Messrs. Chillura and Rogers shall receive, instead of the payments set forth in the immediately preceding bullet point, a lump sum payment equal to the greater of:

•	(A) 24 months of normal base salary payments and (B) normal base salary payments until the end of the term, in the case of Mr. Chillura; and

•	(A) 18 months of normal base salary payments and (B) normal base salary payments until the end of the term, in the case of Mr. Rogers; and

•	As consideration for the payments discussed in the two immediately preceding paragraphs, Messrs. Chillura and Rogers each agree, for a period of two years following termination of employment, to not (i) engage in any business activity in which Valley National Bank engages in within 50 miles of any Valley or Valley National Bank location, and (ii) solicit Valley National Bank customers or employees.

USAmeriBancorp Executive Change in Control Severance Plan and New Employment Letter Agreement for James G. Olivier

James G. Olivier is also a party to the Change in Control Plan. In connection with the execution of the merger agreement on July 26, 2017, Mr. Olivier entered into new employment letter agreement with Valley on July 25, 2017 pursuant to which Valley agreed, assuming Mr. Olivier remains employed by USAmeriBank until the effective date of the merger and joins Valley after such date, to accelerate any severance payments that Mr. Olivier would be entitled to receive under the Change in Control Plan by paying him the total amount due in a lump sum payment to be made immediately prior to the effective date of the merger or within 30 days after the effective date of the merger. Such lump sum payment would be conditioned on his execution and non-revocation of a Release and Severance Agreement substantially in the form attached to the USAmeriBancorp Executive Change in Control Severance Plan (the “Release and Severance Agreement”). The amount of such lump sum payment is expected to be $945,972.

Mr. Olivier’s new employment letter agreement with Valley, entered into as of July 25, 2017, sets forth the following material terms in addition to the provision for a lump sum payment discussed in the immediately preceding paragraph:

•	Employment term of one year;

•	Base salary at an annual rate of $315,180 and a bonus of $185,000 at the end of one year;

•	The vesting of any of Mr. Olivier’s unvested USAmeriBancorp stock options that are converted to Valley stock options in accordance with the merger agreement on the earlier to occur of the following dates: (i) the date the stock options are scheduled to vest, (ii) the date that is one year after the effective date of the merger or (iii) the date on which Mr. Olivier’s employment with Valley is terminated for any reason;

•	Substantially the same benefits that Mr. Olivier currently has with USAmeriBank during the term of Mr. Olivier’s new employment letter agreement with Valley;

•	In the event Valley terminates Mr. Olivier’s employment for any reason before the end of one year, Valley will continue to pay Mr. Olivier for the one year period and make any Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), payments that Mr. Olivier may be eligible for under the Change in Control Plan for the eighteen month COBRA period applicable to him (including COBRA coverage at active employee rates), upon his execution and non-revocation of a Release and Severance Agreement; and

•	During the term of Mr. Olivier’s employment and thereafter, Mr. Olivier agrees to be bound by the restrictive covenants contained in the Change in Control Plan related to confidentiality, non-competition (for a period of twelve months) and non-solicitation (for a period of twenty four months).

USAmeriBancorp Executive Change in Control Severance Plan – Other Officers

USAmeriBancorp previously entered into Participation Agreements in connection with the USAmeriBancorp Executive Change in Control Severance Plan with thirteen other officers. Pursuant to the merger agreement, Valley has agreed to honor in accordance with their terms all benefits payable under the Change in Control Plan, which provides certain benefits in the event the officer’s employment is terminated under specified circumstances and within a specified period of time following a change in control, such as the merger. Under the Change in Control Plan, these officers may be entitled to severance payments ranging from 50%–200% of such officer’s base salary plus target bonus and a pro-rata bonus upon a termination by Valley without cause or by the officer for good reason within 12–24 months following the effective time of the merger, COBRA coverage at active employee rates for a period ranging from 6–18 months, and for certain officers, retention payments ranging from 50%–75% of such officer’s base salary plus target bonus over the one year period following the effective time of the merger. The officers are also subject to a 12 month non-compete covenant and non-solicitation covenants with respect to customers and employees for a period ranging from 12–24 months. Under the Change in Control Plan, Valley may be required to pay an aggregate of approximately $5,009,277 to these thirteen officers. Valley has entered into an employment agreement with one of these officers in which Valley agrees to make the required payments to such officer in exchange for further restrictive covenants.

Other Employee Benefits

Before or following consummation of the merger, Valley will decide whether to continue each employee welfare benefit plan, within the meaning of ERISA, for the benefit of employees of USAmeriBancorp and USAmeriBank or have such employees become covered under a Valley welfare plan. Subject to the foregoing, following consummation of the merger, Valley will make available to all officers and employees of USAmeriBancorp who become employees of Valley National Bank coverage under the benefit plans generally available to Valley National Bank’s officers and employees. No prior existing condition limitation not currently imposed by USAmeriBancorp or USAmeriBank medical or dental plans will be imposed on employees of USAmeriBancorp or USAmeriBank under Valley’s or Valley National Bank’s medical or dental plans. Employees of USAmeriBancorp or USAmeriBank will receive credit for any deductibles paid under USAmeriBancorp or USAmeriBank medical or dental plans. USAmeriBancorp employees will be given credit for eligibility and vesting purposes (but not for benefit accrual purposes) under Valley National Bank’s medical, life, vacation, sick leave, disability and other welfare plans for prior service with USAmeriBancorp. USAmeriBancorp employees will be granted credit for prior service with USAmeriBancorp solely for purposes of eligibility and vesting under Valley National Bank’s 401(k) plan.

Officers and employees of USAmeriBancorp and USAmeriBank who are not party to employment or change in control agreements or the Change in Control Plan and are terminated involuntarily other than for cause by Valley or Valley National Bank upon or within one year following the consummation of the merger, will be eligible for severance payments. The amount of severance payments will vary based on the employment level and the number of years worked at USAmeriBancorp for each affected employee. In general, affected employees will be eligible for severance pay in an amount equal to four weeks of pay, plus one additional week for each complete year of service, up to a maximum of 26 weeks. USAmeriBancorp employees are eligible for enhanced benefits to the extent that they sign a standard separation agreement and waiver. None of Messrs. Chillura, Rogers or Olivier or the thirteen executive officers who are party to the Change in Control Plan are eligible for these benefits as they each have separate change in control arrangements as described above.

Election of Jennifer W. Steans to Boards of Directors of Valley and Valley National Bank

Upon consummation of the merger, Jennifer W. Steans (currently the Chairman of the Board of Directors of USAmeriBancorp) will be appointed to the Boards of Directors of Valley and Valley National Bank (if she is unable or unwilling to serve, another person from the current Board of Directors of USAmeriBancorp will be designated by Valley to serve as a director of Valley and Valley National Bank). Prior to Ms. Steans joining the Boards of Directors of Valley and Valley National Bank, she will resign as a director of MB Financial, Inc. (“MB”), the bank holding company of MB Financial Bank, a bank headquartered in Chicago, Illinois, in order to avoid the limitations of the Depository Institution Management Interlocks Act.

Ms. Steans, age 54, was an original organizer of USAmeriBank and has served as a director since USAmeriBank was founded. From 1989 through 1993, Ms. Steans served as a senior consultant and manager for Deloitte & Touche. Ms. Steans then served as Treasurer of Prime Graphics, Inc. from 1993 until founding Financial Investments Corporation in 1994. As Chief Executive Officer of Financial Investments Corporation (“FIC”), she oversees private equity investments and the Steans family office operations. In 2000, Ms. Steans joined the Board of Directors of PCB Bancorp, Inc. and served as a director until its sale to Colonial BancGroup, Inc. in 2004. Ms. Steans’ other business affiliations include service as a director of Chicago Deferred Exchange Corp., Provest Holdings, LLC, Centerline Solutions, LLC, Catastrophe Solutions International, LLC, and MB. In addition, she serves as an advisory board member of Carlyle Asia Growth Partners III, Resource Land Fund III, LP, and Siena Capital Partners.

The Board of Directors of Valley has determined that Ms. Steans will be an “independent” director for purposes of the independence standards of the New York Stock Exchange. The Board of Directors of Valley based this determination primarily on a review of the responses of Ms. Steans to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with Ms. Steans.

The table below lists the compensation earned by Ms. Steans for her services as Chairman of the Board of Directors of USAmeriBancorp for the year ended December 31, 2016.

2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Jennifer W. Steans	$11,150	$0	$0	$225,000	(1)	$236,150

(1)	During 2016, USAmeriBancorp paid to FIC a management fee in the amount of $225,000 for certain management, advisory and consulting services provided to USAmeriBancorp by FIC. Ms. Steans serves as the Chief Executive Officer of FIC. USAmeriBancorp believes that FIC was retained in the ordinary course of business and that such services are provided by FIC on terms no less favorable to USAmeriBancorp than those that would have been realized in transactions with unaffiliated entities or individuals.

USAmeriBancorp Board Considerations

The USAmeriBancorp Board of Directors was aware of all of the above different and/or additional interests and considered them, among other matters, in their respective evaluations and negotiations of the merger agreement.

Ownership Interests of Directors and Executive Officers

The following table sets forth, for each of the USAmeriBancorp directors and executive officers, the total number of shares of USAmeriBancorp common stock in which such director or executive officer owns, directly or indirectly, a beneficial interest, as of September 4, 2017. The information concerning the beneficial ownership of USAmeriBancorp directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed USAmeriBancorp common stock, or shares such power with his or her spouse.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Jennifer W. Steans	563,525	5.35%
George P. Bauer	520,551	4.95%
Joseph V. Chillura	268,476	2.55%
John P. Connelly	312,696	2.97%
Mark S. Klein	148,489	1.41%
Thomas B. McMurtrey, III	90,699	0.86%
Harrison I. Steans	756,807	7.19%
Alfred T. Rogers	260,184	2.47%
James G. Olivier	50,809	0.48%
All executive officers and directors as a group (9 persons)	2,972,236	28.25%

(1)	For purposes of this table, a person is considered to beneficially own shares of common stock if he or she directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he/she has the right to acquire the shares under warrants or options which are exercisable currently or within 60 days of September 4, 2017. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person.

Interests of Valley Officers and Directors

Ms. Mary Guilfoile, a director of Valley, is also a director and officer of MG Advisors, Inc. (“MG Advisors”). MG Advisors provided financial advisory services to Valley in connection with the merger although Ms. Guilfoile did not participate in such services. MG Advisors is paid a monthly fee by Valley of $7,500 per month and will be paid an additional fee of $375,000 by Valley in connection with the merger.

Opinion of USAmeriBancorp’s Financial Advisor

Opinion of Sandler O’Neill & Partners, L.P.

By letter dated June 20, 2017, USAmeriBancorp retained Sandler to act as an independent financial advisor to the Board of Directors of USAmeriBancorp and its subsidiaries in connection with USAmeriBancorp’s consideration of a possible business combination. Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the July 21, 2017 meeting at which USAmeriBancorp’s Board of Directors considered and discussed the terms of the merger agreement and the merger, Sandler delivered to the Board its oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date, the merger consideration was fair to the holders of USAmeriBancorp’s common stock from a financial point of view. The full text of Sandler’s opinion is attached as Appendix B to this joint proxy statement-prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of USAmeriBancorp’s common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler’s opinion speaks only as of the date of the opinion. The opinion was directed to USAmeriBancorp’s Board of Directors in connection with its consideration of the merger and is directed only to the fairness, from a financial point of view, of the merger consideration to the holders of USAmeriBancorp common stock. Sandler’s opinion does not constitute a recommendation to any holder of USAmeriBancorp common stock as to how such holder of USAmeriBancorp common stock should vote with respect to the merger or any other matter. It does not address the underlying business decision of USAmeriBancorp to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for USAmeriBancorp or the effect of any other transaction in which USAmeriBancorp might engage. Sandler did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by USAmeriBancorp’s officers, directors, or employees, or class of such persons, if any, relative to the merger consideration to be received by USAmeriBancorp’s common shareholders. Sandler’s opinion was approved by Sandler’s fairness opinion committee.

In connection with rendering its opinion, Sandler reviewed and considered, among other things:

•	a draft of the merger agreement dated July 20, 2017;

•	certain publicly available financial statements and other historical financial information of USAmeriBancorp and its banking subsidiary that Sandler deemed relevant;

•	certain publicly available financial statements and other historical financial information of Valley that Sandler deemed relevant;

•	certain internal financial projections for USAmeriBancorp for the years ending December 31, 2017 through December 31, 2021, as provided by the senior management of USAmeriBancorp;

•	publicly available consensus median analyst earnings per share estimates for Valley for the years ending December 31, 2017 and December 31, 2018 and publicly available consensus analyst long-term earnings per share growth rate for the years thereafter, as confirmed by the senior management of Valley, as well as guidance with respect to an estimated long-term dividends per share growth rate for the years thereafter, as provided the senior management of Valley;

•	the pro forma financial impact of the merger on Valley was based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, certain cash dividends to be paid by USAmeriBancorp to USAmeriBancorp’s common shareholders prior to closing of the merger, the redemption of USAmeriBancorp’s currently outstanding preferred stock at par value at closing of the merger and the offer and sale by Valley of approximately $75 million of Valley preferred stock immediately following the announcement of the merger, as provided to Sandler by the senior management of Valley;

•	the publicly reported historical price and trading activity for Valley common stock, including a comparison of certain stock market information for Valley common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•	a comparison of certain financial information for USAmeriBancorp and Valley with similar financial institutions for which information is publicly available;

•	the financial terms of certain other recent merger and acquisition transactions in the banking industry (on a regional and nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler considered relevant.

Sandler also discussed with certain members of senior management of USAmeriBancorp the business, financial condition, results of operations and prospects of USAmeriBancorp and held similar discussions with the senior management of Valley regarding the business, financial condition, results of operations and prospects of Valley

In performing its review, Sandler relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by USAmeriBancorp and Valley or that was otherwise reviewed by it and Sandler assumed such accuracy and completeness for purposes of preparing its opinion. Sandler further relied on the assurances of the senior management of USAmeriBancorp and Valley that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading in any material respect. Sandler was not asked to undertake, and did not undertake, an independent verification of any such information and does not assume any responsibility or liability for the accuracy and completeness thereof. Sandler did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of USAmeriBancorp or Valley, nor did Sandler review any individual credit files of USAmeriBancorp or Valley. Sandler did not make an independent evaluation of the adequacy of the allowance for loan losses of USAmeriBancorp or Valley and Sandler assumed, with USAmeriBancorp’s consent, that the respective allowances for loan losses for both USAmeriBancorp and Valley were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler used certain internal financial projections for USAmeriBancorp for the years ending December 31, 2017 through December 31, 2021, as provided by the senior management of USAmeriBancorp. In addition, Sandler used publicly available consensus median analyst earnings per share estimates for Valley for the years ending December 31, 2017 and December 31, 2018, and publicly available consensus analyst long-term earnings per share growth rates for the years thereafter, as confirmed by the senior management of Valley, as well as guidance with respect to an estimated long-term dividends per share growth rate for the years thereafter, as provided by the senior management of Valley. Sandler also received and used in its analyses certain assumptions related to purchase accounting adjustments, cost savings and transaction expenses, certain cash dividends to be paid by USAmeriBancorp to USAmeriBancorp’s common shareholders prior to closing of the merger, the redemption of USAmeriBancorp’s currently outstanding preferred stock at par value at closing of the merger and the offer and sale by Valley of approximately $75 million of Valley preferred stock immediately following the announcement of the merger, as provided to Sandler by the senior management of Valley. With respect to the foregoing information, the respective senior managements of USAmeriBancorp and Valley confirmed to Sandler that such information reflected (or, in the case of the publicly available consensus median analyst earnings per share estimates referred to above, were consistent with) the best available projections, estimates and judgments of those respective senior managements as to the future financial performance of USAmeriBancorp and Valley, respectively, and the other matters covered thereby, and Sandler assumed that the future financial performance reflected in such information would be achieved. Sandler expressed no opinion as to any such estimates or the assumptions on which they were based. Sandler assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of USAmeriBancorp or Valley since the date of the most recent financial statements made available to Sandler. Sandler also assumed in all respects material to its analysis that USAmeriBancorp and Valley would remain as going concerns for all periods relevant to its analyses.

Sandler also assumed, with USAmeriBancorp’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement, that all of the representations and warranties contained in the merger agreement were true and correct in all material respects, that each of the parties to the merger agreement would perform in all material respects all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement were not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on USAmeriBancorp, Valley or the merger in any respect that would be material to Sandler’s analyses, (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the merger would qualify as a tax-free reorganization for federal income tax purposes. Sandler expressed no opinion as to any of the legal, accounting or tax matters relating to the merger or any other transactions contemplated in connection therewith.

Sandler’s analyses and the views expressed therein were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler as of, the date of its opinion. Events occurring after the date of the opinion could materially affect Sandler’s views. Sandler has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof.

In rendering its opinion, Sandler performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler’s opinion or the presentation made by Sandler to USAmeriBancorp’s Board of Directors, but is a summary of the material analyses performed and presented by Sandler. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler’s comparative analyses described below is identical to USAmeriBancorp or Valley and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of USAmeriBancorp and Valley and the companies to which they are being compared. In arriving at its opinion, Sandler did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, Sandler made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of USAmeriBancorp, Valley and Sandler. The analyses performed by Sandler are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler prepared its analyses solely for purposes of rendering its opinion and provided such analyses to USAmeriBancorp’s Board of Directors at its July 21, 2017 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler’s analyses do not necessarily reflect the value of USAmeriBancorp common stock or the prices at which USAmeriBancorp or Valley common stock may be sold at any time. The analyses of Sandler and its opinion were among a number of factors taken into consideration by USAmeriBancorp’s Board of Directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of USAmeriBancorp’s Board of Directors or management with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Sandler reviewed the financial terms of the proposed merger. As described in the merger agreement, each share of USAmeriBancorp common stock issued and outstanding immediately prior to the effective time of the merger, other than certain shares described in the merger agreement, will be converted into the right to receive, subject to certain adjustments set forth in the merger agreement, the number of shares of Valley common stock equal to the Exchange Ratio. As defined more fully in the merger agreement, the “Exchange Ratio” shall mean: (i) if the average closing price is between $11.50 and $13.00, the Exchange Ratio shall be equal to 6.100; (ii) if the average closing price is less than $11.50 but equal to or greater than $11.00, the Exchange Ratio shall be $69.00 divided by the average closing price, rounded to three decimal places; (iii) if the average closing price is greater than $13.00 but equal to or less than $13.50, the Exchange Ratio shall be $79.30 divided by the average closing price, rounded to three decimal places; (iv) if the average closing price is less than $11.00, the Exchange Ratio shall be $69.00 divided by the average closing price, rounded to three decimal places; (v) if the average closing price is greater than $13.50, the Exchange Ratio shall be $79.30 divided by the average closing price, rounded to three decimal places; or (vi) in the event that at any time after the date of the merger agreement Valley has entered into a definitive acquisition agreement whereby it has agreed to be acquired by a third party and the average closing price is in excess of $13.50, the Exchange Ratio shall equal 5.874. The adjustment to the exchange ratio if the average closing price is less than $11.50 is not linear; therefore if the average closing price is between $11.32 and $11.49, the exchange ratio will decrease slightly and if the average closing price is less than $11.32, the exchange ratio will increase. Additionally, the merger agreement permits USAmeriBancorp to pay its shareholders a dividend, in addition to any dividend which USAmeriBancorp may declare and pay in the ordinary course of its business, equivalent to the amount of Valley’s most recently declared dividend using an assumed exchange ratio of 6.100x (a quarterly increase of approximately $0.496 per share for USAmeriBancorp). Based upon Valley’s price per share of common stock of $11.85 as of July 20, 2017 and the Exchange Ratio of 6.100x, Sandler calculated an aggregate implied transaction value of approximately $788.6 million, or an implied transaction price per share of $73.28, including the $0.992 in incremental dividends, and an aggregate implied transaction value of $778.6 million, or an implied transaction price per share of $72.29, excluding the $0.992 in incremental dividends. Based upon financial information for USAmeriBancorp as of or for the period ending June 30, 2017 (unless otherwise indicated), Sandler calculated the following implied transaction metrics both including and excluding the $0.992 in incremental dividends:

Including/Excluding Incremental Dividends
Transaction Price / Tangible Book Value Per Share:	230% /227%
Transaction Price / Book Value Per Share:	222% /219%
Transaction Price / LTM Earnings Per Share:	15.9x /15.7x
Transaction Price / 2017 Earnings Per Share[1]:	15.5x /15.3x
Transaction Price / 2018 Earnings Per Share[1]:	14.0x /13.8x
Tangible Book Premium / Core Deposits[2]:	16.2% /15.8%

1)	As provided by USAmeriBancorp’s management
2)	Core deposits defined as total deposits less time deposits greater than $100k, brokered deposits, and listing service deposits

For illustrative purposes and to facilitate discussion among members of the USAmeriBancorp Board of Directors, Sandler also calculated, assuming Valley’s Average Closing Stock Price was below $11.50, the aggregate implied transaction value of approximately $752.3 million, or an implied transaction price per share of

$69.99 (including the $0.992 in incremental dividends). Excluding the $0.992 in incremental dividends, Sandler calculated an aggregate implied transaction value of approximately $742.3 million, or an implied transaction price per share of $69.00. Based upon financial information for USAmeriBancorp as of or for the period ending June 30, 2017 (unless otherwise indicated), Sandler calculated the following implied transaction metrics both including and excluding the $0.992 in incremental dividends:

Including/Excluding Incremental Dividends
Transaction Price / Tangible Book Value Per Share:	220% /217%
Transaction Price / Book Value Per Share:	212% /209%
Transaction Price / LTM Earnings Per Share:	15.2x /15.0x
Transaction Price / 2017 Earnings Per Share[1]:	14.8x /14.6x
Transaction Price / 2018 Earnings Per Share[1]:	13.3x /13.1x
Tangible Book Premium / Core Deposits[2]:	14.9% /14.5%

1)	As provided by USAmeriBancorp’s management
2)	Core deposits defined as total deposits less time deposits greater than $100k, brokered deposits, and listing service deposits

Stock Trading History. Sandler reviewed the history of the publicly reported trading prices of Valley common stock for the three-year period ending July 20, 2017. Sandler then compared the relationship between the movements in the price of Valley common stock to movements in its peer group (as described below) as well as certain stock indices.

Three-Year Stock Performance

	Beginning Value July 20, 2014	Ending Value July 20, 2017
Valley	100%	121.9%
S&P 500	100%	125.0%
NASDAQ Bank	100%	147.6%
Valley Peer Group	100%	127.8%

Comparable Company Analysis. Sandler used publicly available information to compare selected financial information for USAmeriBancorp with a group of financial institutions selected by Sandler. USAmeriBancorp’s peer group consisted of nationwide banks whose securities are publicly traded on the NASDAQ, NYSE or NYSE MKT with assets between $2.5 billion and $6.0 billion, last-twelve-months return on average assets greater than 0.75%, tangible common equity / tangible assets less than 8.0%, excluding targets of announced mergers and Meta Financial Group (the “USAB Peer Group”). The USAB Peer Group also excluded Washington Trust Bancorp and TriStateCapital Holdings, which have over $5.0 billion in assets under management in their trust/wealth businesses. The USAB Peer Group consisted of the following companies:

Southside Bancshares, Inc.

Fidelity Southern Corporation

First Bancorp

Camden National Corporation

Financial Institutions, Inc.

First Foundation, Inc.

Franklin Financial Network, Inc.

First Mid-Illinois Bancshares, Inc.

CNB Financial Corporation

The analysis compared publicly available financial information for USAmeriBancorp with the corresponding data for the USAB Peer Group as of or for the period ending March 31, 2017 (unless otherwise indicated), with pricing data as of July 20, 2017. The table below sets forth the data for USAmeriBancorp, and the median, mean, high and low data for the USAB Peer Group.

Comparable Company Analysis1

	USAB[5]	USAB Peer Group Median	USAB Peer Group Mean	USAB Peer Group High	USAB Peer Group Low
Total assets (in millions)	$4,383	$3,860	$3,900	$5,656	$2,679
Tangible common equity/Tangible assets	7.39%	7.80%	7.62%	7.97%	6.16%
Leverage ratio	8.05%	8.48%	8.85%	11.05%	7.30%
Total risk-based capital ratio	12.07%	12.89%	13.98%	20.01%	12.11%
CRE2/Total RBC	384.0%	215.0%	245.7%	656.3%	129.2%
LTM Return on average assets	1.12%	0.95%	0.94%	1.07%	0.78%
LTM Return on average common equity	14.43%	10.45%	10.42%	13.09%	7.43%
LTM Net interest margin	3.31%	3.30%	3.39%	4.03%	3.08%
LTM Efficiency ratio	52.9%	58.2%	60.2%	71.0%	51.1%
Non-performing assets3/Total assets	1.12%	0.68%	0.68%	1.35%	0.15%
Price/Tangible book value	—	196%	202%	235%	166%
Price/LTM Earnings per share	—	16.2x	17.4x	23.1x	13.2x
Price/2017 Estimated Earnings per share[4]	—	15.4x	16.0x	18.7x	14.4x
Current Dividend Yield	—	2.1%	1.7%	3.1%	0.0%
LTM Dividend Ratio	—	30.1%	27.5%	54.5%	0.0%
Market value (in millions)	—	$558	$598	$1,026	$392

1)	Financial data for CNB Financial Corporation as of June 30, 2017, with the exception of CNB Financial Corporation’s LTM Net Interest Margin which was as of March 31, 2017.
2)	CRE defined as total non-owner-occupied commercial real estate loans (including construction and land development loans), as defined in the 2006 Federal Reserve guidance; most recent regulatory data available used.
3)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
4)	Price/ forward earnings multiples based on analyst consensus mean estimates from SNL CapIQ.
5)	USAmeriBancorp financials as of June 30, 2017; LTM profitability based on March 31, 2017 financials.

Sandler used publicly available information to perform a similar analysis for Valley and a group of financial institutions selected by Sandler. The peer group consisted of nationwide banks whose securities trade on the NASDAQ, NYSE or NYSE MKT with assets between $20.0 billion and $26.0 billion (the “Valley National Peer Group”). The Valley National Peer Group excluded announced merger targets. The Valley National Peer Group consisted of the following companies:

Wintrust Financial Corporation Hancock Holding Company Commerce Bancshares, Inc. Umpqua Holdings Corporation Investors Bancorp, Inc. Prosperity Bancshares, Inc.	IBERIABANK Corporation PacWest Bancorp TCF Financial Corporation Texas Capital Bancshares UMB Financial Corporation Bank of the Ozarks

The analysis compared publicly available financial information for Valley with the corresponding data for the Valley National Peer Group as of or for the period ending June 30, 2017 (unless otherwise indicated), with pricing data as of July 20, 2017. The table below sets forth the data for Valley, and the median, mean, high and low data for the Valley National Peer Group.

Comparable Company Analysis1

	Valley[5]	Valley National Peer Group Median	Valley National Peer Group Mean	Valley National Peer Group High	Valley National Peer Group Low
Total assets (in millions)	$23,449	$22,799	$23,343	$26,929	$20,065
Tangible common equity/Tangible assets	7.03%	9.08%	9.89%	13.15%	7.65%
Leverage ratio	7.70%	10.09%	10.45%	13.26%	8.21%
Total risk-based capital ratio	12.00%	13.59%	13.88%	17.36%	11.73%
CRE2 / Total RBC	387.0%	164.2%	197.0%	387.6%	90.4%
LTM Return on average assets	0.80%	0.94%	1.10%	1.89%	0.82%
LTM Return on average common equity	7.75%	8.07%	8.45%	12.38%	5.95%
LTM Net interest margin	3.17%	3.32%	3.68%	5.27%	2.95%
LTM Efficiency ratio	64.0%	60.6%	56.0%	70.9%	33.7%
Non-performing assets3/Total assets	0.57%	0.46%	0.67%	1.37%	0.18%
Price/Tangible book value	199%	205%	204%	259%	132%
Price/LTM Earnings per share	17.7x	19.1x	18.7x	22.6x	13.9x
Price/2017 Est. Earnings per share[4]	16.7x	17.4x	17.7x	21.0x	13.4x
Current Dividend Yield	3.7%	1.8%	1.9%	4.1%	0.0%
LTM Dividend Ratio	65.7%	32.1%	33.5%	69.0%	0.0%
Market value (in millions)	$3,128	$4,122	$4,450	$6,111	$2,716

1)	Financial data as of or for the period ending March 31, 2017 for Investors Bancorp, Inc., Prosperity Bancshares, Inc., IBERIABANK Corporation, TCF Financial Corporation and UMB Financial Corporation.
2)	CRE defined as total non-owner-occupied commercial real estate loans (including construction and land development loans), as defined in the 2006 Federal Reserve guidance; most recent regulatory data available used.
3)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
4)	Price/ forward earnings multiples based on analyst consensus mean estimates from SNL CapIQ.
5)	Valley financials as of June 30, 2017; nonperforming assets/total assets, LTM profitability and valuation multiples based on March 31, 2017 information.

Analysis of Selected Merger Transactions. Sandler reviewed two groups of recent merger and acquisition transactions consisting of a nationwide group as well as a regional group. The nationwide group consisted of bank and thrift transactions announced between January 1, 2015 and July 20, 2017 with target assets at the time of announcement between $2.5 billion and $7.5 billion (the “Nationwide Precedent Transactions”). The regional group consisted of bank and thrift transactions announced between January 1, 2014 and July 20, 2017 with targets headquartered in the Southeast and target assets at the time of announcement between $2.0 billion and $6.0 billion (the “Regional Precedent Transactions”).

The Nationwide Precedent Transactions group was composed of the following transactions:

Buyer	Target
Associated Banc-Corp.	Bank Mutual Corporation
Union Bankshares Corp. South State Corporation PacWest Bancorp	Xenith Bankshares Inc. Park Sterling Corporation CU Bancorp
Home BancShares Inc. IBERIABANK Corp.	Stonegate Bank Sabadell United Bank N.A.

Pinnacle Financial Partners

Columbia Banking System Inc.

First Interstate BancSystem

United Bankshares Inc.

F.N.B. Corp.

Chemical Financial Corporation

BBCN Bancorp Inc.

MB Financial Inc.

Bank of the Ozarks Inc.

Yadkin Financial Corporation

F.N.B. Corp.

BNC Bancorp

Pacific Continental Corp.

Cascade Bancorp

Cardinal Financial Corp.

Yadkin Financial Corporation

Talmer Bancorp Inc.

Wilshire Bancorp Inc.

American Chartered Bancorp Inc.

Community & Southern Holdings Inc.

NewBridge Bancorp

Metro Bancorp Inc.

PacWest Bancorp	Square 1 Financial Inc.

Using then latest publicly available information prior to the announcement of the relevant transaction, Sandler reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to book value per share, transaction price to tangible book value per share, and tangible book premium to core deposits. Sandler compared the indicated transaction metrics for the merger (both including and excluding the incremental dividends) to the median, mean, high and low metrics of the Nationwide Precedent Transactions group.

	USAmeriBancorp / Valley[3]	Median Nationwide Precedent Transactions	Mean Nationwide Precedent Transactions	High Nationwide Precedent Transactions	Low Nationwide Precedent Transactions
Transaction price/LTM earnings per share	15.9x / 15.7x	23.1x	22.8x	38.4x	14.8x
Transaction price/Estimated earnings per share[1]:	15.5x / 15.3x	19.7x	20.8x	28.2x	12.7x
Transaction price/Book value per share:	222% / 219%	182%	203%	317%	143%
Transaction price/Tangible book value per share:	230% / 227%	221%	127%	317%	146%
Core deposit premium[2]:	16.2% / 15.8%	17.5%	13.7%	36.1%	9.4%

1)	Based on publicly available median analyst earnings per share estimates
2)	Tangible book premium to core deposits calculated as (deal value - tangible equity) / (core deposits); core deposits defined as total deposits less time deposits greater than $100k, brokered deposits, and listing service deposits
3)	Transaction multiples based on 6.1000x exchange ratio including / excluding $0.992 additional cash dividends, and Valley share price of $11.85 as of July 20, 2017. USAmeriBancorp’s estimated earnings per management

The Regional Precedent Transactions group was composed of the following transactions:

Buyer	Target
Union Bankshares Corp.	Xenith Bankshares Inc.

Sandy Spring Bancorp Inc.

South State Corporation

Home BancShares Inc.

IBERIABANK Corp.

United Bankshares Inc.

Capital Bank Financial Corp.

Bank of the Ozarks Inc.

Yadkin Financial Corporation

PacWest Bancorp

Yadkin Financial Corporation

WashingtonFirst Bankshares Inc.

Park Sterling Corporation

Stonegate Bank

Sabadell United Bank N.A.

Cardinal Financial Corp.

CommunityOne Bancorp

Community & Southern Holdings Inc.

NewBridge Bancorp

Square1 Financial Inc.

VantageSouth Bancshares

Using then latest publicly available information prior to the announcement of the relevant transaction, Sandler reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to book value per share, transaction price to tangible book value per share, and tangible book premium to core deposits. Sandler compared the indicated transaction metrics for the merger (both including and excluding the incremental dividends) to the median, mean, high and low metrics of the Regional Precedent Transactions group.

	USAmeriBancorp / Valley[3]		Median Regional Precedent Transactions		Mean Regional Precedent Transactions		High Regional Precedent Transactions		Low Regional Precedent Transactions
Transaction price/LTM earnings per share	15.9x / 15.7	x	23.3x		25.8x		38.4x		19.5x
Transaction price/Estimated earnings per share[1]:	15.5x /15.3	x	21.8x		22.5x		32.8x		16.9x
Transaction price/Book value per share: Transaction price/Tangible book value per share:	222% / 219 230% / 227	% %	175 197	% %	183 205	% %	262 263	% %	128 131	% %
Core deposit premium[2]:	16.2% / 15.8%		17.5%		16.3%		25.5%		5.2%

1)	Based on publicly available median analyst earnings per share estimates
2)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as total deposits less time deposits greater than $100k, brokered deposits, and listing service deposits
3)	Transaction multiples based on 6.1000x exchange ratio including / excluding $0.992 additional cash dividends, and Valley share price of $11.85 as of July 20, 2017. USAmeriBancorp’s estimated earnings per management

Net Present Value Analyses. Sandler performed an analysis that estimated the net present value per share of USAmeriBancorp common stock, assuming USAmeriBancorp performed in accordance with certain internal financial projections for USAmeriBancorp for the years ending December 31, 2017 through December 31, 2021, as provided by the senior management of USAmeriBancorp. To approximate the terminal value of USAmeriBancorp common stock at December 31, 2021, Sandler applied price to 2021 earnings multiples ranging from 14.0x to 21.5x and multiples of December 31, 2021 tangible book value ranging from 180% to 230%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of USAmeriBancorp common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of USAmeriBancorp common stock of $60.38 to $111.47 when applying multiples of earnings and $57.84 to $89.20 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	14.0x	15.5x	17.0x	18.5x	20.0x	21.5x
10.0%	$73.52	$81.11	$88.70	$96.29	$103.88	$111.47
11.0%	$70.63	$77.91	$85.20	$92.49	$99.78	$107.06
12.0%	$67.87	$74.87	$81.87	$88.87	$95.87	$102.87
13.0%	$65.25	$71.98	$78.70	$85.43	$92.15	$98.88
14.0%	$62.76	$69.22	$75.68	$82.15	$88.16	$95.07
15.0%	$60.38	$66.59	$72.81	$79.02	$85.23	$91.45

Tangible Book Value Multiples

Discount Rate	180%	190%	200%	210%	220%	230%
10.0%	$70.41	$74.17	$77.92	$81.68	$85.44	$89.20
11.0%	$67.64	$71.25	$74.86	$78.47	$82.08	$85.68
12.0%	$65.01	$68.48	$71.94	$75.41	$78.87	$82.34
13.0%	$62.50	$65.83	$69.16	$72.49	$75.82	$79.15
14.0%	$60.11	$63.31	$66.51	$69.72	$72.92	$76.12
15.0%	$57.84	$60.91	$63.99	$67.07	$70.15	$73.22

Sandler also considered and discussed with the USAmeriBancorp Board of Directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler performed a similar analysis, assuming USAmeriBancorp’s net income varied from 15% above projections to 15% below projections. This analysis resulted in the following range of per share values for USAmeriBancorp common stock, applying the price to 2021 earnings multiples range of 14.0x to 21.5x referred to above and a discount rate of 12.89%.

Earnings Per Share Multiples

Annual Estimate Variance	14.0x	15.5x	17.0x	18.5x	20.0x	21.5x
(15.0%)	$56.08	$61.82	$67.56	$73.30	$79.04	$84.79
(10.0%)	$59.23	$65.31	$71.39	$77.47	$83.55	$89.63
(5.0%)	$62.38	$68.80	$75.22	$81.63	$88.05	$94.47
0.0%	$65.54	$72.29	$79.04	$85.80	$92.55	$99.31
5.0%	$68.69	$75.78	$82.87	$89.96	$97.05	$104.15
10.0%	$71.84	$79.27	$86.70	$94.13	$101.56	$108.99
15.0%	$74.99	$82.76	$90.53	$98.29	$106.06	$113.83

Sandler also performed an analysis that estimated the net present value per share of Valley common stock, assuming that Valley performed in accordance with publicly available consensus median analyst earnings per share estimates for the years ending December 31, 2017 and December 31, 2018 and publicly available consensus analyst long-term earnings per share rates for the years thereafter, as confirmed by the senior management of Valley, as well as guidance with respect to an estimated long-term dividends per share growth rate for the years thereafter, as provided the senior management of Valley. To approximate the terminal value of Valley common stock at December 31, 2021, Sandler applied price to 2021 earnings multiples ranging from

16.0x to 22.0x and multiples of December 31, 2021 tangible book value ranging from 135% to 255%. The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 12.0% which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Valley common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Valley common stock of $11.47 to $18.53 when applying earnings multiples and $8.19 to $17.25 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	16.0x	17.0x	18.0x	19.0x	20.0x	21.0x	22.0x
7.0%	$13.93	$14.70	$15.46	$16.23	$17.00	$17.76	$18.53
8.0%	$13.39	$14.12	$14.86	$15.59	$16.33	$17.06	$17.80
9.0%	$12.87	$13.58	$14.28	$14.99	$15.69	$16.40	$17.11
10.0%	$12.38	$13.06	$13.73	$14.41	$15.09	$15.77	$16.44
11.0%	$11.91	$12.56	$13.21	$13.86	$14.51	$15.16	$15.81
12.0%	$11.47	$12.09	$12.72	$13.34	$13.96	$14.59	$15.21

Tangible Book Value Multiples

Discount Rate	135%	155%	175%	195%	215%	235%	235%
7.0%	$9.91	$11.13	$12.36	$13.58	$14.80	$16.03	$17.25
8.0%	$9.53	$10.71	$11.88	$13.05	$14.23	$15.40	$16.57
9.0%	$9.17	$10.30	$11.42	$12.55	$13.68	$14.80	$15.93
10.0%	$8.83	$9.91	$10.99	$12.07	$13.15	$14.23	$15.31
11.0%	$8.51	$9.54	$10.58	$11.62	$12.65	$13.69	$14.73
12.0%	$8.19	$9.19	$10.19	$11.18	$12.18	$13.17	$14.17

Sandler also considered and discussed with the USAmeriBancorp Board of Directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler performed a similar analysis assuming Valley’s net income varied from 15% above estimates to 15% below estimates. This analysis resulted in the following range of per share values for Valley common stock, applying the price to 2021 earnings multiples range of 16.0x to 22.0x referred to above and a discount rate of 8.96%.

Earnings Per Share Multiples

Annual Estimate Variance	16.0x	17.0x	18.0x	19.0x	20.0x	21.0x	22.0x
(15.0%)	$11.19	$11.79	$12.39	$13.00	$13.60	$14.20	$14.80
(10.0%)	$11.76	$12.39	$13.03	$13.67	$14.30	$14.94	$15.58
(5.0%)	$12.32	$13.00	$13.67	$14.34	$15.01	$15.68	$16.35
0.0%	$12.89	$13.60	$14.30	$15.01	$15.72	$16.42	$17.13
5.0%	$13.45	$14.20	$14.94	$15.68	$16.42	$17.17	$17.91
10.0%	$14.02	$14.80	$15.58	$16.35	$17.13	$17.91	$18.69
15.0%	$14.59	$15.40	$16.21	$17.02	$17.84	$18.65	$19.46

In connection with its analyses, Sandler considered and discussed with the USAmeriBancorp Board of Directors how the present value analyses would be affected by changes in the underlying assumptions. Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis. Sandler analyzed certain potential pro forma effects of the merger, both with and without the payment by USAmeriBancorp of an additional cash dividend per share equal to $0.992, based on the following information and assumptions: (i) the merger closes in the first calendar quarter of 2018; (ii) 100% of the outstanding shares of USAmeriBancorp common and restricted stock are converted into the stock consideration at the fixed exchange ratio of 6.1000x; (iii) all outstanding USAmeriBancorp stock options and warrants will convert into Valley options in accordance with the merger agreement; (iv) certain internal financial projections for USAmeriBancorp for the years ending December 31, 2017 through December 31, 2021, as provided by the senior management of USAmeriBancorp; (v) publicly available consensus median analyst earnings per share estimates for Valley for the years ending December 31, 2017 and December 31, 2018, and publicly available consensus analyst long-term earnings per share growth rates for the years thereafter, as confirmed by the senior management of Valley, as well as guidance with respect to an estimated long-term dividends per share growth rate for the years thereafter, as provided the senior management of Valley; (vi) the redemption of USAmeriBancorp’s currently outstanding preferred stock at par value at closing of the merger; and (vii) a core deposit intangible asset amortized over 10 years sum-of-the-years digits. In both cases, Sandler also utilized the following assumptions provided by the senior management of Valley: (a) purchase accounting adjustments consisting of a credit mark on loans and other certain assets and liabilities; (b) estimated cost savings; (c) estimated reduction of USAmeriBancorp’s interchange fees due to the Durbin Amendment; and (d) estimated transaction costs and expenses associated with the merger. The analysis, both with and without the payment by USAmeriBancorp of an additional cash dividend per share equal to $0.992, indicated that the merger could be accretive to Valley’s estimated earnings per share (excluding one-time transaction costs and expenses) in 2018 and dilutive to estimated tangible book value per share at close and at the year-end of 2018. Sandler also analyzed the potential pro forma effects of the merger utilizing the assumptions and information outlined above, inclusive of the payment by USAmeriBancorp of an additional cash dividend per share equal to $0.992, and assuming the offer and sale by Valley of approximately $75 million of Valley preferred stock immediately following the announcement of the merger, as provided to Sandler by the senior management of Valley. This analysis indicated that that merger could be accretive to Valley’s estimated earnings per share (excluding one-time transaction costs and expenses) in 2018 and dilutive to estimated tangible book value per share at the closing of the merger and at the year-end of 2018.

In connection with this analysis, Sandler considered and discussed with the USAmeriBancorp Board of Directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler’s Relationship. Sandler is acting as USAmeriBancorp’s financial advisor in connection with the merger and USAmeriBancorp has agreed to pay Sandler a fee for such services in an amount equal to $6.5 million. Sandler’s transaction fee is contingent upon consummation of the merger. Sandler also received a fee from USAmeriBancorp in an amount equal to $500,000 as a result of rendering its opinion, which opinion fee will be credited in full towards the fee that will become payable on the day of closing of the merger. USAmeriBancorp has also agreed to indemnify Sandler against certain liabilities arising out of Sandler’s engagement and to reimburse Sandler for certain of its out-of-pocket expenses incurred in connection with our engagement.

In the two years preceding the date of its opinion, Sandler provided certain other investment banking services to USAmeriBancorp, including acting as placement agent in connection with USAmeriBancorp’s subordinated notes offering and USAmeriBancorp’s reopening of its subordinated notes offering in the first quarter of 2016 and the first quarter of 2017, respectively, for which Sandler received aggregate fees of approximately $525,000. In the two years preceding the date of its opinion, Sandler did not provide any investment banking services or receive any compensation for such services to Valley. In addition, in the ordinary course of Sandler’s business as a broker-dealer, Sandler may purchase securities from and sell securities to Valley and its affiliates. Sandler may also actively trade the equity and debt securities of Valley or its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Financial Forecasts and Projections Exchanged

Valley and USAmeriBancorp do not as a matter of course publicly disclose internal management budgets, forecasts or projections as to future financial performance due to the inherent uncertainty of the underlying assumptions and estimates. However, in connection with the merger, Valley requested, and USAmeriBancorp’s management provided Valley and its financial advisor with, certain non-public financial forecasts and projections prepared by USAmeriBancorp’s management. This information was also provided to USAmeriBancorp’s financial advisor.

Set forth below is a summary of the material financial forecasts and projections that were provided by USAmeriBancorp to Valley and Valley’s and USAmeriBancorp’s respective financial advisors:

Summary of Financial Forecasts and Projections Provided by USAmeriBancorp

(all amounts are approximate)

(dollars in thousands)

	Q3 2017	Q4 2017	2017	2018	2019	2020	2021
Total Interest Income	$42,859	$43,774	$168,343	$190,101	$215,914	$243,939	$276,131
Total Interest Expense	7,140	7,157	28,058	30,311	37,829	40,724	47,037
Net Interest Income after Provision for Loan Loss	34,439	35,211	135,899	153,986	175,057	197,091	222,408
Total Non-Interest Income	5,757	3,570	18,845	21,521-21,995	23,833-24,924	26,805-28,689	30,492-32,903
Total Non-Interest Expenses	20,942	21,192	83,698	92,610-94,199	103,805-106,357	116,752-118,126	131,798-131,899
Net Income	12,708	14,009	50,081	55,719-57,081	63,128-65,533	71,864-74,015	81,917-83,574
Pre-Provision, Pre-Tax Operating Earnings	20,534	18,995	75,432	87,112-89,176	98,561-102,205	111,894-115,152	127,687-130,198
Common Dividend	1,779	1,779	7,116	7,263	7,729	7,666	9,381

	9/30/2017	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021
Total Assets	$4,420,628	$4,528,090	$5,044,066	$5,551,738	$6,109,205	$6,723,483
Total Liabilities	4,070,141	4,164,919	4,631,049	5,080,717	5,571,636	6,111,521
Total Shareholders’ Equity	350,518	362,998	413,017	471,021	537,569	611,963
Common Equity Tier 1	8.75%	8.87%	9.11%	9.50%	9.91%	10.29%
Tier 1 Leverage	8.14%	8.23%	8.40%	8.69%	9.00%	9.30%
Tier 1 Risk-Based Capital	9.38%	9.47%	9.67%	10.00%	10.36%	10.70%
Total Risk-Based Capital	12.43%	12.49%	12.52%	12.71%	12.93%	13.15%

The financial forecasts and projections set forth above represent the projections prepared by USAmeriBancorp and delivered to Valley prior to the announcement of the merger. The forecasts and projections were prepared at approximately year-end 2016 for purposes of internal planning, and subsequently updated in May 2017, and these forecasts and projections did not include any infrequent items of income or expense. At the time the financial forecasts and projections were prepared, they represented the best estimates and judgments of the management team of USAmeriBancorp in good faith. These financial forecasts and projections should not be considered to be necessarily predictive of actual future operating results, and no assurance can be given regarding future events. The financial forecasts and projections represent USAmeriBancorp’s independent forecasts and projections. The financial forecasts and projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements and do not fully comply with generally accepted accounting principles in the United States (“GAAP”). In light of the foregoing, and considering that the Valley and USAmeriBancorp special meetings will be held several months after the financial forecasts and projections were prepared, as well as the uncertainties inherent in any financial forecasts and projections, shareholders of Valley and USAmeriBancorp are cautioned not to place undue reliance on these financial forecasts and projections.

The estimates and assumptions underlying the financial forecasts and projections of USAmeriBancorp involve assumptions and judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions. These estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, including those risk factors detailed in the sections entitled “Risk Factors” beginning on page 39 and “Forward-Looking Statements” beginning on page 45, all of which are difficult to predict and many of which are beyond the control of USAmeriBancorp and Valley and will be beyond the control of the combined company after the merger. Estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. In addition, the financial forecasts and projections prepared by USAmeriBancorp represent its own evaluation of its future financial performance on a stand-alone basis, and without reference to transaction-related costs or benefits. Accordingly, actual results could vary materially from those presented in the financial forecasts and projections, and actual value or future results could be significantly more or less favorable than what is suggested by the forecasts and projections. The inclusion of these financial forecasts and projections should not be interpreted as an indication that USAmeriBancorp or Valley considers this information as necessarily predictive of actual future results, and this information should not be relied on for that purpose. Valley and its management did not participate in preparing, and do not express any view on, the USAmeriBancorp financial forecasts and projections set forth above, or the assumptions underlying such financial forecasts and projections.

The prospective financial information of USAmeriBancorp included in this joint proxy statement-prospectus has been prepared by, and is the responsibility of, the management team of USAmeriBancorp. Neither USAmeriBancorp’s auditors, nor any other independent registered public accounting firm, nor USAmeriBancorp’s financial advisors have examined, compiled or performed any procedures with respect to these forecasts or projections, nor have they expressed any opinion or any other form of assurance on this information or its achievability.

Neither Valley nor USAmeriBancorp intends to disclose publicly any update or other revision to these forecasts or projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

Regulatory Approvals

Completion of the merger is subject to prior receipt of all approvals and consents required to be obtained from applicable governmental and regulatory authorities. Valley and USAmeriBancorp have also agreed to cooperate and use all reasonable efforts to prepare as promptly as possible all documentation, to make all requisite regulatory filings and to obtain any necessary permits, consents approvals and authorizations of governmental entities necessary to consummate the transactions contemplated by the merger agreement as soon as possible.

Federal Reserve Board. The transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Valley has submitted an application to the Federal Reserve Board in which it seeks approval for Valley to: (1) acquire and merge USAmeriBancorp with and into Valley, with Valley as the surviving entity; (2) acquire USAmeriBank, which, immediately following the merger, will be merged with and into Valley National Bank; and (3) acquire the other nonbanking subsidiaries of USAmeriBancorp.

The Federal Reserve Board takes into consideration a number of factors when acting on applications seeking approval for acquisitions. These factors include (1) the financial and managerial resources and the effect of the proposed merger on these resources (including capital and pro forma capital ratios of the combined organization, the management expertise, internal controls, and risk management systems, especially those with respect to compliance with laws applicable to consumers and “fair lending” laws), (2) the effect of the proposal on competition and (3) whether the proposed merger can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, unsound banking practices, or risk to the stability of the United States banking or financial system. The Federal Reserve Board also reviews the records of the relevant insured depository institutions under the Community Reinvestment Act of 1997 (the “CRA”). In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines such meeting or other proceeding would be appropriate.

Depository institutions are periodically examined for compliance with the CRA by their primary federal regulator and are assigned ratings. As of their last respective CRA examinations, each of Valley National Bank and USAmeriBank received an overall “satisfactory” regulatory rating with respect to CRA compliance.

The BHC Act and applicable regulations require publication of the application submitted to the Federal Reserve Board. The Federal Reserve Board takes into account the views of third party commenters, particularly on the subject of the acquiror’s and target’s service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve Board.

As of the date of this joint proxy statement-prospectus, Valley has received approval of the merger from the Federal Reserve Board.

Office of the Comptroller of the Currency. Immediately following the merger, Valley intends to merge USAmeriBank with and into Valley National Bank, with Valley National Bank as the surviving bank. Completion of the bank merger is subject to receipt of the approval of the OCC under the Bank Merger Act. Application for approval of the bank merger has been filed with the OCC and is subject to a comment and review period by the OCC. In evaluating an application filed under the Bank Merger Act, the OCC generally considers the financial and managerial resources of the banks and the convenience and needs of the community to be served as well as the banks’ effectiveness in combating money-laundering activities. In connection with its review, the OCC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate. As of the date of this joint proxy statement-prospectus, Valley has received approval of the merger from the OCC.

Under the CRA, the OCC must take into account the record of performance of each of Valley National Bank and USAmeriBank in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, served by the banks.

Florida Office of Financial Regulation. Valley National Bank has submitted a notice filing to the Florida Office of Financial Regulation setting forth the name of USAmeriBank as the Florida state-chartered bank that will be merged with and into Valley National Bank and the projected effective date of the merger. The approval of the Florida Office of Financial Regulation is not required.

Valley and USAmeriBancorp are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the merger to become effective other than those described above. Valley and USAmeriBancorp intend to seek any other approval and to take any other action that may be required to complete the merger. There can be no assurance that any required approval or action can be obtained or taken prior to USAmeriBancorp’s or Valley’s respective special meeting.

Resale Considerations Regarding Valley Common Stock and Preferred Stock

The shares of Valley common stock and Valley Series C preferred stock, if any, that will be issued if the merger is consummated will have been registered under the Securities Act of 1933, as amended. These registered shares will be freely transferable, including those shares received by directors and executive officers of USAmeriBancorp, although the Valley Series C preferred stock will not be quoted or listed on any marketplace.

Accounting Treatment of the Merger

Valley will account for the merger using the acquisition method under U.S. generally accepted accounting principles. Under the acquisition method of accounting, the tangible and identifiable intangible assets and liabilities of USAmeriBancorp will be recorded, as of completion of the merger, at their respective fair values. The excess of the purchase price over the net assets acquired will be recorded as goodwill to the extent not allocated to core deposit or other intangibles. Goodwill resulting from the merger will not be amortized, but will be reviewed for impairment at least annually. Core deposit and other intangibles with finite useful lives recorded in connection with the merger will be amortized.

Financial statements and reported results of operations of Valley issued after completion of the merger will not be restated retroactively to reflect the historical financial position or results of operations of USAmeriBancorp.

Material Federal Income Tax Consequences of the Merger

The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of USAmeriBancorp stock that exchange their shares of USAmeriBancorp stock for shares of Valley stock in the merger.

The discussion set forth herein is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this document. These laws may change, possibly with retroactive effect, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. You should consult with your own tax advisor as to the state, local or foreign tax consequences of the merger in your particular circumstances.

This discussion is addressed only to those USAmeriBancorp shareholders who hold their shares of USAmeriBancorp stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	subject to the alternative minimum tax provisions of the Code;

•	a holder of USAmeriBancorp common stock that received USAmeriBancorp common stock through the exercise of an employee stock option, through a tax qualified retirement plan, or otherwise as compensation;

•	a person that is not a U.S. holder (as defined below);

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of USAmeriBancorp common stock that holds USAmeriBancorp common stock as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction; or

•	subject to tax under Code sections 877 or 877A as a U.S. expatriate.

Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within our knowledge or control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of USAmeriBancorp stock that is for U.S. federal income tax purposes (i) an individual citizen or tax resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds USAmeriBancorp stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding USAmeriBancorp stock should consult their own tax advisors.

To the extent this section consists of statements as to matters of U.S. tax law, this section is the opinion of Day Pitney LLP.

Tax Consequences of the Merger to Holders of Common Stock

The merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, subject to the limitations set forth above, upon exchanging your USAmeriBancorp common stock for Valley common stock, you will not recognize gain (except to the extent of any cash which you may receive) or loss pursuant to Section 354(a) of the Code. The aggregate tax basis in the shares of Valley common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Valley Common Stock,” that you receive in the merger will, pursuant to Section 358(a), equal your aggregate adjusted tax basis in the USAmeriBancorp common stock you surrender. Your holding period for the shares of Valley common stock that you receive in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Valley Common Stock,” generally will, pursuant to Section 1223(1), include your holding period for the shares of USAmeriBancorp common stock that you surrender in the exchange. If you acquired different blocks of USAmeriBancorp common shares at different times or at different prices, the Valley common stock you receive will, pursuant to Treasury Regulation Section 1.358-2, be allocated pro rata to each block of USAmeriBancorp common stock, and the basis and holding period of each block of Valley common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of USAmeriBancorp common stock exchanged for such block of Valley common stock.

Cash in Lieu of Fractional Shares of Valley Common Stock

A U.S. holder who receives cash instead of a fractional share of Valley common stock will be treated as having received the fractional share of Valley common stock pursuant to the merger and then as having exchanged the fractional share of Valley common stock for cash in a redemption by Valley. In general, this deemed redemption will be treated as a sale or exchange, and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of USAmeriBancorp common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the USAmeriBancorp common stock exchanged by such U.S. holder is greater than one year as of the effective time of the merger.

Medicare Tax on Unearned Income

A U.S. holder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her “net investment income” for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally would include any capital gain realized in connection with the merger.

Backup Withholding and Information Reporting

Payments of cash to a U.S. holder of USAmeriBancorp common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) unless the holder provides proof of an applicable exemption satisfactory to Valley and the exchange agent or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

A U.S. holder of USAmeriBancorp common stock, as a result of having received Valley common stock in the merger, will be required to retain records pertaining to the merger. In addition, each U.S. holder of USAmeriBancorp common stock who is a “significant holder” will be required to file a statement with such holder’s U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3(b) setting forth such holder’s basis in the USAmeriBancorp common stock surrendered and the fair market value of the Valley common stock and cash received in the merger. A “significant holder” is a holder of USAmeriBancorp common stock who, immediately before the merger, owned at least 5% of the vote or value of the outstanding stock of USAmeriBancorp or securities of USAmeriBancorp with a basis for federal income taxes of at least $1 million.

Tax Implications to Holders of Preferred Stock

The material U.S. tax consequences of the merger to U.S. holders of USAmeriBancorp preferred stock depend, amongst other factors, on whether the exchange is for “nonqualified preferred stock” for U.S. federal income tax purposes. The receipt of nonqualified preferred stock issued as consideration in a merger that otherwise qualifies as a tax-free “reorganization” for federal income tax purposes will generally be taxable in full to the recipient. There are exceptions, however, allowing for tax-free treatment for: (i) nonqualified preferred stock that is received in exchange for nonqualified preferred stock (of no lesser value) under Section 354(a)(2)(C)(i) of the Code; (ii) nonqualified preferred stock that is received in exchange for debt securities having the same or greater value; and (iii) nonqualified preferred stock that is transferred in exchange for common stock or regular preferred stock.

In addition, certain preferred stock which otherwise would be treated as nonqualified preferred stock is not treated as nonqualified preferred stock where that stock is received in exchange for preferred stock that is not nonqualified preferred stock because of certain exceptions and that is substantially identical to the transferred preferred stock in accordance with Treasury Regulation Section 1.356-7.

Under Section 351(g)(2) of the Code, stock must meet a specific definition of “preferred stock” to be treated as nonqualified preferred stock. The term “preferred stock” is defined under Section 351(g)(3)(A) of the Code as “stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent.” Stock is not treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation. Stock meeting the definition of “preferred stock” is treated as nonqualified preferred stock if, amongst other factors, any one or more of the following is true: (i) the holder has the right to require the issuer to redeem or purchase the stock; (ii) the issuer or a related person has the right to redeem or purchase the stock and, as of the issue date, it is more likely than not that such right will be executed; or (iii) the issuer (or related person) is required to redeem or purchase the stock. Clauses (i), (ii) and (iii) only apply if the right or obligation may be exercised within 20 years and is not subject to a contingency which makes the likelihood of redemption or purchase remote.

If the Valley preferred stock received and the USAmeriBancorp preferred stock transferred are both nonqualified preferred stock, then the merger may be tax-free for such holders. If, however, the Valley preferred stock received is nonqualified preferred stock but the USAmeriBancorp preferred stock transferred is not nonqualified preferred stock, the Merger may be taxable in full to such holders. We therefore strongly encourage holders of USAmeriBancorp preferred stock to carefully consult your tax advisor as to the possible treatment of your USAmeriBancorp preferred stock transferred and the Valley preferred stock received as “nonqualified preferred stock” and the consequences to you if you receive nonqualified preferred stock in the merger.

Tax Implications to Non-U.S. Shareholders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of USAmeriBancorp common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. Any gain a non-U.S. holder recognizes from the exchange of USAmeriBancorp common stock for Valley common stock and cash in the merger generally will not be subject to U.S. federal income taxation unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or (b) in the case of a non-U.S. holder who is an individual, such shareholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. holders described in (a) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (b) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.

This discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign tax consequences of the merger in your particular circumstances.

Closing Tax Opinions of Each of Day Pitney LLP and Barack Ferrazzano Kirschbaum & Nagelberg LLP

It is a condition to Valley’s obligation to complete the merger that Valley receive an opinion from Day Pitney LLP, dated the closing date of the merger, substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to USAmeriBancorp’s obligation to complete the merger that USAmeriBancorp receive an opinion from Barack Ferrazzano Kirschbaum & Nagelberg LLP, dated the closing date of the merger, substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by Valley and USAmeriBancorp and on customary factual assumptions. None of the opinions described above will be binding on the Internal Revenue Service. Valley and USAmeriBancorp have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth above. In addition, if any of the representations upon which those opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

Tax matters are complicated and the tax consequences of the merger to each holder of USAmeriBancorp stock will depend on the facts of each such shareholder’s particular situation. The United States federal income tax discussion set forth above does not address all United States federal income tax consequences that may be relevant to a particular holder and may not be applicable to all holders’ special situations. USAmeriBancorp shareholders are urged to consult their own tax advisors about the federal income tax consequences under their own particular facts and circumstances, and also as to any state, local, foreign or other tax consequences arising out of the merger.

Appraisal Rights for USAmeriBancorp Common Shareholders

Holders of USAmeriBancorp common stock as of the record date are entitled to appraisal rights under the FBCA. Since USAmeriBancorp Series C preferred shareholders are not entitled to vote on the merger, they do not have appraisal rights under the FBCA. Pursuant to Section 607.1302 of the FBCA, a USAmeriBancorp common shareholder who does not wish to accept the consideration to be received pursuant to the terms of the merger agreement may dissent from the merger and elect to receive the fair value of his, her or its shares of USAmeriBancorp common stock immediately prior to the date of the special meeting to vote on the proposal to approve the merger agreement, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable. Under the terms of the merger agreement, if the holders of 10% or more of the aggregate outstanding shares of USAmeriBancorp common stock validly exercise their appraisal rights, then Valley will not be obligated to complete the merger.

In order to exercise appraisal rights, a dissenting USAmeriBancorp common shareholder must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those Sections is included as Appendix D to this joint proxy statement-prospectus. USAmeriBancorp common shareholders are urged to read Appendix D in its entirety and to consult with their legal advisors. Each USAmeriBancorp common shareholder who desires to assert his, her or its appraisal rights is cautioned that failure on his, her or its part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Dissenters’ Rights of Appraisal. The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA, a copy of which is included as Appendix D to this joint proxy statement-prospectus.

A dissenting shareholder who desires to exercise his, her or its appraisal rights must file with USAmeriBancorp, prior to the taking of the vote on the merger agreement, a written notice of intent to demand payment for his, her or its shares if the merger is effectuated. A vote against the merger agreement will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA. A dissenting shareholder need not vote against the merger agreement, but cannot vote, or allow any nominee who holds such shares for the dissenting shareholder to vote, any of his, her or its shares of USAmeriBancorp common stock in favor of the merger agreement. A vote in favor of the merger agreement will constitute a waiver of the common shareholder’s appraisal rights. A common shareholder’s failure to vote against the merger agreement will not constitute a waiver of such shareholder’s dissenters’ rights. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

USAmeriBancorp, Inc.

4790 140th Avenue North

Clearwater, Florida 33762

Attn: Victoria Alderman, Secretary

All such notices must be signed in the same manner as the shares are registered on the books of USAmeriBancorp. If a USAmeriBancorp common shareholder has not provided written notice of intent to demand fair value before the vote on the proposal to approve the merger agreement is taken at the special meeting, then the USAmeriBancorp common shareholder will be deemed to have waived his, her or its appraisal rights.

Within 10 days after the completion of the merger, Valley must provide to each USAmeriBancorp common shareholder who filed a notice of intent to demand payment for his, her or its shares a written appraisal notice and an election form that specifies, among other things:

•	the date of the completion of the merger;

•	Valley’s estimate of the fair value of the shares of USAmeriBancorp common stock;

•	where to return the completed appraisal election form and the common shareholder’s stock certificates and the date by which each must be received by Valley or its agent, which date with respect to the receipt of the appraisal election form may not be fewer than 40, nor more than 60, days after the date Valley sent the appraisal election form to the common shareholder (and shall state that the common shareholder shall have waived the right to demand appraisal with respect to the shares unless such form is received by Valley by such specified date) and which with respect to the return of stock certificates must not be earlier than the date for receiving the appraisal election form;

•	that, if requested in writing, Valley will provide to the common shareholder so requesting, within 10 days after the date set for receipt by Valley of the appraisal election form, the number of common shareholders who return the forms by such date and the total number of shares owned by them; and

•	the date by which a notice from the USAmeriBancorp common shareholder of his, her or its desire to withdraw his, her or its appraisal election must be received by Valley, which date must be within 20 days after the date set for receipt by Valley of the appraisal election form from the USAmeriBancorp common shareholder.

The form must also contain Valley’s offer to pay to the USAmeriBancorp common shareholder the amount that it has estimated as the fair value of the shares of USAmeriBancorp common stock, and request certain information from the USAmeriBancorp common shareholder, including:

•	the common shareholder’s name and address;

•	the number of shares as to which the common shareholder is asserting appraisal rights;

•	that the common shareholder did not vote for the merger;

•	whether the common shareholder accepts the offer of Valley to pay its estimate of the fair value of the shares of USAmeriBancorp common stock to the common shareholder; and

•	if the common shareholder does not accept the offer of Valley, the common shareholder’s estimated fair value of the shares of USAmeriBancorp common stock and a demand for payment of the common shareholder’s estimated value plus interest.

The form must be accompanied by financial statements of USAmeriBancorp, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the appraisal notice, an income statement for that year, cash flow statement for that year, and the latest available interim financial statements, if any. In addition the form also must be accompanied by a copy of Section 607.1301 through 607.1333 of the FBCA.

A dissenting shareholder must execute and submit the certificate(s) representing his, her or its shares and the appraisal election form, and in the case of certificated shares, deposit the dissenting shareholder’s certificates, by the specified date. Any dissenting shareholder failing to return a properly completed appraisal election form and his, her or its stock certificates within the period stated in the form will lose his, her or its appraisal rights and be bound by the terms of the merger agreement. Upon returning the appraisal election form, a dissenting shareholder will be entitled only to payment pursuant to the procedure set forth in the applicable sections of the FBCA and will not be entitled to vote or to exercise any other rights of a common shareholder, unless the dissenting shareholder withdraws his, her or its demand for appraisal within the time period specified in the appraisal election form.

A dissenting shareholder who has delivered the appraisal election form and his, her or its USAmeriBancorp common stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to Valley within the time period specified in the appraisal election form. Thereafter, a dissenting shareholder may not withdraw from the appraisal process without the written consent of Valley. Upon such withdrawal, the right of the dissenting shareholder to be paid the fair value of his, her or its shares will cease, and he, she or it will be reinstated as a common shareholder and will be entitled to receive the merger consideration.

If the dissenting shareholder accepts the offer of Valley in the appraisal election form to pay Valley’s estimate of the fair value of the shares of USAmeriBancorp common stock, payment for the shares of the dissenting shareholder is to be made within 90 days after the receipt of the appraisal election form by Valley or its agent. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.

A common shareholder must demand appraisal rights with respect to all of the shares registered in his, her or its name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify USAmeriBancorp in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the beneficial shareholder only if the beneficial shareholder submits to USAmeriBancorp the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal election form, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

A common shareholder who is dissatisfied with Valley’s estimate of the fair value of the shares of USAmeriBancorp common stock must notify Valley of the common shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest in the appraisal election form within the time period specified in the form. A common shareholder who fails to notify Valley in writing of the common shareholder’s demand to be paid its stated estimate of the fair value of the shares plus interest within the required time period waives the right to demand payment and will be entitled only to the payment offered by Valley in the appraisal election form.

Section 607.1330 of the FBCA addresses what should occur if a dissenting shareholder fails to accept the offer of Valley to pay the value of the shares as estimated by Valley, and Valley fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest.

If a dissenting shareholder refuses to accept the offer of Valley to pay the value of the shares as estimated by Valley, and Valley fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest, then within 60 days after receipt of a written demand from any dissenting shareholder, Valley shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the registered office of Valley, maintained pursuant to Florida law, is located requesting that the fair value of such shares be determined by the court.

If Valley fails to institute a proceeding within the above-prescribed period, any dissenting shareholder may do so in the name of Valley. All dissenting shareholders whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares and a copy of the initial pleading will be served on each dissenting shareholder as provided by law. The common shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

Valley is required to pay each dissenting shareholder the amount found to be due within 10 days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in such shares.

Section 607.1331 of the FBCA provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, will be determined by the court and assessed against Valley, except that the court may assess costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against: (i) Valley and in favor of any or all dissenting shareholders if the court finds Valley did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322 of the FBCA; or (ii) either Valley or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against Valley, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited. To the extent that Valley fails to make a required payment when a dissenting shareholder accepts Valley’s offer to pay the value of the shares as estimated by Valley, the dissenting shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Valley all costs and expenses of the suit, including counsel fees.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement-prospectus as Appendix A and is incorporated by reference into this document. This summary may not contain all of the information about the merger agreement that may be important to you. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

General Description

The merger agreement provides for the merger of USAmeriBancorp with and into Valley, with Valley as the surviving entity. A closing under the merger agreement is to occur on the day which is the last day of the month which is five business days after receipt of all necessary regulatory and governmental approvals and consents (including the expiration of all applicable statutory waiting periods) and the satisfaction or waiver of all conditions to closing; provided, however, that the closing shall not occur prior to January 1, 2018. The merger agreement also provides that Valley and USAmeriBancorp may agree on a different closing date. The merger will become effective at the time specified in a certificate of merger which Valley and USAmeriBancorp will prepare and which Valley will file with the New Jersey Department of the Treasury, Division of Commercial Recording, and the Florida Secretary of State simultaneous with the closing.

Consideration

Subject to the terms and conditions of the merger agreement, upon consummation of the merger, each share of common stock of USAmeriBancorp will be converted into 6.100 shares of Valley common stock, subject to adjustment as described below and subject to the payment of cash in lieu of fractional shares. Subject to the termination rights described below, in the event Valley’s volume-weighted average share price during the 30 consecutive trading day period ending 5 trading days prior to closing (the “average closing price”) is less than $11.50, then Valley will adjust the 6.100 exchange ratio (or, in lieu of such adjustment, make a cash payment to USAmeriBancorp common shareholders equal to the difference between (i) $69.00 and (ii) the product of the average closing price multiplied by 6.100) so that USAmeriBancorp common shareholders receive $69.00 in Valley common stock for each USAmeriBancorp share they hold. The adjustment to the exchange ratio if the average closing price is less than $11.50 is not linear; therefore if the average closing price is between $11.32 and $11.49, the exchange ratio will decrease slightly and if the average closing price is less than $11.32, the exchange ratio will increase. Subject to the termination rights described below, in the event the average closing price is greater than $13.00, then Valley will decrease the 6.100 exchange ratio so that USAmeriBancorp common shareholders receive $79.30 in Valley common stock for each USAmeriBancorp share they hold. In the event the average closing price is less than $11.00, either Valley or USAmeriBancorp may elect to terminate the merger agreement. In the event the average closing price is greater than $13.50, then USAmeriBancorp may elect to terminate the merger agreement. In addition, if Valley enters into a definitive acquisition agreement and the average closing price is greater than $13.50, the exchange ratio will be 5.874. In such event, USAmeriBancorp has the right to terminate the merger agreement. Each outstanding share of Valley common stock will remain outstanding and be unaffected by the merger.

In addition to the foregoing, at the effective time of the merger, Valley will either (i) convert each outstanding share of USAmeriBancorp Series C preferred stock into shares of Valley Series C preferred stock having identical rights and preferences as the USAmeriBancorp Series C preferred stock or (ii) redeem the USAmeriBancorp Series C preferred stock for cash in accordance with its terms.

Treatment of USAmeriBancorp Stock Options, Warrants and Restricted Stock Units

With respect to outstanding USAmeriBancorp stock options to acquire USAmeriBancorp common stock, such USAmeriBancorp stock options will vest only to the extent set forth in the USAmeriBancorp stock plans and option grant agreements. In addition, such USAmeriBancorp stock options will be converted, at the effective time of the merger, into Valley stock options to acquire Valley common stock where the number of shares of Valley common stock underlying such Valley stock options will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp stock options multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley stock options will be equal to the exercise price per share of USAmeriBancorp common stock subject to such USAmeriBancorp stock option divided by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described in this document, the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp stock options are converted on economically equivalent terms as outstanding shares of USAmeriBancorp common stock.

With respect to outstanding USAmeriBancorp warrants to acquire USAmeriBancorp common stock, such USAmeriBancorp warrants will be converted at the effective time of the merger into Valley warrants to acquire Valley common stock where the number of shares of Valley common stock underlying such Valley warrants will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp warrants multiplied by the exchange ratio and the exercise price per share of Valley common stock subject to such Valley warrants will be equal to the exercise price per share of USAmeriBancorp common stock subject to such USAmeriBancorp warrants divided by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described in this document, the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp warrants are converted on economically equivalent terms.

With respect to USAmeriBancorp restricted stock units representing the right to receive a share of USAmeriBancorp common stock, such USAmeriBancorp restricted stock units will vest only to the extent set forth in the USAmeriBancorp stock plans and award agreements. All outstanding restricted stock units that have vested as of the effective time of the merger will be converted into the right to receive the same consideration that holders of USAmeriBancorp common stock are receiving in the merger, and all restricted stock units that are unvested as of the effective time of the merger will remain outstanding and be converted into the right to receive Valley common stock where the number of shares of Valley common stock underlying such restricted stock units will be equal to the number of shares of USAmeriBancorp common stock underlying such USAmeriBancorp restricted stock units multiplied by the exchange ratio. Notwithstanding the foregoing, if Valley elects to make a cash payment to USAmeriBancorp common shareholders as described in this document, the exchange ratio will be based on the total merger consideration so that the USAmeriBancorp restricted stock units are converted on economically equivalent terms as outstanding shares of USAmeriBancorp common stock.

Bank Merger

Immediately following the merger, USAmeriBank, a Florida state-chartered commercial bank and wholly-owned subsidiary of USAmeriBancorp, will merge with and into Valley National Bank, a national banking association and wholly-owned subsidiary of Valley, with Valley National Bank surviving the merger and continuing its corporate existence.

Certificate of Incorporation and By-laws

The Valley Restated Certificate of Incorporation and the Valley By-laws as in effect immediately prior to the completion of the merger will be the certificate of incorporation and by-laws of the surviving corporation.

Board of Directors

Prior to completion of the merger, the Board of Directors of Valley and the Board of Directors of Valley National Bank each shall increase by one (1) the number of directors constituting the entire Boards of Directors of Valley and Valley National Bank, effective as of and contingent upon the closing of the merger, and shall elect

Jennifer Steans or, if she is unwilling or unable to serve, another designee to be selected by the Board of Directors of Valley from the current Board of Directors of USAmeriBancorp. In all other respects, the directors of Valley as of the effective time of the merger will continue to serve as directors of the surviving corporation.

Exchange of Shares

The exchange of USAmeriBancorp common stock for Valley common stock will occur after consummation of the merger. No later than five (5) business days after the effective time of the merger, American Stock Transfer and Trust Company will mail a letter of transmittal to each holder of USAmeriBancorp common stock at the effective time of the merger, other than holders of USAmeriBancorp common stock who have exercised their appraisal rights pursuant to Florida Business Corporation Act Sections 607.1302 – 607.1333. This mailing will contain instructions on how to surrender USAmeriBancorp common stock represented in certificated or book-entry form in exchange for shares of Valley common stock to be received by holders of USAmeriBancorp common stock in the merger pursuant to the terms of the merger agreement.

Notwithstanding the time of surrender of USAmeriBancorp common stock, each holder of USAmeriBancorp common stock at the effective time of the merger will be deemed a common shareholder of Valley for all purposes from the effective time of the merger, except that Valley will withhold the payment of dividends to such holder until such holder effects the exchange of USAmeriBancorp common stock represented in certificated or book-entry form for Valley common stock. Such holder of USAmeriBancorp common stock will receive any withheld dividends, without interest, upon effecting the share exchange.

If a certificate for USAmeriBancorp common stock has been lost, stolen or destroyed, American Stock Transfer and Trust Company will issue shares of Valley common stock under the merger agreement upon receipt of an affidavit of that fact by the claimant, an indemnity agreement and the posting of a bond in such amount as Valley determines is reasonably required as indemnity. Each holder of USAmeriBancorp common stock at the effective time of the merger will be deemed a common shareholder of Valley for all purposes from the effective time of the merger, except that Valley will withhold the payment of dividends to such holder until the exchange of certificates for Valley common stock has occurred. Such holder of USAmeriBancorp common stock will receive any withheld dividends, without interest, upon the occurrence of the exchange of certificates for Valley common stock.

Each of Valley and American Stock Transfer and Trust Company will be entitled to deduct and withhold from the cash in lieu of fractional shares payable to any holder of USAmeriBancorp common stock the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If Valley or American Stock Transfer and Trust Company withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the common shareholders from whom they were withheld.

Representations and Warranties

The representations and warranties described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Valley and USAmeriBancorp, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Valley and USAmeriBancorp rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of Valley, USAmeriBancorp or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Valley or USAmeriBancorp. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement-prospectus and in the documents incorporated by reference into this joint proxy statement-prospectus. See “Information Incorporated by Reference” on page 138.

The merger agreement contains customary representations and warranties of Valley and USAmeriBancorp relating to their respective businesses. Unless otherwise expressly provided, the representations and warranties in the merger agreement do not survive the effective time of the merger.

Each of Valley and USAmeriBancorp has made representations and warranties regarding, among other things:

•	corporate organization and similar corporate matters;

•	capitalization;

•	authorization, execution and enforceability of the merger agreement;

•	the accuracy of financial information and, in the case of Valley, information contained in filings with the SEC;

•	fees payable to financial advisors;

•	the absence of changes or events since December 31, 2016, that may have a material adverse effect on the corporation making the representation and warranty;

•	pending or threatened legal proceedings and the absence of material litigation;

•	taxes and tax returns;

•	the vote required for each of Valley’s and USAmeriBancorp’s shareholder meetings;

•	compliance with applicable laws;

•	properties and environmental matters;

•	employee benefit plans and compliance with employee benefit laws and regulations;

•	the adequacy of the allowance for loan and lease losses and reserve for taxes;

•	no agreements with bank regulators;

•	the filing of material reports with governmental agencies and the adequacy and maintenance of internal and disclosure controls;

•	the enforceability and status of certain material contracts;

•	certain loan matters;

•	the filing of regulatory reports;

•	the absence of unlawful payments to third parties;

•	the absence of any circumstance that would prevent the merger from being classified as a tax-free reorganization;

•	investment securities, borrowings and deposits;

•	compliance with anti-money laundering laws and anti-terrorism laws; and

•	that either party did not make any untrue statement of a material fact or fail to disclose a material fact to the other party.

USAmeriBancorp also made representations and warranties regarding:

•	insurance;

•	minute books;

•	intellectual property matters;

•	excess parachute payments;

•	the taking of actions to exempt the merger from anti-takeover provisions in state law and the certificate of incorporation; and

•	the absence of undisclosed indemnification arrangements.

Valley also made representations and warranties regarding:

•	the filing of required SEC documents;

•	the absence of acceleration and other benefits to current or former employees as a result of the merger; and

•	subject to Valley shareholders’ approval of the Charter Amendment, the due and valid reservation of Valley common stock for issuance under the terms and conditions of the merger agreement.

Certain representations and warranties of Valley and USAmeriBancorp are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to Valley or USAmeriBancorp, means any effect which (i) is material and adverse to the business, assets, financial condition or results of operations of such party and its subsidiaries on a consolidated basis, or (ii) materially impairs the ability of such party and its subsidiaries to consummate the transactions contemplated by the merger agreement on a timely basis; provided, however, that “material adverse effect” will not be deemed to include the impact of:

•	changes in laws and regulations (or interpretations of such laws and regulations by courts or governmental agencies) affecting banks or their holding companies generally;

•	changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies;

•	actions and omissions of a party to the merger agreement (including their subsidiaries) taken with the prior written consent of the other party;

•	the impact of the announcement of the merger agreement and the merger, and compliance with the merger agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred in connection with consummating the merger;

•	changes in national or international political or social conditions, including the engagement by the United States in hostilities or the occurrence of any military or terrorist attack upon or within the United States, unless it uniquely and disproportionately affects either or both of the parties or any of their subsidiaries;

•	any change in the value of the securities or loan portfolio, or any change in the value of the deposits or borrowings, of USAmeriBancorp or Valley, or any of their subsidiaries, respectively, resulting from a change in interest rates generally; or

•	changes relating to securities markets in general (including any disruption thereof and any decline in the price of any security or market index).

Covenants and Agreements

Each of Valley and USAmeriBancorp has undertaken customary covenants that place restrictions on it and its subsidiaries until the completion of the merger. Each of Valley and USAmeriBancorp has agreed to carry on its business in the ordinary course consistent with past banking practice and cause their respective significant subsidiaries to do the same. Each of Valley and USAmeriBancorp will use commercially reasonable efforts to preserve intact its business organization and that of its significant subsidiaries, as well as maintain its rights, franchises and existing relations with customers, suppliers and employees.

In addition to the general covenants above, Valley further agreed that, except as otherwise approved by USAmeriBancorp in writing, Valley will not:

•	change any provision of its certificate of incorporation, by-laws or similar governing documents in a manner that would adversely affect the rights of the shareholders of Valley;

•	make any material change in its accounting methods or practices not required by GAAP or applicable regulatory accounting requirements; and

•	take any action that would result in any of the representations and warranties made by Valley not being true and correct in any material respect at the closing of the merger or any of its closing conditions to the merger to not be satisfied.

In addition to the general covenants above, USAmeriBancorp further agreed that, subject to specified exceptions and except as otherwise approved by Valley in writing, USAmeriBancorp will not, and will not permit its significant subsidiaries to, among other things, undertake the following actions:

•	change any provision of its certificate of incorporation, bylaws or similar governing documents;

•	change the number of shares of its authorized or issued capital stock (other than in connection with the exercise of any previously issued stock options, warrants, or restricted stock units) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of USAmeriBancorp or any USAmeriBancorp subsidiary or any securities convertible into shares of such stock or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except that USAmeriBancorp may declare a quarterly cash dividend with record and payment dates consistent with past practice; provided; however, that USAmeriBancorp shall have the right to pay its common shareholders a dividend equivalent to the amount of Valley’s most recently declared dividend using an assumed exchange ratio of 6.100;

•	grant any severance or termination pay (other than severance or termination pay pursuant to USAmeriBancorp’s existing benefit plans), enter into or amend any employment agreement, adopt any new employee benefit plan or arrangement or amend any existing employee benefit plan or arrangement, or award any increase in compensation or benefits to directors, officers or employees except for increases in compensation to directors, officers or employees not covered by USAmeriBancorp’s executive change in control severance plan in the usual and ordinary course of business consistent with past practice; provided, however, that USAmeriBancorp may pay at any time prior to closing cash bonuses based on USAmeriBancorp’s 2017 performance in accordance with parameters disclosed by USAmeriBancorp to Valley;

•	sell or dispose of any assets with a market value in excess of $300,000 or incur any liability with a principal balance greater than $300,000 other than in the ordinary course of business consistent with past practices and policies;

•	make any capital expenditure or enter into any new service agreement or similar contract not terminable by USAmeriBancorp within sixty (60) days and involving amounts in excess of $300,000 individually or $1,500,000 in the aggregate, other than pursuant to binding commitments as of the date of the merger agreement, expenditures necessary to maintain assets in good repair and expenditures described in business plans or budgets previously furnished to Valley;

•	agree to acquire any business or entity (other than to foreclose on collateral for a defaulted loan);

•	make any new investments in securities other than investments in federal government or federal agency bonds having a weighted average life or duration of not greater than five years;

•	make any material change in its accounting methods or practices not required by GAAP or applicable regulatory accounting requirements;

•	take any action that would result in the breach of any representation or warranty of USAmeriBancorp or result in any of its closing conditions to the merger not to be satisfied;

•	make or commit to make any new loan or other extension of credit in the amount of $5,000,000 or more;

•	renew for more than one year any existing loan or extension of credit which would require USAmeriBancorp to advance additional funds greater than $7,000,000 or increase by $7,000,000 or more the aggregate credit outstanding to any one borrower or to any group of affiliated borrowers, except for renewals or increases that are committed as of the date of the merger agreement and residential mortgage loans made in the ordinary course of business consistent with past practice;

•	settle any claim, action or proceeding or other liability for money damages in an amount in excess of $600,000 or involving any material restriction on USAmeriBancorp or its subsidiaries;

•	make any investment or commitment to invest in real estate, other than investments related to maintenance of currently owned or leased real estate or any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

•	establish any new branch banking office other than those for which USAmeriBancorp has already received regulatory approval;

•	elect or nominate any new member of the USAmeriBancorp Board of Directors; or

•	other than deposits at market rates, obtain, extend or modify any new debt or financing with a maturity greater than eighteen (18) months.

The merger agreement also contains covenants by USAmeriBancorp to furnish current information to Valley, for each party to duly call and hold a meeting of their respective shareholders to approve the merger agreement and the merger, in the case of USAmeriBancorp. The merger agreement also contains covenants by USAmeriBancorp to, as requested by Valley, (i) cooperate with Valley to confirm its policies and procedures regarding applicable regulatory matters, to those of Valley, (ii) assist Valley with certain matters relating to the public offering of Valley’s securities shortly after the date of the merger agreement and (iii) provide notice of the redemption of the USAmeriBancorp Series C preferred stock to each holder thereof to permit Valley to redeem the USAmeriBancorp Series C preferred stock at the closing of the merger. In addition, the merger agreement contains covenants by USAmeriBancorp (i) to provide Valley with an estimated budget of transaction-related expenses reasonably estimated to be payable by USAmeriBancorp in connection with the merger and to promptly notify Valley if or when USAmeriBancorp expects to exceed the budget, (ii) to promptly, but in no event later than 30 days after the execution of the merger agreement, ask its attorneys and professionals to render invoices for all unbilled time and disbursements, which USAmeriBancorp will accrue or pay as soon as possible, and cause its attorneys and other professionals to render monthly invoices thereafter within 30 days of each month and (iii) to notify Valley monthly of all out-of-pocket expenses incurred by USAmeriBancorp in connection with the merger.

The merger agreement further contains mutual covenants relating to:

•	access to properties and records of the other party to the merger agreement;

•	the preparation and filing of this joint proxy statement-prospectus and all necessary regulatory applications with bank regulatory agencies;

•	public announcements with respect to the transactions contemplated by the merger agreement;

•	the treatment of the merger as a tax-free reorganization; and

•	the disposition of shares of USAmeriBancorp common stock, restricted stock or stock options in connection with the consummation of the merger being exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Employment and Director Matters

Valley and Valley National Bank have entered into employment agreements with Messrs. Chillura, Rogers and Olivier, which employment agreements shall be effective only upon the closing of the merger.

Valley and Valley National Bank have agreed to honor, as of the date of the closing of the merger, USAmeriBancorp’s pension plans, welfare plans and benefits plans, in accordance with their terms. Before or following consummation of the merger, Valley will decide whether to continue each employee welfare benefit plan, within the meaning of ERISA, for the benefit of employees of USAmeriBancorp and USAmeriBank or have such employees become covered under a Valley welfare plan. Subject to the foregoing, within two (2) years of the consummation of the merger, Valley will make available to all officers and employees of USAmeriBancorp who become employees of Valley National Bank coverage under the benefit plans generally available to Valley National Bank’s officers and employees. No prior existing condition limitation not currently imposed by USAmeriBancorp or USAmeriBank medical or dental plans will be imposed on employees of USAmeriBancorp or USAmeriBank under Valley’s or Valley National Bank’s medical or dental plans. Employees of USAmeriBancorp or USAmeriBank will receive credit for any deductibles paid under USAmeriBancorp or USAmeriBank medical or dental plans. USAmeriBancorp employees will be given credit for eligibility and vesting purposes (but not for benefit accrual purposes) under Valley’s or Valley National Bank’s medical, life, vacation, sick leave, disability and other welfare plans for prior service with USAmeriBancorp. USAmeriBancorp employees will be granted credit for prior service with USAmeriBancorp solely for purposes of eligibility and vesting under Valley’s or Valley National Bank’s 401(k) plan.

Valley agrees to use reasonable efforts to retain USAmeriBancorp and USAmeriBank employees following consummation of the merger.

Except for USAmeriBancorp and USAmeriBank employees who have individual severance or similar contractual agreements, for a period of one year after the consummation of the merger, Valley will pay severance to USAmeriBancorp and USAmeriBank employees who are involuntarily terminated for reasons other than cause in accordance with a mutually agreed upon severance plan between Valley and USAmeriBancorp. In general, affected employees will be eligible for severance pay in an amount equal to four weeks of pay, plus one additional week for each complete year of service, up to a maximum of 26 weeks.

Valley and Valley National Bank have developed, implemented and communicated to key employees of USAmeriBancorp and USAmeriBank a retention program to retain the services of such key employees through the effective time of the merger and for a period of 180 days following the effective date of the merger or such earlier time as Valley and Valley National Bank may determine.

Valley and Valley National Bank may, in their discretion within thirty (30) days prior to the effective time of the merger, direct USAmeriBancorp and USAmeriBank to terminate any or all nonqualified deferred compensation plans in a manner that does not materially affect the rights of participants to benefits earned through the termination date.

Agreement Not to Solicit Other Offers

USAmeriBancorp has agreed that it and its subsidiaries will not, and it and its subsidiaries will use their best efforts to cause their respective representatives not to:

•	initiate, solicit, or knowingly encourage or facilitate (including by way of providing information) any inquiries or proposals with respect to any “acquisition proposal” (as defined below); or

•	have any discussions with or provide any confidential or nonpublic information or data to any person relating to an acquisition proposal, or engage in any negotiations concerning an acquisition proposal.

However, if USAmeriBancorp receives an unsolicited bona fide acquisition proposal after the date of the merger agreement, USAmeriBancorp may provide nonpublic information to, or engage in negotiations or discussions with, the person making the acquisition proposal if and only to the extent that:

•	approval of the merger agreement by USAmeriBancorp’s shareholders has not yet been obtained;

•	USAmeriBancorp’s Board of Directors concludes in good faith, after consulting with its financial advisor, that such acquisition proposal constitutes or is reasonably likely to result in a superior proposal (as defined below);

•	USAmeriBancorp’s Board of Directors concludes in good faith, after considering the advice of its outside counsel, that failure to take such actions would be inconsistent with its fiduciary duties under applicable law;

•	prior to providing any nonpublic information, USAmeriBancorp enters into a confidentiality agreement with the person making the acquisition proposal on terms no less favorable to USAmeriBancorp than those specified in the confidentiality agreement between USAmeriBancorp and Valley; and

•	USAmeriBancorp concurrently provides to Valley any non-public information concerning USAmeriBancorp or its subsidiaries provided to the party making the acquisition proposal which was not previously provided to Valley.

The USAmeriBancorp Board of Directors also has agreed not to (i) withdraw (or modify or qualify in any manner adverse to Valley) or refuse to make the USAmeriBancorp Board of Directors’ recommendation that the shareholders of USAmeriBancorp approve the merger agreement at the USAmeriBancorp shareholders’ meeting; (ii) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any acquisition proposal; or (iii) cause or permit USAmeriBancorp or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any acquisition proposal (other than a confidentiality agreement permitted under the merger agreement). However, prior to the date of the USAmeriBancorp shareholders’ meeting, the USAmeriBancorp Board of Directors may take the actions specified in the immediately preceding sentence if, after the second (2nd) business day following Valley’s receipt of a written notice of a superior proposal from USAmeriBancorp (which shall (i) state that the USAmeriBancorp Board of Directors has determined that such bona fide unsolicited written acquisition proposal constitutes a superior proposal, (ii) specify the materials terms and conditions of, and identity of the party making, such superior proposal, and (iii) contain a copy of any specific transaction agreements with such party), the USAmeriBancorp Board of Directors has reasonably determined in good faith, after consultation with its financial and legal advisors, that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties and that such acquisition proposal is a superior proposal that has not been withdrawn and continues to be a superior proposal after taking into account all adjustments to the terms of the merger agreement that are committed to in writing by Valley.

In connection with any acquisition proposal, USAmeriBancorp has agreed to:

•	immediately cease and terminate any activities, discussions or negotiations before the date of the merger agreement with any persons other than Valley with respect to any acquisition proposal;

•	not terminate, waive, amend, release or modify any confidentiality or standstill agreement relating to any acquisition proposal;

•	use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal;

•	advise Valley promptly (within two (2) business days) following receipt of any acquisition proposal or any request for non-public information or to engage in negotiations that the USAmeriBancorp directors reasonably believe is reasonably likely to lead to or that contemplates an acquisition proposal or the existence of such acquisition proposal or request, describing the material terms and conditions thereof (including the identity of the person making such acquisition proposal or request);

•	keep Valley reasonably well informed in all material respects of the status (including after the occurrence of any material amendment or modification) of any such acquisition proposal or request; and

•	notify Valley promptly (within two (2) business days) if USAmeriBancorp determines to begin providing non-public information or to engage in negotiations concerning an acquisition proposal.

As used in the merger agreement, “acquisition proposal” means other than the transactions contemplated by the merger agreement, a tender or exchange offer to acquire 25% or more of the voting power in USAmeriBancorp or any of its subsidiaries, a proposal for a merger, consolidation, or other business combination involving USAmeriBancorp or any of its subsidiaries or any other proposal or offer to acquire in any manner 25% or more of the voting power in, or 25% or more of the business, assets or deposits of, USAmeriBancorp or any of its subsidiaries.

As used in the merger agreement, “superior proposal” means an unsolicited bona fide written acquisition proposal (with the percentages set forth in the definition of such term changed from 25% to 50%) that the USAmeriBancorp Board of Directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the transactions contemplated by the merger agreement (including taking into account any adjustment to the terms and conditions proposed by Valley in response to such proposal), (1) after receiving the advice of its financial advisor (which shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth in the acquisition proposal (as compared to the terms in the merger agreement), and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law.

Costs and Expenses

Other than the expenses that may be due in the event of a termination of the merger agreement (which are described below), each of Valley and USAmeriBancorp will in general be responsible for all costs and expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.

Indemnification and Insurance

For a period of six years following the effective time of the merger, Valley has agreed to indemnify, defend and hold harmless all past and present officers and directors, and any person who becomes prior to the effective time of the merger a director or officer, of USAmeriBancorp and its subsidiaries in their capacities as such against all claims, damages, liabilities, losses, costs, charges, expenses, judgments, fines, penalties and amounts paid in settlement to the fullest extent such persons would be entitled to such indemnification under any applicable law and the articles of incorporation and bylaws of USAmeriBancorp (or charter documents of the applicable USAmeriBancorp subsidiary) as in effect on the date of the merger agreement.

The merger agreement further provides that Valley will cause the officers and directors of USAmeriBancorp and its subsidiaries to be covered for a period of six years after the effective time of the merger under an extension of USAmeriBancorp’s existing directors’ and officers’ liability insurance policy, provided, however, that Valley is only required to obtain such coverage at an aggregate cost not to exceed 300% of the annual premium currently paid by USAmeriBancorp for such coverage.

Conditions to Complete the Merger

The obligation of each party to consummate the merger is subject to satisfaction or waiver of certain conditions, including:

•	approval of the merger agreement by the shareholders of USAmeriBancorp and the issuance of Valley common stock in connection with the merger by the shareholders of Valley;

•	receipt of all necessary consents, approvals and authorizations necessary to consummate the merger from federal and state government authorities;

•	absence of any governmental action, third party suit or other proceeding that would prevent the consummation of the merger or make it inadvisable to proceed with the merger;

•	receipt by Valley of an opinion of Day Pitney LLP regarding the tax-free nature of the merger and other related matters, and receipt by USAmeriBancorp of an opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding the tax-free nature of the merger and other related matters;

•	the Valley common stock to be issued in connection with the merger being approved for listing on the New York Stock Exchange; and

•	the registration statement covering the shares of Valley common stock to be issued in the merger has been declared effective by the SEC.

The obligation of Valley to consummate the merger is also conditioned on, among other things:

•	continued accuracy of the representations and warranties of USAmeriBancorp contained in the merger agreement, subject to a material adverse effect standard;

•	performance by USAmeriBancorp, in all material respects, of its obligations under the merger agreement;

•	the holders of no more than ten percent (10%) of USAmeriBancorp common stock having exercised their appraisal rights pursuant to Florida Business Corporation Act Sections 607.1302 – 607.1333; and

•	the employment agreements with Messrs. Chillura, Rogers and Olivier having remained in full effect and not having been breached by such employees.

The obligation of USAmeriBancorp to consummate the merger is also conditioned on, among other things:

•	continued accuracy of the representations and warranties of Valley contained in the merger agreement, subject to a material adverse effect standard; and

•	performance by Valley, in all material respects, of its obligations under the merger agreement.

Termination

Valley and USAmeriBancorp may terminate the merger agreement by mutual written consent at any time.

Either Valley or USAmeriBancorp may terminate the merger agreement for certain reasons, including the following:

•	the merger has not been completed by June 30, 2018, provided that the failure to close was not the result of such party’s material breach of a representation, warranty, covenant or agreement;

•	the USAmeriBancorp or Valley shareholders fail to approve the merger agreement at their respective meeting of shareholders (or any adjournment or postponement thereof);

•	the approval of any government entity needed to complete the merger and the other transactions contemplated by the merger agreement has been denied by final non-appealable action by such governmental entity, provided that the failure to receive such approval was not the result of such party’s failure to comply with the merger agreement;

•	the other party breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach is not cured within 30 days following notice or cannot be cured prior to June 30, 2018, and would result in (i) the failure to satisfy any of the closing conditions by June 30, 2018, or (ii) a material adverse effect on the party committing such breach, provided that the terminating party is not in material breach of any representation, warranty, covenant or agreement; or

•	if the average closing price is below $11.00.

USAmeriBancorp may terminate the merger agreement if:

•	USAmeriBancorp receives a superior proposal and enters into an acquisition agreement with respect to the superior proposal;

•	the USAmeriBancorp Board of Directors withdraws, modifies or qualifies in any manner adverse to Valley its recommendation to USAmeriBancorp shareholders in favor of the merger with Valley based on advice from counsel that the failure to do so would cause the USAmeriBancorp Board of Directors to breach its fiduciary duties and prior to such termination USAmeriBancorp has paid to Valley the termination fee and termination expenses described below and has delivered to Valley a release signed by the parties to the acquisition agreement with respect to the superior proposal and any entity that controls such parties, which release shall be in form and substance reasonably satisfactory to Valley and shall irrevocably waive any right the releasing parties may have to challenge the payment to Valley of the termination fee and termination expenses described below;

•	the conditions to its completion of the merger are not capable of being satisfied by Valley by June 30, 2018; or

•	if the average closing price is above $13.50.

Valley may terminate the merger agreement if:

•	USAmeriBancorp or the USAmeriBancorp Board of Directors (or any committee thereof) withdraws, modifies or qualifies in any manner adverse to Valley its recommendation to USAmeriBancorp shareholders in favor of the merger with Valley or approves, adopts, endorses or recommends an acquisition proposal;

•	the USAmeriBancorp Board of Directors fails to recommend the merger and the approval of the merger agreement by USAmeriBancorp shareholders or fails to publicly re-affirm its recommendation of the merger after receipt of a written request from Valley;

•	USAmeriBancorp or the USAmeriBancorp Board of Directors (or any committee thereof) breaches USAmeriBancorp’s agreement not to solicit other offers and related obligations under the merger agreement in any material respect adverse to Valley;

•	the USAmeriBancorp Board of Directors (or any committee thereof), in response to a competing tender offer or exchange offer for 10% or more of the outstanding shares of USAmeriBancorp common stock, recommends that USAmeriBancorp’s shareholders tender their shares into the offer or otherwise fails to recommend (promptly upon the written request of Valley) that the shareholders reject such tender offer or exchange offer;

•	any other event occurs giving rise to the payment by USAmeriBancorp of the termination fee and termination expenses to Valley as described below; or

•	the conditions to its completion of the merger are not capable of being satisfied by USAmeriBancorp by June 30, 2018.

Termination Fees and Termination Expenses

In the event that an Acquisition Proposal, or an intention to make an Acquisition Proposal, to acquire 50% or more of the voting power in, or 50% or more of the business, assets or deposits of, USAmeriBancorp or any of its subsidiaries shall have been made directly to USAmeriBancorp’s shareholders or otherwise publicly disclosed or communicated or made known to senior management of USAmeriBancorp or USAmeriBancorp’s Board of Directors and the merger agreement is thereafter terminated:

•	by either Valley or USAmeriBancorp because (i) the merger shall not have been consummated on or before June 30, 2018, or (ii) USAmeriBancorp’s shareholders failed to approve the merger agreement at the meeting of the shareholders (but only if the registration statement shall have been declared effective no later than sixty days prior to June 30, 2018); or

•	by Valley because USAmeriBancorp shall have breached any representation, warranty, covenant or agreement contained in the merger agreement and such breach would entitle Valley to terminate the merger agreement;

then, USAmeriBancorp will be required to pay Valley up to $2,000,000 in Valley’s reasonable out of pocket expenses, and, if USAmeriBancorp completes a transaction contemplated by, or executes a definitive written agreement with respect to, any Acquisition Proposal to acquire 50% or more of the voting power in or 50% or more of the business, assets or deposits of USAmeriBancorp or any of its subsidiaries within 12 months after such termination, USAmeriBancorp shall pay Valley a termination fee of $30 million.

USAmeriBancorp will be required to pay Valley the $30 million termination fee and up to $2,000,000 in Valley’s reasonable out of pocket expenses immediately upon termination of the merger agreement in the event that the merger agreement is terminated:

•	by the Board of Directors of Valley if, prior to receipt of USAmeriBancorp’s shareholder approval, USAmeriBancorp or the USAmeriBancorp Board of Directors (or any committee thereof) withdraws, modifies or qualifies in any manner adverse to Valley its recommendation to USAmeriBancorp shareholders in favor of the merger with Valley or approves, adopts, endorses or recommends an acquisition proposal;

•	by the Board of Directors of Valley if the USAmeriBancorp Board of Directors fails to recommend the merger and the approval of the merger agreement by USAmeriBancorp’s shareholders;

•	by the Board of Directors of Valley if USAmeriBancorp or the USAmeriBancorp Board of Directors (or any committee thereof) breaches USAmeriBancorp’s agreement not to solicit other offers and related obligations in any material respect adverse to Valley;

•	by the Board of Directors of Valley if the USAmeriBancorp Board of Directors (or any committee thereof), in response to a competing tender offer or exchange offer for 10% or more of the outstanding shares of USAmeriBancorp common stock, recommends that USAmeriBancorp’s shareholders tender into the offer or otherwise timely fails to recommend that the shareholders reject such tender offer or exchange offer;

•	by the Board of Directors of Valley if any other event occurs giving rise to the payment by USAmeriBancorp of the termination fee and termination expenses to Valley;

•	by USAmeriBancorp if USAmeriBancorp has received a superior proposal and, as permitted by the merger agreement, enters into an acquisition agreement relating to the superior proposal; or

•	by USAmeriBancorp if the USAmeriBancorp Board of Directors withdraws, modifies or qualifies in any manner adverse to Valley its recommendation to USAmeriBancorp shareholders in favor of the merger with Valley based on advice from counsel that the failure to do so would could the USAmeriBancorp Board of Directors to breach its fiduciary duties.

Either Valley or USAmeriBancorp shall pay the other party up to $2,000,000 in reasonable out of pocket expenses if the merger agreement is terminated due to the breach of any of its representations, warranties, covenants or other agreements contained in the merger agreement and such breach is not cured within 30 days following notice or cannot be cured prior to June 30, 2018, and would result in (i) the failure to satisfy any of the closing conditions by June 30, 2018, or (ii) a material adverse effect on the party committing such breach.

Voting Agreements

In connection with the execution of the merger agreement, Valley entered into voting agreements with each of the USAmeriBancorp directors. Pursuant to the voting agreements, the USAmeriBancorp directors, who owned, at the time the voting agreements were executed, a total of 2,558,221 shares of common stock representing approximately 24.4% of the outstanding USAmeriBancorp common stock, have each agreed to vote the shares of common stock of USAmeriBancorp beneficially owned by them and over which they have sole or joint voting power on the record date in favor of approval of the merger agreement.

DESCRIPTION OF VALLEY CAPITAL STOCK

The authorized capital stock of Valley is presently 500,000,000 shares, which consists of 450,000,000 shares of common stock and 50,000,000 shares of preferred stock. 4,600,000 shares of the preferred stock are designated Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Valley Series A preferred stock”), and 4,0000,000 shares of the preferred stock are designated Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (the “Valley Series B preferred stock”). As of November 2, 2017, a date immediately preceding the printing of this joint proxy statement-prospectus, there were 264,276,483 shares of Valley common stock, 4,600,000 shares of Valley Series A preferred stock, and 4,000,000 shares of Valley Series B preferred stock outstanding. The remaining 41,400,000 shares of preferred stock remain unissued “blank check” preferred stock. For a description of the Valley Series A preferred stock and the Valley Series B preferred stock, please see Amendment No. 1 to Form 8-A filed with the SEC on July 9, 2015 and Form 8-A filed with the SEC on August  1, 2017, respectively, which are incorporated by reference in this document.

General

Valley is a New Jersey business corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act. The following description of Valley common stock describes certain general terms of Valley common stock. This section also contains a description of Valley Series C preferred stock, which Valley has not yet created. To the extent that Valley Series C preferred stock is issued, Valley will file a certificate of amendment to its certificate of incorporation to set forth the terms and conditions of the Valley Series C preferred stock, which will be identical to the terms and conditions of the USAmeriBancorp Series C preferred stock.

Common Stock

The following description of Valley common stock describes certain general terms of Valley common stock.

Dividend Rights

Holders of Valley common stock are entitled to dividends when, as and if declared by the board of directors of Valley out of funds legally available for the payment of dividends. The only statutory limitation is that such dividends may not be paid when Valley is insolvent. Funds for the payment of dividends by Valley must come primarily from the earnings of Valley’s bank subsidiary. Thus, as a practical matter, any restrictions on the ability of Valley National Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Valley.

As a national banking association, Valley National Bank is subject to limitations on the amount of dividends it may pay to Valley, Valley National Bank’s only shareholder. Prior approval by the Office of the Comptroller of the Currency (“OCC”) is required to the extent the total dividends to be declared by Valley National Bank in any calendar year exceeds net profits for that year combined with the bank’s retained net profits from the preceding two calendar years, less any transfers to capital surplus.

Valley is also subject to certain Federal Reserve Board policies that may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain a minimum capital base. The Federal Reserve Board may prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

The dividend rights of holders of Valley common stock are qualified and subject to the dividend rights of holders of Valley preferred stock described below and set forth in the Restated Certificate of Incorporation of Valley, as amended.

Voting Rights

At meetings of shareholders, holders of Valley common stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Valley common stock at a meeting at which a quorum is present.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Valley, holders of Valley common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of Valley preferred stock described below and set forth in the Restated Certificate of Incorporation of Valley, as amended.

Assessment and Redemption

All outstanding shares of Valley common stock are fully paid and non-assessable. Valley common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

American Stock Transfer & Trust Company, LLC is presently both the transfer agent and the registrar for Valley common stock. Valley common stock is traded on the New York Stock Exchange under the symbol “VLY,” and is registered with the SEC under Section 12(b) of the Exchange Act.

Valley Series C Preferred Stock

The following description of Valley Series C preferred stock describes certain general terms of Valley’s Noncumulative Perpetual Redeemable Preferred Stock, Series C (the “Valley Series C preferred stock”). There are currently no outstanding shares of Valley Series C preferred stock, and Valley Series C preferred stock would only be issued if the USAmeriBancorp Series C preferred stock is not redeemed at the effective time of the merger.

Dividend & Repurchase Rights

The Valley Series C preferred stock is senior to Valley common stock and pays quarterly cash dividends at a rate of 8.00% per annum (the “coupon rate”) , when, as and if declared by the Board of Directors. Any dividends that are declared on the Valley Series C preferred stock shall be in an amount equal to the coupon rate multiplied by $1,000.00 per share, prorated for the number of days in such quarter that the Valley Series C preferred stock were outstanding. Dividends on the Valley Series C preferred stock are not cumulative and are not mandatory.

The Valley Series C preferred stock is not subject to any mandatory redemption, sinking fund or other similar provision. The shares of Valley Series C preferred stock are redeemable by Valley, in its sole discretion, on the last day of any calendar quarter, in whole at any time or from time to time in part, at a price equal to $1,000.00 per share plus any applicable unpaid dividends thereon. Any such redemption shall be subject to the prior approval of the Federal Reserve Board so long as such approval is required in order for the Valley Series C preferred stock to be considered tier 1 capital for bank regulatory capital purposes.

Ranking

The Valley Series C preferred stock will rank, with respect to the payment of dividends and distributions upon Valley’s liquidation, dissolution or winding-up, respectively:

•	senior to Valley common stock and to each other class or series of Valley capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks at least on parity with the Valley Series C preferred stock with respect to such dividends and distributions;

•	on parity with the Valley Series A preferred stock, the Valley Series B preferred stock and with any class or series of Valley capital stock issued in the future, the terms of which expressly provide that it ranks on parity with the Valley Series C preferred stock with respect to such dividends and distributions; and

•	junior to any class or series of Valley capital stock issued in the future, the terms of which expressly provide that it ranks senior to the Valley Series C preferred stock with respect to such dividends and distributions.

Liquidation Rights

The Valley Series C preferred stock have a liquidation preference of $1,000.00 per share. In the event of liquidation, dissolution or winding up of Valley, holders of the Valley preferred stock are entitled to receive full payment of the liquidation amount per share and the amount of any accrued and unpaid dividends, before any distribution of assets or proceeds is made to the holders of Valley common stock.

After payment of the full amount of the liquidating distribution described above, the holders of the Valley Series C preferred stock shall not be entitled to any further participation in any distribution of Valley’s assets.

Voting Rights

Except as required by New Jersey law, the holders of the Valley Series C preferred stock will have no voting rights; provided, however, that none of the provisions of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, creating the Valley Series C preferred stock shall be amended in any manner that would materially and adversely affect the holders of the Valley Series C preferred stock without the affirmative consent or vote of the holders of a majority of the Valley Series C preferred stock outstanding at the time.

“Blank Check” Preferred Stock

The preferred stock that is authorized by the Restated Certificate of Incorporation of Valley, as amended, is typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, the Restated Certificate of Incorporation of Valley, as amended, authorizes the Valley Board of Directors to issue new shares of Valley preferred stock without further shareholder action.

The Restated Certificate of Incorporation of Valley, as amended, gives the Valley Board of Directors authority at any time to:

•	divide the authorized but unissued shares of preferred stock into series;

•	determine the designations, number of shares, and relative rights, preferences and limitations of any series of preferred stock;

•	increase the number of shares of any preferred series; and

•	decrease the number of shares in a preferred series, but not to a number less than the number of shares outstanding.

The issuance of additional preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of Valley common stock will not have preemptive rights with respect to any newly issued stock. The Valley Board of Directors could adversely affect the voting power of holders of Valley stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of Valley that the Board of Directors does not believe to be advisable to Valley shareholders, the Board of Directors could issue additional preferred stock which could make any such takeover attempt more difficult to complete. “Blank check” preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill. The Board of Directors of Valley has not approved any plan to issue any preferred stock for this or any other purpose. Preferred stock may also be issued as additional capital and would constitute tier one capital if it was issued as perpetual, non-cumulative preferred stock. The Valley Board of Directors does not intend to issue any preferred stock except on terms that the Board of Directors deems to be advisable to Valley and its shareholders.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF VALLEY

AND USAMERIBANCORP

The rights of Valley shareholders are governed by the New Jersey Business Corporation Act, or NJBCA, and Valley’s Restated Certificate of Incorporation, as amended, and By-laws. The rights of USAmeriBancorp shareholders are governed by the Florida Business Corporation Act, or FBCA, and USAmeriBancorp’s Articles of Incorporation and Amended and Restated Bylaws. After the merger, the rights of USAmeriBancorp’s common shareholders that receive Valley common stock and the rights of holders of USAmeriBancorp Series C preferred stock that receive Valley Series C preferred stock will be governed by the NJBCA and Valley’s Restated Certificate of Incorporation, as amended, and By-laws. The following discussion summarizes the material differences between the rights of USAmeriBancorp shareholders and the rights of Valley shareholders. We urge you to read Valley’s Restated Certificate of Incorporation, as amended, Valley’s By-laws, USAmeriBancorp’s Articles of Incorporation, USAmeriBancorp’s Amended and Restated Bylaws, and the NJBCA, the FBCA and federal law governing bank holding companies carefully and in their entirety. The statements in this section are qualified in their entirety by reference to and are subject to the detailed provisions of the NJBCA, FBCA, Valley’s Restated Certificate of Incorporation, as amended, Valley’s By-laws, USAmeriBancorp’s Articles of Incorporation and USAmeriBancorp’s Amended and Restated Bylaws.

Authorized Capital Stock

Valley. Valley’s Restated Certificate of Incorporation, as amended (“Valley’s Charter”), currently authorizes it to issue up to 362,023,233 shares of common stock, no par value per share, and 30,000,000 shares of preferred stock, no par value per share. As of the record date, there were 264,278,722 shares of Valley common stock outstanding and 8,600,000 shares of Valley preferred stock outstanding, consisting of 4,600,000 shares of Valley Series A preferred stock and 4,000,000 shares of Valley Series B preferred stock.

USAmeriBancorp. USAmeriBancorp’s Articles of Incorporation (“USAmeriBancorp’s Articles”) authorize up to 12,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock. As of the record date, there were 10,625,534 shares of USAmeriBancorp common stock outstanding and 10,000 shares of USAmeriBancorp preferred stock outstanding, all of which are shares of USAmeriBancorp Series C preferred stock.

Size of Board of Directors

Valley. Valley’s By-laws provide that its Board of Directors shall consist of not less than five and not more than 25 directors. The exact number of directors may be determined from time to time by the Valley Board of Directors. The Valley Board of Directors currently has 12 directors.

USAmeriBancorp. USAmeriBancorp’s Amended and Restated Bylaws (“USAmeriBancorp’s Bylaws”) fix the required number of directors at not less than five, with the actual number elected by USAmeriBancorp’s shareholders, and may be increased by the number of directors elected by action of the Board of Directors between annual meetings of the shareholders. As of the record date, USAmeriBancorp had 7 directors.

Classes and Election of Directors

Valley. Valley’s Board of Directors is not classified. Valley’s By-laws provide that each director is elected annually. Each director is elected in an uncontested director election by a majority of votes cast at a shareholder meeting and has tendered an irrevocable resignation that will become effective if he or she fails to receive a majority of the votes cast at the annual shareholder meeting and the Board of Directors accepts the tendered resignation. In a contested election, directors are elected by a plurality of the votes cast. Valley shareholders are not entitled to cumulative voting rights in the election of directors.

USAmeriBancorp. USAmeriBancorp’s Board of Directors is not classified. Each director of USAmeriBancorp is elected and serves until the next election of directors by shareholders. USAmeriBancorp’s

Articles do not provide for cumulative voting in the election of directors. Pursuant to USAmeriBancorp’s Bylaws, USAmeriBancorp has adopted a plurality vote standard for all director elections.

Removal of Directors

Valley. The NJBCA allows shareholders to remove directors for cause or, unless the certificate of incorporation provides otherwise, without cause, in each case by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote. Because Valley’s Charter includes no additional provisions in this regard, Valley shareholders may remove directors with or without cause.

USAmeriBancorp. Under the FBCA, one or more directors serving on a nonclassified board may be removed, with or without cause, by the holders of a majority of the corporation’s outstanding shares entitled to vote at an election of directors unless the articles of incorporation provide that directors may be removed only for cause. USAmeriBancorp’s Bylaws provide that directors may be removed with or without cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A director may be removed by the shareholders at a meeting of the shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Filling Vacancies on the Board of Directors

Valley. Under Valley’s By-laws, vacancies created by any reason may be filled by a majority of the directors then in office, whether or not a quorum exists. Each director filling a vacancy shall remain in office until the next election of directors by shareholders.

USAmeriBancorp. Under the FBCA, unless otherwise provided in the articles of incorporation, vacancies may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders. USAmeriBancorp’s Bylaws provide that vacancies caused by the death, resignation or removal of a director shall cause the number of directors comprising the Board of Directors to be reduced so that no vacancy exists, unless the number of directors would be reduced to less than five.

Nomination of Director Candidates by Shareholders

Valley. Pursuant to Valley’s By-laws, shareholder nominations of director candidates may be made by any shareholder of any outstanding class of stock entitled to vote for the election of directors at any annual meeting, or at any special meeting called for the purpose of electing directors, if the shareholder delivers timely written notice to the Secretary of Valley at Valley’s principal executive office containing the nominee’s name, age, home and business address, citizenship, principal occupation, shares of Valley common stock beneficially owned as of the date of the nomination, any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required pursuant to SEC rules and regulations. In addition, the written notice must state whether the nominee qualifies under Valley’s corporate governance guidelines for directors and if the nominee does not qualify, the reasons why he/she does not qualify. For the written notice to be considered timely, the written notice must be delivered to the Secretary of Valley no earlier than 150 days and no later than 120 days before the anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is moved to a date that is not within 30 days before or after such anniversary date, notice by the shareholder, in order to be timely, must be received by the Secretary at Valley’s executive offices no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting is first publicly announced, and in the case of a special meeting of the shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is first publicly announced.

USAmeriBancorp. USAmeriBancorp’s Articles and USAmeriBancorp’s Bylaws do not contain any provisions for the nominations of director candidates.

Proxy Access

Valley. Pursuant to Valley’s By-laws, an eligible shareholder or group of eligible shareholders may include their director nominees in Valley’s annual meeting proxy materials if certain requirements are met. This is commonly referred to as proxy access. Valley’s By-Laws provide, among other things, that a shareholder or group of up to twenty shareholders seeking to include director nominees in Valley’s proxy materials must own 3% or more of Valley’s outstanding common stock continuously for at least three years. The number of proxy access nominees appearing in any annual meeting proxy statement cannot exceed the greater of two or 20% of the number of directors then serving on the Board of Directors. If 20% is not a whole number, the maximum number of proxy access nominees would be the closest whole number below 20%. A nominee who is included in Valley’s proxy materials but withdraws from or becomes ineligible or unavailable for election at the annual meeting, or does not receive at least 25% of the votes cast for his or her election, will not be eligible for nomination by a shareholder for the next two annual meetings. The nominating shareholder or group of shareholders also must deliver the information required by Valley’s By-laws, and each nominee must meet the qualifications required by Valley’s By-laws.

USAmeriBancorp. USAmeriBancorp’s Articles and USAmeriBancorp’s Bylaws do not contain any provisions related to proxy access.

Calling Special Meetings of Shareholders

Valley. Under the NJBCA, holders of at least 10% of the shares of a corporation entitled to vote may apply to the New Jersey Superior Court to request that a special meeting of shareholders be called for good cause shown. At such a meeting, the shareholders present in person or by proxy and having voting powers will constitute a quorum for the transaction of business as may be designated in the order of the court. In addition, Valley’s By-laws provide that special meetings of shareholders may be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the President or (iv) a majority of the Board of Directors.

USAmeriBancorp. Under USAmeriBancorp’s Bylaws, special meetings of the shareholders may be called by the President or by Board members. USAmeriBancorp’s Bylaws also provide that special meetings shall be called if the holders of not less than 10% of the votes entitled to be cast on any issue proposed to be considered at the proposed meeting sign, date and deliver a written demand, or several such written demands, for the special meeting describing the purpose or purposes for the meeting to USAmeriBancorp’s Secretary. Only business within the purpose or purposes described in the special meeting notice may be conducted at such special meeting.

Notice of Shareholder Proposals

Valley. The NJBCA requires that the written notice of any meeting specify the time, place and purpose or purposes of the meeting and be given not less than 10 nor more than 60 days before the date of the meeting to shareholders of record entitled to vote at the meeting. Therefore, business conducted at a Valley annual meeting is limited to the business specified in the meeting notice. Valley’s Charter and Valley’s By-laws do not contain any provisions that govern the submission of proposals by shareholders.

USAmeriBancorp. The FBCA provides that written notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first class mail, by or at the direction of the president or the secretary of the corporation or the persons calling the meeting to each shareholder of record entitled to vote at such meeting. USAmeriBancorp’s Articles and USAmeriBancorp’s Bylaws do not contain any provisions that govern the submission of proposals by shareholders.

Anti-Takeover Provisions; Dissenters’ Appraisal Rights

Valley. Under the NJBCA, unless a greater vote is specified in the certificate of incorporation, the affirmative vote of a majority of the votes cast by shareholders entitled to vote on the matter is required to approve:

•	an amendment to the certificate of incorporation;

•	the voluntary dissolution of the corporation;

•	the sale or other disposition of all or substantially all of the corporation’s assets outside the ordinary course of business; or

•	the merger or consolidation of the corporation with another corporation.

Valley’s Charter contains no provisions specifying the required votes for approving the above matters. Valley’s By-laws require a majority of the votes cast by shareholders entitled to vote to approve any matter submitted to the shareholders.

The New Jersey Shareholders Protection Act limits certain transactions involving an “interested shareholder” and a “resident domestic corporation.” A resident domestic corporation is an issuer of voting stock organized under New Jersey laws with its principal executive offices or significant business operations located in New Jersey. An interested shareholder is one that (1) beneficially owns, directly or indirectly, 10% or more of the outstanding voting stock of the resident domestic corporation or (2) is an affiliate or associate of the resident domestic corporation and at any time within the past five years beneficially owned, directly or indirectly, 10% or more of the voting power of the then outstanding stock of the resident domestic corporation. The New Jersey Shareholders Protection Act prohibits certain business combinations between an interested shareholder and a resident domestic corporation for five years following the interested shareholder acquiring its stock, unless the corporation’s board of directors approved the business combination prior to the interested shareholder’s stock acquisition date and a subsequent business combination is approved by (i) independent directors and (ii) a majority of the shareholders (excluding the shares owned by the interested shareholder). After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds (2/3) of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board prior to the interested shareholder’s stock acquisition date or certain fair price provisions are satisfied. The New Jersey Shareholders Protection Act applies to Valley.

Under the NJBCA, appraisal rights are available in connection with (i) a merger or consolidation to which the corporation is a party, (ii) any sale, lease or exchange or other disposition of all or substantially all of a corporation’s assets other than in the usual and regular course of business or (iii) an acquisition of some or all of the outstanding shares or assets of a legal entity, either directly or through a subsidiary, in exchange for the corporation’s shares (a “share exchange”) if, as a result of the share exchange, the number of voting or participating shares issued in connection with the share exchange, when combined with shares already outstanding, would exceed by more than 40% the number of those shares outstanding immediately before the share exchange, unless an exception applies. A New Jersey corporation may provide in its certificate of incorporation that shareholders will have appraisal rights even in cases where the exceptions to the availability of appraisal rights discussed below exist. Valley’s restated certificate of incorporation does not so provide.

The NJBCA does not confer appraisal rights to shareholders in connection with:

•	a merger or consolidation in which the corporation is a party if the merger does not require shareholder approval. Under the NJBCA, shareholder approval for a merger or consolidation is required if the merger amends the certificate of incorporation, affects the outstanding shares of the surviving corporation or, if the number of voting or participating shares issued in connection with the merger or consolidation, when combined with shares already outstanding, would exceed by more than 40% the number of those shares outstanding immediately before the merger;

•	the merger of the corporation into a wholly-owned subsidiary if certain conditions are met;

•	(i) a merger or consolidation in which the corporation is a party or (ii) a share exchange if (i) the shares held by the corporation’s shareholders are listed on a national securities exchange or are held of record by at least 1,000 holders or (ii) in the case of a merger or consolidation, the corporation’s shareholders will receive (a) cash, (b) shares, obligations or other securities that will either be listed on a national securities exchange or held of record by not less than 1,000 holders or (c) a combination thereof;

•	a sale, lease, exchange or other disposition of all or substantially all of a corporation’s assets if the shares held by the corporation’s shareholders are listed on a national securities exchange or are held of record by at least 1,000 holders; or

•	a dissolution transaction in which substantially all of a corporation’s net assets are to be distributed to its shareholders within one year after the date of the transaction, so long as the transaction is wholly for cash, shares, obligations or other securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders or a combination thereof.

USAmeriBancorp. Section 607.0901 of the FBCA is an affiliated transactions statute which provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation’s outstanding voting shares (an “interested shareholder”) must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the interested shareholder. The transactions covered by the statute include, with certain exceptions, (i) mergers and consolidations to which the corporation and the interested shareholder are parties; (ii) sales or other dispositions of substantial amounts of the corporation’s assets to the interested shareholder or any affiliate or associate of the interested shareholder; (iii) issuances by the corporation of substantial amounts of its securities to the interested shareholder or any affiliate or associate of the interested shareholder; (iv) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to any agreement, arrangement, or understanding (whether or not in writing) with the interested shareholder or any affiliate or associate of the interested shareholder; (v) any reclassification of the corporation’s securities, recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any transaction with the interested shareholder or any affiliate or associate of the interested shareholder, which has the effect, directly or indirectly, of increasing by more than five percent the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and (vi) the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

These special shareholder approval requirements do not apply in any of the following circumstances: (a) if the transaction was approved by a majority of the corporation’s disinterested directors; (b) if the corporation did not have more than 300 shareholders of record at any time during the preceding three years; (c) if the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for the past five years; (d) if the interested shareholder is the beneficial owner of at least 90% of the corporation’s outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors; or (e) the corporation is an investment company registered under the Investment Company Act of 1940; or (f) if the consideration received by each shareholder in connection with the transaction satisfies the “fair price” provisions of the statute.

Section 607.0901 applies to any Florida corporation unless (1) the articles of incorporation or bylaws contain a provision expressly electing not to be governed by this statute or (2) if a shareholder who inadvertently becomes an interested shareholder immediately divests itself of a sufficient amount of the voting shares of the corporation so that it is no longer the beneficial owner of 10% or more of the outstanding voting shares of the corporation. Any amendment to the articles of incorporation or bylaws related to the foregoing must be approved by the affirmative vote of a majority of disinterested shareholders and will not be effective until 18 months after approval.

Section 607.0902 of the FBCA contains a control-share acquisition statute which limits the voting rights of “control shares” acquired in a “control-share acquisition,” which is intended to deter hostile takeovers of publicly held Florida corporations. Under this section, unless an exception applies (for example, this statute does not apply to mergers effected in compliance with certain provisions of the FBCA, and acquisitions approved by the board of directors of the target corporation prior to the acquisition), control shares acquired in a control share acquisition have voting rights only if, and to the extent, granted in a resolution of the shareholders of the corporation approved by (i) the majority of all the votes entitled to be cast by each class or series entitled to vote on the proposed control-share acquisition and (ii) a majority of all shares of each class or series entitled to vote separately on the proposal, excluding all interested shares.

For the purposes of the FBCA, “control shares” means shares of a corporation which provide for at least 20% of the voting power in the election of the corporation’s directors. For the purposes of the FBCA, “control share acquisition” means, with certain exceptions, the direct or indirect acquisition of control shares. Shares which are acquired within a 90-day period are treated as acquired on the same date for the purposes of Section 607.0902.

USAmeriBancorp’s Articles and USAmeriBancorp’s Bylaws do not contain any provision to “opt-out” of the FBCA’s affiliate transaction or control-share acquisition statutes.

Under Florida law, holders of USAmeriBancorp common stock as of the record date are entitled to appraisal rights under the FBCA. Pursuant to Section 607.1302 of the FBCA, a USAmeriBancorp common shareholder who does not wish to accept the consideration to be received pursuant to the terms of the merger agreement may dissent from the merger and receive a cash payment equal to the fair value of his, her or its shares of USAmeriBancorp common stock instead of receiving the merger consideration. To exercise appraisal rights, USAmeriBancorp common shareholders must strictly follow the procedures established by Sections 607.1301 through 607.1333 of the FBCA. A dissenting common shareholder who desires to exercise his, her or its appraisal rights must file with USAmeriBancorp, prior to the taking of the vote on the merger agreement, a written notice of intent to demand payment for his, her or its shares of common stock if the merger is effectuated. A vote against the merger agreement alone will not be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA. A dissenting common shareholder need not vote against the merger agreement, but cannot vote, or allow any nominee who holds such shares for the dissenting common shareholder to vote, any of his, her or its shares of USAmeriBancorp common stock in favor of the merger agreement. A vote in favor of the merger agreement will constitute a waiver of the common shareholder’s appraisal rights. A common shareholder’s failure to vote against the merger agreement will not constitute a waiver of such common shareholder’s dissenters’ rights. See “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Appraisal Rights for USAmeriBancorp Common Shareholders,” beginning at page 92.

Indemnification of Directors and Officers; Limitation of Liability

Valley. Valley’s Charter provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, incurred in connection with any pending or threatened civil, criminal administrative or investigative proceeding to the full extent permitted by the NJBCA. The NJBCA permits a New Jersey corporation, by including a provision in its certificate of incorporation, to eliminate the liability of directors or officers to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders, except for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by the person of an improper personal benefit. In this context, an act or omission in breach of a director or officer’s duty of loyalty is defined as an act or omission which the director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest. Valley’s Charter adopts such exculpation provisions.

USAmeriBancorp. Under USAmeriBancorp’s Articles and USAmeriBancorp’s Bylaws, current and former officers and directors are entitled to indemnification to the fullest extent permitted by Florida law.

Under the FBCA, a corporation may indemnify an indemnitee who was or is a party or is threatened to be made a party to any non-derivative proceeding against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such proceeding if the indemnitee met the specified standard of conduct.

In the case of derivative actions, a corporation may indemnify an indemnitee against expenses (including attorneys’ fees), but not amounts paid in settlement, judgments or fines. However, such indemnification is permitted only if the indemnitee met the specified standard of conduct, except that no indemnification may be made for any claim as to which the indemnitee is adjudged liable to the corporation unless a court determines that, in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity.

A present or former director or officer of a corporation who is successful, on the merits or otherwise, in defense of any proceeding subject to the FBCA’s indemnification provisions must be indemnified by the corporation for reasonable expenses (including attorneys’ fees).

The FBCA states that any permissive indemnification, unless ordered by a court, may be made only after a determination that the indemnitee met the specified standard of conduct. Under the FBCA, the “specified standard of conduct” requires that an indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders.

Under the FBCA, directors are not personally liable to the corporation, a shareholder or a third party, regardless of whether the shareholders of the corporation desire that such a liability limitation apply to the corporation, except where a director breached or failed to perform his or her duties as a director and such breach of, or failure to perform, those duties constitutes: (i) a knowing violation of criminal law; (ii) a transaction from which the director derived an improper benefit; (iii) certain unlawful distributions; or (iv)  a conscious disregard for the best interest of the corporation or willful misconduct.

Amendments to Certificates of Incorporation and By-laws

Valley. The NJBCA provides that a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired so long as the amendment contains only such provisions as might lawfully be contained in an original certificate of incorporation filed at the time of making such amendment. A corporation’s certificate of incorporation may be amended or changed by a vote of the board of directors and a vote of a majority of the votes cast by shares entitled to vote.

The NJBCA provides that the board of directors has the power to make, alter and repeal by-laws unless such power is reserved to the shareholders in the certificate of incorporation, but by-laws made by the board of directors may be altered or repealed, and new by-laws made, by the shareholders. The shareholders may prescribe in the by-laws that any by-law made by them may not be altered or repealed by the board of directors. Whenever any amendment to the by-laws, other than as regards the election of directors, is to be taken by vote of the shareholders, it must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the certificate of incorporation or the NJBCA. Valley’s Charter contains no provision related to amendments to by-laws. Valley’s By-laws give the Board of Directors and the shareholders the power to alter, amend or repeal the by-laws. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board of Directors unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal such by-law.

USAmeriBancorp. USAmeriBancorp’s Articles provide that they may be amended from time to time in the manner prescribed by law. Under the FBCA, with the exception of certain non-substantive amendments that can be effected by a corporation’s board of directors without shareholder approval, a corporation’s board of directors may propose one or more amendments to the shareholders. For the amendments to be adopted, the board of directors must recommend the amendment to the shareholders, unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment, and the shareholders entitled to vote on the amendment must approve the amendment. Unless the FBCA, the articles of incorporation or the board of directors requires a greater vote, the amendment must be approved by the corporation’s board of directors and holders of a majority of the outstanding stock of a corporation entitled to vote thereon and, in cases in which class voting is required, by holders of a majority of the outstanding shares of such class. The board of directors may condition its submission of the proposed amendment on any basis.

The FBCA provides that a corporation’s board of directors may amend or repeal the corporation’s bylaws unless the articles of incorporation or the FBCA reserves the power to amend the bylaws generally, or a particular bylaw provision exclusively, to the shareholders, or the shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that particular bylaw provision. USAmeriBancorp’s Bylaws provide that the Board of Directors shall have authority to adopt or amend bylaws; provided however, that the Board of Directors may not (i) amend bylaws that have been adopted by the shareholders which provide specifically that they may not be further amended except by the shareholders or (ii) adopt bylaws inconsistent with bylaws adopted by the shareholders which provide specifically that they may not be further amended except by the shareholders. USAmeriBancorp’s shareholders may amend or repeal bylaws even though bylaws may also be amended or repealed by the USAmeriBancorp Board of Directors.

PROPOSAL 2 OF THE USAMERIBANCORP SPECIAL MEETING – AUTHORIZATION TO VOTE ON ADJOURNMENT OR OTHER MATTERS

As of the date of this document, the USAmeriBancorp Board of Directors does not know of any matters that will be presented for consideration at the USAmeriBancorp special meeting other than as described in this document. However, if any other matter shall properly come before the USAmeriBancorp special meeting or any adjournment or postponement thereof and shall be voted upon, the USAmeriBancorp Board of Directors intends that properly completed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares of USAmeriBancorp common stock represented by the proxy on any matters that fall within the purposes set forth in USAmeriBancorp’s notice of meeting. In particular, if USAmeriBancorp does not receive a sufficient number of votes to constitute a quorum or approve the merger agreement, it may propose to adjourn or postpone the USAmeriBancorp special meeting to a later date for the purpose of soliciting additional proxies to establish a quorum or approve the merger agreement. USAmeriBancorp does not currently intend to propose an adjournment or postponement at the USAmeriBancorp special meeting if there are sufficient votes to approve the merger agreement.

Vote Required for Approval

Approval of the proposal to authorize the USAmeriBancorp Board of Directors, in its discretion, to adjourn or postpone the USAmeriBancorp special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement or to vote on other matters properly before such special meeting requires the affirmative vote of a majority of the votes present in person or represented by proxy at the USAmeriBancorp special meeting and entitled to vote.

Recommendation of the USAmeriBancorp Board of Directors

THE BOARD OF DIRECTORS OF USAMERIBANCORP UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO AUTHORIZE THE USAMERIBANCORP BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN OR POSTPONE THE USAMERIBANCORP SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT OR TO VOTE ON OTHER MATTERS PROPERLY BEFORE SUCH SPECIAL MEETING.

PROPOSAL 1 OF THE VALLEY SPECIAL MEETING – APPROVAL OF THE ISSUANCE OF UP TO 76,334,259 SHARES OF VALLEY COMMON STOCK IN CONNECTION WITH THE MERGER

Valley is requesting that its shareholders approve a proposal to issue up to 76,334,259 shares of Valley common stock in connection with the merger. The 76,334,259 shares that Valley common shareholders are being asked to approve is the maximum amount of shares that would be issuable in the transaction, including shares of Valley common stock underlying Valley warrants, Valley stock options and Valley restricted stock units to be issued in exchange for USAmeriBancorp warrants, USAmeriBancorp stock options and USAmeriBancorp restricted stock units, respectively, and assuming that the average closing price of Valley common stock is $10.00. Valley expects substantially fewer shares of Valley common stock will be issued in the merger. Valley and USAmeriBancorp may each terminate the merger agreement if the average closing price is below $11.00. Since approval of such issuance of Valley common stock is a condition to the closing of the merger between Valley and USAmeriBancorp, Valley shareholders effectively have a vote to approve the merger. The Valley Board of Directors has unanimously approved the merger and the merger agreement with USAmeriBancorp and thereby the issuance of up to 76,334,259 shares of common stock in connection with the merger (subject to Valley’s right to terminate the merger if the average closing price is less than $11.00), and believes the merger and the issuance of Valley common stock are advisable to Valley and its shareholders. As of November 2, 2017, a date immediately preceding the printing of this joint proxy statement-prospectus, there were 264,276,483 shares of Valley common stock issued and outstanding, 4,600,000 shares of Valley Series A preferred stock issued and outstanding and 4,000,000 shares of Valley Series B preferred stock issued and outstanding.

The shares of Valley common stock to be issued in connection with the merger would have rights identical to the shares of Valley common stock currently outstanding. Adoption of the issuance of such shares of common stock in connection with the merger would not affect the rights of the holders of currently outstanding Valley common stock, except for effects incidental to increasing the number of shares of Valley common stock outstanding, such as dilution of the earnings per share and voting power of current holders of Valley common stock, and allowing the merger to proceed. If approved by the Valley common shareholders, the issuance of up to 76,334,259 shares of Valley common stock would only take place if the merger is consummated.

Holders of Valley common stock should read this joint proxy statement-prospectus carefully and in its entirety, including the appendices and the documents incorporated by reference into this joint proxy statement-prospectus, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement-prospectus as Appendix A.

Reasons for the Valley Share Issuance Proposal

The Valley Board of Directors has unanimously approved the merger and the merger agreement. A description of Valley’s reasons for the merger can be found under “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Valley’s Reasons for the Merger” beginning on page 65.

Interests of Valley Officers and Directors

The interests of Valley officers and directors in the merger are described under “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Interests of Certain Persons in the Merger - Interests of Valley Officers and Directors” beginning on page 66.

Opinion of Valley’s Financial Advisor

Valley engaged KBW to render financial advisory and investment banking services to Valley, including an opinion to the Valley Board of Directors as to the fairness, from a financial point of view, to Valley of the exchange ratio in the proposed merger. Valley selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Valley Board of Directors held on July 25, 2017 at which the Valley Board of Directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to Valley. The Valley Board of Directors approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix C to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Valley Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to Valley. It did not address the underlying business decision of Valley to engage in the merger or enter into the merger agreement or constitute a recommendation to the Valley Board of Directors in connection with the merger, and it does not constitute a recommendation to any holder of Valley common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Valley and USAmeriBancorp and bearing upon the merger, including, among other things:

•	a draft of the merger agreement, dated July 12, 2017 (the most recent draft then made available to KBW);

•	the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2016 of Valley;

•	the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 of Valley;

•	certain draft and unaudited quarterly financial results for the quarter ended June 30, 2017 of Valley (provided to KBW by representatives of Valley);

•	the audited financial statements for the three fiscal years ended December 31, 2016 of USAmeriBancorp;

•	the unaudited quarterly financial statements for the fiscal quarter ended March 31, 2017 of USAmeriBancorp;

•	certain draft and unaudited quarterly financial results for the quarter ended June 30, 2017 of USAmeriBancorp (provided to KBW by representatives of USAmeriBancorp);

•	certain regulatory filings of Valley and USAmeriBancorp and their respective subsidiaries, including the quarterly reports on Form FRY-9C and quarterly call reports filed with respect to each quarter during the three year period ended December 31, 2016 and the quarter ended March 31, 2017;

•	certain other interim reports and other communications of Valley and USAmeriBancorp to their respective shareholders; and

•	other financial information concerning the respective businesses and operations of Valley and USAmeriBancorp that was furnished to KBW by Valley and USAmeriBancorp or which KBW was otherwise directed to use for purposes of its analysis.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of Valley and USAmeriBancorp;

•	the assets and liabilities of Valley and USAmeriBancorp;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information of Valley and USAmeriBancorp with similar information for certain other companies, the securities of which were publicly traded;

•	financial and operating forecasts and projections of USAmeriBancorp that were prepared by Valley’s management, provided to KBW and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management and with the consent of the Valley Board of Directors;

•	publicly available consensus “street estimates” of Valley, as well as assumed Valley long term growth rates provided to KBW by Valley’s management, all of which information was discussed with KBW by such management and used and relied upon by KBW at the direction of such management and with the consent of the Valley Board of Directors; and

•	estimates regarding certain pro forma financial effects of the merger on Valley (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) that were prepared by Valley’s management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management and with the consent of the Valley Board of Directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held by the managements of Valley and USAmeriBancorp regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Valley as to the reasonableness and achievability of the financial and operating forecasts and projections of USAmeriBancorp, the publicly available consensus “street estimates” of Valley, the assumed Valley long-term growth rates, and the estimates regarding certain pro forma financial effects of the merger on Valley (including, without limitation, the cost savings, and related expenses expected to result or be derived from the merger), all as referred to above, as well as the assumptions set forth in and the bases for all such information. KBW assumed, at the direction of Valley, that all of the foregoing information was reasonably prepared and represented, or in the case of the publicly available consensus “street estimates” of Valley referred to above that such estimates were consistent with, the best currently available estimates and judgments of Valley’s management, and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.

It is understood that the portion of the foregoing financial information of Valley and USAmeriBancorp that was provided to KBW was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus “street estimates” of Valley referred to above, were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with Valley and with the consent of the Valley Board of Directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Valley or USAmeriBancorp since the date of the last financial statements of each such entity that were made available to KBW and that KBW was directed to use. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Valley’s consent, that the aggregate allowances for loan and lease losses for each of Valley and USAmeriBancorp are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Valley or USAmeriBancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Valley or USAmeriBancorp under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed, in all respects material to its analyses:

•	the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to its analyses from the draft version of the merger agreement reviewed by KBW and referred to above), with no adjustments to the exchange ratio and with no other consideration or payments in respect of USAmeriBancorp common stock;

•	that any related transactions (including the subsidiary bank merger, the payment by USAmeriBancorp of quarterly dividends prior to the closing of the merger (the “Pre-Closing Dividend Payments”) and the offering of Valley preferred stock following the public announcement of the merger (the “Valley Preferred Offering”)) would be completed substantially in accordance with the terms or descriptions set forth in the merger agreement or as otherwise described to KBW by representatives of Valley;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement or any of the related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction (including the subsidiary bank merger, the Pre-Closing Dividend Payments and the Valley Preferred Offering) and that all conditions to the completion of the merger and any such related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions (including the subsidiary bank merger, the Pre-Closing Dividend Payments and the Valley Preferred Offering), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Valley,

USAmeriBancorp, the pro forma entity or the contemplated benefits of the merger, including without limitation the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Valley that Valley relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Valley, USAmeriBancorp, the merger and any related transaction (including the subsidiary bank merger, the Pre-Closing Dividend Payments and the Valley Preferred Offering), and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio in the merger to Valley. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the subsidiary bank merger, the Pre-Closing Dividend Payments and the Valley Preferred Offering), including, without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger to Valley, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, retention, consulting, voting, support, cooperation, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. For purposes of its analyses, KBW did not incorporate previously-announced proposed changes to United States tax laws regarding corporate tax rates. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of Valley to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Valley or the Valley Board of Directors;

•	any business, operational or other plans with respect to USAmeriBancorp or the pro forma entity that may be currently contemplated by Valley or the Valley Board of Directors or that may be implemented subsequent to the closing of the merger;

•	the fairness of the amount or nature of any compensation to any of Valley’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Valley common stock or relative to the exchange ratio;

•	the effect of the merger or any related transaction (including the subsidiary bank merger, the Pre-Closing Dividend Payments and the Valley Preferred Offering) on, or the fairness of the consideration to be received by, holders of any class of securities of Valley, USAmeriBancorp or any other party to any transaction contemplated by the merger agreement;

•	any adjustment (as provided in the merger agreement) to the exchange ratio assumed for purposes of KBW’s opinion, or any payment by Valley of cash consideration in respect of USAmeriBancorp common stock in lieu of any adjustment to the exchange ratio (as provided in the merger agreement);

•	whether USAmeriBancorp has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Pre-Closing Dividend Payments;

•	the actual value of Valley common stock to be issued in connection with the merger;

•	the prices, trading range or volume at which Valley common stock would trade following the public announcement of the merger or the prices, trading range or volume at which Valley common stock would trade following the consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to Valley, USAmeriBancorp, any of their respective shareholders, or relating to or arising out of or as a consequence of the merger or any other related transaction (including the subsidiary bank merger, the Pre-Closing Dividend Payments and the Valley Preferred Offering), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Valley and USAmeriBancorp. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Valley Board of Directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Valley Board of Directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between Valley and USAmeriBancorp and the decision of Valley to enter into the merger agreement was solely that of the Valley Board of Directors.

The following is a summary of the material financial analyses presented by KBW to the Valley Board of Directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Valley Board of Directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of $788.0 million, or $73.14 per outstanding share of USAmeriBancorp common stock, based on the 6.100x exchange ratio in the proposed merger and the closing price of Valley common stock on July 24, 2017. In addition to the financial analyses described below, KBW reviewed with the Valley Board of Directors for informational purposes, among other things, implied transaction multiples for the proposed merger (based on the implied transaction value for the merger of $73.14 per outstanding share of USAmeriBancorp common stock) of 15.3x USAmeriBancorp’s estimated 2017 earnings per share (“EPS”) and 14.4x USAmeriBancorp’s estimated 2018 EPS using financial forecasts and projections of USAmeriBancorp provided by Valley’s management. With Valley’s consent, KBW assumed the occurrence of the Pre-Closing Dividend Payments and the Valley Preferred Offering for purposes of certain of KBW’s analyses.

Valley Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Valley to 11 selected banks and thrifts that were listed on NASDAQ, the New York Stock Exchange or NYSE MKT and headquartered in the Mid-Atlantic United States (excluding Puerto Rico) with total assets between $7.5 billion and $50.0 billion. Merger targets were excluded from the selected companies.

The selected companies were as follows:

Community Bank System, Inc.	New York Community Bancorp, Inc.
Customers Bancorp, Inc.	Northwest Bancshares, Inc.
F.N.B. Corporation	Provident Financial Services, Inc.
Fulton Financial Corporation	Signature Bank
Investors Bancorp, Inc.	Sterling Bancorp
NBT Bancorp Inc.

To perform this analysis, KBW used profitability and other financial information for or as of the most recent completed quarter (“MRQ”) available (which in the case of Valley was the fiscal quarter ended June 30, 2017 as provided by Valley’s management) and market price information as of July 24, 2017. KBW also used 2017 and 2018 EPS estimates taken from consensus “street estimates” for Valley and the selected companies. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in Valley’s historical financial statements, or the data prepared by Sandler presented under the section “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Opinion of USAmeriBancorp’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Valley and the selected companies:

		Selected Companies
	Valley	Average	Median	25th Percentile	75th Percentile
MRQ Core Return on Average Assets (%) (1)	0.88	0.92	0.94	0.82	1.09
MRQ Core Return on Average Equity (%) (1)	8.55	7.64	7.65	6.55	9.10
MRQ Core Return on Average Tangible Common Equity (%) (1)	12.68	11.68	11.38	9.98	15.24
MRQ Net Interest Margin (%)	3.16	3.22	3.28	3.01	3.45
MRQ Fee Income / Revenue Ratio (2)	12.7	17.7	15.7	9.7	24.9
MRQ Efficiency Ratio (%)	61.6	54.5	57.1	61.0	47.4

(1)	Core Income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities and amortization of intangibles.
(2)	Excluded gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of Valley and the selected companies:

		Selected Companies
	Valley	Average	Median	25th Percentile	75th Percentile
Tangible Common Equity / Tangible Assets (%)	6.95	8.61	8.16	7.73	9.29
Total Risk Based Capital Ratio (%)	12.02	13.92	12.99	12.74	14.27
Loans / Deposits (%)	103.4	99.1	94.7	90.8	103.6
Loan Loss Reserve / Gross Loans (%)	0.67	0.82	0.82	0.64	1.00
Nonperforming Assets / Loans + OREO (%)(1)	0.92	0.86	0.89	1.16	0.53
MRQ Net Charge-Offs / Average Loans (%)	0.06	0.40	0.11	0.20	0.06

(1)	Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans and other real estate owned.

In addition, KBW’s analysis showed the following concerning the market performance of Valley and the selected companies:

		Selected Companies
	Valley	Average	Median	25th Percentile	75th Percentile
One – Year Stock Price Change (%)	30.5	16.1	13.8	7.8	25.8
YTD Stock Price Change (%)	3.0	(11.3)	(11.7)	(14.0)	(8.0)
Stock Price / Tangible Book Value per Share (x)	2.01	2.12	1.96	1.80	2.39
Stock Price / 2017 Estimated EPS (x)	16.9	17.0	17.4	16.3	19.0
Stock Price / 2018 Estimated EPS (x)	15.2	15.2	15.3	13.3	16.7
Dividend Yield (%) (1)	3.7	2.4	2.5	1.8	3.3
2017 Dividend Payout Ratio (%) (1)	62.1	43.2	50.5	31.0	52.2

(1)	Dividend yield and 2017 dividend payout ratio reflected MRQ dividend, excluding special dividends, annualized as a percentage of stock price and estimated 2017 EPS, respectively. Two of the selected companies did not pay dividends in its most recent completed quarter.

No company used as a comparison in the above selected companies analysis is identical to Valley. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

USAmeriBancorp Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of USAmeriBancorp to 23 selected banks that were listed on NASDAQ, the New York Stock Exchange or NYSE MKT and headquartered in the Southeast United States with total assets between $2.0 billion and $10.0 billion. Merger targets were excluded from the selected companies.

The selected companies were as follows:

Ameris Bancorp	Franklin Financial Network, Inc.
Atlantic Capital Bancshares, Inc.	HomeTrust Bancshares, Inc.
Bear State Financial, Inc.	National Commerce Corporation
Capital City Bank Group, Inc.	Renasant Corporation
Carolina Financial Corporation	Seacoast Banking Corporation of Florida
CenterState Banks, Inc.	ServisFirst Bancshares, Inc.
City Holding Company	Simmons First National Corporation
FB Financial Corporation	State Bank Financial Corporation
FCB Financial Holdings, Inc.	TowneBank
Fidelity Southern Corporation	Union Bankshares Corporation
First Bancorp	WesBanco, Inc.
First Community Bancshares, Inc.

To perform this analysis, KBW used profitability and other financial information for or as of the most recent completed quarter available (which in the case of USAmeriBancorp was the fiscal quarter ended June 30, 2017 (except as noted) as provided by USAmeriBancorp’s management) and market price information as of July 24, 2017. KBW also used 2017 and 2018 EPS estimates taken from financial forecasts and projections of USAmeriBancorp provided by Valley’s management and consensus “street” estimates for the selected companies to the extent publicly available (consensus “street” estimates were not publicly available for one of the selected companies). Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in USAmeriBancorp’s historical financial statements, or the data prepared by Sandler presented under the section “Proposal 1 of the USAmeriBancorp Special Meeting - The Merger - Opinion of USAmeriBancorp’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of USAmeriBancorp and the selected companies:

		Selected Companies
	USAmeriBancorp	Average	Median	25th Percentile	75th Percentile
MRQ Core Return on Average Assets (%) (1)	1.18	1.11	1.16	0.96	1.30
MRQ Core Return on Average Equity (%) (1)	15.33	9.71	9.02	8.31	11.59
MRQ Core Return on Average Tangible Common Equity (%) (1)	15.87	12.14	12.43	11.19	14.14
MRQ Net Interest Margin (%)	3.60	3.73	3.72	3.42	4.07
MRQ Fee Income / Revenue Ratio (2)	12.8	25.5	22.6	17.9	31.2
MRQ Efficiency Ratio (%)	52.2	61.2	60.8	64.8	56.4

(1)	Core Income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities and amortization of intangibles.
(2)	Excluded gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of USAmeriBancorp and the selected companies:

			Selected Companies
	USAmeriBancorp		Average	Median	25th Percentile	75th Percentile
Tangible Common Equity / Tangible Assets (%)	7.39		9.36	9.22	8.60	10.27
Total Risk Based Capital Ratio (%)	12.09		14.00	13.77	12.88	14.98
Loans / Deposits (%)	101.6		88.3	88.3	84.6	95.9
Loan Loss Reserve / Gross Loans (%)	1.14		0.79	0.79	0.68	0.93
Nonperforming Assets / Loans + OREO (%)(1)	1.84	(2)	1.21	1.02	1.65	0.63
MRQ Net Charge-Offs / Average Loans (%)	(0.01)		0.07	0.08	0.12	0.01

(1)	Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans and other real estate owned.
(2)	As of March 31, 2017.

In addition, KBW’s analysis showed the following concerning the market performance of USAmeriBancorp and, to the extent available, the selected companies:

		Selected Companies
	USAmeriBancorp	Average	Median	25th Percentile	75th Percentile
One – Year Stock Price Change (%)	34.3	34.7	30.6	22.1	44.6
YTD Stock Price Change (%)	20.5	(0.4)	(1.8)	(6.4)	4.1
Stock Price / Tangible Book Value per Share (x)	1.48	2.21	2.18	1.91	2.49
Stock Price / 2017 EPS Estimate (x)	9.8	19.2	18.2	16.8	19.9
Stock Price / 2018 EPS Estimate (x)	9.3	15.6	14.8	14.1	17.0
Dividend Yield (%) (1)	1.5	1.1	1.0	0.0	2.0
2017 Dividend Payout Ratio (%) (1)	14.6	20.2	17.9	0.0	35.4

(1)	Dividend yield and 2017 dividend payout ratio reflected MRQ dividend annualized, excluding special dividends, as a percentage of stock price and estimated 2017 EPS, respectively. Seven of the selected companies did not pay dividends in its most recent completed quarter.

No company used as a comparison in the above selected companies analysis is identical to USAmeriBancorp. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis. KBW reviewed publicly available information related to 13 selected bank transactions in the Southeast United States announced since January 1, 2016 with announced deal values between $200 million and $2.0 billion. Terminated transactions were excluded from the selected transactions. The selected transactions were as follows:

Acquiror	Acquired Company
Union Bankshares Corporation	Xenith Bankshares, Inc.
Sandy Spring Bancorp, Inc.	WashingtonFirst Bankshares, Inc.
South State Corporation	Park Sterling Corporation
TowneBank	Paragon Commercial Corporation
Home BancShares, Inc.	Stonegate Bank
IBERIABANK Corporation	Sabadell United Bank, N.A.
FB Financial Corporation	American City Bank/Clayton Bank and Trust
Pinnacle Financial Partners, Inc.	BNC Bancorp
Access National Corporation	Middleburg Financial Corporation
United Bankshares, Inc.	Cardinal Financial Corporation
F.N.B. Corporation	Yadkin Financial Corporation
South State Corporation	Southeastern Bank Financial Corporation
Pinnacle Financial Partners, Inc.	Avenue Financial Holdings, Inc.

For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the acquisition and, to the extent also then publicly available, consensus “street estimates” of the acquired company:

•	Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium;

•	Price per common share to latest 12 months (“LTM”) EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM net income); and

•	Price per common share to estimated EPS of the acquired company in the 10 selected transactions in which consensus “street estimates” of the acquired company were then available.

KBW also reviewed the price per common share paid for the acquired company for the 10 selected transactions in which the acquired company was publicly traded as a premium to the closing price of the acquired company one day prior to the announcement of the respective transaction (expressed as a percentage and referred to as the one-day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of $788.0 million and using historical financial information for USAmeriBancorp as of or for the 12 months ended June 30, 2017 provided by USAmeriBancorp management and financial forecasts and projections of USAmeriBancorp provided by Valley’s management.

The results of the analysis are set forth in the following table:

			Selected Transactions
Transaction Price to	Valley / USAmeriBancorp Merger		25th Percentile	Average	Median	75th Percentile
Tangible Book Value (x)	2.37	(1)	1.96	2.20	2.26	2.38
Core Deposit Premium (%)	17.5	(1)	13.2	17.1	18.0	20.2
LTM EPS (x)	15.9		19.5	21.5	22.3	26.4
Estimated EPS (x)	15.3		18.7	21.8	21.1	24.4
One Day Market Premium (%)	55.6		3.9	15.8	10.1	25.1

(1)	Based on USAmeriBancorp’s tangible common equity as of June 30, 2017 as adjusted by Valley’s management for the Pre-Closing Dividend Payments

No company or transaction used as a comparison in the above selected transaction analysis is identical to USAmeriBancorp or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of Valley and USAmeriBancorp to various pro forma balance sheet and income statement items and the pro forma market capitalization of the combined entity. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet data for Valley and USAmeriBancorp as of June 30, 2017 provided by Valley’s and USAmeriBancorp’s managements, respectively, (ii) publicly available consensus “street estimates” of Valley, (iii) financial forecasts and projections of USAmeriBancorp provided by Valley’s management, and (iv) market price data as of July 24, 2017. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Valley and USAmeriBancorp shareholders in the combined company based on the 6.100x exchange ratio in the proposed merger:

	Valley as a % of Total	USAmeriBancorp as a % of Total
Ownership
Pro Forma Ownership	80%	20%
Balance Sheet
Total Assets	84%	16%
Gross Loans	83%	17%
Total Deposits	83%	17%
Tangible Common Equity	83%	17%
Tangible Common Equity, Adjusted by Valley’s Management for Pre-Closing Dividend Payments in the case of USAmeriBancorp	83%	17%
Income Statement
2017 Estimated Net Income	79%	21%
2018 Estimated Net Income	80%	20%
Market Capitalization
Market Capitalization	87%	13%

Pro Forma Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Valley and USAmeriBancorp. Using closing balance sheet estimates as of December 31, 2017 for Valley and USAmeriBancorp provided by Valley’s management, publicly available consensus “street estimates” of Valley, financial and operating forecasts and projections of USAmeriBancorp provided by Valley’s management, and pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger, certain accounting adjustments and restructuring charges assumed with respect thereto and assumptions regarding the Pre-Closing Dividend Payments and the Valley Preferred Offering) provided by Valley’s management, KBW analyzed the estimated financial impact of the merger on certain projected financial results. This analysis indicated that the merger could be accretive to Valley’s 2018 and 2019 estimated EPS and dilutive to Valley’s estimated tangible book value per share at closing. Furthermore, the analysis indicated that, pro forma for the merger, each of Valley’s tangible common equity to tangible assets ratio and Common Equity Tier 1 Ratio at closing could be lower and each of Valley’s leverage ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio at closing could be higher. For all of the above analysis, the actual results achieved by Valley following the merger may vary from the projected results, and the variations may be material.

USAmeriBancorp Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of Valley, taking into account the cost savings and related expenses expected to result from the merger as well as certain accounting adjustments and restructuring charges assumed with respect thereto. In this analysis, KBW used financial and operating forecasts and projections relating to the earnings and assets of USAmeriBancorp provided by Valley’s management and estimated cost savings and related expenses and accounting adjustments and restructuring charges provided by Valley’s management, and KBW assumed discount rates ranging from 10.0% to 14.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that USAmeriBancorp could generate over the five-year period from 2018 to 2022 and (ii) the present value of USAmeriBancorp’s implied terminal value at the end of such period, in each case applying estimated cost savings and related expenses and accounting adjustments and restructuring charges. KBW assumed that USAmeriBancorp would maintain a tangible common equity to tangible assets ratio of 8.00% and USAmeriBancorp would retain sufficient earnings to maintain that level. In calculating the terminal value of USAmeriBancorp, KBW applied a range of 14.5x to 16.5x USAmeriBancorp’s estimated 2023 earnings. This discounted cash flow analysis resulted in a range of implied values per share of USAmeriBancorp common stock, taking into account the cost savings and related expenses expected to result from the merger as well as certain accounting adjustments and restructuring charges assumed with respect thereto, of $92.59 per share to $123.76 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The above analyses did not purport to be indicative of the actual values or expected values of USAmeriBancorp.

Valley Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of Valley. In this analysis, KBW used publicly available consensus “street estimates” of Valley and assumed long term growth rates for Valley provided by Valley’s management, and KBW assumed discount rates ranging from 10.0% to 14.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that Valley could generate over the five-year period from 2018 to 2022 and (ii) the present value of Valley’s implied terminal value at the end of such period. KBW assumed that Valley would maintain a tangible common equity to tangible assets ratio of 8.00% and Valley would retain sufficient earnings to maintain that level. In calculating the terminal value of Valley, KBW applied a range of 15.0x to 17.0x Valley’s estimated 2023 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Valley common stock of $9.32 per share to $12.61 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The above analyses did not purport to be indicative of the actual values or expected values of Valley.

Miscellaneous. KBW acted as financial advisor to Valley in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses, and further to certain existing sales and trading relationships between a KBW broker-dealer affiliate and each of Valley and USAmeriBancorp, may from time to time purchase securities from, and sell securities to, Valley and USAmeriBancorp. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Valley or USAmeriBancorp for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement, Valley has agreed to pay KBW a total cash fee equal to $750,000, of which $375,000 became payable with the rendering of KBW’s opinion and the balance of which is payable upon the earlier of consummation of the merger or termination or expiration of the merger agreement. Valley also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. In addition to the present engagement, in the two years preceding the date of KBW’s opinion, KBW provided investment banking and financial advisory services to Valley for which compensation was received. KBW acted as lead underwriter in connection with the Valley Preferred Offering and Valley’s December 2016 registered offering of Valley common stock. In connection with those offerings, KBW received fees of approximately $2.35 million in the aggregate from Valley. Prior to such two-year period, KBW acted as an underwriter in connection with Valley’s June 2015 registered offering of preferred stock, as well as its June 2015 registered offering of subordinated debt securities. In the two years preceding the date of KBW’s opinion, KBW did not provide investment banking and financial advisory services to USAmeriBancorp. KBW may in the future provide investment banking and financial advisory services to Valley or USAmeriBancorp and receive compensation for such services. At the time of delivery of KBW’s opinion, KBW was expected to act, and, following delivery of KBW’s opinion, KBW did act, as lead underwriter in connection with the Valley Preferred Offering, pursuant to an existing engagement agreement.

Vote Required for Approval

The vote to approve the Valley share issuance proposal will be approved if a majority of the votes cast by the holders of Valley common stock at the Valley special meeting are “FOR” such proposal.

Recommendation of the Valley Board of Directors

THE BOARD OF DIRECTORS OF VALLEY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 1 AS TO THE APPROVAL OF THE ISSUANCE OF UP TO 76,334,259 SHARES OF VALLEY COMMON STOCK IN CONNECTION WITH THE MERGER.

PROPOSAL 2 OF THE VALLEY SPECIAL MEETING – AUTHORIZATION TO VOTE ON ADJOURNMENT OR OTHER MATTERS

As of the date of this document, the Valley Board of Directors does not know of any matters that will be presented for consideration at the Valley special meeting other than as described in this document. However, if any other matter shall properly come before the Valley special meeting or any adjournment or postponement thereof and shall be voted upon, the Valley Board of Directors intends that properly completed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares of Valley common stock represented by the proxy on any matters that fall within the purposes set forth in Valley’s notice of meeting. In particular, if Valley does not receive a sufficient number of votes to constitute a quorum or approve the Valley share issuance proposal, it may propose to adjourn or postpone the Valley special meeting to a later date for the purpose of soliciting additional proxies to establish a quorum or approve the Valley share issuance proposal. Valley does not currently intend to propose adjournment or postponement at the Valley special meeting if there are sufficient votes to approve the Valley share issuance proposal.

Vote Required for Approval

If approval of the proposal to authorize the Valley Board of Directors, in its discretion, to adjourn or postpone the Valley special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the Valley share issuance proposal or to vote on other matters properly before such special meeting, is submitted to the Valley shareholders for approval, the proposal will be approved if a majority of the votes cast by the holders of Valley common stock at the Valley special meeting are “FOR” such proposal.

Recommendation of the Valley Board of Directors

THE BOARD OF DIRECTORS OF VALLEY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO AUTHORIZE THE VALLEY BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN OR POSTPONE THE VALLEY SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF APPROVAL OF THE VALLEY SHARE ISSUANCE PROPOSAL OR TO VOTE ON OTHER MATTERS PROPERLY BEFORE SUCH SPECIAL MEETING.

VALLEY SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus, any substantive proposal, including shareholder proposals, must be referred to in Valley’s notice of annual meeting of shareholders in order for the proposal to be considered at a meeting of Valley’s shareholders.

An SEC rule requires certain shareholder proposals be included in the notice of meeting. Proposals of shareholders which are eligible under the SEC rule to be included in Valley’s year 2018 proxy material must be received by the Corporate Secretary of Valley National Bancorp no later than November 17, 2017. If Valley changes its 2018 annual meeting date to a date more than 30 days from the anniversary of Valley’s 2017 annual meeting, then the deadline will be changed to a reasonable time before Valley begins to print and mail its proxy materials. If Valley changes the date of its 2018 annual meeting by more than 30 days from the anniversary of its 2017 annual meeting, Valley will so state in the first quarterly report on Form 10-Q that it files with the SEC after the date change, or will notify Valley shareholders by another reasonable method.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed by Valley (Commission File No. 001-11277) with the SEC are hereby incorporated in this joint proxy statement-prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, respectively;

•	Current Reports filed on Form 8-K on January 5, 2017, January 9, 2017, January 25, 2017, January 26, 2017, February 8, 2017, April 26, 2017, May 2, 2017, May 4, 2017, July 26, 2017 (3 filings), July 28, 2017, August 1, 2017, September 11, 2017, October 25, 2017, October 31, 2017 and November 2, 2017 (unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of Valley’s Current Reports on Form 8-K is not incorporated herein by reference);

•	The definitive proxy statement for the 2017 annual meeting of shareholders;

•	The description of Valley’s common stock which is contained in Valley’s Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description;

•	The description of Valley’s Series A preferred stock which is contained in Amendment No. 1 to Valley’s Registration Statement on Form 8-A filed on July 9, 2015, including any amendment or report filed for the purpose of updating such description; and

•	The description of Valley’s Series B preferred stock which is contained in Valley’s Registration Statement on Form 8-A filed on August 1, 2017, including any amendment or report filed for the purpose of updating such description.

All documents filed by Valley pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this document but before the earlier of (1) the date of the USAmeriBancorp meeting or Valley meeting, as applicable, or (2) the termination of the merger agreement, are hereby incorporated by reference into this document and shall be deemed a part of this document from the date they are filed (other than the portions of those documents or information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.

Valley files reports, proxy statements and other information with the SEC. Valley’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. The SEC website contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy any document Valley files by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

No person has been authorized to give any information or to make any representation other than what is included in this document or incorporated by reference, including previous filings on Form 425 or Schedule 14A, which are superseded by this document. If any information or representation is given or made, it must not be relied upon as having been authorized.

OTHER MATTERS

As of the date of this joint proxy statement-prospectus, neither the USAmeriBancorp Board of Directors nor the Valley Board of Directors knows of any other matters to be presented for action by the USAmeriBancorp or Valley common shareholders, as the case may be, at the respective company’s special meeting. If any other matters are properly presented, however, it is the intention of the persons named in the enclosed USAmeriBancorp or Valley proxy, as applicable, to vote in accordance with their best judgment on such matters.

LEGAL OPINION

Day Pitney LLP, counsel to Valley, will pass upon certain legal matters relating to the issuance and validity of the shares of Valley common stock and Valley preferred stock, if any, offered hereby and the validity and enforceability of the Valley warrants offered hereby.

EXPERTS

The consolidated financial statements of Valley National Bancorp as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of USAmeriBancorp as of December 31, 2016 and 2015, and for the years then ended, have been included herein in reliance upon the reports of Dixon Hughes Goodman LLP, independent registered public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of USAmeriBancorp as of December 31, 2014, and for the year then ended, have been included herein in reliance upon the report of Mauldin & Jenkins, LLC, independent public accounting firm, and upon the authority of such firm as experts in accounting and auditing.

CONSOLIDATED FINANCIAL STATEMENTS OF USAMERIBANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017 (UNAUDITED) AND DECEMBER 31, 2016

USAMERIBANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 (Unaudited) and December 31, 2016

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	As of
	June 30, 2017 (Unaudited)	December 31, 2016
(Dollars in thousands, except per share amounts)
Assets
Cash and due from banks	$83,646	$78,929
Money market investments	1,895	1,940
Investment securities available for sale, at fair value	356,589	322,661
Investment securities held to maturity, at amortized cost (fair value $175,930 and $180,996 as of June 30, 2017 and December 31, 2016, respectively)	174,483	182,091
FHLB and FRB stock, at cost	26,942	19,569
Loans
Loans receivable	3,585,708	3,373,599
Allowance for loan losses	(41,001)	(39,557)

Loans receivable, net	3,544,707	3,334,042

Total loans	3,544,707	3,334,042
Bank owned life insurance	48,968	48,363
Premises and equipment, net	58,495	58,818
Other real estate owned, net	6,198	11,922
Deferred tax assets, net	15,070	15,198
Other investments	23,686	24,735
Accured interest receivable	10,464	9,852
Goodwill	6,447	6,447
Other intangible assets	5,776	6,312
Other assets	19,541	32,404

Total Assets	$4,382,907	$4,153,283

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$872,360	$873,522
Interest-bearing	2,657,601	2,604,467

Total deposits	3,529,961	3,477,989
Securities sold under repurchase agreements	9,735	12,502
Advances from the FHLB	377,347	225,128
Term loan	11,983	13,478
Subordinated debentures	81,953	66,649
Accrued expenses and other liabilities	26,730	37,791

Total liabilities	4,037,709	3,833,537
Commitments and contingencies (Refer to Note 10)
Stockholders’ equity
Series C preferred stock, $.01 par value; $1,000 liquidation preference; 10,000 shares authorized; 10,000 shares issued and outstanding at June 30, 2017 and December 31, 2016	10,000	10,000
Common stock, $.01 par value; 12,000,000 shares authorized; 10,143,851 and 10,065,812 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	102	101
Additional paid-in capital	155,394	153,223
Retained earnings	175,447	154,824
Accumulated other comprehensive income	4,255	1,598

Total stockholders’ equity	345,198	319,746

Total liabilities and stockholders’ equity	$4,382,907	$4,153,283

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	For the six months ended
	June 30, 2017	June 30, 2016
(In thousands)
Interest Income
Loans	$75,437	$65,692
Investment securities	7,043	6,004
Other	733	622

Total interest income	83,213	72,318
Interest expense
Deposits	9,975	7,690
Securities sold under agreements to repurchase & short term borrowings	19	27
Advances from the FHLB	1,311	1,201
Term loan	213	273
Subordinated debentures	2,749	1,623

Total interest expense	14,267	10,814

Net interest income	68,946	61,504
Provision for loan losses	1,079	2,889

Net interest income after provision for loan losses	67,867	58,615
Non-interest income
Retail banking fees	3,113	2,767
Bank owned life insurance	606	603
Trading income on interest rate contracts	3,551	2,282
Mortgage banking, net	247	356
Gain on sale of securities	77	181
Gain on sale of SBA loans	793	1,492
Fee income from investment advisory services	—	221
Net (losses) gains on other real estate owned	(36)	83
ATM network fees	951	798
Equity in earnings of investments in renewable energy tax credit funds	(380)	—
Other	1,344	618

Total non-interest income	10,266	9,401
Non-interest expense
Salaries and employee benefits	25,612	22,120
Occupancy and equipment	4,478	4,271
Regulatory fees	1,740	1,306
Data processing	2,510	2,267
Professional fees	1,465	1,544
Customer intangible amortization	617	617
OREO related expenses	372	393
Other expense	5,109	4,230

Total non-interest expense	41,903	36,748

Income before income taxes	36,230	31,268
Income tax expense	11,643	10,639

Net income	24,587	20,629
Dividends declared on preferred stock and discount accretion	400	908

Net income available to common stockholders	$24,187	$19,721

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

	For the six months ended June 30,
	2017	2016
(In thousands)
Net income	$24,587	$20,629
Other comprehensive income (loss):
Unrealized holding gains on investment securities available for sale	3,890	4,870
Reclassification of net realized gains included in earnings	(31)	(127)
Unrealized holding gains (losses) on cash flow hedges	(4,928)	(1,212)
Reclassification adjustment for net (gains) losses from terminated cash flow hedges	4,750	235

Net unrealized gains	3,681	3,766
Income tax expense	(1,024)	(1,048)

Other comprehensive income	2,657	2,718

Comprehensive income	$27,244	$23,347

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)

	For the six months ended June 30,
	2017	2016
(In thousands)
Preferred stock
Beginning Balance	$10,000	$21,938
Discount accretion	—	31
Redemption Series A	—	(12,000)

Ending balance	10,000	9,969
Common stock
Beginning Balance	101	100
Issuance	1	1

Ending balance	102	101
Additional paid-in capital
Beginning Balance	153,223	150,733
Stock-based compensation expense	390	393
Exercise of warrants and options	1,030	670
Issuance of common stock	751	64

Ending balance	155,394	151,860
Retained earnings
Beginning Balance	154,824	120,159
Discount accretion	—	(31)
Dividends declared on preferred stock	(400)	(878)
Dividends declared on common stock	(3,564)	(2,513)
Repurchase and retirement of common stock	—	(464)
Net income	24,587	20,629

Ending balance	175,447	136,902
Accumulated other comprehensive income (loss), net of tax
Beginning Balance	1,598	(597)
Other comprehensive income	2,657	2,718

Ending balance	4,255	2,121

Total stockholders’ equity	$345,198	$300,953

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the six months ended June 30,
(In thousands)	2017	2016
Cash flows from operating activities
Net income	$24,587	$20,629
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	5,208	3
Stock based compensation expense	390	393
Depreciation and amortization	2,462	2,396
Net premium amortization on investment securities	951	1,493
Net accretion on loans’ deferred fees and costs	(2,778)	(2,771)
Net discount accretion on borrowings	317	146
Gain on sale of securities	(77)	(181)
Principal repayments and sales of loans held for sale	—	315
Provision for loan losses	1,079	2,889
Gain on sale of loans	(793)	(1,844)
Net loss on sales and write downs of other real estate	367	478
Earnings on bank owned life insurance	(606)	(603)
Capitalization of servicing rights	(218)	(334)
Amortization of servicing rights	138	100
Net change in:
Accrued interest receivable and other assets	13,299	(1,127)
Accrued interest payable and other liabilities	(525)	(1,134)

Net cash provided by operating activities	43,801	20,848
Cash flows from investing activities
Principal repayment and sales of investment securities available for sale	19,741	42,115
Purchases of securities available for sale	(49,809)	(96,292)
Principal repayment of investment securities held to maturity	14,585	10,542
Purchases of investment securities held to maturity	(7,176)	(15,676)
Net loan originations, purchases and repayments	(217,284)	(223,349)
Proceeds on sale of loans receivable	9,089	30,878
Purchase/redemption of Federal Home Loan Bank and Federal Reserve Bank stock	(7,373)	(1,697)
Net change in tax certificates	459	1,542
Net (contributions) distributions (to) from limited liability partnership and companies	(17,959)	320
Proceeds from sale of other real estate	5,379	845
Acquisitions of premises and equipment	(1,545)	(1,175)

Net cash used in investing activities	(251,893)	(251,947)
Cash flows from financing activities
Net increase in deposits	51,972	200,756
Net change in repurchase agreements	(2,767)	(9,774)
Repurchase and retirement of common stock	—	(463)
Proceeds from borrowings, net of debt issue costs	393,763	322,845
Repayment of borrowings	(228,052)	(267,799)
Proceeds from exercise of stock warrants & options	1,031	672
Proceeds from issuance of common stock	751	64
Redemption of preferred stock	—	(12,000)
Dividends paid on common stock	(3,534)	(2,259)
Dividends paid on preferred stock	(400)	(878)

Net cash provided by financing activities	212,764	231,164
Net change in cash and cash equivalents	4,672	65
Cash and cash equivalents at beginning of the year	80,869	102,435

Cash and cash equivalents at the end of the year	$85,541	$102,500

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

Notes to Consolidated Financial Statements

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

These consolidated financial statements include USAmeriBancorp, Inc. (the “Holding Company”) and its wholly owned subsidiaries, USAmeriBank (the “Bank”) and USAB Risk Management, Inc., collectively referred to as the “Company”.

USAmeriBancorp, Inc. is a bank holding company, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System, engaged in banking and mortgage and commercial lending activities through its banking subsidiary, USAmeriBank. The Bank is a wholly-owned Florida state-chartered member of the Federal Reserve System with 14 branches in the Tampa Bay, Florida area and 15 branches throughout central Alabama, principally in the Montgomery and Birmingham regions.

The Company provides a full range of financial services through its banking offices in Florida and Alabama. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are commercial and residential mortgage, commercial loans secured by real estate, commercial & industrial loans and installment loans.

Certain amounts reflected in the June 30, 2016 consolidated financial statements have been reclassified to conform to the June 30, 2017 presentation.

The results of operations for the six months ended June 30, 2017 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2017. These interim financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes included in the December 31, 2016 audited consolidated financial statements.

Subsequent Events

On July 26, 2017, the Company entered into a definitive merger agreement (“Merger Agreement”) with Valley National Bancorp (“Valley”), a New Jersey bank holding company, in which the common shareholders of the Company will receive 6.1 shares of Valley common stock for each of the Company’s share they own, subject to adjustment in the event Valley’s volume-weighted average stock price falls below $11.50 or rises above $13.00 prior to closing. The transaction is valued at an estimated $816,000, based on Valley’s closing stock price on July 25, 2017. The transaction is expected to close during the first quarter of 2018.

Note 2. Investment Securities

The following tables summarize the amortized cost, gross unrealized gains and losses, approximate fair value, weighted-average yield, and contractual maturities of securities available for sale and held to maturity as of June 30, 2017 and December 31, 2016.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

The weighted-average yield is computed based on amortized cost and does not give effect to changes in fair value. Expected maturities of mortgage-backed securities and certain debt securities might differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Available for Sale

June 30, 2017	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$237,542	$2,254	$(1,543)	$238,253	3.02%
Corporate	8,556	—	(99)	8,458	2.34%
Residential MBS	68,415	1,152	(304)	69,262	2.87%
Residential CMO	36,633	186	(229)	36,590	2.80%
Government sponsored entities	3,912	115	—	4,027	3.19%

	$355,058	$3,706	$(2,175)	$356,589	2.96%

December 31, 2016	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$219,015	$796	$(3,681)	$216,130	2.92%
Corporate	8,543	—	(604)	7,939	2.04%
Residential MBS	71,076	1,156	(442)	71,790	2.97%
Residential CMO	22,719	81	(402)	22,398	2.72%
Government sponsored entities	4,258	146	—	4,404	3.19%

	$325,611	$2,179	$(5,129)	$322,661	2.90%

Held to Maturity

June 30, 2017	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$116,021	$821	$(321)	$116,522	2.90%
Residential MBS	56,934	1,206	(272)	57,868	2.83%
Residential CMO	1,528	12	—	1,540	3.00%

	$174,483	$2,040	$(593)	$175,930	2.88%

December 31, 2016	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$120,260	$328	$(2,317)	$118,271	2.86%
Residential MBS	61,831	1,201	(307)	62,725	2.88%

	$182,091	$1,529	$(2,624)	$180,996	2.87%

During the year ended December 31, 2013, the Company transferred a group of available-for-sale securities to held-to-maturity securities with a net unrealized loss at the date of transfer of $1,010 and a total market value of $75,800. The securities were reclassified at fair value at the time of transfer and the net unrealized gain or loss on the securities on the date of transfer became part of the securities cost basis. These unrealized gains and losses and the offsetting other comprehensive income components are being amortized into net interest income over the remaining life of the related securities as a yield adjustment, resulting in no impact on future net income. The unamortized net unrealized loss on these securities totaled $859 and $917 as of June 30, 2017 and December 31, 2016, respectively. Management determined it has both the positive intent and ability to hold these securities to maturity.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

The amortized cost and fair value of debt and equity securities at June 30, 2017 by contractual maturity is presented in the table below. Securities not due at a single maturity date, such as residential mortgage-backed securities and equity securities, are shown separately.

	Available for Sale		Held to Maturity
	Cost	Fair Value	Cost	Fair Value
Due in one year of less	$2,205	$2,210	$—	$—
Due within five years	10,497	10,633	—	—
Due from five to ten years	41,735	42,381	4,763	4,823
Due after ten years	300,620	301,365	169,720	171,107

	$355,058	$356,589	$174,483	$175,930

Securities with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

June 30, 2017

	Twelve months or less		Twelve months or longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available for Sale
States and political subdivisions	$87,912	$(1,399)	$6,760	$(144)	$94,672	$(1,543)
Corporate	—	—	8,458	(99)	8,458	(99)
Residential MBS	21,007	(258)	1,306	(46)	22,313	(304)
Residential CMO	10,534	(196)	3,482	(33)	14,016	(229)

	$119,452	$(1,854)	$20,005	$(321)	$139,457	$(2,175)

Held to Maturity
States and political subdivisions	$41,120	$(321)	$—	$—	$41,120	$(321)
Residential MBS	14,318	(272)	—	—	14,318	(272)

	$55,438	$(593)	$—	$—	$55,438	$(593)

December 31, 2016

	Twelve months or less		Twelve months or longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available for Sale
States and political subdivisions	$102,798	$(3,128)	$28,768	$(553)	$131,566	$(3,681)
Corporate	—	—	7,939	(604)	7,939	(604)
Residential MBS	22,064	(332)	4,178	(110)	26,242	(442)
Residential CMO	17,759	(402)	—	—	17,759	(402)

	$142,621	$(3,862)	$40,885	$(1,267)	$183,506	$(5,129)

Held to Maturity
States and political subdivisions	$48,490	$(1,743)	$54,971	$(574)	$103,461	$(2,317)
Residential MBS	—	—	15,397	(307)	15,397	(307)

	$48,490	$(1,743)	$70,368	$(881)	$118,858	$(2,624)

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

As of June 30, 2017, the Company’s investment security portfolio had 129 securities in an unrealized loss position. The unrealized losses are largely attributable to changes in market interest rates and, in some limited instances, changes in issuer-specific credit spreads that have occurred since the original purchase date of the securities. At June 30, 2017, S&P rated the two corporate securities as BBB-. It is unlikely that the Company would be able to recover its investment in these securities if the Company sold the securities at this time. However, in all instances, the Company considers the decline in fair value of these securities to be temporary as the full amount of scheduled principal and interest payments are expected from these securities. The Company does not have the intent to sell these securities and it is more likely than not that it will not be required to sell the securities before their anticipated recovery. Consequently, the Company believes there is no other-than-temporary impairment related to any of the securities it owns in an unrealized loss position, as of June 30, 2017 and December 31, 2016.

Note 3. Loans Receivable and the Allowance for Loan Losses

The composition of loans receivable, net is summarized as follows:

	June 30, 2017	December 31, 2016
Loans receivable
Real estate mortgages
Construction & land development	$419,698	$352,956
1 - 4 family first mortgage	393,861	370,646
1 - 4 family junior mortgage	109,125	123,042
Commercial	1,940,809	1,821,201
Other	6,552	3,452

Total real estate mortgages	2,870,045	2,671,297
Commercial, financial & agricultural	702,378	688,447
Consumer & other	13,285	13,855

Total loans receivable	$3,585,708	$3,373,599

As of June 30, 2017 and December 31, 2016, the Company had net deferred origination fees on loans receivable totaling $5,905 and $5,657, respectively.

The recorded investment in purchased credit impaired loans as of June 30, 2017 and December 31, 2016 totaled $2,296 and $3,217, respectively. As of June 30, 2017 and December 31, 2016, these purchased credit impaired loans had remaining accretable discounts of $564 and $732, respectively. For the periods ended June 30, 2017 and 2016, the accretion of the purchased credit impaired loans’ net impact to the loan’s interest income in the consolidated statements of income was immaterial.

During May 2016, the Company sold approximately $16,054 in residential mortgage loans to third parties and recorded a gain of approximately $349, which is included within the non-interest income mortgage banking, net caption in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

The following table summarizes the risk category of the Company’s loans, by portfolio segment as of June 30, 2017 and December 31, 2016.

June 30, 2017

	Pass	Special Mention	Substadard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$417,841	$446	$1,349	$62	$419,698
1 - 4 family first mortgage	385,060	3,986	4,748	67	393,861
1 - 4 family junior mortgage	106,531	1,268	1,302	24	109,125
Commercial	1,898,766	24,077	17,966	—	1,940,809
Other	6,504	—	48	—	6,552

Total real estate mortgages	2,814,702	29,777	25,413	153	2,870,045
Commercial, financial & agricultural	653,544	27,366	20,689	779	702,378
Consumer & other	13,282	—	3	—	13,285

Total loans receivable	$3,481,528	$57,143	$46,105	$932	$3,585,708

December 31, 2016

	Pass	Special Mention	Substadard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$342,729	$8,456	$1,709	$62	$352,956
1 - 4 family first mortgage	361,858	3,869	4,851	68	370,646
1 - 4 family junior mortgage	112,591	9,310	1,089	52	123,042
Commercial	1,789,560	12,206	19,435	—	1,821,201
Other	3,452	—	—	—	3,452

Total real estate mortgages	2,610,190	33,841	27,084	182	2,671,297
Commercial, financial & agricultural	643,309	23,785	20,588	765	688,447
Consumer & other	13,431	418	6	—	13,855

Total loans receivable	$3,266,930	$58,044	$47,678	$947	$3,373,599

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

The following table presents the aging of loans receivable by portfolio segment as of June 30, 2017 and December 31, 2016:

June 30, 2017

		Past Due Status of Accruing Loans
	Current	30 - 59 Days	60 - 89 Days	90+ Days	Total Past Due	Non-Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$418,747	$—	$—	$—	$—	$951	$419,698
1 - 4 family first mortgage	391,630	—	34	—	34	2,197	393,861
1 - 4 family junior mortgage	108,457	212	23	—	235	433	109,125
Commercial	1,925,760	—	—	—	—	15,049	1,940,809
Other	6,504	—	—	—	—	48	6,552

Total real estate mortgages	2,851,098	212	57	—	269	18,678	2,870,045
Commercial, financial & agricultural	692,552	—	—	—	—	9,826	702,378
Consumer & other	13,282	—	—	—	—	3	13,285

Total loans receivable	$3,556,932	$212	$57	$—	$269	$28,507	$3,585,708

December 31, 2016

		Past Due Status of Accruing Loans
	Current	30 - 59 Days	60 - 89 Days	90+ Days	Total Past Due	Non-Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$351,326	$327	$—	$—	$327	$1,303	$352,956
1 - 4 family first mortgage	367,421	888	66	—	954	2,271	370,646
1 - 4 family junior mortgage	122,569	36	—	—	36	437	123,042
Commercial	1,805,281	283	145	—	428	15,492	1,821,201
Other	3,452	—	—	—	—	—	3,452

Total real estate mortgages	2,650,049	1,534	211	—	1,745	19,503	2,671,297
Commercial, financial & agricultural	677,779	198	149	—	347	10,321	688,447
Consumer & other	13,432	—	417	—	417	6	13,855

Total loans receivable	$3,341,260	$1,732	$777	$—	$2,509	$29,830	$3,373,599

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Allowance for Loan Losses

The following table presents the activity in the allowance for loan and lease losses by portfolio segment for the six months ended June 30, 2017 and 2016.

	For the six months ended June 30, 2017
	Real Estate Mortgages
	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$4,896	$3,902	$862	$20,760	$23	$30,443	$9,032	$82	$39,557
(Reversal) provision for loan losses	(1,411)	(136)	(76)	(238)	38	(1,823)	2,819	83	1,079
Charge-offs	—	—	—	(231)	—	(231)	(330)	(115)	(676)
Recoveries	730	150	11	107	—	998	17	26	1,041

Ending balance	$4,215	$3,916	$797	$20,398	$61	$29,387	$11,538	$76	$41,001

ALL for loans individually evaluated for impairment	$154	$522	$29	$1,263	$—	$1,968	$4,238	$—	$6,206
ALL for loans collectively evaluated for impairment	4,061	3,394	768	19,135	61	27,419	7,300	76	34,795

	$4,215	$3,916	$797	$20,398	$61	$29,387	$11,538	$76	$41,001

Loans individually evaluated for impairment	$852	$5,244	$462	$26,652	$—	$33,210	$24,965	$—	$58,175
Loans collectively evaluated for impairment	418,846	388,617	108,663	1,914,157	6,552	2,836,835	677,413	13,285	3,527,533

	$419,698	$393,861	$109,125	$1,940,809	$6,552	$2,870,045	$702,378	$13,285	$3,585,708

	For the six months ended June 30, 2016
	Real Estate Mortgages
	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$5,834	$2,682	$1,344	$16,231	$22	$26,113	$6,435	$118	$32,666
Provision for loan losses	(526)	584	(426)	3,025	5	2,662	211	16	2,889
Charge-offs	—	(1)	(185)	(1)	—	(187)	—	(66)	(253)
Recoveries	11	184	165	13	—	373	26	30	429

Ending balance	$5,319	$3,449	$898	$19,268	$27	$28,961	$6,672	$98	$35,731

ALL for loans individually evaluated for impairment	$171	$438	$6	$1,325	$—	$1,940	$405	$—	$2,345
ALL for loans collectively evaluated for impairment	5,148	3,011	892	17,943	27	27,021	6,267	98	33,386

	$5,319	$3,449	$898	$19,268	$27	$28,961	$6,672	$98	$35,731

Loans individually evaluated for impairment	$6,011	$5,092	$10,383	$20,480	$182	$42,148	$13,570	$—	$55,718
Loans collectively evaluated for impairment	330,482	323,788	109,396	1,696,544	3,356	2,463,566	607,264	14,805	3,085,635

	$336,493	$328,880	$119,779	$1,717,024	$3,538	$2,505,714	$620,834	$14,805	$3,141,353

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Impaired Loans

The following table presents impaired loans by portfolio segment as of June 30, 2017 and December 31, 2016:

For the six months ended June 30, 2017

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Real estate mortgages
Construction & land development	$468	$472	$—	$384	$—
1 - 4 family first mortgage	2,408	2,523	—	2,579	49
1 - 4 family junior mortgage	426	572	—	427	9
Commercial	9,759	9,839	—	9,680	97

Total real estate mortgages	13,061	13,406	—	13,070	155
Commercial, financial & agricultural	4,124	4,258	—	4,406	487

Total with no related allowance recorded	17,185	17,664	—	17,476	642
With related allowance:
Real estate mortgages
Construction & land development	384	396	154	386	—
1 - 4 family first mortgage	2,836	2,911	522	2,837	19
1 - 4 family junior mortgage	36	41	29	37	—
Commercial	16,893	17,204	1,263	17,024	113

Total real estate mortgages	20,149	20,552	1,968	20,284	132
Commercial, financial & agricultural	20,841	20,893	4,238	20,368	410

Total with related allowance recorded	40,990	41,445	6,206	40,652	542

Total impaired loans	$58,175	$59,109	$6,206	$58,128	$1,184

December 31, 2016

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Real estate mortgages
Construction & land development	$354	$357	$—	$420	$4
1 - 4 family first mortgage	3,074	3,187	—	3,206	135
1 - 4 family junior mortgage	8,905	9,091	—	8,942	352
Commercial	10,707	11,187	—	11,314	399

Total real estate mortgages	23,040	23,822	—	23,882	890
Commercial, financial & agricultural	12,929	13,111	—	13,075	386

Total with no related allowance recorded	35,969	36,933	—	36,957	1,276
With related allowance:
Real estate mortgages
Construction & land development	851	861	199	737	—
1 - 4 family first mortgage	2,451	2,523	494	2,468	54
1 - 4 family junior mortgage	36	38	28	42	—
Commercial	17,487	17,491	1,347	19,498	372

Total real estate mortgages	20,825	20,913	2,068	22,745	426
Commercial, financial & agricultural	12,868	12,909	1,938	13,131	420

Total with related allowance recorded	33,693	33,822	4,006	35,876	846

Total impaired loans	$69,662	$70,755	$4,006	$72,833	$2,122

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Troubled Debt Restructurings

As of June 30, 2017 and December 31, 2016, the Company has a recorded investment in troubled debt restructurings of $25,252 and $35,012, respectively. The Company has allocated $3,140 and $938 of specific allowance for those loans at June 30, 2017 and December 31, 2016, respectively. As of June 30, 2017 and December 31, 2016, the Company did not have any commitment to lend additional amounts on any loan determined to be TDR.

The post-modification balance of loan modifications that are considered TDRs, grouped by major modification type, and completed during the six months ended June 30, 2017 and 2016, were as follows:

	For the six months ended June 30, 2017
	Deferral of Principal and/or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other	Total
Real estate mortgages
Commercial	$632	$—	$—	$—	$632

Total real estate mortgages	632	—	—	—	632
Commercial, financial & agricultural	79	—	—	—	79

Total	$711	$—	$—	$—	$711

	For the six months ended June 30, 2016
	Deferral of Principal and/or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other	Total
Real estate mortgages
Construction & land development	$336	$—	$—	$—	$336
1 - 4 family first mortgage	46	—	—	303	349
Commercial	928	—	—	—	928

Total real estate mortgages	1,310	—	—	303	1,613
Commercial, financial & agricultural	7,000	—	—	—	7,000

Total	$8,310	$—	$—	$303	$8,613

Loan modifications considered TDRs during the six months ended June 30, 2017 and 2016, were as follows:

	For the six months ended June 30, 2017			For the six months ended June 30, 2016
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
Real estate mortgages
Construction & land development	0	$—	$—	1	$346	$344
1 - 4 family first mortgage	0	—	—	2	422	354
Commercial	1	868	632	1	928	928

Total real estate mortgages	1	868	632	4	1,696	1,626
Commercial, financial & agricultural	1	79	79	1	7,187	7,094

Total	2	$947	$711	5	$8,883	$8,720

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

For the six months ended June 30, 2017, new TDRs resulted in loan charge offs for that period of $230. For the six months ended June 30, 2016, new TDRs increased the ALL by $171 and did not result in loan charge offs for that period.

The following table presents loans modified that are considered a TDR over the last twelve months that have subsequently defaulted during the six months ended June 30, 2017 and 2016:

	For the six months ended June 30, 2017		For the six months ended June 30, 2016
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Real estate mortgages
Construction & land development	1	$323	—	$—
1 - 4 family first mortgage	2	78	1	35

Total real estate mortgages	3	401	1	35
Commercial, financial & agricultural	1	6,894	—	—

Total	4	$7,295	1	$35

The TDRs that defaulted during the six months ended June 30, 2017 and 2016 did not have an effect the ALL balance and did not result in loan charge offs during the six months ended June 30, 2017 and 2016.

Concentration of Credit Risk

The Company originates commercial, commercial real estate, residential real estate, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas. As of June 30, 2017, 80.0% of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market areas. As of June 30, 2017, 19.6% of the Company’s loan portfolio consists of commercial and industrial type loans.

Note 4. Other Investments

The following table presents the Company’s other investments for the respective periods:

	As of June 30, 2017	As of December 31, 2016
Laramar Multi-Family Value Fund	$228	$453
Small Business Company Investment Fund	1,738	1,384
Tax certificates	81	582
Low Income Housing Tax Credits	13,611	14,075
Renewable Energy Tax Credits	4,886	8,241
New Market Tax Credit	3,142	—

	$23,686	$24,735

As of June 30, 2017 and December 31, 2016, the Company’s maximum exposure to loss from these investments is limited to the carrying value of the investments as of these dates.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Laramar Multi-Family Value Fund (“Laramar Fund”)

The Laramar Fund was created during 2006 to deal in certain strategic investments, such as: (i) multi-family real estate assets located in the United States; and (ii) debt or debt-like instruments secured or issued by entities primarily engaged in the management or operation of multi-family real estate assets located in the United States. The Company received $225 and $1,313 in cash distributions during the six months ended June 30, 2017 and 2016, respectively.

Small Business Investment Company Fund (“SBIC”)

The Company has investments in three small business investment company funds. Small business investment company funds are private equity funds that are required to invest in small businesses. During the six months ended June 30, 2017 and 2016, the Company recognized income of $206 and $13, respectively. Gains and losses in SIBCs are included within other income in the consolidated statements of income.

Tax Certificates

The Company purchased tax certificates from local municipalities at auction, assuming a lien position that is generally superior to any mortgage liens that are on the property. The tax certificates earn income based on interest rates (determined at auction) and penalties assigned by the municipality. Tax certificates held as of June 30, 2017 and December 31, 2016 totaled $81 and $106, respectively. As of December 31, 2016, the Company also has an investment in a fund of tax certificates with a balance of $477. During the six months ended June 30, 2017 and 2016, the Company recorded losses of $42 and $19, respectively, related to the investments in tax certificates.

Variable Interest Entities (“VIE”)

The Company is involved in various entities that are considered to be VIE, which are mostly related to investments promoting affordable housing and renewable energy sources. The Company’s investment in these entities generate a return primarily through the realization of federal tax credits as well as other tax benefits, such as deductions from operating losses of the investments over a determined time period. Tax credits are recognized as a reduction of tax expense or, for investments qualifying as tax credits, a reduction to the related investment asset. The benefit recognized by the Company related to these investments is detailed below.

Low Income Housing Tax Credits (“LIHTC”)

The LIHTC is an indirect federal subsidy that finances low-income housing and allows investors to claim tax credits on their federal income tax returns. The tax credit is calculated as a percentage of costs incurred in developing the affordable housing property, and is claimed annually over a 10-year period. The Company elected to amortize the investments in LIHTC and record the tax benefit under the proportional amortization method, where the Company amortizes the investment in proportion to the tax credits and other benefits received and recognizes the net investment performance in the income statement as a component of income tax expense.

In March of 2015, the Company entered into an agreement with a third party to invest up to $4,000 limited partner interest in a LIHTC Alabama fund. The tax benefit for the six months ended June 30, 2017 and 2016 totaled $198 and $100 and is included within the income tax expense in the consolidated statements of income.

In April of 2016, the Company entered into an agreement with a third party to invest up to $8,457 limited partner interest in a LIHTC Florida fund. The tax benefit for the six months ended June 30, 2017 and 2016 totaled $245 and $55 and is included within the income tax expense in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

In September of 2016, the Company entered into an agreement with a third party to invest up to $2,083 limited partner interest in a LIHTC Florida fund. The tax benefit for the six months ended June 30, 2017 totaled $21 and is included within the income tax expense in the consolidated statements of income.

Renewable Energy Tax Credits (“RETC”)

During 2016, the Company established a renewable energy tax equity investment program. Based on the Internal Revenue Code, Income Tax Credits (“ITC”) received as a result of the investment in RETCs are limited to 75% of the Company’s federal income tax liability. Federal tax carry-back provisions allow for additional renewable energy tax credits to be used until the Company reaches the IRS limitation and any unused credits can be carried over for up to 20 years. The ITC can be recognized at the time the project is placed in service. The Company has elected to use the deferral method of accounting for the investment in RETC.

In August of 2016, the Company entered into an agreement with a third party financial institution to invest up to $15,317 limited partner interest in a RETC fund (the “2016-8 RETC”). A tax benefit of $3,020 was recorded during December 31, 2016, at the time the project was placed in service.

In October of 2016, the Company entered into an agreement with a third party financial institution to invest up to $11,615 limited partner interest in a RETC fund (the “2016-10 RETC”). A tax benefit of $1,436 was recorded during December 31, 2016, at the time one the projects was placed in service. An additional tax benefit of $825 was recorded during March 2017, when the second project was placed in service and is included within the income tax expense in the consolidated statements of income.

In November of 2016, the Company entered into an agreement with a third party financial institution to invest up to $9,709 limited partner interest in a RETC fund. A tax benefit of $1,773 was recorded during December 31, 2016, at the time the project was placed in service.

The net equity in losses of investments in RETC for the six months ended June 30, 2017 $551. During the six months ended June 30, 2017, the Company recognized $3,177 in tax credits related to the second project placed in service of the 2016-10 RETC investment.

New Market Tax Credits (“NMTC”)

The NMTC program permits individual and corporate taxpayers to receive a credit against federal income taxes for making qualified equity investments in certain entities. The NMTC program uses federal tax incentives to attract private capital into operating businesses and real estate in urban and rural low-income communities. By investing in an NMTC, the Company can claim a federal tax credit equal to 39% of the investment. The tax credit is claimed over a 7-year period, with 5% of the investment amount claimed in each of the first three years and 6% in each of the following four years.

During the June 2017, the Company, through its banking subsidiary, approved a NMTC Leverage Structure Transaction that involves a $3,286 investment in the NMTC as a co-investor with 49% ownership, and a loan to the developer of approximately $9,000. For the month of June 2017, the Company recorded a tax benefit of $163 related to the investment in the NMTC.

Note 5. Goodwill and Other Intangibles

Goodwill

As of both June 30, 2017 and December 31, 2016, the carrying amount of Goodwill was $6,447 and is related to the 2008 acquisition of Liberty Bank. For the year ended December 31, 2016, the Company performed a

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

qualitative analysis to identify potential impairment in Goodwill and concluded that it was more likely than not that the fair value exceeded the carrying value and that no impairment was necessary.

Acquired Intangible Assets

Acquired intangible assets consist of the core deposit intangible resulting from the December 31, 2008 acquisition of Liberty Bank and the December 31, 2010 acquisition of ALIANT Financial Corporation (“Aliant”). The carrying amount of the intangible assets totaled $4,571 and $5,188 at June 30, 2017 and December 31, 2016. For both the six months ended June 30, 2017 and 2016, the amortization of the intangible totaled $617 and is included within customer intangible amortization in the consolidated statements of income.

Servicing Assets

The Company routinely originates loans and, at times, may sell the guaranteed portion of the loans while retaining the servicing of the sold portion of the loans. The Company records a servicing asset when the right to service loans is retained. As of June 30, 2017 and December 31, 2016, the carrying value of the servicing asset totaled $1,205 and $1,124, respectively and is included within the other intangible assets category in the consolidated statements of condition.

The changes in the carrying value of the servicing asset is summarized as follows:

	For the six months ended June 30,
	2017	2016
Balance at the beginning of period	$1,124	$617
Caitalization of servicing asset	218	335
Amortization of servicing asset	(138)	(100)

Balance at the end of period	$1,204	$852

Fair value of servicing asset	$1,732	$1,320

Note 6. Borrowings

The Company’s borrowings’ net carrying value as of June 30, 2017 and December 31, 2016:

	As of June 30, 2017	As of December 31, 2016
Advances from the Federal Home Loan Bank
Advances with maturities ranging from July 2017 through November 2020, with effective rates ranging from 0.048% to 2.53%, averaging an effective rate of 1.07% and 0.55% at June 30, 2017 and December 31, 2016, respectively	$377,347	$225,128
Term Loan
$15,000 unsecured, floating rate term loan maturing June 2019, bearing interest at one-month LIBOR plus 2.25% (3.313% at June 30, 2017 and 2.875% at December 31, 2016), with principal and interest payable quarterly.	11,983	13,478

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

	As of June 30, 2017	As of December 31, 2016
Subordinated Debentures
$15,500 unsecured, floating rate loan maturing December 2036 (callable beginning December 2011), bearing interest at three-month LIBOR plus 1.80% (2.95% and 2.49% at June 30, 2017 and December 31, 2016, respectively), with interest payable quarterly	$9,212	$9,051
$13,500 unsecured, fixed rate loan maturing March 2023 (callable beginning March 2019), bearing interest at 7.50%, payable quarterly.	13,183	13,156
$60,000 unsecured, fixed rate loan maturing April 2026 (callable beginning April 2021), bearing interest at 6.25%, with interest payable semi-annually	59,558	44,442

	$471,283	$305,255

During March 2017, the Company issued $15,000 in unsecured, subordinated debt with maturity of April 2026 and with call date of April 2021, bearing interest at 6.25%. The proceeds of this issuance were used to make a capital contribution to the Bank of $14,550.

During March 2016, the Company issued $45,000 in unsecured, subordinated debt with maturity of April 2026 and with call date of April 2021, bearing interest at 6.25%. The proceeds of this issuance were used to make a capital contribution to the Bank of $24,500.

Note 7. Derivatives

The following table presents the cash flow hedge derivative instruments outstanding as of the periods indicated:

	As of June 30, 2017
	Notional Amount	Average Rates	Average Maturity	Fair Value
Cash flow hedges of variable liabilities:
Interest rate swaps - pay fixed/receive variable	$35,608	1.15%	9.5	$1,651
Fair value hedges of fixed liabilities:
Interest rate swap - pay variable/receive fixed	30,000	1.29%	1.8	(34)

Total cash flow hedging derivative instruments	$65,608			$1,617

During May 2015, the Company elected to early terminate three swap agreements with a total notional amount of $48,500 and transferred the unrealized loss of $811 (net of deferred tax of $509) to accumulated other comprehensive income. The total loss of $1,320 is amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from August 2018 to May 2019. For both the six months ended June 30, 2017 and 2016, the Company recorded $172 of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

During August 2015, the Company elected to early terminate two swap agreements with a total notional amount of $20,000 and transferred the unrealized loss of $250 (net of deferred tax of $157) to accumulated other comprehensive income. The total loss of $407 is being amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from June 2018 to January 2019. For both the six months ended June 30, 2017 and 2016, the Company recorded $64 of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

During the six months ended June 30, 2017, the Company elected to early terminate five swap agreements with a total notional amount of $121,500 and transferred the unrealized gain of $3,509 (net of deferred tax of $2,203) to accumulated other comprehensive income. The total gain of $5,712 is being accreted to interest expense over the remaining term of each of the swap agreements, with dates ranging from July 2019 to March 2027. For the six months ended June 30, 2017, the Company recorded $367 of these gains, reducing the related interest expense on advances from the FHLB in the consolidated statements of income.

Effect of Derivative Instruments on Earnings and Comprehensive Income

The tables below present the effect of the Company’s derivative financial instruments on earnings and accumulated other comprehensive income for the six months ended June 30, 2017 and 2016.

	For the six months ended June 30, 2017
	Amount of Loss (Gain) Recognized in OCI (Effective Portion)	Amount of Loss (Gain) Reclassified from Accumulated OCI to Interest Expense	Amount of Gain/(Loss) Recognized in Other Noninterest Income (Ineffective Portion)
Interest rate swaps - cash flow hedges	$1,014	$—	$—
Early terminated interest rate swaps	—	145	—

	For the six months ended June 30, 2016
	Amount of Loss (Gain) Recognized in OCI (Effective Portion)	Amount of Loss (Gain) Reclassified from Accumulated OCI to Interest Expense	Amount of Gain/(Loss) Recognized in Other Noninterest Income (Ineffective Portion)
Interest rate swaps	$(874)	$—	$—
Early terminated interest rate swaps	—	(80)	—

A summary of the Company’s customer interest rate swaps is included in the following table:

	As of June 30, 2017			As of December 31, 2016
	Notional Amount	Fair Value		Notional Amount	Fair Value
		Asset	Liability		Asset	Liability
Pay variable/receive fixed swaps	$455,302	$4,495	$—	$323,337	$463	$—
Pay fixed/receive variable swaps	455,302	—	4,495	323,337	—	463

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Note 8. Fair Value of Assets and Liabilities

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The Company classifies its financial assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The tables below present the balance of assets and liabilities measured at fair value on a recurring basis for the periods presented.

	Level 1	Level 2	Level 3	Total
As of June 30, 2017
Assets
Investment securities available for sale	$—	$356,589	$—	$356,589
Investment in Renewable Energy Tax Credits	—	—	4,885	4,885
Trading assets	—	6,090	—	6,090

Total assets measured at fair value on a recurring basis	$—	$362,679	$4,885	$367,564

Liabilities
Trading liabilities	$—	$4,432	$—	$4,432

Total liabilities measured at fair value on a recurring basis	$—	$4,432	$—	$4,432

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

	Level 1	Level 2	Level 3	Total
As of December 31, 2016
Assets
Investment securities available for sale	$—	$322,661	$—	$322,661
Investment in Renewable Energy Tax Credits	—	—	8,241	8,241
Trading assets	—	7,897	—	7,897

Total assets measured at fair value on a recurring basis	$—	$330,558	$8,241	$338,799

Liabilities
Trading liabilities	$—	$463	$—	$463

Total liabilities measured at fair value on a recurring basis	$—	$463	$—	$463

There were no transfers between Level 1 and Level 2 during the six months ended June 30, 2017 and 2016.

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the periods presented:

	For the six months ended June 30,
	2017	2016
Balance of recurring Level 3 assets at beginning of year(1)	$8,241	$—
Additions: commitment to invest in RETC	250	—
Income tax credits received	(3,177)	—
Preferred distributions	(48)
Total losses for the period included in earnings, net of fair value gains of $8,619	(381)	—

Total assets measured at fair value on a non-recurring basis as of end of period	$4,885	$—

(1)	The Company elected to invest in RETC beginning in the third quarter of 2016

The significant unobservable inputs used to obtain the fair value of the renewable energy tax credits (“RETC”) are described below.

Assets Recorded at Fair Value on a Non-recurring Basis

The following table presents the financial instruments carried in the consolidated statements of financial condition by caption and by level in the fair value hierarchy for which a nonrecurring change in fair value has been recorded.

	For the six months ended June 30, 2017
	Level 1	Level 2	Level 3	Total
Impaired loans	$—	$—	$18,181	$18,181
Other real estate owned	—	—	6,198	6,198

Total assets measured at fair value on a non-recurring basis	$—	$—	$24,379	$24,379

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

	For the year ended December 31, 2016
	Level 1	Level 2	Level 3	Total
Impaired loans	$—	$—	$18,757	$18,757
Other real estate owned	—	—	11,922	11,922

Total assets measured at fair value on a non-recurring basis	$—	$—	$30,679	$30,679

As of June 30, 2017 and December 31, 2016, the Company’s impaired loans include $20,841 and $12,868, respectively of non-collateral dependent loans with related allowance of $4,238 and $1,938, respectively.

The following table includes quantitative information about significant unobservable inputs used to measure the fair value of Level 3 instruments.

As of June 30, 2017

	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range
Impaired loans	$18,181	Property appraisal	Management discount for property type and recent market volatility	10%
Other investments	4,885	Discounted Cash Flows	Management discount for potential cash flow variability and illiquidity	10%
Other real estate owned	6,198	Property appraisals	Management discount for property type and recent market volatility	10%

As of December 31, 2016

	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range
Impaired loans	$18,757	Property appraisal	Management discount for property type and recent market volatility	10%
Other investments	8,241	Discounted Cash Flows	Management discount for potential cash flow variability and illiquidity	10%
Other real estate owned	11,922	Property appraisals	Management discount for property type and recent market volatility	10%

The Company records non-recurring fair value adjustments on collateral dependent loans, which are loans for which the repayment of the loan is expected to be provided solely by the underlying collateral, to reflect partial write-offs via the allowance for loan losses that are based on the fair value of the collateral. The fair value of the collateral is obtained from appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

Other real estate owned is reported at the lower of cost or fair value less cost to sell. The Company recognizes a charge-off via the allowance for loan losses for the excess of the loan’s carrying value over the property’s fair

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

value less cost to sell at the time the property is transferred from loans to other real estate owned. The fair value of the collateral is obtained from current and prior appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations and may be adjusted for specific characteristics and or assumptions related to the properties, which may not be market observable. Subsequent declines in the fair value of the properties are recorded as charge to earnings via the provision for other real estate losses, included within the net gains (losses) on other real estate owned in the consolidated statements of income. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

Fair Value of Financial Instruments

The following tables present the carrying amounts of financial instruments and their estimated fair values as of the periods presented. The use of different market assumptions may have a material effect on the estimated fair value amounts.

	As of June 30, 2017
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$85,541	$85,541	$85,541	$—	$—
Investment securities AFS	356,589	356,589	—	356,589	—
Investment securities HTM	174,483	175,930	—	175,930
FHLB and FRB stock	26,942	26,942	—	—	26,942
Loans, net	3,544,707	3,557,669	—	—	3,557,669
Investment in RETC	4,885	4,885			4,885
Accrued interest receivable	10,464	10,464	10,464	—	—
Trading assets	6,090	6,090	—	6,090	—
Liabilities
Deposits	$3,529,961	$3,473,193	$—	$3,473,193	$—
Repurchase agreements	9,735	9,735	9,735	—	—
Term loan	11,983	12,000	—	—	12,000
FHLB Advances	377,347	373,382	—	—	373,382
Subordinated debentures	81,953	88,301	—	—	88,301
Accrued interest payable	2,138	2,138	2,138	—	—
Trading liabilities	4,432	4,432	—	4,432	—

	As of December 31, 2016
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$80,869	$80,869	$80,869	$—	$—
Investment securities AFS	322,661	322,661	—	322,661	—
Investment securities HTM	182,091	180,996	—	180,996	—
FHLB and FRB stock	19,569	19,569	—	—	19,569
Loans, net	3,334,042	3,353,767	—	—	3,353,767
Investment in RETC	8,241	8,241			8,241
Accrued interest receivable	9,852	9,852	9,852	—	—
Trading assets	7,897	7,897	—	7,897	—

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

	As of December 31, 2016
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Liabilities
Deposits	$3,477,989	$3,404,712	$—	$3,404,712	$—
Repurchase agreements	12,502	12,502	12,502	—	—
Term loan	13,478	13,501	—	—	13,501
FHLB Advances	225,128	219,266	—	—	219,266
Subordinated debentures	66,649	72,761	—	—	72,761
Accrued interest payable	1,728	1,728	1,728	—	—
Trading liabilities	463	463	—	463	—

Cash and cash equivalents

The carrying value of short-term financial instruments, which includes cash and cash equivalents, approximates fair value since they have short-term or no stated maturity and pose limited credit risk to the Company.

Investment securities AFS

Investment securities AFS are reported at fair value. The fair value of investment securities AFS classified as Level 1 is obtained from readily available pricing sources for market transactions involving identical investment securities. The fair value for Level 2 investment securities AFS is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Investment securities HTM

Investment securities HTM are reported at amortized cost. The fair value for Level 2 investment securities HTM is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

FHLB and FRB Stock

FHLB and FRB stock fair value approximates original cost as they are redeemed at carrying value.

Loans

Loans held for sale are carried at the lower of cost or fair value, as determined by market prices of similar loans. Loans receivable are carried at their unpaid principal balance, less unearned interest, net of deferred loan fees or costs, premiums and discounts, and net of the allowance for loan losses. The fair value of loans receivable is obtained using the discounted cash flow method, using market rates and incorporating a credit spread based on the type of loan (commercial or residential).

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Trading assets and Trading Liabilities

Trading assets and liabilities include the fair value measurement of the Company’s customer interest rate swaps. The fair value of these interest rate swaps is based on information obtained from a third party financial institution. The Company classifies the interest rate swaps within Level 2 of the valuation hierarchy.

Other Investments

The fair value of the RETC reported at fair value is obtained using the discounted cash flow method, using a rate to incorporate potential cash flow volatility and illiquidity. The Company classifies the investments in RETC within Level 3 of the valuation hierarchy.

Deposits

The fair value of deposits with no stated maturity is based on the amount payable on demand as of the respective date. The fair value of deposits with stated maturities are estimated using a discounted cash flow based on the LIBOR/SWAP curve.

Repurchase agreements

The carrying amount of customer repurchase agreements approximates fair value, because they are at market rates.

Term Loan and Subordinated Debentures

The fair value of the term loan and the subordinated debentures is based on the maturity and repricing terms of the loan and is calculated using a discounted cash flow that includes observable and unobservable inputs. The observable input used is the LIBOR/SWAP curve, while the unobservable input used is a spread intended to represent expected rates increases.

Advances from the FHLB

The fair value of the Advances from the FHLB is based on the maturity and repricing terms of the advances; discounted cash flows are calculated using the FHLB advance rate yield curve as of the valuation date.

Note 9. Accumulated Other Comprehensive Income (Loss)

The following table includes changes in accumulated other comprehensive income (loss) by component, net of tax, for the six months ended June 30, 2017 and 2016:

	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total
Six month ended June 30, 2017
Beginning balance	$3,973	$(2,375)	$1,598
Other comprehensive income before reclassification	(208)	2,773	2,565
Amounts reclassified from accumulated comprehensive income, net of tax	80	12	92

Net current period other comprehensive income	(128)	2,785	2,657

Ending balance	$3,845	$410	$4,255

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total
Six month ended June 30, 2016
Beginning balance	$(888)	$291	$(597)
Other comprehensive income before reclassification	(872)	3,368	2,496
Amounts reclassified from accumulated comprehensive income, net of tax	144	78	222

Net current period other comprehensive income	(728)	3,446	2,718

Ending balance	$(1,616)	$3,737	$2,121

The following tables present amounts reclassified out of each component of accumulated other comprehensive income (loss) for the six months ended June 30, 2017 and 2016:

For the six months ended June 30, 2017

Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented
Net gain on cash flow hedges	$131	Interest expense - Advances from the FHLB
	51	Tax expense

	$80	Net of tax

Unrealized gains on investment securities	$77	Gain on sale of securities
	(58)	Interest income - Investment securities
	7	Tax expense

	$12	Net of tax

For the six months ended June 30, 2016

Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented
Loss on cash flow hedges	$235	Interest expense - Advances from the FHLB
	91	Tax expense

	$144	Net of tax

Unrealized gains on investment securities	$181	Gain on sale of securities
	(54)	Interest income - Investment securities
	49	Tax expense

	$78	Net of tax

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Note 10. Commitments and Contingencies

Commitments

The Company enters into to financial instruments such as loan commitments, credit lines, letters of credit and overdraft protection in the normal course of business to meet the financing needs of its customers. These are agreements to provide credit or to support the credits of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment. Most of the commitments to extend credit are variable rate instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party. Collateral required, if any, varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral required, if any, varies as specified above and is required in instances which the Company deems necessary.

Contingencies

The nature of the Company’s business ordinarily results in a certain amount of claims, litigation, investigations, and legal and administrative cases and proceedings, all of which are considered incidental to the normal conduct of business. When the Company determines it has meritorious defenses to the claims asserted, it vigorously defends itself.

The Company assesses its liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. For matters where it is probable the Company will incur a loss and the amount can be reasonably estimated, an accrual is established for the loss. Once established, the accrual is adjusted as appropriate to reflect any relevant developments. For matters where a loss is not probable or the amount of the loss cannot be estimated, no accrual is established.

While the final outcome of any litigation and claims exposures is inherently unpredictable, management is currently of the opinion that the outcome of pending and threatened litigation and inquires will not have a material effect on the Company’s business, consolidated financial position, results of operations or cash flows as a whole. However, in the event of unexpected future developments, it is reasonably possible that an adverse outcome in any of the matters discussed above could be material to the Company’s business, consolidated financial position, results of operations or cash flows for any particular reporting period of occurrence.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

Note 11. Regulatory Matters

The Bank is subject to dividend restrictions as set forth by state and federal regulators. Under such restrictions, the Bank may not, without the prior approval of the state and federal regulators, declare dividends in excess of the sum of the current years’ earnings plus the retained earnings from the prior two years. Based on these restrictions, the Bank would be limited to paying $82,039 in dividends as of June 30, 2017.

The Company is subject to various regulatory capital requirements administered by the federal banking regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and certain asset classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital requirements for U.S. banks (“Basel III rules”) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The net unrealized gain or loss on investment securities available for sale is included in computing regulatory capital.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined, and Tier I capital to adjusted average assets, as defined. As of June 30, 2017 and December 31, 2016, the Company and the Bank met all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion and capital restoration plans are required. As of December 31, 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Common Tier 1, Total risk-based, Tier I risk-based, and Tier I to average assets (leverage ratio) ratios as set forth in the following table. There are no conditions or events since the notification that management believes has changed the Bank’s category. Prompt corrective action regulations are not applicable to bank holding companies.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

Dollars in thousands, except per share data

The following table includes the Company and Bank’s capital amounts and ratios for the periods presented:

As of June 30, 2017

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount		Ratio
Common Tier 1 Capital Ratio:
Consolidated	$320,630	8.45%	$170,803	4.50%	$	N/A	N/A	%
USAmeriBank	397,258	10.47	170,755	4.50		246,646	6.50
Total Capital to Risk Weighted Assets:
Consolidated	$459,099	12.10%	$303,650	8.00%	$	N/A	N/A	%
USAmeriBank	438,715	11.56	303,564	8.00		379,456	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated	$344,901	9.09%	$227,738	6.00%	$	N/A	N/A	%
USAmeriBank	397,258	10.47	227,673	6.00		303,564	8.00
Tier I (Leverage) Capital to Average Total Assets:
Consolidated	$344,901	8.06%	$171,076	4.00%	$	N/A	N/A	%
USAmeriBank	397,258	9.30	170,950	4.00		213,687	5.00

As of December 31, 2016

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Tier 1 Capital Ratio:
Consolidated	$300,176	8.35%	$161,806	4.50%	N/A	N/A
USAmeriBank	364,297	10.13	161,806	4.50	233,720	6.50
Total Capital to Risk Weighted Assets:
Consolidated	$422,041	11.74%	$287,655	8.00%	N/A	N/A	%
USAmeriBank	404,256	11.24	287,656	8.00	359,570	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated	$324,484	9.02%	$215,741	6.00%	N/A	N/A	%
USAmeriBank	364,297	10.13	215,742	6.00	287,656	8.00
Tier I (Leverage) Capital to Average Total Assets:
Consolidated	$324,484	7.99%	$162,375	4.00%	N/A	N/A	%
USAmeriBank	364,297	8.98	162,236	4.00	202,795	5.00

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

USAMERIBANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

USAmeriBancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of USAmeriBancorp, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of USAmeriBancorp, Inc. and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America, the Company’s internal controls over financial reporting as of December 31, 2016, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 28, 2017 expressed an unqualified opinion thereon.

February 28, 2017

Atlanta, Georgia

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2016	2015
(Dollars in thousands, except per share amounts)
Assets
Cash and due from banks	$78,929	$101,455
Money market investments	1,940	980
Investment securities available for sale, at fair value	322,661	228,568
Investment securities held to maturity, at amortized cost (fair value $180,996 and $192,065 as of December 31, 2016 and 2015, respectively)	182,091	190,570
FHLB and FRB stock, at cost	19,569	20,496
Loans
Loans held for sale, at lower of cost or fair value	—	311
Loans receivable	3,373,599	2,945,281
Allowance for loan losses	(39,557)	(32,666)

Loans receivable, net	3,334,042	2,912,615

Total loans	3,334,042	2,912,926
Bank owned life insurance	48,363	47,155
Premises and equipment, net	58,818	59,890
Other real estate owned, net	11,922	12,982
Deferred tax assets, net	15,198	15,637
Other investments	24,735	10,950
Accured interest receivable	9,852	8,467
Goodwill	6,447	6,447
Other intangible assets	6,312	7,040
Other assets	32,404	8,695

Total Assets	$4,153,283	$3,632,258

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$873,522	$759,118
Interest-bearing	2,604,467	2,225,198

Total deposits	3,477,989	2,984,316
Securities sold under repurchase agreements	12,502	20,315
Advances from the FHLB	225,128	279,730
Term loan	13,478	14,721
Subordinated debentures	66,649	21,829
Accrued expenses and other liabilities	37,791	19,014

Total liabilities	3,833,537	3,339,925
Commitments and contingencies (Refer to Note 22)
Stockholders’ equity
Series A preferred stock, $.01 par value; $1,000 liquidation preference; - shares authorized; 12,000 shares issued and outstanding at December 31, 2015	—	12,000
Series C preferred stock, $.01 par value; $1,000 liquidation preference; 10,000 shares authorized; 10,000 shares issued and outstanding at December 31, 2016 and 2015	10,000	9,938
Common stock, $.01 par value; 12,000,000 shares authorized; 10,065,812 and 10,027,920 shares issued and outstanding at December 31, 2016 and 2015, respectively	101	100
Additional paid-in capital	153,223	150,733
Retained earnings	154,824	120,159
Accumulated other comprehensive income (loss)	1,598	(597)

Total stockholders’ equity	319,746	292,333

Total liabilities and stockholders’ equity	$4,153,283	$3,632,258

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31,
	2016	2015
(In thousands)
Interest Income
Loans	$135,719	$119,324
Investment securities	12,293	10,864
Other	1,292	1,426

Total interest income	149,304	131,614
Interest expense
Deposits	16,339	13,064
Securities sold under agreements to repurchase & short term borrowings	278	47
Advances from the FHLB	2,272	2,218
Term loan	273	607
Subordinated debentures	4,160	1,719

Total interest expense	23,322	17,655

Net interest income	125,982	113,959
Provision for loan losses	5,978	5,476

Net interest income after provision for loan losses	120,004	108,483
Non-interest income
Retail banking fees	5,762	5,139
Bank owned life insurance	1,208	1,084
Trading income on interest rate contracts	3,360	1,658
Mortgage banking, net	618	1,912
Gain on sale of securities	362	505
Gain on sale of SBA loans	3,071	1,461
Fee income from investment advisory services	292	984
Net gains on other real estate owned	193	769
ATM network fees	1,664	1,555
Equity in earnings of investments in renewable energy tax credit funds	(3,896)	—
Other	1,658	1,084

Total non-interest income	14,292	16,151
Non-interest expense
Salaries and employee benefits	45,149	41,213
Occupancy and equipment	9,117	8,641
Regulatory fees	2,938	2,447
Data processing	4,699	4,064
Professional fees	3,051	2,394
Customer intangible amortization	1,234	1,234
OREO related expenses	813	729
Prepayment penalty	—	368
Other expense	8,912	9,235

Total non-interest expense	75,913	70,325

Income before income taxes	58,383	54,309
Income tax expense	15,012	19,382

Net income	43,371	34,927
Dividends declared on preferred stock and discount accretion	1,339	1,822

Net income available to common stockholders	$42,032	$33,105

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the years ended December 31,
	2016	2015
(In thousands)
Net income	$43,371	$34,927
Other comprehensive income (loss):
Unrealized holding (losses) on investment securities available for sale	(3,441)	(523)
Reclassification of net realized gains included in earnings	(233)	(423)
Unrealized holding gains (losses) on cash flow hedges	7,440	(477)
Reclassification adjustment for net losses from terminated cash flow hedges	472	282

Net unrealized gains (losses)	4,238	(1,141)
Income tax (expense) benefit	(2,043)	440

Other comprehensive income (loss)	2,195	(701)

Comprehensive income	$45,566	$34,226

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the years ended December 31,
	2016	2015
(In thousands)
Preferred stock
Beginning Balance	$21,938	$21,876
Discount accretion	62	62
Redemption Series A	(12,000)

Ending balance	10,000	21,938
Common stock
Beginning Balance	100	98
Exercise of warrants and options	—	2
Issuance	1	—
Repurchase and retirement	—	—

Ending balance	101	100
Additional paid-in capital
Beginning Balance	150,733	146,369
Stock-based compensation expense	830	883
Tax windfall benefit stock options excercised	—	192
Exercise of warrants and options	1,468	3,289
Issuance of common stock	192	—

Ending balance	153,223	150,733
Retained earnings
Beginning Balance	120,159	92,051
Discount accretion	(62)	(62)
Dividends declared on preferred stock	(1,278)	(1,760)
Dividends declared on common stock	(5,543)	(4,011)
Repurchase and retirement of common stock	(1,823)	(986)
Net income	43,371	34,927

Ending balance	154,824	120,159
Accumulated other comprehensive income (loss), net of tax
Beginning Balance	(597)	104
Other comprehensive income (loss)	2,195	(701)

Ending balance	1,598	(597)

Total stockholders’ equity	$319,746	$292,333

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
(In thousands)	2016	2015
Cash flows from operating activities
Net income	$43,371	$34,927
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	4,713	(771)
Tax windfall benefit from stock options excercised	—	(192)
Stock based compensation expense	830	883
Depreciation and amortization	4,951	4,917
Net premium amortization on investment securities	2,630	2,397
Net accretion on loans’ deferred fees and costs	(4,987)	(4,147)
Net discount accretion on borrowings	556	(159)
Gain on sale of securities	(362)	(505)
Origination of loans held for sale	—	(31,237)
Principal repayments and sales of loans held for sale	315	31,972
Provision for loan losses	5,978	5,476
Gain on sale of loans	(3,424)	(3,276)
Net loss (gain) on sales and write downs of other real estate	262	(354)
Earnings on bank owned life insurance	(1,208)	(1,084)
Capitalization of servicing rights	(722)	(190)
Amortization of servicing rights	216	108
Debt prepayment fees	—	752
Net change in:
Accrued interest receivable and other assets	1,141	2,077
Accrued interest payable and other liabilities	1,794	(415)

Net cash provided by operating activities	56,054	41,179
Cash flows from investing activities
Principal repayment and sales of investment securities available for sale	76,917	100,224
Purchases of securities available for sale	(176,640)	(119,413)
Principal repayment of investment securities held to maturity	26,269	16,322
Purchases of investment securities held to maturity	(18,769)	(100,240)
Net loan originations, purchases and repayments	(470,809)	(489,492)
Proceeds on sale of loans receivable	49,511	66,878
Purchase/redemption of Federal Home Loan Bank and Federal Reserve Bank stock	927	(2,702)
Net change in tax certificates	2,362	1,214
Net contributions to limited liability partnership and companies	(23,861)	(440)
Proceeds from sale of other real estate	3,098	4,175
Acquisitions of premises and equipment	(2,673)	(4,423)

Net cash used in investing activities	(533,668)	(527,897)
Cash flows from financing activities
Net increase in deposits	493,673	443,517
Net change in repurchase agreements	(7,813)	7,472
Repurchase and retirement of common stock	(1,823)	(986)
Proceeds from borrowings, net of debt issue costs	282,751	81,500
Repayment of borrowings	(294,349)	(13,845)
Proceeds from exercise of stock warrants & options	1,469	3,291
Excess tax benefit from stock based compensation	—	192
Proceeds from issuance of common stock	192	—
Redemption of preferred stock	(12,000)	—
Dividends paid on common stock	(4,774)	(3,008)
Dividends paid on preferred stock	(1,278)	(1,760)

Net cash provided by financing activities	456,048	516,373
Net change in cash and cash equivalents	(21,566)	29,655
Cash and cash equivalents at beginning of the year	102,435	72,780

Cash and cash equivalents at the end of the year	$80,869	$102,435

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP. INC.

Notes to Consolidated Financial Statements

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

These consolidated financial statements include USAmeriBancorp, Inc. (the “Holding Company”) and its wholly owned subsidiaries, USAmeriBank (the “Bank”) and USAB Risk Management, Inc., collectively referred to as the “Company”.

USAmeriBancorp, Inc. is a bank holding company, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System, engaged in banking and mortgage and commercial lending activities through its banking subsidiary, USAmeriBank. The Bank is a wholly-owned Florida state-chartered member of the Federal Reserve System with 13 branches in the Tampa Bay, Florida area and 15 branches throughout central Alabama, principally in the Montgomery and Birmingham regions.

During July 2015, the Company established USAB Risk Management, Inc., which is a wholly-owned captive insurance company that covers the risk to which USAmeriBancorp, Inc. and USAmeriBank are exposed, including the deductibles in the Company’s insurance policies subscribed with third parties.

The Company provides a full range of financial services through its banking offices in Florida and Alabama. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are commercial and residential mortgage, commercial loans secured by real estate, commercial & industrial loans and installment loans.

Certain amounts reflected in the 2015 consolidated financial statements have been reclassified to conform to the 2016 presentation.

Subsequent Events

The Company evaluated subsequent events through February 28, 2017, the date that the consolidated financial statements were issued, and determined that no events have occurred that require disclosure or adjustment.

Note 2. Significant Accounting Policies

The accounting and financial reporting policies of the Company conform with accounting principles generally accepted in the United States of America (“GAAP”) and to prevailing practices within the financial services industry.

The following is a description of the most significant of these policies:

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of USAmeriBancorp, Inc. and all other entities in which USAmeriBancorp, Inc. has a controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company determines whether there is a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity (“VIE”) under current accounting guidance. Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

finance itself independently and provide the equity holders with the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity’s activities. The Company consolidates voting interest entities in which it has all, or at least a majority of, the voting interest. As defined in current accounting guidance, VIEs are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in a VIE is present when an enterprise has both the power to direct the activities of the VIE that most significantly impact the VIEs economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Company’s wholly-owned subsidiary Aliant Statutory Trust II is a VIE for which the Company is not the primary beneficiary. Accordingly, the accounts of this trust are not included in the Company’s consolidated financial statements.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of investment securities (including those that are other than temporarily impaired), the valuation of other real estate owned, deferred income taxes and the fair value of financial instruments. The Company believes that the judgments, estimates and assumptions used in the preparation of its consolidated financial statements are appropriate given the factual circumstances as of December 31, 2016. However, the use of other judgments, estimates and assumptions could result in material differences in the Company’s financial condition and results of operations.

Cash and Equivalents and Restrictions on Cash

Cash and cash equivalents include cash and due from banks and money market deposits. Cash and cash equivalents are carried at cost, which approximates fair value due to the short-term nature of its components. As of December 31, 2016 and 2015, the Company’s cash and equivalents includes interest bearing balances with the Federal Reserve Bank (“FRB”), the Federal Home Loan Bank (“FHLB”) and other banks totaling $64,508 and $85,586, respectively.

Under certain circumstances, cash on hand is required to be maintained to meet regulatory reserve and clearing requirements. As of December 31, 2016 and 2015, the Company maintained a reserve totaling $2 and $81.

Supplemental Information on the Consolidated Statement of Cash Flows

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, deposits with other financial institutions with original maturities under 90 days, and federal funds sold.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Supplemental cash flow information and noncash disclosures were as follows:

	For the years ended December 31,
	2016	2015
Supplemental cash flow information:
Interest paid	$22,323	$17,442
Income taxes paid	13,614	15,879
Supplemental non-cash disclosures:
Transfer of loans receivable to other real estate owned, net	2,300	5,802
Transfer of other assets to other real estate owned, net	—	22

Investment Securities

The Company classifies investments securities as either available-for-sale (“AFS”), trading or held-to-maturity (“HTM”) at the time of acquisition, as required by current accounting guidance.

•	Held-To-Maturity - debt securities which the Company has the positive intent and ability to hold to maturity will be classified as held to maturity. Securities in this classification will be reported at amortized cost.

•	Trading - debt and equity securities which the Company purchases and holds principally for the purpose of selling them in the near term. Trading securities are reported at fair value, with unrealized gains and losses included in earnings.

•	Available-For-Sale - debt and equity securities that have readily available fair value, not classified as either HTM or trading are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, in accumulated other comprehensive income or loss.

The amortization of premiums is deducted and the accretion of discounts is added to interest income, based on the level-yield method, over the remaining period of the investment security. The cost of securities sold is determined by specific identification. Net realized gains or losses on sales of trading and AFS investment securities and unrealized loss valuation adjustments considered other than temporary, if any, on HTM or AFS securities are determined using the specific identification method and are included in earnings. Purchases and sales of investment securities are recognized on a trade-date basis.

Securities classified as either available for sale or held to maturity are reviewed for other-than-temporary-impairment (“OTTI”) on an individual security level each reporting period.

The Company uses a three-step process to determine if an OTTI loss should be recorded, as follows:

1.	Determine if the investment is impaired. An investment is considered impaired when the fair value of the investment is less than its cost. The fair value of the investment is compared to the amortized cost of the investment each reporting period to determine whether the investment is impaired. For purposes of determining whether an investment is impaired, the cost of an investment includes adjustments for accretion, amortization, previous other-than-temporary impairments, and hedging.

2.

If the investment is impaired, determine if the impairment is other-than-temporary. Factors which may be indicative of an other-than-temporary impairment are: (a) the length of time and extent to which

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

market value has been less than cost; (b) the financial condition and near-term prospects of the issuer; and (c) USAB’s intent and ability to retain the investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value. In assessing whether the entire amortized cost basis of the security will be recovered, the Company compares the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis of the security, the entire amortized cost basis of the security will not be recovered (that is, a credit loss exists), and an other-than-temporary impairment is considered to have occurred.

3.	If an impairment is other-than-temporary, determine the amount that should be recognized as an impairment loss. If the decline in fair value of an equity security is determined to be other than temporary, the cost basis of the individual security is written down to its fair value as of the balance-sheet date of the reporting period for which the assessment is made. This fair value becomes the security’s new amortized cost basis, which is not changed for subsequent recoveries in fair value. The amount of the write-down is included in earnings (i.e., accounted for as a realized loss). If the decline in fair value of a debt security is determined to be other-than-temporary, the amount of the other-than-temporary loss to be recognized in earnings depends on whether the Company intends to sell (or more likely than not will be required to sell) the security before recovery of its amortized cost basis less any current period credit loss. If the Company intends to sell the security (or more likely than not will be required to sell the security) the other-than-temporary loss is recognized in earnings. If the Company does not intend to sell the security (and is not more likely than not to be required to sell the security) the other-than-temporary impairment is separated into: (i) the amount representing the credit loss, which is recognized in earnings; and (ii) the amount relating to all other factors, which is recognized in other comprehensive income. The other-than-temporary impairment recognized in other comprehensive income for debt securities classified as held-to-maturity is accreted over the remaining life of the debt security in a prospective manner on the basis of the amount and timing of the future cash flows and continues until the security is sold, the security matures, or there is additional other-than-temporary impairment that is recognized in earnings.

Federal Home Loan Bank and Federal Reserve Bank Stock

The Company, through its banking subsidiary, owns stock of the FRB and the FHLB. No readily available market exists for these stocks, and they have no quoted market values. The Bank, as a member of the Federal Reserve System and the FHLB, is required to maintain an investment in the capital stock of the FRB and FHLB. The stock is redeemable at par by the FRB and FHLB, respectively, and is, therefore, carried at cost, classified as a restricted investment security and evaluated for impairment, when applicable.

As of December 31, 2016, the Company’s investment in the FHLB and FRB totaled $12,929 and $6,639, respectively. As of December 31, 2015, the Bank’s investment in the FHLB and FRB totaled $14,622 and $5,874, respectively.

Dividends received on the FRB and FHLB stock totaled $1,031 and $983 for the years ended December 31, 2016 and 2015, respectively and are included within other interest income in the consolidated statements of income.

Loans Held For Sale

Generally, the Company classifies as loans held for sale newly originated or purchased residential mortgage loans with fixed rates and maturities of more than ten years. Residential mortgage loans classified as held for sale

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

are carried at the lower of aggregate cost or fair value. The amount by which cost exceeds fair value, if any, is accounted for as a loss through a valuation allowance and charged to earnings. Changes in the valuation allowance are included in earnings in the period in which the changes occur. As of December 31, 2016 the Company did not have any loans held for sale. As of December 31, 2015, the fair value of loans held for sale exceeds its cost and do not have a related valuation allowance.

Interest income on loans held for sale is recognized under the accrual method, except when the collection of principal or interest is in doubt. Interest income on loans held for sale is discontinued at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. Any accrued and unpaid interest is reversed at the time the loan is placed in non-accrual status. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or written-off at an earlier date if collection of principal or interest is considered doubtful.

Origination fees and premiums and discounts related to loans held for sale at lower of cost or fair value are included as an adjustment of the carrying value of the loans until the loans are sold. Gains and losses on sales of mortgage loans are recognized within mortgage banking, net in the non-interest income section of the consolidated statements of income and are based on the difference between the selling price and the recorded investment of the related loan sold. Mortgage loans held for sale are sold with servicing rights released.

The fair value of loans held for sale is generally based on a discounted cash flow model that takes into consideration the prepayments of principal and interest, discounted at current market rates and including a credit spread.

Loans Receivable

The Company’s loans receivable include loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff. These loans are reported at the recorded investment, which includes the principal balance outstanding, premiums, discounts, deferred loan fees and costs, and the allowance for loan losses.

Interest income is recognized under the accrual method and is discontinued at the time the loan is 90 days past due, unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. If the collectability of a loan in nonaccrual status is uncertain, any payments received are applied to reduce the recorded investment in the loan. Interest collected on nonaccrual loans may be recorded as interest income on a cash-basis as long as the loan is deemed to be fully collectible. The determination of collectability must be supported by a current, well-documented credit evaluation of the borrower’s financial condition and repayment expectation. A nonaccrual loan may be restored to accrual status when: (i) its principal and interest are no longer past due and unpaid, and the Company expects repayment of the remaining principal and interest and: (ii) when it otherwise becomes well secured and in the process of collection. A loan is well secured if it is secured by collateral in the form of liens or pledges of real or personal property (including securities) that have a realizable value sufficient to discharge the debt (including accrued interest) in full and by the guarantee of a financially responsible party. An asset is in the process of collection if collection of the asset is proceeding in due course either through legal action (including judgment enforcement procedures) or through collection efforts not involving legal action, which are reasonably expected to result in repayment of the debt or in its restoration to a current status in the near future.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

The Company segregates loans into the following segments: (i) real estate loans, (ii) commercial, financial and agricultural loans and; (iii) consumer & other loans. A segment is defined as the level at which an entity develops and documents a systematic method for determining the ALL. Classes within the real estate segment include construction and land development, 1-4 family first mortgage residential loans, 1-4 family junior lien residential loans, commercial real estate loans, and other loans. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and the Company’s method for monitoring and assessing credit risk. The segment of non-real estate commercial loans and consumer loans have not been further segregated by class.

Real estate loans- All loans within this segment are particularly sensitive to the valuation of their respective real estate collateral.

•	Construction & land development loans are repaid through cash flows related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral. The majority of construction and land development loans for commercial purposes are originated under interest only terms with principal due at maturity.

•	1-4 family residential loans, both first and junior liens, are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•	Commercial real estate loans include owner-occupied commercial real estate loans, multi-family residential loans, and other commercial loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are repaid by cash flow generated from the business operation. Multi-family residential loans such as nursing homes and apartment buildings are repaid from rent income derived from the properties. Real estate loans for income-producing properties such as office and industrial buildings, and retail shopping centers are also repaid from rent income derived from the properties.

•	Other real estate mortgage loans include loans secured by farmland. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial, financial, & agricultural loans - These loans include loans to commercial customers for use in typical business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by the business’s cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the customers’ business operations.

Consumer & other loans - The consumer loan segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk

Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Bank Board of Directors’ approved Loan and Credit Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

For the consumer segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit quality of the portfolios. To ensure problem credits are identified on a timely basis, portfolio reviews are conducted periodically to assess the larger adversely rated credits for proper risk rating and accrual status and, if necessary, to ensure such individual credits are transferred to the Special Assets Department.

Credit quality and trends in the loan segments are measured and monitored regularly by the Bank’s Board of Directors. Detailed reports by product, collateral and accrual status, among others, are reviewed by Senior Management and the Directors’ Loan Committee, a sub-committee of the Bank’s Board of Directors.

Loans Risk Ratings

The following risk grade categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

“Pass”: Loans in this risk category involve borrowers of acceptable-to-strong credit quality and risk who have the ability to satisfy their loan obligations. Loans in this risk grade would possess sufficient mitigating factors, such as adequate collateral or strong guarantors possessing the capacity to repay the debt if required, for any weakness that may exist.

“Special Mention”: Loans in this classification have weakness or potential weaknesses that deserve very close attention. If left uncorrected, these weaknesses may result in the deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special Mention assets pose an elevated risk, but their weakness does not yet justify a “Substandard” classification.

“Substandard”: For loans in this category, the company has recognized that chances of repayment have become severely impaired and that the Company lacks sufficient collateral coverage to be protected from loss.

“Doubtful”: Loans which have a clear and defined weakness, making the ultimate repayment of the loan, or portions thereof, highly improbable are classified Doubtful. Factors are present in the credit relationship which justify keeping the loan on the books until repayment status is better defined. Identifiable loss should be calculated by taking the loan amount and subtracting the fair value less cost to sell of the collateral, if any.

“Loss”: Loans in this category are of such little value that their continuance as bank assets are not warranted, even though partial recovery may occur in the future. Loans in the process of being charged-off fall into this category. By each quarter end, any loans still carried in the Loss category are charged-off unless they are fully covered by specific reserves in the allowance for loan losses.

Impaired Loans

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Current information and events include environmental factors (e.g. existing industry, geographical, economic and political factors). Probable means the future event or events which will confirm the loss or impairment of the loan is likely to occur. All amounts due means both contractual principal and interest, as scheduled in the loan agreement. Loans are tested for impairment and considered impaired unless otherwise documented if: (i) borrower has a credit

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

relationship greater than $500,000 and rated Substandard; (ii) rated Loss; (iii) over $100,000 rated Doubtful; (iv) over $100,000 in non-accrual status; (v) over $100,000 that are past due 90 days or more; (vi) troubled debt restructures and; (vii) loans with any legal actions in course, such as foreclosures, repossessions, suits or forbearance agreements (over $100,000).

Large groups of smaller-balance standardized homogeneous loans that are collectively evaluated for impairment such as residential and smaller commercial mortgage loans, overdrafts, small business working capital loans, consumer loans, loans accounted for under the fair value method or under the lower of cost or market method are excluded from the population of loans individually evaluated for impairment.

An allowance for loan impairment is recognized to the extent that the carrying value of an impaired loan exceeds the present value of the expected future cash flows discounted at the loan’s effective rate, the observable market price of the loan (if available), or the fair value less cost to sell of the loan’s collateral property, if the loan is collateral dependent. The fair value of the collateral is generally based on appraisals. The Company requests updated appraisals reports from pre-approved appraisers for loans that are considered impaired on an annual basis.

Troubled Debt Restructurings

Troubled debt restructures (“TDRs”) occur when a borrower is experiencing financial difficulties and the Company grants a concession it would not otherwise make in an attempt to maximize the net present value of the loan asset.

Concessions granted by the Company could include a reduction in rate, deferral of interest and/or principal payments, extension of payments, forgiveness of principal, or any other action intended to maximize collection. In some cases the concession either stems from an agreement between the creditor and the debtor or is imposed by law or a court.

A loan may be restructured in a troubled debt restructuring into two (or more) loan agreements (e.g. Note A and Note B). Note A represents the portion of the original loan principal amount that is expected to be fully collected along with contractual interest. Note B represents the portion of the original loan that may be considered uncollectible and charged-off, but the obligation is not forgiven to the borrower. Note A may be returned to accrual status provided all the conditions for a TDR to be returned to accrual status are met. The modified loans are considered TDRs and thus, are evaluated for impairment.

Indicators that the debtor is experiencing financial difficulties include; (i) the borrower is currently in default on any of its debt or it is probable that the borrower would be in payment default on any of its debt in the foreseeable future without the modification; (ii) the borrower has declared or is in the process of declaring bankruptcy; (iii) there is significant doubt as to whether the borrower will continue to be a going concern; (iv) the borrower has securities that have been delisted, are in the process of being delisted, or are under threat of being delisted from an exchange; (v) based on estimates and projections that only encompass the borrower’s current business capabilities, it is forecasted that the entity-specific cash flows will be insufficient to service the debt (both interest and principal) in accordance with the contractual terms of the existing agreement through maturity; and (vi) absent the current modification, the borrower cannot obtain funds from sources other than the existing creditors at an effective interest rate equal to the current market interest rate for similar debt for a non-troubled debtor.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

A loan restructured in a troubled debt restructuring is an impaired loan. TDRs are to be evaluated for impairment for their remaining life, as required by current accounting guidance and will not be included in the computation of the general allowance, even if the loan returns to accrual status. The impairment computation for a TDR is be based on the present value of future cash flows (at the original loan’s effective interest rate); the fair value less cost to sell of collateral is used if the loan is collateral dependent, that is, when repayments are expected to come only from the sale of the collateral, or from the operation of the collateral.

Loans classified as TDRs may be excluded from TDR status reporting if performance under the restructured terms exists for a reasonable period (less than 30 days past due) and the loan yields a market rate.

TDRs can be accruing if they have performed under the restructured terms for a period of time (generally 6 or more months for a monthly payment loan), or if historical cash flow shows that the loan could have performed over the previous (six-month) period under the restructured terms. The accrual decision is made based on the customer’s ability to perform under the restructured (not original contractual) terms.

If a TDR has had no historical loss and performs to the point where the borrower would qualify for the same loan at a market rate, at market terms and be approved under standard underwriting, the Company may refinance/pay off the TDR and replace it with a new note that would not carry the TDR label or be considered impaired.

Legal fees and other direct costs incurred by the Company to effect a TDR are expensed as incurred.

Certain Purchased Impaired Loans

Through prior business combinations, the Company has purchased individual loans which have shown evidence of credit deterioration. These purchased loans are recorded at fair value at the time of acquisition and the carryover of the seller’s allowance for loan losses is prohibited, as any credit losses are included in the determination of fair value. These purchased credit impaired loans are not considered non-performing and continue to have an accretable yield as long as there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Loans charged-off against the non-accretable difference established in purchase accounting are not reported as charge-offs. Charge-offs on these purchased impaired loans are recorded only to the extent that losses exceed the non-accretable difference established with the purchase accounting.

Such purchased loans are accounted for on a loan by loan basis. The Company estimates the amount and timing of expected cash flows for each purchased loan, and the expected cash flows in excess of fair value at acquisition is recorded as an increase to interest income over the remaining life of the loan (accretable yield). The excess of the loan’s contractual principal and interest over expected cash flows remains as a non-accretable difference.

Over the life of the loan, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the recorded investment in the loan (net of non-accretable difference), an additional loss is recorded as an increase to the provision for loan losses. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of the accretable difference and future interest income.

Allowance for Loan Losses

The allowance for loan losses (“ALL”) is an estimate of probable credit losses inherent in the loans receivable portfolio. Loan losses are charged against the ALL when there is substantial doubt about the collection of principal and/or interest of a loan according to contractual terms. Subsequent recoveries, if any, are credited to

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

the ALL. Management estimates the ALL balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. The ALL is increased by a charge to earnings through the provision for loans losses.

The ALL consists of general and specific components. The general component covers non-impaired loans and is based on historical loss experience adjusted for current qualitative factors. The specific component relates to loans that are individually determined to be impaired. While allocations of the ALL are made for specific loans, the entire ALL is available for any loan that, in management’s judgment, should be charged off.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Troubled debt restructurings are classified as impaired. Additionally, impaired loans include loans on non-accrual status, loans that have been partially charged-off and loans for which there is a specific ALL identified.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Commercial and commercial real estate loans are individually evaluated for impairment, if certain criteria are met. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.

The Company fully charges off consumer installment loans when any of the following occurs: (i) the loan is determined to be uncollectible or; (ii) when a loan is 90 days or more past due, unless there is a record of regular contractual payments or unless the underlying collateral is taken into possession by the Company. For consumer instalment loans (including residential mortgage loans) on which the Company has taken possession of the collateral, the excess of the recorded investment in the loan over the fair value less cost to sell of the collateral is charged-off no later than 180 days from the date the Company takes possession of the collateral.

Generally, commercial unsecured loans are fully charged off when the loan is 90 days or more past due in payments of principal or interest. For commercial loans secured by real estate that are 90 days or more past due, the charge-off amount is the excess of the recorded investment in the loan over the fair value less cost to the collateral.

Transfers and servicing of financial assets

The transfer of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset in which the Company surrenders control over the assets is accounted for as a sale if all of the following conditions are met: (i) the assets must be isolated from creditors of the transferor, (ii) the transferee must obtain the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the transferor cannot maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. When the Company transfers financial assets and the transfer fails any one of these criteria, the Company is prevented from derecognizing the transferred financial assets and the transaction is accounted for as a secured borrowing.

For transfers of financial assets that satisfy the conditions to be accounted for as sales, the Company derecognizes all assets sold; recognizes all assets obtained and liabilities incurred in consideration as proceeds of

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

the sale, including servicing assets and servicing liabilities, if applicable; initially measures at fair value assets obtained and liabilities incurred in a sale; and recognizes in earnings any gain or loss on the sale.

Other Investments

Other investments where the Company holds less than a 20% interest in the issuer are carried at cost and are reviewed for impairment when events indicate the carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the investments are recorded at fair value.

Other investments where the Company holds a 20% or more interest in the issuer, but not a controlling interest, are accounted for under the equity method. Under the equity method, the Company’s net income and other comprehensive income include its proportionate share of issuer’s net income and other comprehensive income. Any excess of the Company’s purchase price over its proportionate share of the issuer’s net assets is included in other investments in the Company’s consolidated statements of financial condition. This excess is periodically assessed for impairment and any such impairment is recognized in the consolidated statements of income in the period identified.

The Company will generally recognize its share of the limited partnership’s earnings on a one to three-month lag.

Bank Owned Life Insurance

The Company has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Changes in the amount that can be realized under the insurance contract are included within noninterest income in the consolidated statements of income.

Premises and Equipment, net

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and software amortization are computed using the straight-line method over the estimated useful lives of each type of asset. Land is carried at cost. Costs of maintenance and repairs which do not improve or extend the life of the respective assets are expensed as incurred. When assets are disposed of, their cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in earnings as realized or incurred, respectively. Depreciation and amortization expense for premises and equipment is included within occupancy expense and amortization expense for software is included within other expenses in the consolidated statements of income.

Rent expense and amortization of leasehold improvements under operating leases is computed using the straight-line method over the shorter of the lease term or the useful life of the asset. The lease term is defined as the contractual term plus lease renewals that are considered to be reasonably assured.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

The following is a summary of the estimated useful lives of the Company’s premises and equipment:

Asset Category	Estimated Useful Life (in years)
Land improvements	40
Buildings	40
Building improvements	7
Furniture, fixtures and equipment	2 – 7
Software	1 – 5.5

Other Real Estate Owned, net

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, less estimated costs to sell. Any excess of the recorded investment in the loan over fair value, less estimated costs to sell, is charged to the ALL at the time of foreclosure. Subsequent to foreclosure, any losses in the carrying value arising from periodic re-evaluations of the properties, and any gains or losses on the sale of these properties are credited or charged to expense in the period incurred as a component of net gains (losses) on other real estate owned in the consolidated statements of income. The cost of maintaining and operating such properties is expensed as incurred as a component of noninterest expense.

Updated property valuations are obtained on an annual basis (or when certain events arise that would require an updated appraisal) to adjust the value of the other real estate assets to the lower of cost or fair value less cost to sell.

Goodwill and Other Intangible Assets

Goodwill is recognized when the purchase price is higher than the fair value of net assets acquired in business combinations under the purchase method of accounting.

Goodwill is tested for impairment at least annually or more frequently if certain conditions exist. The Company elected to perform a qualitative assessment to determine whether it is more likely than not that a reporting unit’s fair value is less than its carrying value. The Company performed its annual analysis of goodwill for potential impairment and, based on this review, it was determined that no impairment existed for the years ended December 31, 2016 and 2015.

Goodwill is the only intangible asset that the Company has determined to have an indefinite life in the Company’s consolidated statements of financial condition.

Intangible assets with definite useful lives are initially measured at fair value and then amortized over their estimated useful lives to their estimated residual values. Customer related intangible assets and the servicing asset are the only intangible assets with a definite useful life on the Company’s consolidated statements of financial condition. Refer to Note 9 - Goodwill and Other Intangibles for additional information.

Servicing assets

The Company periodically sells loans or portions of loans while retaining the obligation to perform the servicing of such loans. Whenever the Company undertakes an obligation to service a loan, management assesses whether

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

a servicing asset or liability should be recognized. A servicing asset is recognized whenever the compensation for servicing is expected to more than adequately compensate the Company for performing the servicing. Likewise, a servicing liability is recognized in the event that servicing fees to be received are not expected to adequately compensate the Company for its expected cost. As of December 31, 2016 and 2015, servicing assets totaled $1,124 and $618 and are included within intangible assets in the consolidated statements of financial condition.

Servicing assets are initially recognized at fair value. For subsequent measurement of servicing rights, the Company elected the amortization method. Under the amortization method, servicing assets are amortized in proportion to, and over the period of, estimated servicing income, and assessed for impairment based on fair value at each reporting period. Contractual servicing fees, including ancillary income and late fees and impairment losses, if any, are reported in other non-interest income in the consolidated statements of income. Loan servicing fees, which are based on a percentage of the principal balance of the loans serviced, are included in earnings as loan payments are collected.

For purposes of evaluating and measuring impairment of capitalized servicing assets that are accounted under the amortization method, the amount of impairment recognized, if any, is the amount by which the capitalized servicing assets exceed their estimated fair value. Temporary impairment is recognized through a valuation allowance with changes included in results of operations for the period in which the change occurs. If it is later determined that all or a portion of the temporary impairment no longer exists, the valuation allowance is reduced through a recovery in earnings. Any fair value in excess of the cost basis of the servicing asset is not recognized. Servicing rights subsequently accounted under the amortization method are also reviewed for other-than-temporary impairment. When the recoverability of an impaired servicing asset accounted under the amortization method is determined to be remote, the unrecoverable portion of the valuation allowance is applied as a direct write-down to the carrying value of the servicing rights, precluding subsequent recoveries.

Derivative Instruments and Hedging Activities

As required by current accounting guidance, the Company records all derivatives in the consolidated statement of financial condition at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The Company made the election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate,

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to certain floating rate borrowings.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to adverse interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The effective portion of changes in the fair value of derivatives designated as cash flow hedges is recorded in accumulated Other Comprehensive Income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the years ended December 31, 2016 and 2015, such derivatives were used to hedge the variable cash flows associated with variable interest rate liabilities and forecasted issuance of variable liabilities. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the years ended December 31, 2016 and 2015, the Company did not record any hedge ineffectiveness.

Amounts reported in accumulated other comprehensive income related to derivatives are reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During May and August of 2015, the Company effectively early terminated the swap agreements hedging the variable interest rate liabilities and recorded an early termination loss, net of tax, in accumulated other comprehensive income, which is amortized to interest expense over the original maturity of the swap agreements. See Note 15 - Derivatives for additional information.

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, then the Company could also be declared in default on its derivative obligations and could be required to terminate its derivative positions with the counterparty. In addition, the Company has agreements with certain of its derivative counterparties that contain a provision where if the Company fails to maintain its status as a well-capitalized institution, then the Company could be required to terminate its derivative positions with the counterparty.

Customer Interest Rate Swaps

The Company has entered into interest rate swaps to facilitate customer transactions in connection with their financing needs. Upon entering into these swaps with borrowers, the Company enters into offsetting positions with counterparties to minimize risk to the Company. These back-to-back swaps qualify as derivatives, but are not designated as hedging instruments. As a result, these instruments are classified as trading assets and liabilities.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Interest rate swap contracts involve the risk of dealing with borrowers and counterparties and their ability to meet contractual terms. When the fair value of a derivative instrument contract is positive, this generally indicates that the counterparty or customer owes the Company, and results in credit risk to the Company. When the fair value of a derivative instrument contract is negative, the Company owes the customer or counterparty and therefore, has no credit risk. The fair value of interest rate swap contracts is included within the trading income on interest rate contracts in the consolidated statements of income at the time the swaps are entered into. Changes in the fair value of these swaps are recorded within other expenses in the consolidated statements of income.

Stock-Based Compensation

Stock-Based compensation expense is recognized for stock options awards issued to certain employees, directors or service providers, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period. See Note 20 – Stock-Based Compensation & Other Benefit Plans for additional information regarding the Company’s stock-based compensation plans.

Income Taxes

Income tax expense (benefit) is the total of the current year income tax due (or refundable) and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. As of December 31, 2016 and 2015, the Company does not have a valuation allowance offsetting deferred tax assets.

The Company applies current accounting guidance with respect to accounting for uncertainty in income taxes. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company classifies all interest and penalties related to uncertain tax positions as income tax expense. For the years ended December 31, 2016 and 2015, the Company did not identify any uncertain tax position.

Deferred Compensation

Prior to 2015, the Company had an arrangement with certain executives to defer a portion of their compensation each year. The amount deferred was paid out in equal payments over the five years subsequent to deferment, along with interest accrued on the deferred balance. During 2015, the Company elected to terminate the plan and paid out all amounts due under the deferred compensation plan.

Earnings Per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income available to common stockholders by the sum of the weighted average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock warrants and stock options.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations is presented below.

	Years Ended December 31,
	2016	2015
Weighted-average common shares outstanding	10,051,267	9,989,004

Net income available to common stockholders	$42,032	$33,105

Basic earnings per share	$4.18	$3.31

Weighted-average common shares outstanding	10,051,267	9,989,004
Dilutive effects of assumed conversions and exercise of stock options and warrants	327,953	269,598

Weighted-average common and dilutive potential common shares outstanding	10,379,220	10,258,602

Net income available to common stockholders	$42,032	$33,105

Diluted earnings per share	$4.05	$3.23

Stock options and stock warrants that result in lower potential shares issued are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect in earnings per share. As of December 31, 2016, there were 61,448 stock options and 31,761 stock warrants that were not included in the diluted earnings computation. As of December 31, 2015, there were 4,150 stock options and 31,761 stock warrants that were not included in the diluted earnings computation.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, except those resulting from investments by owners and distributions to owners. The presentation of comprehensive income is included in separate consolidated statements of comprehensive income. Comprehensive income includes the Company’s net income, other comprehensive loss/income resulting from changes in the unrealized gains and losses on available for sale securities and unrealized gains/losses on derivatives classified as cash flow hedges.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Dividend Restriction

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Company’s subsidiary Bank to the Holding Company or by the Holding Company to stockholders. Refer to Note 22 – Regulatory Matters for additional information.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Fair Value Measurements

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with current accounting guidance, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value of expected cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair Value Hierarchy

The Company classifies its financial assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated statements of financial condition, as well as the general classification of such instruments pursuant to the valuation hierarchy is described below.

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For investment securities where quoted prices are not available, fair values are obtained based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

similar securities are not available, fair values are calculated using discounted cash flows and other market indicators, such as loss severities, volatility, credit spread and optionality (Level 3). As of December 31, 2016 and 2015, the Company does not have investment securities classified as Level 3.

Other Investments: Investments in renewable energy tax credits (“RETC”) funds are carried at fair value. The fair value of the RETC is based on a discounted cash flow analysis performed at the investment level. The Company classifies the RETC within Level 3 of the valuation hierarchy.

Trading Assets and Liabilities: Interest rate swap agreements accounted for as trading assets and liabilities are carried at fair value. The fair value of these interest rate swaps is based on information obtained from a third party financial institution. The Company classifies the interest rate swaps within Level 2 of the valuation hierarchy.

Assets Measured at Fair Value on a Nonrecurring Basis

The valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated statements of financial condition, as well as the general classification of such instruments pursuant to the valuation hierarchy is described below.

Impaired Loans: The fair value of collateral dependent impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals or opinions of value. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments could be significant. Impaired loans with fair value adjustments are classified as Level 3 in the fair value hierarchy.

Other Real Estate Owned: Foreclosed real estate assets are recorded at fair value less cost to sell upon transfer of the asset to other real estate owned. Subsequently, these assets are carried at the lower of carrying value or fair value less cost to sell. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral, less cost to sell. The Company classified these assets as Level 3.

Reserve for Unfunded Commitments

The reserve for unfunded commitments is maintained at a level believed by management to be sufficient to absorb estimated probable losses related to unfunded credit facilities and is included within accrued expenses and other liabilities in the consolidated statements of financial condition. The determination of the adequacy of the reserve is based upon an evaluation of the unfunded credit facilities. Net adjustments to the reserve for unfunded commitments are included in other noninterest expenses in the consolidated statements of income.

Recent Accounting Pronouncements

ASU 2017-04, Intangibles – Goodwill & Other (“ASU 2017-04”). Under the amendments in ASU 2017-04 an entity should perform its annual or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

impairment loss, if applicable. ASU 2017-04 also eliminates the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. Therefore, the same impairment assessment applies to all reporting units. An entity is required to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment is necessary. A public business entity that is not a Securities and Exchange Commission (“SEC”) filer should adopt the amendments in ASU 2017-04 for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. The Company will evaluate the provisions of ASU 2017-04 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2017-01, Business Combinations (“ASU 2017-01”). The amendments in ASU 2017-01 provide a screen to determine when an integrated set of assets and activities (collectively defined as a “Set”) is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in ASU 2017-01: (i) require that to be considered a business, a Set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and; (ii) remove the evaluation of whether a market participant could replace missing elements. The amendments provide a framework to assist entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a Set has outputs. Although outputs are not required for a Set to be a business, outputs generally are a key element of a business; therefore, ASU 2017-01 includes more stringent criteria for Sets without outputs. Public business entities should apply the amendments to ASU 2017-01 to annual periods beginning after December 15, 2017, including interim periods within those periods. The Company will evaluate the provisions of ASU 2017-01 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2016-18, Restricted Cash (“ASU 2016-18”). The amendments in ASU 2016-18 require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in ASU 2016-18 do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. The Company will evaluate the provisions of ASU 2016-18 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2016-17, Consolidation (“ASU 2016-17”). ASU 2016-17 amends the consolidation guidance on how a reporting entity that is the single decision maker of a variable interest entity (“VIE”) should treat indirect interests in the entity held through related parties that are under common control with the reporting entity when determining whether it is the primary beneficiary of that VIE. The primary beneficiary of a VIE is the reporting entity that has a controlling financial interest in a VIE and, therefore, consolidates the VIE. A reporting entity has an indirect interest in a VIE if it has a direct interest in a related party that, in turn, has a direct interest in the VIE. The amendments on ASU 2016-17 are effective for public business entities for fiscal years beginning after December 15, 2016, including interim period within those fiscal years. The Company will evaluate the provisions of ASU 2016-17 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

ASU 2016-16, Intra-Entity Transfers of Assets Other Than Inventory (“ASU 2016-16”). The amendments in ASU 2016-16 specify that an entity should recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Consequently, the amendments to ASU 2016-16 eliminate the exception for an intra-entity transfer other than inventory, where the recognition of current and deferred income taxes where prohibited until the asset was sold to an outside party. The amendments to ASU 2016-16 are effective for annual reporting periods beginning after December 15, 2017. The Company will evaluate the provisions of ASU 2016-16 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The amendments in ASU 2016-15 include specific guidance on the cash flow classification of the following issues; (i) debt prepayment or debt extinguishment costs; (ii) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (iii) contingent consideration payments made after a business combination; (iv) proceeds from the settlement of insurance claims; (v) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (vi) distributions received from equity method investees; (vii) beneficial interests in securitization transactions; (viii) separately identifiable cash flows and application of the predominance principle. The amendments to ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company will evaluate the provisions of ASU 2016-15 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2016-13, Financial Instruments – Credit Losses (“ASU 2016-13”). The amendments in ASU 2016-13 require a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount. An entity must use judgement in determining the relevant information and estimation methods that are appropriate in its circumstances. The allowance for credit losses for purchased financial assets with a more-than-insignificant amount of credit deterioration since origination (“PCD asset”) that are measured at amortized cost basis is determined in a similar manner to other financial assets measured at amortized cost basis; however, the initial allowance for credit losses is added to the purchase price rather than being reported as a credit loss expense. Only subsequent changes in the allowance for credit losses are recorded as a credit loss expense for these assets. Interest income for PCD assets should be recognized based on the effective interest rate, excluding the discount embedded in the purchase price that is attributable to the acquirer’s assessment of credit losses at acquisition. In addition, credit losses relating to available-for-sale debt securities should be recorded through an allowance for credit losses. Available-for-sale accounting recognizes that value may be realized through collection of contractual cash flows or through sale of the security; therefore, the amendments in ASU 2016-13 limit the amount of the allowance for credit losses to the amount by which fair value is below the amortized cost because the classification as available-for-sale is premised on an investment strategy that recognizes that the investment could be sold at fair value. The allowance for credit losses for purchased available-for-sale securities with a more-than-insignificant amount of credit deterioration since origination is determined in a similar manner to other available-for-sale debt securities; however, the initial allowance for credit losses is added to the purchase price rather than reported as a credit loss expense. Only

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

subsequent changes in the allowance for credit losses are recorded in credit loss expense. Interest income should be recognized based on the effective interest rate, excluding the discount embedded in the purchase price that is attributable to the acquirer’s assessment of credit losses at acquisition. For public business entities, that are not SEC filers, the amendments in ASU 2016-13 are effective for all annual periods beginning after December 15, 2020, including interim period within those fiscal years. The Company will evaluate the provisions of ASU 2016-13 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The purpose of this amendment is to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public business entities, the amendments in ASU 2016-09 are effective for all annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company decided to early adopt this statement and the adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

ASU 2016-07, Simplifying the Transition into the Equity Method of Accounting (“ASU 2016-07”). The amendments in ASU 2016-07 eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. The amendments require that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. The amendments in ASU 2016-07 require that an entity that has an available-for-sale equity security that becomes qualified for the equity method of accounting recognize through earnings the unrealized holding gain or loss in accumulated other comprehensive income at the date the investment becomes qualified for use of the equity method. The amendments in ASU 2016-07 are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU 2016-05, Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships (“ASU 2016-05”). The amendments in ASU 2016-05 clarify that a change in the counterparty to a derivative instrument that has been designated as the hedging instrument under Topic 815 (Derivatives and Hedging) does not, in and of itself, require dedesignation of that hedging relationship provided that all other hedge accounting criteria continue to be met. For public business entities, the amendments to this update are effective for financial statements issued for fiscal years beginning after December 15, 2016 and interim periods within those fiscal years. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

ASU 2016-01, Financial Instruments Overall (Topic 825): Recognition and Measurement of Financial Assets and Liabilities (“ASU 2016-01”). In January 2016, the FASB issued ASU 2016-01. The amendments in ASU 2016-01: (a) requires equity investments (except for those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; (b) simplifies the impairment assessment of equity securities without readily determinable fair values by requiring a qualitative assessment to identify impairment; (c) eliminates the

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

requirement for public business entities to disclose the method and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (d) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (e) requires an entity to present separately in other comprehensive income, the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; (f) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the notes to the financial statements; and (g) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The amendments in ASU 2016-01 are effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company will evaluate the provisions of ASU 2016-01 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”). In September 2015, the FASB issued ASU 2015-16. The amendments in ASU 2015-16 require that an acquirer recognize adjustments to estimated amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the estimated amounts, calculated as if the accounting had been completed at the acquisition date. The amendments also require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the estimated amounts had been recognized as of the acquisition date. The amendments in ASU 2015-16 are effective for public business entities for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). In February 2015, the FASB issued ASU 2015-02. The amendments modify the evaluation reporting organizations must perform to determine if certain legal entities should be consolidated as VIEs. Specifically, the amendments: (1) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities; (2) eliminate the presumption that a general partner should consolidate a limited partnership; (3) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (4) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in ASU 2015-02 are effective for public business entities for fiscal years, and for interim periods beginning after December 15, 2015. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Note 3. Pledged Assets

At December 31, 2016 and 2015, investment securities and loans were pledged to secure public deposits, repurchase agreements, certain borrowings and available credit facilities, as described below:

	December 31,
	2016	2015
Investment securities available for sale	$229,120	$293,225
Loans receivable	1,434,777	1,253,031

	$1,663,897	$1,546,256

As of December 31, 2016 and 2015 investment securities available for sale were pledged as follows: (i) $1,322 and $1,670, respectively, were pledged to collateralize swap transactions; (ii) $211,794 and $270,928, respectively were pledged to secure public funds; and (iii) $16,004 and $20,627, respectively were pledged to secure repurchase agreements.

As of December 31, 2016 and 2015 loans receivable totaling $675,405 and $565,011, respectively were pledged to secure an undrawn line of credit with the FRB. Loans receivable totaling $759,372 and $688,020 were pledged as collateral to Advances from the FHLB as of December 31, 2016 and 2015, respectively.

Note 4. Investment Securities

The following tables summarize the amortized cost, gross unrealized gains and losses, approximate fair value, weighted-average yield, and contractual maturities of securities available for sale and held to maturity as of December 31, 2016 and 2015.

The weighted-average yield is computed based on amortized cost and does not give effect to changes in fair value. Expected maturities of mortgage-backed securities and certain debt securities might differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Available for Sale

December 31, 2016	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$219,015	$796	$(3,681)	$216,130	2.92%
Corporate	8,543	—	(604)	7,939	2.04%
Residential MBS	71,076	1,156	(442)	71,790	2.97%
Residential CMO	22,719	81	(402)	22,398	2.72%
Government sponsored entities	4,258	146	—	4,404	3.19%

	$325,611	$2,179	$(5,129)	$322,661	2.90%

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

December 31, 2015	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$110,945	$1,411	$(268)	$112,088	2.95%
Corporate	8,515	—	(1,270)	7,245	1.72%
Residential MBS	94,258	1,835	(480)	95,613	2.83%
Residential CMO	6,325	126	—	6,451	2.65%
Government sponsored entities	4,611	180	—	4,791	3.07%
Equity	2,396	61	(77)	2,380	2.11%

	$227,050	$3,613	$(2,095)	$228,568	2.86%

Held to Maturity

December 31, 2016	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$120,260	$328	$(2,317)	$118,271	2.86%
Residential MBS	61,831	1,201	(307)	62,725	2.88%

	$182,091	$1,529	$(2,624)	$180,996	2.87%

December 31, 2015	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$116,624	$550	$(447)	$116,727	2.82%
Residential MBS	73,946	1,686	(294)	75,338	2.74%

	$190,570	$2,236	$(741)	$192,065	2.79%

During the year ended December 31, 2013, the Company transferred a group of available-for-sale securities to held-to-maturity securities with a net unrealized loss at the date of transfer of $1,010 and a total market value of $75,800. The securities were reclassified at fair value at the time of transfer and the net unrealized gain or loss on the securities on the date of transfer became part of the securities cost basis. These unrealized gains and losses and the offsetting other comprehensive income components are being amortized into net interest income over the remaining life of the related securities as a yield adjustment, resulting in no impact on future net income. The unamortized net unrealized loss on these securities totaled $917 and $1,046 as of December 31, 2016 and 2015, respectively. Management determined it has both the positive intent and ability to hold these securities to maturity.

For the years ended December 31, 2016 and 2015, proceeds from sales of investment securities available for sale totaled $23,380 and $45,196, respectively. Gross gains on the sale of investment securities available for sale totaled $404 and $662 for the years ended December 31, 2016 and 2015, respectively. Gross losses on the sale of investment securities available for sale totaled $42 and $157 for the years ended December 31, 2016 and 2015, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

The amortized cost and fair value of debt and equity securities at December 31, 2016 by contractual maturity is presented in the table below. Securities not due at a single maturity date, such as residential mortgage-backed securities and equity securities, are shown separately.

	Available for Sale		Held to Maturity
	Cost	Fair Value	Cost	Fair Value
Due in one year of less	2,664	2,683	—	—
Due within five years	$11,751	$11,826	$—	$—
Due from five to ten years	35,002	34,999	4,992	5,033
Due after ten years	276,194	273,153	177,099	175,963

	$325,611	$322,661	$182,091	$180,996

Securities pledged at December 31, 2016 and 2015 had a carrying amount of $229,210 and $293,225, respectively. Refer to Note 3 – Pledged Assets for more information regarding pledged investment securities.

At December 31, 2016 and 2015, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

Securities with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

December 31, 2016

	Twelve months or less		Twelve months or longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available for Sale
States and political subdivisions	$102,798	$(3,128)	$28,768	$(553)	$131,566	$(3,681)
Corporate	—	—	7,939	(604)	7,939	(604)
Residential MBS	22,064	(332)	4,178	(110)	26,242	(442)
Residential CMO	17,759	(402)	—	—	17,759	(402)

	$142,621	$(3,862)	$40,885	$(1,267)	$183,506	$(5,129)

Held to Maturity
States and political subdivisions	$48,490	$(1,743)	$54,971	$(574)	$103,461	$(2,317)
Residential MBS	—	—	15,397	(307)	15,397	(307)

	$48,490	$(1,743)	$70,368	$(881)	$118,858	$(2,624)

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

December 31, 2015

	Twelve months or less		Twelve months or longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available for Sale
States and political subdivisions	$29,511	$(145)	$6,954	$(123)	$36,465	$(268)
Corporate	—	—	7,245	(1,270)	7,245	(1,270)
Residential MBS	11,996	$(65)	19,978	(415)	31,974	(480)
Equity	—	—	1,423	(77)	1,423	(77)

	$41,507	$(210)	$35,600	$(1,885)	$77,107	$(2,095)

Held to Maturity
States and political subdivisions	$73,226	$(447)	$—	$—	$73,226	$(447)
Residential MBS	7,889	(62)	10,829	(232)	18,718	(294)

	$81,115	$(509)	$10,829	$(232)	$91,944	$(741)

As of December 31, 2016, the Company’s investment security portfolio had 216 securities in an unrealized loss position. The majority of unrealized losses twelve months or longer were related to the Company’s holdings of two corporate securities issued by a large national bank. At December 31, 2016, S&P rated the two corporate securities as BBB-. The Company considers the decline in fair value of these securities to be primarily attributable to temporary illiquidity and the financial conditions affecting these markets and not necessarily the expected cash flows of the individual securities. Due to the illiquidity in the market, it is unlikely that the Company would be able to recover its investment in these securities if the Company sold the securities at this time. However, the Company does not have the intent to sell these securities and it is more likely than not that it will not be required to sell the securities before their anticipated recovery. Consequently, the Company believes there is no OTTI related to these securities, or any other security in an unrealized loss position, as of December 31, 2016 and 2015.

Note 5. Loans Receivable and the Allowance for Loan Losses

The composition of loans receivable, net is summarized as follows:

	As of December 31,
	2016	2015
Loans receivable
Real estate mortgages
Construction & land development	$352,956	$305,798
1 - 4 family first mortgage	370,646	311,784
1 - 4 family junior mortgage	123,042	127,027
Commercial	1,821,201	1,589,685
Other	3,452	4,721

Total real estate mortgages	2,671,297	2,339,015
Commercial, financial & agricultural	688,447	594,131
Consumer & other	13,855	12,135

Total loans receivable	$3,373,599	$2,945,281

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

As of December 31, 2016 and 2015, the Company had net deferred origination fees on loans receivable totaling $5,657 and 4,925, respectively.

The recorded investment in purchased credit impaired loans as of December 31, 2016 and 2015 totaled $3,217 and $4,852, respectively. As of December 31, 2016 and 2015, these purchased credit impaired loans had remaining accretable discounts of $732 and $785, respectively. For the years ended December 31, 2016 and 2015, the accretion of the purchased credit impaired loans’ net impact to the loan’s interest income in the consolidated statements of income was immaterial.

During May 2016, the Company sold approximately $16,054 in residential mortgage loans to third parties and recorded a gain of approximately $349, which is included within other non-interest income in the consolidated statements of income.

During December 2015, the Company sold approximately $47,800 in residential mortgage loans to a third party and recorded a gain of approximately $1,100, which is included within other non-interest income in the consolidated statements of income.

The following table summarizes the risk category of the Company’s loans, by portfolio segment as of December 31, 2016 and 2015.

December 31, 2016

(In thousands)	Pass	Special Mention	Substadard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$342,729	$8,456	$1,709	$62	$352,956
1 - 4 family first mortgage	361,858	3,869	4,851	68	370,646
1 - 4 family junior mortgage	112,591	9,310	1,089	52	123,042
Commercial	1,789,560	12,206	19,435	—	1,821,201
Other	3,452	—	—	—	3,452

Total real estate mortgages	2,610,190	33,841	27,084	182	2,671,297
Commercial, financial & agricultural	643,309	23,785	20,588	765	688,447
Consumer & other	13,431	418	6	—	13,855

Total loans receivable	$3,266,930	$58,044	$47,678	$947	$3,373,599

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

December 31, 2015

	Pass	Special Mention	Substadard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$296,959	$2,174	$6,665	$—	$305,798
1 - 4 family first mortgage	297,671	6,886	7,179	48	311,784
1 - 4 family junior mortgage	114,125	10,127	2,775	—	127,027
Commercial	1,544,957	35,170	9,558	—	1,589,685
Other	4,539	—	182	—	4,721

Total real estate mortgages	2,258,251	54,357	26,359	48	2,339,015
Commercial, financial & agricultural	563,006	27,381	2,980	764	594,131
Consumer & other	12,121	—	14	—	12,135

Total loans receivable	$2,833,378	$81,738	$29,353	$812	$2,945,281

The following table presents the aging of loans receivable by portfolio segment as of December 31, 2016 and 2015:

December 31, 2016

		Past Due Status of Accruing Loans
	Current	30 - 59 Days	60 - 89 Days	90+ Days	Total Past Due	Non-Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$351,326	$327	$—	$—	$327	$1,303	$352,956
1 - 4 family first mortgage	367,421	888	66	—	954	2,271	370,646
1 - 4 family junior mortgage	122,569	36	—	—	36	437	123,042
Commercial	1,805,281	283	145	—	428	15,492	1,821,201
Other	3,452	—	—	—	—	—	3,452

Total real estate mortgages	2,650,049	1,534	211	—	1,745	19,503	2,671,297
Commercial, financial & agricultural	677,779	198	149	—	347	10,321	688,447
Consumer & other	13,432	—	417	—	417	6	13,855

Total loans receivable	$3,341,260	$1,732	$777	$—	$2,509	$29,830	$3,373,599

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

December 31, 2015

		Past Due Status of Accruing Loans
	Current	30 - 59 Days	60 - 89 Days	90+ Days	Total Past Due	Non-Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$299,618	$—	$—	$—	$—	$6,180	$305,798
1 - 4 family first mortgage	306,951	1,844	62	—	1,906	2,927	311,784
1 - 4 family junior mortgage	125,487	32	43	—	75	1,465	127,027
Commercial	1,583,332	577	385	—	962	5,391	1,589,685
Other	4,539	—	—	—	—	182	4,721

Total real estate mortgages	2,319,927	2,453	490	—	2,943	16,145	2,339,015
Commercial, financial & agricultural	592,742	152	38	—	190	1,199	594,131
Consumer & other	12,096	21	4	—	25	14	12,135

Total loans receivable	$2,924,765	$2,626	$532	$—	$3,158	$17,358	$2,945,281

Allowance for Loan Losses

The following table presents the activity in the allowance for loan and lease losses by portfolio segment for the years ended December 31, 2016 and 2015.

	For the year ended December 31, 2016
	Real Estate Mortgages
	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$5,834	$2,682	$1,344	$16,231	$22	$26,113	$6,435	$118	$32,666
(Reversal) provision for loan losses	(1,333)	998	(540)	4,276	(40)	3,361	2,562	55	5,978
Charge-offs	(22)	(1)	(188)	(1)	—	(212)	—	(179)	(391)
Recoveries	416	222	247	253	42	1,180	35	89	1,304

Ending balance	$4,895	$3,901	$863	$20,759	$24	$30,442	$9,032	$83	$39,557

ALL for loans individually evaluated for impairment	$199	$494	$28	$1,347	$—	$2,068	$1,938	$—	$4,006
ALL for loans collectively evaluated for impairment	4,696	3,407	835	19,412	24	28,374	7,094	83	35,551

	$4,895	$3,901	$863	$20,759	$24	$30,442	$9,032	$83	$39,557

Loans individually evaluated for impairment	$1,205	$5,525	$8,941	$28,194	$—	$43,865	$25,797	$—	$69,662
Loans collectively evaluated for impairment	351,751	365,121	114,101	1,793,007	3,452	2,627,432	662,650	13,855	3,303,937

	$352,956	$370,646	$123,042	$1,821,201	$3,452	$2,671,297	$688,447	$13,855	$3,373,599

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

	For the year ended December 31, 2015
	Real Estate Mortgages
	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$4,995	$2,521	$964	$12,859	$30	$21,369	$4,172	$139	$25,680
Provision for loan losses	(257)	374	287	2,932	(8)	3,328	2,146	2	5,476
Charge-offs	(225)	(307)	(1)	(112)	—	(645)	(152)	(81)	(878)
Recoveries	1,321	94	94	552	—	2,061	269	58	2,388

Ending balance	$5,834	$2,682	$1,344	$16,231	$22	$26,113	$6,435	$118	$32,666

ALL for loans individually evaluated for impairment	$117	$183	$125	$938	$—	$1,363	$459	$—	$1,822
ALL for loans collectively evaluated for impairment	5,717	2,499	1,219	15,293	22	24,750	5,976	118	30,844

	$5,834	$2,682	$1,344	$16,231	$22	$26,113	$6,435	$118	$32,666

Loans individually evaluated for impairment	$6,164	$7,516	$10,655	$17,837	$182	$42,354	$7,264	$—	$49,618
Loans collectively evaluated for impairment	299,634	304,268	116,372	1,571,848	4,539	2,296,661	586,867	12,135	2,895,663

	$305,798	$311,784	$127,027	$1,589,685	$4,721	$2,339,015	$594,131	$12,135	$2,945,281

Impaired Loans

The following table presents impaired loans, by portfolio segment, as of December 31, 2016 and 2015:

December 31, 2016

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Real estate mortgages
Construction & land development	$354	$357	$—	$420	$4
1 - 4 family first mortgage	3,074	3,187	—	3,206	135
1 - 4 family junior mortgage	8,905	9,091	—	8,942	352
Commercial	10,707	11,187	—	11,314	399

Total real estate mortgages	23,040	23,822	—	23,882	890
Commercial, financial & agricultural	12,929	13,111	—	13,075	386

Total with no related allowance recorded	35,969	36,933	—	36,957	1,276
With related allowance:
Real estate mortgages
Construction & land development	851	861	199	737	—
1 - 4 family first mortgage	2,451	2,523	494	2,468	54
1 - 4 family junior mortgage	36	38	28	42	—
Commercial	17,487	17,491	1,347	19,498	372

Total real estate mortgages	20,825	20,913	2,068	22,745	426
Commercial, financial & agricultural	12,868	12,909	1,938	13,131	420

Total with related allowance recorded	33,693	33,822	4,006	35,876	846

Total impaired loans	$69,662	$70,755	$4,006	$72,833	$2,122

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

December 31, 2015

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Real estate mortgages
Construction & land development	$5,818	$5,839	$—	$6,903	$12
1 - 4 family first mortgage	5,570	5,702	—	5,692	193
1 - 4 family junior mortgage	10,313	10,685	—	10,343	386
Commercial	12,694	13,168	—	13,318	620
Other	182	182	—	182	—

Total real estate mortgages	34,577	35,576	—	36,438	1,211
Commercial, financial & agricultural	5,969	6,148	—	6,286	274

Total with no related allowance recorded	40,546	41,724	—	42,724	1,485
With related allowance:
Real estate mortgages
Construction & land development	346	349	117	347	19
1 - 4 family first mortgage	1,946	1,991	183	2,364	95
1 - 4 family junior mortgage	342	342	125	343	7
Commercial	5,143	5,152	938	5,210	180

Total real estate mortgages	7,777	7,834	1,363	8,264	301
Commercial, financial & agricultural	1,295	1,295	459	1,323	45

Total with related allowance recorded	9,072	9,129	1,822	9,587	346

Total impaired loans	$49,618	$50,853	$1,822	$52,311	$1,831

Troubled Debt Restructurings

As of December 31, 2016 and 2015, the Company has a recorded investment in troubled debt restructurings of $35,012 and $27,093, respectively. The Company has allocated $938 and $1,007 of specific allowance for those loans at December 31, 2016 and 2015, respectively. As of December 31, 2016, the Company did not have any commitment to lend additional amounts on any loan determined to be TDR. As of December 31, 2015, the Company had committed to lend additional amounts totaling $22 to loans determined to be TDRs.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

The post-modification balance of loan modifications that are considered TDRs, grouped by major modification type, and completed during the years ended December 31, 2016 and 2015, were as follows:

	As of December 31, 2016
	Deferral of Principal and/or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other	Total
Real estate mortgages
Construction & land development	$344	$—	$—	$—	$344
1 - 4 family first mortgage	48	—	—	306	354
1 - 4 family junior mortgage	—	—	—	—	—
Commercial	3,271	—	—	—	3,271

Total real estate mortgages	3,663	—	—	306	3,969
Commercial, financial & agricultural	7,094	—	—	—	7,094

Total	$10,757	$—	$—	$306	$11,063

	As of December 31, 2015
	Deferral of Principal and/or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other	Total
Real estate mortgages
Construction & land development	$302	$—	$—	$—	$302
1 - 4 family first mortgage	469	—	25	210	704
1 - 4 family junior mortgage	—	—	—	152	152
Commercial	242	1,256	753	—	2,251

Total real estate mortgages	1,013	1,256	778	362	3,409
Commercial, financial & agricultural	—	—	70	—	70

Total	$1,013	$1,256	$848	$362	$3,479

Loan modifications considered TDRs during the years ended December 31, 2016 and 2015, were as follows:

	As of December 31, 2016			As of December 31, 2015
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
Real estate mortgages
Construction & land development	1	$346	$344	1	$317	$302
1 - 4 family first mortgage	2	422	354	2	241	235
1 - 4 family junior mortgage	—	—	—	3	621	621
Commercial	2	3,271	3,271	3	2,737	2,251

Total real estate mortgages	5	4,039	3,969	9	3,916	3,409
Commercial, financial & agricultural	1	7,188	7,094	2	71	70

Total	6	$11,227	$11,063	11	$3,987	$3,479

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

For the year ended December 31, 2016 new TDRs increased the ALL by $424 and did not result in loan charge offs for that period. For the year ended December 31, 2015 new TDRs increased the ALL by $294 and did not result in loan charge offs for that period.

The following table presents loans modified that are considered a TDR over the last twelve months that have subsequently defaulted during the years ended December 31, 2016 and 2015:

	As of December 31, 2016		As of December 31, 2015
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Real estate mortgages
Construction & land development	1	$332	—	$—
1 - 4 family first mortgage	2	80	1	24

Total real estate mortgages	3	412	1	24
Commercial, financial & agricultural	1	6,987	1	10

Total	4	$7,399	2	$34

The TDRs that defaulted during the year ending December 31, 2016 did not affect the ALL balance and did not result in loan charge offs during the year ended December 31, 2016. During the year ended December 31, 2015, a charge-off in the amount of $253 was recorded on a TDR before it was transferred to OREO. The remaining TDRs that defaulted during the year ending December 31, 2015 did not affect the ALL balance.

Concentration of Credit Risk

The Company originates commercial, commercial real estate, residential real estate, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas. As of December 31, 2016, 79% of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market areas. As of December 31, 2016, 20% of the Company’s loan portfolio consists of commercial and industrial type loans.

In accordance with Florida state regulation, USAmeriBank does not extend credit to any single borrower or group of related borrowers on a secured basis in excess of 25% of Tier 1 Bank Capital, as defined, or approximately $91,074, or on an unsecured basis in excess of 15% of Tier 1 Bank Capital, as defined, or approximately $54,644. In addition, USAmeriBank policies may further limit the extension of credit to any single borrower or group of related borrowers, under certain circumstances, which are evaluated on a case-by-case basis.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Note 6. Premises and Equipment, net

Premises and equipment consisted of the following:

	As of December 31,
	2016	2015
Land and land improvements	$17,632	$17,632
Buildings and building improvements	43,208	42,730
Leasehold improvements	4,324	4,039
Furniture, fixtures and equipment	10,665	9,872
Software	1,239	1,191
Construction in process	1,506	642

	78,574	76,106
Accumulated depreciation & amortization	(19,756)	(16,216)

	$58,818	$59,890

Depreciation and amortization expense was $3,717 and $3,403 for the years ended December 31, 2016 and 2015, respectively and is included within occupancy expenses and other expenses in the consolidated statements of income.

Estimated costs to complete the Company’s construction projects are approximately $1,630 as of December 31, 2016.

Note 7. Other Real Estate Owned, net

The following table presents the Company’s other real estate owned, net of allowance for losses:

	As of December 31,
	2016	2015
Construction & land development	$4,651	$6,236
1 - 4 family residential	581	804
Commercial	5,662	4,914
Other	1,028	1,028

Ending balance	$11,922	$12,982

The following table presents the activity within other real estate owned, net of valuation allowance, for the periods indicated:

	For the years ended December 31,
	2016	2015
Beginning balance	$12,982	$10,979
Additions	2,300	6,045
Sales	(3,098)	(4,175)
Gain on sale	591	749
Provision for losses	(853)	(616)

Ending balance	$11,922	$12,982

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

As of December 31, 2016 and 2015, the recorded investment in consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totaled $220 and $924, respectively.

Note 8. Other Investments

The following table presents the Company’s other investments for the respective periods:

	As of December 31,
	2016	2015
Laramar Multi-Family Value Fund	$453	$3,387
Small Business Company Investment Fund	1,384	592
Tax certificates	582	3,001
Low Income Housing Tax Credit	14,075	3,970
Renewable Energy Tax Credit	8,241	—

	$24,735	$10,950

As of December 31, 2016 and 2015, the Company’s maximum exposure to loss from these investments is limited to the carrying value of the investments as of these dates.

Laramar Multi-Family Value Fund (“Laramar Fund”)

The Laramar Fund was created during 2006 to deal in certain strategic investments, such as: (i) multi-family real estate assets located in the United States; and (ii) debt or debt-like instruments secured or issued by entities primarily engaged in the management or operation of multi-family real estate assets located in the United States. The Company received $2,566 and $1,007 in cash distributions during the years ended December 31, 2016 and 2015, respectively. During the year ended December 31, 2016, the Company recorded a one-time write-down of $368 on the Laramar fund. The Company did not recognize any equity in undistributed earnings related to the Laramar Multi-Family Value Fund during the year ended December 31, 2015.

Small Business Investment Company Fund (“SBIC”)

The Company has investments in two small business investment company funds. Small business investment company funds are private equity funds that are required to invest in small businesses. As of December 31, 2016, the Company has a remaining commitment to invest additional funds of $1,536. During the year ended December 31, 2016, the Company recognized income of $201. During the year ended December 31, 2015, the Company recognized a loss of $19. Gains and losses in SIBCs are included within other income in the consolidated statements of income.

Tax Certificates

The Company purchased tax certificates from local municipalities at auction, assuming a lien position that is generally superior to any mortgage liens that are on the property. The tax certificates earn income based on interest rates (determined at auction) and penalties assigned by the municipality. Tax certificates held at December 31, 2016 and 2015 totaled $106 and $294, respectively. The Company also has an investment in a fund of tax certificates with a balance of $477 and $2,707 at December 31, 2016 and 2015, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Variable Interest Entities (“VIE”)

The Company is involved in various entities that are considered to be VIE, which are mostly related to investments promoting affordable housing and renewable energy sources. The Company’s investment in these entities generate a return primarily through the realization of federal tax credits as well as other tax benefits, such as deductions from operating losses of the investments over a determined time period. Tax credits are recognized as a reduction of tax expense or, for investments qualifying as tax credits, a reduction to the related investment asset. The benefit recognized by the Company related to these investments is detailed below.

Low Income Housing Tax Credits (“LIHTC”)

The LIHTC is a federal program provides for tax incentives to encourage individual and corporate investors to invest in the development, acquisition and rehabilitation of affordable rental housing. The LIHTC is an indirect federal subsidy that finances low-income housing and allows investors to claim tax credits on their federal income tax returns. The tax credit is calculated as a percentage of costs incurred in developing the affordable housing property, and is claimed annually over a 10-year period. The Company elected to amortize the investments in LIHTC and record the tax benefit under the proportional amortization method, where the Company amortizes the investment in proportion to the tax credits and other benefits received and recognizes the net investment performance in the income statement as a component of income tax expense.

In March of 2015, the Company entered into an agreement with a third party to invest up to $4,000 limited partner interest in a LIHTC Alabama fund. As of December 31, 2016, the Company had unconditional and legally binding equity contributions of $1,865 related to the LIHTC. The tax benefit for the years ended December 31, 2016 and 2015 totaled $90 and $11 and is included within the income tax expense in the consolidated statements of income.

In April of 2016, the Company entered into an agreement with a third party to invest up to $8,457 limited partner interest in a LIHTC Florida fund. As of December 31, 2016, the Company had unconditional and legally binding equity contributions of $6,110 related to the LIHTC. The tax benefit for the year ended December 31, 2016 totaled $42 and is included within the income tax expense in the consolidated statements of income.

In September of 2016, the Company entered into an agreement with a third party to invest up to $2,083 limited partner interest in a LIHTC Florida fund. As of December 31, 2016, the Company had unconditional and legally binding equity contributions of $2,033 related to this LIHTC Florida fund. The tax benefit for the year ended December 31, 2016 totaled $1 and is included within the income tax expense in the consolidated statements of income.

Renewable Energy Tax Credits (“RETC”)

During 2016, USAmeriBank’s established a renewable energy tax equity investment program. Based on the Internal Revenue Code, Income Tax Credits (“ITC”) received as a result of the investment in RETCs are limited to 75% of the Bank’s federal income tax liability. Federal tax carry-back provisions allow for additional renewable energy tax credits to be used until the Bank reaches the IRS limitation and any unused credits can be carried over for up to 20 years. The ITC can be recognized at the time the project is placed in service. The Company has elected to use the deferral method of accounting for the investment in RETC.

In August of 2016, the Company entered into an agreement with a third party financial institution to invest up to $15,317 limited partner interest in a RETC fund (the “2016-8 RETC”). As of December 31, 2016, the Company

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

had made all the unconditional and legally binding equity contributions related to the 2016-8 RETC. The tax benefit for the year ended December 31, 2016 totaled $3,020 and is included within the income tax expense in the consolidated statements of income.

In October of 2016, the Company entered into an agreement with a third party financial institution to invest up to $11,615 limited partner interest in a RETC fund (the “2016-10 RETC”). As of December 31, 2016, the Company had an unconditional and legally binding equity contributions of $6,431 related to the 2016-10 RETC. The tax benefit for the year ended December 31, 2016 totaled $1,436 and is included within the income tax expense in the consolidated statements of income.

In November of 2016, the Company entered into an agreement with a third party financial institution to invest up to $9,709 limited partner interest in a RETC fund. As of December 31, 2016, the Company had an unconditional and legally binding equity contributions of $7,486 related to this investment. The tax benefit for the year ended December 31, 2016 totaled $1,773 and is included within the income tax expense in the consolidated statements of income.

The net equity in losses of investments in RETC for the year ended December 31, 2016 is $3,896. During the year ended December 31, 2016, the Company recognized $22,523 in tax credits related to the investments; $12,583 of which were carried back to the 2015 returns, $4,288 recognized in the 2016 returns, and $5,652 recognized as a tax credit carry-forward deferred tax asset.

Note 9. Goodwill and Other Intangibles

Goodwill

As of both December 31, 2016 and 2015, the carrying amount of Goodwill was $6,447 and is related to the 2008 acquisition of Liberty Bank. The company performed a qualitative analysis to identify potential impairment in Goodwill and concluded that it was more likely than not that the fair value exceeded the carrying value and that no impairment was necessary for the years ended December 31, 2016 and 2015.

Acquired Intangible Assets

Acquired intangible assets consist of the core deposit intangible resulting from the December 31, 2008 acquisition of Liberty Bank and the December 31, 2010 acquisition of ALIANT Financial Corporation (“Aliant”). The carrying amount of the intangible assets totaled $5,188 and $6,422 at December 31, 2016 and 2015, net of amortization of $8,051 and $6,817, respectively.

Estimated amortization expense for each of the next five years and thereafter is as follows:

Year
2017	$1,231
2018	1,163
2019	1,124
2020	1,124
2021	546
Thereafter	—

$5,188

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Servicing Assets

The Company routinely originates loans and, at times, may sell the guaranteed portion of the loans while retaining the servicing of the sold portion of the loans. The Company records a servicing asset when the right to service loans is retained.

The changes in the carrying value of the servicing asset is summarized as follows:

	For the years ended December 31,
	2016	2015
Balance at the beginning of period	$618	$536
Caitalization of servicing asset	722	190
Amortization of servicing asset	(216)	(108)

Balance at the end of period	$1,124	$618

Note 10. Other Assets

Other assets consisted of the following:

	As of December 31,
	2016	2015
Accounts receivable	$415	$460
Interest rate swaps	7,898	5,443
Refundable/prepaid income taxes	21,650	—
Other prepaid expenses	1,773	2,097
Other assets	668	695

	$32,404	$8,695

Note 11. Deposits

The following table presents the Company’s deposit by type for the periods indicated:

	As of December 31,
	2016	2015
Non-interest bearing deposits	$873,522	$759,118
NOW accounts	205,252	177,874
Money market	1,358,962	975,057
Savings	128,647	139,983
Certificates of deposit	759,523	703,362
Brokered time deposits	92,083	121,922
Brokered money market	60,000	107,000

Total deposits	$3,477,989	$2,984,316

Time deposits that meet or exceed the FDIC insurance limit of $250 as of December 31, 2016 and 2015 were $134,955 and $208,901, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

As of December 31, 2016 and 2015, overdrafts totaling $508 and $345, respectively, were reclassified from deposits to loans.

Scheduled maturities of time deposits are as follows:

2017	$662,359
2018	131,668
2019	29,790
2020	17,361
2021	10,345
Thereafter	83

$851,606

Note 12. Repurchase Agreements

The Company enters into repurchase agreements to facilitate the needs of our customers. Repurchase agreements consist of balances in transaction accounts of customers that are swept nightly to an overnight investment account and are collateralized with investment securities having a market value no less than the balance borrowed. The investment securities pledged are subject to market fluctuations as well as prepayments of principal. The Company monitors the risk of the fair value of its pledged collateral falling below the balance of the repurchase agreements on a daily basis and may be required to provide additional collateral. Securities pledged as collateral are maintained with a safekeeping agent.

At December 31, 2016 and 2015, repurchase agreements totaled $12,502 and $20,315, all of which mature on an overnight and continuous basis. As of December 31, 2016 and 2015, investment securities pledged for the outstanding repurchase agreements consisted of Residential CMO, and Agency MBS. Refer to Note 3 – Pledged Assets for more information regarding investment securities pledged as collateral to REPOs.

Note 13. Borrowings

The Company’s borrowings’ net carrying value as of December 31, 2016 and 2015 consisted of the following:

	As of December 31,
	2016	2015
Advances from the Federal Home Loan Bank
Advances with maturities ranging from January 2017 through November 2020, with effective rates ranging from 0.044% to 2.64%, averaging an effective rate of 0.55% and 0.66% at December 31, 2016 and 2015, respectively	$225,128	$279,730
Term Loan
$20,000 floating rate term loan maturing June 2017, collateralized by common stock of the Bank, bearing interest at three-month LIBOR plus 3.0% (3.33% and 3.26% at December 31, 2015 and 2014, respectively), with principal and interest payable quarterly. Term loan was paid off June 2016.	—	14,721
$15,000 unsecured, floating rate term loan maturing June 2019, bearing interest at one-month LIBOR plus 2.25% (2.875% at December 31, 2016), with principal and interest payable quarterly.	13,478	—

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

	As of December 31,
	2016	2015
Subordinated Debentures
$15,500 unsecured, floating rate loan maturing December 2036 (callable beginning December 2011), bearing interest at three-month LIBOR plus 1.80% (2.49% and 2.09% at December 31, 2016 and 2015, respectively), with interest payable quarterly.	9,051	8,729
$13,500 unsecured, fixed rate loan maturing March 2023 (callable beginning March 2019), bearing interest at 7.50%, payable quarterly.	13,156	13,100
$45,000 unsecured, fixed rate loan maturing April 2026 (callable beginning April 2021), bearing interest at 6.25%, with interest payable semi-annually	44,442	—

	$305,255	$316,280

Advances from the Federal Home Loan Bank

In connection with the acquisition of Aliant on December 31, 2010, the Company acquired certain Advances from the FHLB with premium. During August 2016, the Bank exchanged a $25,000 original advance for a new advance transaction with the FHLB in what was deemed a debt modification. The modified advance retained the original maturity date of November 2020, with an initial rate of 0.49%, repricing on a quarterly basis. At the time of the modification, the Bank paid a fee to the FHLB $3,068, which is being amortized to interest expense over the remaining term of the advance. The unamortized fee paid to the FHLB as of December 31, 2016 is $2,827. As of December 31, 2016 and 2015, the unamortized premium related to the Aliant acquisition totaled $640 and $816, respectively.

Maximum advances from the FHLB outstanding at any month-end during the years ended December 31, 2016 and 2015 were $324,405 and $377,453, respectively. The weighted average interest rate was 0.99% and 0.79% for the years ended December 31, 2016 and 2015, respectively.

As of December 31, 2016, the Company had pledged qualified collateral in the form of residential first mortgage and commercial real estate loans with fair value totaling $759,371 and $654,183 as of December 31, 2016 and 2015, respectively, to secure the advances from the FHLB, which generally, the FHLB is not permitted to sell or repledge. Advances from the FHLB are subject to early termination fees.

As of December 31, 2016 and 2015, the Company had a line of credit with the FHLB of Atlanta of up to 30% of the assets reflected in the statement of financial condition of USAmeriBank, as filed with the Bank’s primary regulator. As of December 31, 2016, the Company could draw an additional $1,043,507.

Term Loan

The Company entered into a $20,000, 3-month LIBOR plus 3.0% term loan agreement with a local financial institution in March 2014. At the time the loan agreement was signed, 50% of the loan was guaranteed by an entity affiliated with a member of the Board of Directors of the Company and the Company paid 1% of the outstanding guarantee to this entity. During April 2015, the loan agreement was amended to remove the guarantee from the affiliated entity. Principal payments of $750 were due quarterly, with such payments increasing to $1,000 starting in March 2016. The term loans was paid off during June 2016.

During June 2016, the Company entered into a $15,000 unsecured, floating term loan bearing interest at 1-month LIBOR plus 2.25% term loan agreement with a financial institution. The Company paid approximately $26 in

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

issuance costs which are being amortized to interest expense over the remaining term of the loan. Principal payments of $750 are due quarterly, with the twelfth and final installment in the amount of the then outstanding principal balance.

Concurrent with the $15,000 unsecured, floating term loan, the Company entered into a revolving line of credit in the principal amount of up to $10,000 with a financial institution. The revolving line of credit has a maturity of June 2017 and bears interest of 1-month LIBOR plus 2.25%. No borrowings were outstanding on this revolving line of credit at December 31, 2016.

The maximum term loan amount at any month-end during the years ended December 31, 2016 and 2015 was $15,000 and $17,750, respectively. The weighted average interest on the term loan was 3.39% and 3.67% for the years ended December 31, 2016 and 2015, respectively.

Subordinated Debentures

The Company acquired the $15,500 unsecured floating rate subordinated debenture related to a statutory trust that issued trust preferred securities to the public in connection with the Aliant acquisition in December 31, 2010. The proceeds from such issuance, together with the proceeds of the related issuance of common securities of the trust, were used by the trust to purchase subordinated debentures issued by the Aliant. This trust is not consolidated by the Company as required by current accounting guidance.

As of December 31, 2016 and 2015, the un-accreted discount totaled $6,413 and $6,735, respectively.

Refer to Note 21 – Preferred Stocks and Warrants for additional information regarding the $13,500 unsecured, fixed rate loan maturing March 2023.

During June 2016, the Company issued $45,000 in unsecured, subordinated debt with maturity of April 2026 and with call date of April 2021, bearing interest at 6.25%. The proceeds of this issuance were used to make a capital contribution to the Bank of $24,500 and to redeem approximately $12,000 in Preferred Stock Class A.

The maximum subordinated debentures amount at any month-end during the years ended December 31, 2016 and 2015 was $66,649 and $28,964, respectively. The weighted average interest on the subordinated debentures was 7.20% and 7.94% for the years ended December 31, 2016 and 2015, respectively.

In addition, the Company has a line of credit with the Federal Reserve Bank Discount Window for short term advances that is collateralized by commercial and residential mortgage loans. No borrowings were outstanding on this line at December 31, 2016 and 2015.

Interest expense includes the amortization and accretion of premiums, discounts and debt issue costs of $573 and $159 for the years ended December 31, 2016 and 2015, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

The following table presents the aggregate amounts by contractual maturities of the Company’s borrowings at December 31, 2016:

Year
2017	$201,604
2018	710
2019	13,500
2020	25,000
2021	—
Thereafter	73,663

$314,477

Note 14. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2016	2015
Accounts payable	$3,771	$2,497
Accrued interest payable	1,728	730
Accrued expenses	6,769	6,173
Other liabilities	1,135	1,203
Interest rate SWAPs	463	5,512
Commitment to invest in tax credit funds	23,925	2,899

	$37,791	$19,014

Note 15. Derivatives

The following table presents the cash flow hedge derivative instruments outstanding as of the periods indicated:

	December 31, 2016
	Notional Amount	Average Rates	Average Maturity	Fair Value
Cash flow hedges of variable liabilities:
Interest rate swaps - pay fixed/receive variable	$86,500	0.58%	5.9 years	$3,579
Cash flow hedges of forecasted variable liabilities:
Interest rate swaps - pay fixed/receive variable	71,000	0.64%	10.1 years	3,861

Total cash flow hedging derivative instruments	$157,500			$7,440

During May 2015, the Company elected to early terminate three swap agreements with a total notional amount of $48,500 and transferred the unrealized loss of $811 (net of deferred tax of $509) to accumulated other comprehensive income. The total loss of $1,320 will be amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from August 2018 to May 2019. For the year ended December 31, 2016 and 2015, the Company recorded $344 and $229, respectively, of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

During August 2015, the Company elected to early terminate the two swap agreements with a total notional amount of $20,000 and transferred the unrealized loss of $250 (net of deferred tax of $157) to accumulated other comprehensive income. The total loss of $407 will be amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from June 2018 to January 2019. For the year ended December 31, 2016 and 2015, the Company recorded $128 and $53, respectively, of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

Effect of Derivative Instruments on Income and Comprehensive Income

The tables below present the effect of the Company’s derivative financial instruments on interest expense and comprehensive income for the year ended December 31, 2016. As described above, during the year ended December 31, 2015, the Company early-terminated the five swap agreements that were outstanding as of December 31, 2014.

	December 31, 2016
	Amount of Loss Recognized in OCI (Effective Portion)	Amount of Loss Reclassified from Accumulated OCI to Interest Expense	Amount of Gain/(Loss) Recognized in Other Noninterest Income (Ineffective Portion)

Interest rate swaps	$4,570	$—	$—
Early terminated interest rate swaps	—	472	—

A summary of the Company’s customer interest rate swaps is included in the following table:

	As of December 31, 2016			As of December 31, 2015
	Notional Amount	Fair Value		Notional Amount	Fair Value
		Asset	Liability		Asset	Liability
Pay variable/receive fixed swaps	$323,337	$463	$—	$235,032	$5,512	$—
Pay fixed/receive variable swaps	323,337	—	463	235,032	—	5,512

Note 16. Fair Value of Assets and Liabilities

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The tables below present the balance of assets and liabilities measured at fair value on a recurring basis for the periods presented.

	Level 1	Level 2	Level 3	Total
December 31, 2016
Assets
Investment securities available for sale	$—	$322,661	$—	$322,661
Investment in RETC	—	—	8,241	8,241
Trading assets	—	7,897	—	7,897

Total assets measured at fair value on a recurring basis	$—	$330,558	$8,241	$338,799

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

	Level 1	Level 2	Level 3	Total
Liabilities
Trading liabilities	$—	$463	$—	$463

Total liabilities measured at fair value on a recurring basis	$—	$463	$—	$463

	Level 1	Level 2	Level 3	Total
December 31, 2015
Assets
Investment securities available for sale	$2,380	$226,188	$—	$228,568
Trading assets	—	5,512	—	5,512

Total assets measured at fair value on a recurring basis	$2,380	$231,700	$—	$234,080

Liabilities
Trading liabilities	$—	$5,512	$—	$5,512

Total liabilities measured at fair value on a recurring basis	$—	$5,512	$—	$5,512

There were no transfers between Level 1 and Level 2 during the years ended December 31, 2016 and 2015.

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the periods presented:

As of December 31 2016
Balance of recurring Level 3 assets assets at January 1, 2016	$—
Additions: commitment to invest in RETC	36,640
Income tax credits received	(24,503)
Total losses for the period included in earnings, net of fair value gains of $23,537	(3,896)

Total assets measured at fair value on a non-recurring basis	$8,241

The significant unobservable inputs used to obtain the fair value of the RETC are described below.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Assets Recorded at Fair Value on a Non-recurring Basis

The following table presents the financial instruments carried in the consolidated statements of financial condition by caption and by level in the fair value hierarchy at December 31, 2016 and 2015, for which a nonrecurring change in fair value has been recorded.

	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Impaired loans	$—	$—	$18,757	$18,757
Other real estate owned	—	—	11,922	11,922

Total assets measured at fair value on a non-recurring basis	$—	$—	$30,679	$30,679

	As of December 31, 2015
	Level 1	Level 2	Level 3	Total
Impaired loans	$—	$—	$6,414	$6,414
Other real estate owned	—	—	12,982	12,982

Total assets measured at fair value on a non-recurring basis	$—	$—	$19,396	$19,396

As of December 31, 2016 and 2015, The Company’s impaired loans include $12,868 and $1,295, respectively of non-collateral dependent loans with related allowance of $1,938 and $459, respectively.

The following table includes quantitative information about significant unobservable inputs used to measure the fair value of Level 3 instruments.

As of December 31, 2016

	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range
Impaired loans	$18,757	Property appraisal	Management discount for property type and recent market volatility	10%
Other investments	8,241	Discounted Cash Flows	Management discount for potential cash flow variability and illiquidity	10%
Other real estate owned	11,922	Property appraisals	Management discount for property type and recent market volatility	10%

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

As of December 31, 2015

	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range
Impaired loans	$6,414	Property appraisal	Management discount for property type and recent market volatility	10%
Other real estate owned	12,982	Property appraisals	Management discount for property type and recent market volatility	10%

The Company records non-recurring fair value adjustments on collateral dependent loans, which are loans for which the repayment of the loan is expected to be provided solely by the underlying collateral, to reflect partial write-offs via the allowance for loan losses that are based on the fair value of the collateral. The fair value of the collateral is obtained from appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

Other real estate owned is reported at the lower of cost or fair value less cost to sell. The Company recognizes a charge-off via the allowance for loan losses for the excess of the loan’s carrying value over the property’s fair value less cost to sell at the time the property is transferred from loans to other real estate owned. The fair value of the collateral is obtained from current and prior appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations and may be adjusted for specific characteristics and or assumptions related to the properties, which may not be market observable. Subsequent declines in the fair value of the properties are recorded as charge to earnings via the provision for other real estate losses, included within the net gains (losses) on other real estate owned in the consolidated statements of income. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

Fair Value of Financial Instruments

The following tables present the carrying amounts of financial instruments and their estimated fair values as of the periods presented. The use of different market assumptions may have a material effect on the estimated fair value amounts.

	As of December 31, 2016
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$80,869	$80,869	$80,869	$—	$—
Investment securities AFS	322,661	322,661	—	322,661	—
Investment securities HTM	182,091	180,996	—	180,996
FHLB and FRB stock	19,569	19,569	—	—	19,569
Loans, net	3,334,042	3,353,767	—	—	3,353,767
Investment in RETC	8,241	8,241			8,241
Accrued interest receivable	9,852	9,852	9,852	—	—
Trading assets	7,897	7,897	—	7,897	—

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

	As of December 31, 2016
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Liabilities
Deposits	$3,477,989	$3,404,712	$—	$3,404,712	$—
Repurchase agreements	12,502	12,502	12,502	—	—
Term loan	13,478	13,501	—	—	13,501
FHLB Advances	225,128	219,266	—	—	219,266
Subordinated debentures	66,649	72,761	—	—	72,761
Accrued interest payable	1,728	1,728	1,728	—	—
Trading liabilities	463	463	—	463	—

	As of December 31, 2015
	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$102,435	$102,435	$102,435	$—	$—
Investment securities AFS	228,568	228,568	2,380	226,188	—
Investment securities HTM	190,570	192,065	—	192,065
FHLB and FRB stock	20,496	20,496	—	—	20,496
Loans, net	2,912,926	2,913,316	—	—	2,913,316
Accrued interest receivable	8,467	8,467	8,467	—	—
Trading assets	5,512	5,512	—	5,512	—
Liabilities
Deposits	$2,984,316	$2,867,829	$—	$2,867,829	$—
Repurchase agreements	20,315	20,315	20,315	—	—
Term loan	14,721	14,655	—	—	14,655
FHLB Advances	279,730	282,795	—	—	282,795
Subordinated debentures	21,829	24,803	—	—	24,803
Accrued interest payable	730	730	730	—	—
Trading liabilities	5,512	5,512	—	5,512	—

Cash and cash equivalents

The carrying value of short-term financial instruments, which includes cash and cash equivalents, approximates fair value since they have short-term or no stated maturity and pose limited credit risk to the Company.

Investment securities AFS

Investment securities AFS are reported at fair value. The fair value of investment securities AFS classified as Level 1 is obtained from readily available pricing sources for market transactions involving identical investment securities. The fair value for Level 2 investment securities AFS is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Investment securities HTM

Investment securities HTM are reported at amortized cost. The fair value for Level 2 investment securities HTM is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

FHLB and FRB Stock

FHLB and FRB stock fair value approximates original cost as they are redeemed at carrying value.

Loans

Loans held for sale are carried at the lower of cost or fair value, as determined by market prices of similar loans. Loans receivable are carried at their unpaid principal balance, less unearned interest, net of deferred loan fees or costs, premiums and discounts, and net of the allowance for loan losses. The fair value of loans receivable is obtained using the discounted cash flow method, using market rates and incorporating a credit spread based on the type of loan (commercial or residential).

Trading assets and Trading Liabilities

Trading assets and liabilities include the fair value measurement of the Company’s customer interest rate swaps. The fair value of these interest rate swaps is based on information obtained from a third party financial institution. The Company classifies the interest rate swaps within Level 2 of the valuation hierarchy.

Other Investments

The fair value of the RETC reported at fair value is obtained using the discounted cash flow method, using a rate to incorporate potential cash flow volatility and illiquidity. The Company classifies the investments in RETC within Level 3 of the valuation hierarchy.

Deposits

The fair value of deposits with no stated maturity is based on the amount payable on demand as of the respective date. The fair value of deposits with stated maturities are estimated using a discounted cash flow based on the LIBOR/SWAP curve.

Customer repurchase agreements

The carrying amount of customer repurchase agreements approximates fair value, because they are at market rates.

Term Loan and Subordinated Debentures

The fair value of the term loan and the subordinated debentures is based on the maturity and repricing terms of the loan and is calculated using a discounted cash flow that includes observable and unobservable inputs. The observable input used is the LIBOR/SWAP curve, while the unobservable input used is a spread intended to represent expected rates increases.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Advances from the FHLB

The fair value of the Advances from the FHLB is based on the maturity and repricing terms of the advances; discounted cash flows are calculated using the FHLB advance rate yield curve as of the valuation date.

Note 17. Accumulated Other Comprehensive Income (Loss)

The following table includes changes in accumulated other comprehensive income (loss) by component, net of tax, for the years ending December 31, 2016 and 2015:

	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total
December 31, 2016
Beginning balance	$(888)	$291	$(597)
Other comprehensive income before reclassification	4,571	(2,523)	2,048
Amounts reclassified from accumulated comprehensive income, net of tax	290	(143)	147

Net current period other comprehensive income	4,861	(2,666)	2,195

Ending balance	$3,973	$(2,375)	$1,598

	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total
December 31, 2015
Beginning balance	$(768)	$872	$104
Other comprehensive income before reclassification	(294)	(321)	(615)
Amounts reclassified from accumulated comprehensive income, net of tax	174	(260)	(86)

Net current period other comprehensive income	(120)	(581)	(701)

Ending balance	$(888)	$291	$(597)

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

The following tables present amounts reclassified out of each component of accumulated other comprehensive income (loss) for the years ended December 31, 2016 and 2015.

December 31, 2016

Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented
Loss on cash flow hedges	$472	Interest expense - Advances from the FHLB
	182	Tax expense

	$290	Net of tax

Unrealized gains on investment securities	$362	Gain on sale of securities
	(129)	Interest income - Investment securities
	90	Tax expense

	$143	Net of tax

December 31, 2015

Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented
Loss on cash flow hedges	$282	Interest expense - Advances from the FHLB
	108	Tax expense

	$174	Net of tax

Unrealized gains on investment securities	$505	Gain on sale of securities
	(82)	Interest income - Investment securities
	164	Tax expense

	$259	Net of tax

Note 18. Income Taxes

The components of income tax expense for the years ended December 31, 2016 and 2015 are summarized below:

	For the years ended December 31,
	2016	2015
Income Tax Expense
Current
Federal	$8,700	$17,030
State	1,599	3,123

	10,299	20,153

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

	For the years ended December 31,
	2016	2015
Deferred
Federal	$4,029	$(573)
State	684	(198)

	4,713	(771)

Total	$15,012	$19,382

Effective tax rates differ from the federal statutory rate applied to income before income taxes due to the following:

	For the years ended December 31,
	2016	2015
Federal statutory rate times financial statement income	$20,434	$19,008
Effect of:
State tax (net of federal benefit)	1,484	1,901
Tax-exempt interest, net	(2,244)	(1,448)
Tax credits	(4,354)	(10)
Other	(308)	(69)

Total	$15,012	$19,382

Components of deferred tax assets and liabilities included in the consolidated statements of financial condition are as follows:

	As of December 31,
	2016	2015
Deferred tax assets:
Allowance for loan losses	$15,296	$12,657
Net operating loss carry-forwards	6,672	7,515
Tax credit carry-forward	5,652	—
Other real estate owned, net	1,381	2,099
Accrued expenses	47	1,449
Investment securities and cash flow hedges	—	484
Other	726	696

	29,774	24,900

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

	As of December 31,
	2016	2015
Deferred tax liabilities:
Depreciation	$(3,667)	$(3,647)
Deferred loan fees and costs	(1,353)	(1,437)
Section 197 intangibles	(1,694)	(1,600)
Purchase accounting	(2,021)	(1,989)
Investment securities and cash flow hedges	(1,003)	—
Partnership investments	(4,150)	—
Other	(688)	(590)

	(14,576)	(9,263)

Net deferred tax assets	$15,198	$15,637

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the State of Florida and financial institution excise tax in the State of Alabama. The Company is no longer subject to examination by taxing authorities for years before 2013.

As of December 31, 2016, the Company has a net operating loss carry forward for federal income taxes of approximately $18,731 and a net operating loss carry-forward for Alabama financial institution excise taxes of approximately $12,793. If unused, the federal net operating loss carry-forward will begin to expire in 2029 and the state net operating loss carryforward will begin to expire in 2018.

Note 19. Related Party Transactions

The Company may grant loans to its directors, executive officers and certain related individuals or organizations in the ordinary course of business. The following table presents the principal balance activity of these loans for the years ended December 31, 2016 and 2015:

Unpaid Principal Balance of Loans
Balance as of December 31, 2014	$48,587
Principal advances/new loans	39,993
Principal payments	(42,661)
Other changes	1,262

Balance as of December 31, 2015	$47,181
Principal advances/new loans	72,577
Principal payments	(62,635)

Balance as of December 31, 2016	$57,123

The amount included in the “Other changes” includes changes in the status of those who are considered related parties.

In the opinion of management, these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and in management’s opinion, do not involve more than the normal risk of collectability or present any other unfavorable features to the Company.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

As of December 31, 2016 and 2015, related parties hold $6,600, or 49%, of the outstanding balance of the $13,500 unsecured fixed rate subordinated debenture. As of December 31, 2016 and 2015 related party deposits totaled $54,101 and $54,913, respectively.

Note 20. Stock Based Compensation and Other Benefit Plans

Stock Based Compensation

On February 20, 2015, the Board of Directors approved the 2015 Long-Term Incentive Plan (“2015 Plan”). The 2015 Plan permits the Board of Directors to grant actual equity awards (awards settled in stock) as well as cash-based awards to certain employees and directors of, and service providers to the Company or any of its subsidiaries. No awards may be granted under the 2015 Plan after the earlier of: (i) the 10th anniversary of the date of adoption; or (ii) the date the 2015 Plan is terminated by the Board of Directors. The 2015 Plan replaces the 2006 Stock Option and Restricted Stock Plan (“2006 Plan”). The 2006 Plan was “frozen,” such that no awards were granted under the 2006 Plan as of the date on which the Company’s shareholders approved the 2015 Plan, which was April 23, 2015. The Company has reserved 250,000 of common stock for issuance under the plan. As of December 31, 2016, 19,718 restricted share units have been granted under the 2015 Plan. In addition, as of December 31, 2016, no shares have been issued under the 2015 Plan.

Prior to the approval of the 2015 Plan, the 2006 Plan permitted the grant of share options to its employees for up to 1,200,000 shares of common stock. Option awards were generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant, with vesting periods of 5 years and 10-year contractual terms.

The fair value of each option award under the 2006 Plan is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of an appropriate bank peer group. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of options granted under the 2006 Plan was determined using the following weighted-average assumptions as of grant date.

	For the years ended December 31,
	2016	2015
Risk-free interest rate	1.60%	2.12%
Expected term (in years)	7	6
Expected stock price volatility	18.09%	23.86%
Forfeiture rate	3.93%	4.00%
Dividend yield	1.43%	1.25%
Weighted-average fair value of options granted	$5.98	$7.21

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

A summary of stock option activity under the 2006 Plan is presented below:

	Shares	Weighted- Average Exercise Price	Remaining Contractual Terms (Years)	Aggregate Intrinsic Value
As of December 31, 2016:
Outstanding at beginning of year	740,600	$18.67	4.64	$8,959
Granted	79,989	35.09	9.19	$392
Exercised	(41,250)	17.73	N/A	$919
Forfeited or expired	(22,551)	30.37	N/A	$217

Outstanding at end of year	756,788	$20.09	4.94	$15,068

Fully vested	539,270	$17.00	3.97	$12,403

Exercisable at end of year	539,270

As of December 31, 2015:
Outstanding at beginning of year	938,400	$17.33	5.98	$11,890
Granted	24,000	30.00	9.16	$—
Exercised	(201,000)	13.52	N/A	$3,312
Forfeited or expired	(20,800)	21.09	N/A	$185

Outstanding at end of year	740,600	$18.67	5.54	$12,095

Fully vested	447,410	$16.23	4.64	$8,959

Exercisable at end of year	477,410

Compensation cost that has been charged to expense under the 2015 Plan is $192 for the year ended December 31, 2016. Compensation cost that has been charged to expense under the 2006 Plan is $830 and $883 for the years ended December 31, 2016 and 2015, respectively.

As of December 31, 2016, the Company had $1,572 of total unrecognized compensation cost related to non-vested restricted stock units and stock options granted under the 2015 Plan and the 2006 Plan, respectively. The cost is expected to be recognized over a weighted-average period of 1.6 years.

Other Benefit Plans

The Company has a 401(k) benefit plan that allows employee contributions up to $18 of their compensation and the Company matches 100% of the first 4% contributed by the employees. For the years ended December 31, 2016 and 2015, the Company recognized 401(k) expense of $1,096 and $1,041, respectively.

Note 21. Preferred Stock and Warrants

During 2009, the Company issued 12,000 shares of Noncumulative Perpetual Redeemable Preferred Stock, Series A, par value $0.01, with a liquidation amount of $1,000 per share (the “Series A Preferred Stock”) for total proceeds of $12,000. The Series A Preferred Stock had a coupon rate of 8.00% per annum with dividends paid quarterly. During June 2016, the Company redeemed the Series A Preferred Stock.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

During 2011, the Company issued 10,000 shares of Noncumulative Perpetual Redeemable Preferred Stock, Series C, par value $0.01, with a liquidation amount of $1,000 per share (the “Series C Preferred Stock”) for total proceeds of $10,000. The Series C Preferred Stock has a coupon rate of 8.00% per annum with dividends paid quarterly.

The Company issued Warrants (the “Associated Warrants”) for each share of Series A and Series C Preferred Stock purchased. A total of 120,000 Associated Warrants were issued in 2009 and 70,000 in 2011. Each Associated Warrant provides the right to purchase one share of common stock at a price of $15.00 for the warrants issued in 2009 and $17.00 for the warrants issued in 2011. The Associated Warrants expire five years from the date of issuance. As of December 31, 2016, there were no Series A nor Series C Warrants outstanding.

At the time the $13,500 unsecured, fixed rate subordinated debenture was entered into, the Company issued 40,500 warrants to the counter-party. Each warrant provides the right to purchase one share of common stock at a price of $30. The warrants expire nine years from the date of issuance (March 2023). The Company allocated the proceeds from the issuance of the subordinated debenture and the warrants on a relative fair value basis. The difference between the allocated proceeds and the face amount of the debentures is being amortized to interest expense over the term of the subordinated debenture. As of December 31, 2016, the subordinated debenture-related warrants that remain outstanding total 40,500.

In 2009, Aliant issued detachable warrants in conjunction with the issuance of subordinated debentures as well as preferred stock. Additional warrants were granted in 2010 in conjunction with a common stock sale. After the acquisition and merger of Aliant, the warrants were converted to warrants of USAmeriBancorp, Inc., as provided in the warrant agreement. Each warrant provides the right to purchase one share of common stock at the exercise price. As of December 31, 2016, the Aliant related warrants that remain outstanding total 35,290 and expire on December 3, 2020.

The following table summarizes activity in the consolidated statements of changes in stockholders’ equity for the classes of Preferred Stock for the years ended December 31, 2016 and 2015:

	Preferred Stock
	Series A	Series C	Total
Balances, January 1, 2015	$12,000	9,876	$21,876
Preferred stock discount accretion		62	62

Balances, December 31, 2015	12,000	9,938	21,938
Preferred stock redeemed	(12,000)	—	(12,000)
Preferred stock discount accretion	—	62	62

Balances, December 31, 2016	$—	$10,000	$10,000

Note 22. Commitments and Contingencies

Commitments

The Company enters into to financial instruments such as loan commitments, credit lines, letters of credit and overdraft protection in the normal course of business to meet the financing needs of its customers. These are agreements to provide credit or to support the credits of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance sheet risk

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment. Most of the commitments to extend credit are variable rate instruments.

The contractual amounts of financial instruments with off-balance sheet risk at year-end were as follows:

	As of December 31,
	2016	2015
Commitments to extend credit	$812,429	$709,098
Standby letters of credit	38,076	33,893

	$850,505	$742,991

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party. Collateral required, if any, varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral required, if any, varies as specified above and is required in instances which the Company deems necessary.

Lease Commitments

The Company leases certain offices and equipment under operating leases. Rent expense related to these leases was $1,140 and $1,003 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments on the Company’s lease agreements are summarized as follows:

2017	$958
2018	977
2019	931
2020	922
2021	662
Thereafter	354

$4,804

Contingencies

The nature of the Company’s business ordinarily results in a certain amount of claims, litigation, investigations, and legal and administrative cases and proceedings, all of which are considered incidental to the normal conduct of business. When the Company determines it has meritorious defenses to the claims asserted, it vigorously defends itself.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

The Company assesses its liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. For matters where it is probable the Company will incur a loss and the amount can be reasonably estimated, an accrual is established for the loss. Once established, the accrual is adjusted as appropriate to reflect any relevant developments. For matters where a loss is not probable or the amount of the loss cannot be estimated, no accrual is established.

While the final outcome of any litigation and claims exposures is inherently unpredictable, management is currently of the opinion that the outcome of pending and threatened litigation and inquires will not have a material effect on the Company’s business, consolidated financial position, results of operations or cash flows as a whole. However, in the event of unexpected future developments, it is reasonably possible that an adverse outcome in any of the matters discussed above could be material to the Company’s business, consolidated financial position, results of operations or cash flows for any particular reporting period of occurrence.

Note 23. Regulatory Matters

The Bank is subject to dividend restrictions as set forth by state and federal regulators. Under such restrictions, the Bank may not, without the prior approval of the state and federal regulators, declare dividends in excess of the sum of the current years’ earnings plus the retained earnings from the prior two years. Based on these restrictions, the Bank would be limited to paying $82,039 in dividends as of December 31, 2016.

The Company is subject to various regulatory capital requirements administered by the federal banking regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and certain asset classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital requirements for U.S. banks (“Basel III rules”) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The net unrealized gain or loss on investment securities available for sale is included in computing regulatory capital.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined, and Tier I capital to adjusted average assets, as defined. As of December 31, 2016 and 2015, the Company and the Bank met all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion and capital restoration plans are required. As of December 31, 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Common Tier 1, Total risk-based, Tier I risk-based, and Tier I to average assets (leverage ratio) ratios as set forth in the following table. There are no conditions or events since the notification that management believes has changed the Bank’s category. Prompt corrective action regulations are not applicable to bank holding companies.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

The following table includes the Company and Bank’s capital amounts and ratios for the periods presented:

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
As of December 31, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Tier 1 Capital Ratio:
Consolidated	$300,176	8.35%	$161,806	4.50%	$233,720	6.50%
USAmeriBank	364,297	10.13	161,806	4.50	233,720	6.50
Total Capital to Risk Weighted Assets:
Consolidated	$422,041	11.74%	$287,655	8.00%	$359,569	10.00%
USAmeriBank	404,256	11.24	287,656	8.00	359,570	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated	$324,484	9.02%	$215,741	6.00%	$287,655	8.00%
USAmeriBank	364,297	10.13	215,742	6.00	287,656	8.00
Tier I (Leverage) Capital to Average Total Assets:
Consolidated	$324,484	7.99%	$162,375	4.00%	$202,968	5.00%
USAmeriBank	364,297	8.98	162,236	4.00	202,795	5.00

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
As of December 31, 2015	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Tier 1 Capital Ratio:
Consolidated	$264,174	8.39%	$141,749	4.50%	$204,748	6.50%
USAmeriBank	307,685	9.77	141,740	4.50	204,736	6.50
Total Capital to Risk Weighted Assets:
Consolidated	$346,740	11.01%	$251,997	8.00%	$314,997	10.00%
USAmeriBank	340,799	10.82	251,983	8.00	314,978	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated	$300,526	9.54%	$188,998	6.00%	$251,997	8.00%
USAmeriBank	307,685	9.77	188,987	6.00	251,983	8.00
Tier I (Leverage) Capital to Average Total Assets:
Consolidated	$346,740	8.41%	$142,923	4.00%	$178,654	5.00%
USAmeriBank	340,799	8.62	142,805	4.00	178,507	5.00

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Note 24. Parent Company Financial Statements

The following information presents the condensed statements of financial condition, statements of income, and statement of cash flows of USAmeriBancorp, Inc., on a stand-alone basis as of and for the years ended December 31, 2016 and 2015.

Condensed Statements of Financial Condition

	As of December 31,
	2016	2015
Assets
Cash	$24,349	$14,027
Securities available for sale	—	—
Investment in bank subsidiary	375,443	315,370
Investment in non-bank subsidiary	1,759	690
Loans, net	—	—
Other real estate owned	275	379
Other assets	1,597	612

Total assets	$403,423	$331,078

Liabilities and Stockholders’ Equity
Subordinated debentures	66,649	21,829
Term Loan	13,478	14,721
Other liabilities	3,550	2,195
Total stockholders’ equity	319,746	292,333

Total liabilities and stockholders’ equity	$403,423	$331,078

Condensed Statements of Income

	For the years ended December 31,
	2016	2015
Dividend from bank subsidiary	$12,750	$8,200
Dividend and interest income	12	10
Gain on sale of securities	—	61
Other operating (loss) income	22	(38)

Income	12,784	8,233
Interest expense	4,485	2,325
Other expenses	382	392

Expense	4,867	2,717

Income before income taxes and undistributed earnings of subsidiaries	7,917	5,516
Income tax benefit	(1,837)	(1,030)

Income before undistributed earnings of subsidiaries	9,754	6,546
Equity in undistributed earnings of subsidiaries	33,617	28,381

Net income	$43,371	$34,927

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2016 and 2015

Dollars in thousands, except per share data

Condensed Statements of Cash Flows

	For the years ended December 31,
	2016	2015
Operting Activities
Net income	$43,371	$34,927
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of investment securities available for sale	—	(61)
Equity in undistributed earnings of subsidiaries	(33,617)	(28,381)
Net change in other liabilities	1,096	301
Net change in other assets	(881)	196

Net cash provided by operating activities	9,969	6,982

Investing Activities
Proceeds from sales of investment securities available for sale	—	103
Capital contribution to bank subsidiary	(24,500)
Capitalization of non-bank subsidiary	—	(250)

Net cash (used) provided by investing activities	(24,500)	(147)

Financing Activities
Proceeds from issuance of common stock	1,660	3,291
Payment to repurchase common stock	(1,824)	(986)
Repayment of borrowings	(16,250)	(3,000)
Proceeds from issuance of borrowings	59,319	—
Redemption of preferred stock	(12,000)	—
Dividends paid on preferred stock	(1,278)	(1,760)
Dividends paid on preferred stock	(4,774)	(3,008)

Net cash (used) provided by financing activities	24,853	(5,463)

Net increase in cash	10,322	1,372
Cash at beginning of year	14,027	12,655

Cash at end of year	$24,349	$14,027

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

USAMERIBANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

USAmeriBancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of USAmeriBancorp, Inc. and subsidiaries as of December 31, 2015, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of USAmeriBancorp, Inc. and subsidiaries as of December 31, 2014 and for the year then ended were audited by other auditors whose report dated February 27, 2015, expressed an unqualified opinion on these statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of USAmeriBancorp, Inc. and subsidiaries as of December 31, 2015 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal controls over financial reporting as of December 31, 2015, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 4, 2016 expressed an unqualified opinion thereon.

March 4, 2016

Atlanta, Georgia

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

USAmeriBancorp, Inc.

Clearwater, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of USAmeriBancorp, Inc. and Subsidiary, which comprise the consolidated statement of financial condition as of December 31, 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of USAmeriBancorp, Inc. and Subsidiary as of December 31, 2014, and the results of their operations and their cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

We also have audited, in accordance with attestation standards established by the American Institute of Certified Public Accountants, USAmeriBancorp, Inc. and Subsidiary’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013 and our report dated February 27, 2015 expressed an unmodified opinion.

Birmingham, Alabama

February 27, 2015

2000 SOUTHBRIDGE PARKWAY, SUITE 501 • BIRMINGHAM, AL 35209 • 205-445-2880 • 888-277-0020 • FAX 205-445-2940 • www.mjcpa.com

MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
(Dollars in thousands, except per share amounts)	2015	2014
Assets
Cash and due from banks	$101,455	$72,553
Money market investments	980	227
Investment securities available for sale, at fair value	228,568	211,362
Investment securities held to maturity, at amortized cost (fair value $192,065 and $109,614 as of December 31, 2015 and 2014, respectively)	190,570	107,507
FHLB and FRB stock, at cost	20,496	17,794
Loans
Loans held for sale, at lower of cost or fair value	311	417
Loans receivable	2,945,281	2,520,165
Allowance for loan losses	(32,666)	(25,680)

Loans receivable, net	2,912,615	2,494,485

Total loans	2,912,926	2,494,902
Bank owned life insurance	47,155	46,071
Premises and equipment, net	59,890	58,979
Other real estate owned, net	12,982	10,979
Deferred tax assets, net	15,637	14,425
Other investments	10,950	8,897
Accured interest receivable	8,467	7,069
Goodwill	6,447	6,447
Other intangible assets	7,040	8,192
Other assets	8,764	10,604

Total Assets	$3,632,327	$3,076,008

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$759,118	$654,310
Interest-bearing	2,225,198	1,886,489

Total deposits	2,984,316	2,540,799
Securities sold under repurchase agreements	20,315	12,843
Advances from the FHLB	279,730	208,884
Term loan	14,721	17,696
Subordinated debentures	21,829	21,452
Accrued expenses and other liabilities	19,083	13,836

Total liabilities	3,339,994	2,815,510
Commitments and contingencies (Refer to Note 22)
Stockholders’ equity
Series A preferred stock, $.01 par value; $1,000 liquidation preference; 12,000 shares authorized; 12,000 shares issued and outstanding at December 31, 2015 and 2014	12,000	12,000
Series C preferred stock, $.01 par value; $1,000 liquidation preference; 10,000 shares authorized; 10,000 shares issued and outstanding at December 31, 2015 and 2014	9,938	9,876
Common stock, $.01 par value; 12,000,000 shares authorized; 10,027,920 and 9,820,410 shares issued and outstanding at December 31, 2015 and 2014, respectively	100	98
Additional paid-in capital	150,733	146,369
Retained earnings	120,159	92,051
Accumulated other comprehensive (loss) income	(597)	104

Total stockholders’ equity	292,333	260,498

Total liabilities and stockholders’ equity	$3,632,327	$3,076,008

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31,
(In thousands)	2015	2014
Interest Income
Loans	$119,324	$107,519
Investment securities	10,864	9,151
Other	1,426	1,001

Total interest income	131,614	117,671
Interest expense
Deposits	13,064	13,225
Securities sold under agreements to repurchase & short term borrowings	47	101
Advances from the FHLB	2,218	2,146
Term loan	607	619
Subordinated debentures	1,719	4,023

Total interest expense	17,655	20,114

Net interest income	113,959	97,557
Provision for loan losses	5,476	2,750

Net interest income after provision for loan losses	108,483	94,807
Non-interest income
Retail banking fees	5,139	4,692
Bank owned life insurance	1,084	960
Trading income on interest rate contracts	1,658	225
Mortgage banking, net	1,912	974
Gain on sale of securities	505	1,202
Gain on sale of SBA loans	1,461	1,397
Fee income from investment advisory services	984	1,274
Net gains on other real estate owned	769	812
ATM network fees	1,555	1,490
Other	1,084	638

Total non-interest income	16,151	13,664
Non-interest expense
Salaries and employee benefits	41,213	38,605
Occupancy and equipment	8,641	7,927
Regulatory fees	2,447	2,122
Data processing	4,064	3,340
Professional fees	2,394	2,540
Customer intangible amortization	1,234	1,234
OREO related expenses	729	768
Prepayment penalty	368	605
Other expense	9,235	7,567

Total non-interest expense	70,325	64,708

Income before income taxes	54,309	43,763
Income tax expense	19,382	16,491

Net income	34,927	27,272
Dividends declared on preferred stock and discount accretion	1,822	1,951

Net income available to common stockholders	$33,105	$25,321

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the years ended December 31,
(In thousands)	2015	2014
Net income	$34,927	$27,272
Other comprehensive income (loss):
Unrealized holding (losses) gains on investment securities available for sale	(523)	6,610
Reclassification of net realized gains included in earnings	(423)	(1,202)
Unrealized holding losses on cash flow hedges	(477)	(1,336)
Reclassification adjustment for net losses from terminated cash flow hedges	282	—

Net unrealized (losses) gains	(1,141)	4,072
Income tax expense (benefit)	440	(1,604)

Other comprehensive (loss) income	(701)	2,468

Comprehensive income	$34,226	$29,740

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the years ended December 31,
(In thousands)	2015	2014
Preferred stock
Beginning Balance	$21,876	$21,769
Discount accretion	62	107

Ending balance	21,938	21,876
Common stock
Beginning Balance	98	96
Exercise of warrants and options	2	2
Issuance	—	2
Repurchase and retirement	—	(2)

Ending balance	100	98
Additional paid-in capital
Beginning Balance	146,369	136,518
Stock-based compensation expense	883	907
Tax windfall benefit stock options excercised	192	—
Exercise of warrants and options	3,289	2,862
Issuance of common stock	—	5,643
Issuance of subordinated debt warrants	—	439

Ending balance	150,733	146,369
Retained earnings
Beginning Balance	92,051	71,378
Discount accretion	(62)	(107)
Dividends declared on preferred stock	(1,760)	(1,844)
Dividends declared on common stock	(4,011)	—
Repurchase and retirement of common stock	(986)	(4,648)
Net income	34,927	27,272

Ending balance	120,159	92,051
Accumulated other comprehensive income (loss), net of tax
Beginning Balance	104	(2,364)
Other comprehensive income	(701)	2,468

Ending balance	(597)	104
Treasury stock, at cost
Beginning Balance	—	(197)
Repurchase and retirement of common stock	—	197

Ending balance	—	—

Total stockholders’ equity	$292,333	$260,498

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
(In thousands)	2015	2014
Cash flows from operating activities
Net income	$34,927	$27,272
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense	(771)	4,386
Tax windfall benefit from stock options excercised	(192)	—
Stock based compensation expense	883	907
Depreciation and amortization	4,917	4,466
Net premium amortization on investment securities	2,397	1,313
Net accretion on loans’ deferred fees and costs	(4,147)	(3,068)
Net discount accretion on borrowings	(159)	(1,227)
Gain on sale of securities	(505)	(1,202)
Origination of loans held for sale	(31,237)	(32,222)
Principal repayments and sales of loans held for sale	31,972	44,185
Provision for loan losses	5,476	2,750
Gain on sale of loans	(3,276)	(995)
Net gain on sales and write downs of other real estate	(354)	(340)
Earnings on bank owned life insurance	(1,084)	(960)
Capitalization of servicing rights	(190)	(198)
Amortization of servicing rights	108	47
Debt prepayment fees	752	—
Net change in:
Accrued interest receivable and other assets	2,096	730
Accrued interest payable and other liabilities	(434)	(12,173)

Net cash provided by operating activities	41,179	33,671
Cash flows from investing activities
Principal repayment and sales of investment securities available for sale	100,224	57,261
Purchases of securities available for sale	(119,413)	(54,516)
Principal repayment of investment securities held to maturity	16,322	11,013
Purchases of investment securities held to maturity	(100,240)	(16,781)
Net loan originations, purchases and repayments	(489,492)	(244,488)
Proceeds on sale of loans receivable	66,878	18,866
Net purchase of Federal Home Loan Bank and Federal Reserve Bank stock	(2,702)	(2,825)
Net change in tax certificates	1,214	581
Net contributions to limited liability partnership and companies	(440)	400
Proceeds from sale of other real estate	4,175	5,897
Acquisitions of premises and equipment	(4,423)	(5,831)

Net cash used in investing activities	(527,897)	(230,423)
Cash flows from financing activities
Net increase in deposits	443,517	84,350
Net change in repurchase agreements	7,472	(8,866)
Repurchase and retirement of common stock	(986)	(4,453)
Proceeds from borrowings	81,500	127,000
Repayment of borrowings	(13,845)	(51,012)
Proceeds from exercise of stock warrants & options	3,291	2,864
Excess tax benefit from stock based compensation	192	—
Proceeds from issuance of common stock	—	5,645
Dividends paid on common stock	(3,008)	—
Dividends paid on preferred stock	(1,760)	(1,844)

Net cash provided by financing activities	516,373	153,684
Net change in cash and cash equivalents	29,655	(43,068)
Cash and cash equivalents at beginning of the year	72,780	115,848

Cash and cash equivalents at the end of the year	$102,435	$72,780

The accompanying notes are an integral part of these consolidated financial statements.

USAMERIBANCORP. INC.

Notes to Consolidated Financial Statements

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 1. Nature of Operations and Basis of Presentation

Nature of Operations

These consolidated financial statements include USAmeriBancorp, Inc. (the “Holding Company”) and its wholly owned subsidiaries, USAmeriBank (the “Bank”) and USAB Risk Management, Inc., collectively referred to as the “Company”.

USAmeriBancorp, Inc. is a bank holding company, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System, engaged in banking and mortgage and commercial lending activities through its banking subsidiary, USAmeriBank. The Bank is a wholly-owned Florida state-chartered member of the Federal Reserve System with 13 branches in the Tampa Bay, Florida area and 15 branches throughout central Alabama, principally in the Montgomery and Birmingham regions.

During July 2015, the Company established USAB Risk Management, Inc., which is a wholly-owned captive insurance company that covers the risk to which USAmeriBancorp, Inc. and USAmeriBank are exposed, including the deductibles in the Company’s insurance policies subscribed with third parties.

The Company provides a full range of financial services through its banking offices in Florida and Alabama. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are commercial and residential mortgage, commercial loans secured by real estate, commercial & industrial loans and installment loans.

Certain amounts reflected in the 2014 consolidated financial statements have been reclassified to conform to the 2015 presentation.

Subsequent Events

The Company evaluated subsequent events through March 4, 2016, the date that the consolidated financial statements were issued, and determined that no events have occurred that require disclosure or adjustment.

Note 2. Significant Accounting Policies

The accounting and financial reporting policies of the Company conform with accounting principles generally accepted in the United States of America (“GAAP”) and to prevailing practices within the financial services industry.

The following is a description of the most significant of these policies:

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of USAmeriBancorp, Inc. and all other entities in which USAmeriBancorp, Inc. has a controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company determines whether there is a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity (“VIE”) under current accounting guidance. Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

finance itself independently and provide the equity holders with the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity’s activities. The Company consolidates voting interest entities in which it has all, or at least a majority of, the voting interest. As defined in current accounting guidance, VIEs are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in a VIE is present when an enterprise has both the power to direct the activities of the VIE that most significantly impact the VIEs economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Company’s wholly-owned subsidiary Aliant Statutory Trust II is a VIE for which the Company is not the primary beneficiary. Accordingly, the accounts of this trust are not included in the Company’s consolidated financial statements.

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of investment securities (including those that are other than temporarily impaired), the valuation of other real estate owned, deferred income taxes and the fair value of financial instruments. The Company believes that the judgments, estimates and assumptions used in the preparation of its consolidated financial statements are appropriate given the factual circumstances as of December 31, 2015. However, the use of other judgments, estimates and assumptions could result in material differences in the Company’s financial condition and results of operations.

Cash and Equivalents and Restrictions on Cash

Cash and cash equivalents include cash and due from banks and money market deposits. Cash and cash equivalents are carried at cost, which approximates fair value due to the short-term nature of its components. As of December 31, 2015 and 2014, the Company’s cash and equivalents includes interest bearing balances with the Federal Reserve Bank (“FRB”), the Federal Home Loan Bank (“FHLB”) and other banks totaling $85,526 and $56,879, respectively.

Under certain circumstances, cash on hand is required to be maintained to meet regulatory reserve and clearing requirements. At December 31, 2015, the Company maintained a reserve totaling $81. As of December 31, 2014, the Company was not required to maintain such a reserve.

Supplemental Information on the Consolidated Statement of Cash Flows

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, deposits with other financial institutions with original maturities under 90 days, and federal funds sold.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Supplemental cash flow information and noncash disclosures were as follows:

	For the years ended December 31,
(In thousands)	2015	2014
Supplemental cash flow information:
Interest paid	$17,442	$20,561
Income taxes paid	15,879	14,180
Supplemental non-cash disclosures:
Transfer of loans receivable to other real estate owned, net	5,802	1,118
Transfer of other assets to other real estate owned, net	22	—

Investment Securities

The Company classifies investments securities as either available-for-sale (“AFS”), trading or held-to-maturity (“HTM”) at the time of acquisition, as required by current accounting guidance.

•	Held-To-Maturity — debt securities which the Company has the positive intent and ability to hold to maturity will be classified as held to maturity. Securities in this classification will be reported at amortized cost.

•	Trading — debt and equity securities which the Company purchases and holds principally for the purpose of selling them in the near term. Trading securities are reported at fair value, with unrealized gains and losses included in earnings.

•	Available-For-Sale — debt and equity securities that have readily available fair value, not classified as either HTM or trading are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, in accumulated other comprehensive income or loss.

The amortization of premiums is deducted and the accretion of discounts is added to interest income, based on the level-yield method, over the remaining period of the investment security. The cost of securities sold is determined by specific identification. Net realized gains or losses on sales of trading and AFS investment securities and unrealized loss valuation adjustments considered other than temporary, if any, on HTM or AFS securities are determined using the specific identification method and are included in earnings. Purchases and sales of investment securities are recognized on a trade-date basis.

Securities classified as either available for sale or held to maturity are reviewed for other-than-temporary-impairment (“OTTI”) on an individual security level each reporting period.

The Company uses a three-step process to determine if an OTTI loss should be recorded, as follows:

1.	Determine if the investment is impaired. An investment is considered impaired when the fair value of the investment is less than its cost. The fair value of the investment is compared to the amortized cost of the investment each reporting period to determine whether the investment is impaired. For purposes of determining whether an investment is impaired, the cost of an investment includes adjustments for accretion, amortization, previous other-than-temporary impairments, and hedging.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

2.	If the investment is impaired, determine if the impairment is other-than-temporary. Factors which may be indicative of an other-than-temporary impairment are: (a) the length of time and extent to which market value has been less than cost; (b) the financial condition and near-term prospects of the issuer; and (c) USAB’s intent and ability to retain the investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value. In assessing whether the entire amortized cost basis of the security will be recovered, the Company compares the present value of cash flows expected to be collected from the security with the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis of the security, the entire amortized cost basis of the security will not be recovered (that is, a credit loss exists), and an other-than-temporary impairment is considered to have occurred.

3.	If an impairment is other-than-temporary, determine the amount that should be recognized as an impairment loss. If the decline in fair value of an equity security is determined to be other than temporary, the cost basis of the individual security is written down to its fair value as of the balance-sheet date of the reporting period for which the assessment is made. This fair value becomes the security’s new amortized cost basis, which is not changed for subsequent recoveries in fair value. The amount of the write-down is included in earnings (i.e., accounted for as a realized loss). If the decline in fair value of a debt security is determined to be other-than-temporary, the amount of the other-than-temporary loss to be recognized in earnings depends on whether the Company intends to sell (or more likely than not will be required to sell) the security before recovery of its amortized cost basis less any current period credit loss. If the Company intends to sell the security (or more likely than not will be required to sell the security) the other-than-temporary loss is recognized in earnings. If the Company does not intend to sell the security (and is not more likely than not to be required to sell the security) the other-than-temporary impairment is separated into: (i) the amount representing the credit loss, which is recognized in earnings; and (ii) the amount relating to all other factors, which is recognized in other comprehensive income. The other-than-temporary impairment recognized in other comprehensive income for debt securities classified as held-to-maturity is accreted over the remaining life of the debt security in a prospective manner on the basis of the amount and timing of the future cash flows and continues until the security is sold, the security matures, or there is additional other-than-temporary impairment that is recognized in earnings.

Federal Home Loan Bank and Federal Reserve Bank Stock

The Company, through its banking subsidiary, owns stock of the FRB and the FHLB. No readily available market exists for these stocks, and they have no quoted market values. The Bank, as a member of the Federal Reserve System and the FHLB, is required to maintain an investment in the capital stock of the FRB and FHLB. The stock is redeemable at par by the FRB and FHLB, respectively, and is, therefore, carried at cost, classified as a restricted investment security and evaluated for impairment, when applicable.

As of December 31, 2015, the Company’s investment in the FHLB and FRB totaled $14,622 and $5,874, respectively. As of December 31, 2014, the Bank’s investment in the FHLB and FRB totaled $11,948 and $5,846, respectively.

Dividends received on the FRB and FHLB stock totaled $983 and $792 for the years ended December 31, 2015 and 2014, respectively and are included within other interest income in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Loans Held For Sale

Generally, the Company classifies as loans held for sale newly originated or purchased residential mortgage loans with fixed rates and maturities of more than ten years. Residential mortgage loans classified as held for sale are carried at the lower of aggregate cost or fair value. The amount by which cost exceeds fair value, if any, is accounted for as a loss through a valuation allowance and charged to earnings. Changes in the valuation allowance are included in earnings in the period in which the changes occur. As of December 31, 2015 and 2014, the fair value of loans held for sale exceeds its cost and do not have a related valuation allowance.

Interest income on loans held for sale is recognized under the accrual method, except when the collection of principal or interest is in doubt. Interest income on loans held for sale is discontinued at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. Any accrued and unpaid interest is reversed at the time the loan is placed in non-accrual status. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or written-off at an earlier date if collection of principal or interest is considered doubtful.

Origination fees and premiums and discounts related to loans held for sale at lower of cost or fair value are included as an adjustment of the carrying value of the loans until the loans are sold. Gains and losses on sales of mortgage loans are recognized within mortgage banking, net in the non-interest income section of the consolidated statements of income and are based on the difference between the selling price and the recorded investment of the related loan sold. Mortgage loans held for sale are sold with servicing rights released.

The fair value of loans held for sale is generally based on a discounted cash flow model that takes into consideration the prepayments of principal and interest, discounted at current market rates and including a credit spread.

Loans Receivable

The Company’s loans receivable include loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff. These loans are reported at the recorded investment, which includes the principal balance outstanding, premiums, discounts, deferred loan fees and costs, and the allowance for loan losses.

Interest income is recognized under the accrual method and is discontinued at the time the loan is 90 days past due, unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. If the collectability of a loan in nonaccrual status is uncertain, any payments received are applied to reduce the recorded investment in the loan. Interest collected on nonaccrual loans may be recorded as interest income on a cash-basis as long as the loan is deemed to be fully collectible. The determination of collectability must be supported by a current, well-documented credit evaluation of the borrower’s financial condition and repayment expectation. A nonaccrual loan may be restored to accrual status when: (i) its principal and interest are no longer past due and unpaid, and the Company expects repayment of the remaining principal and interest and: (ii) when it otherwise becomes well secured and in the process of collection. A loan is well secured if it is secured by collateral in the form of liens or pledges of real or personal property (including securities) that have a realizable value sufficient to discharge the debt (including accrued interest) in full and by the guarantee of a financially responsible party. An asset is in the process of collection if collection of the asset is proceeding in due course either through legal action (including judgment enforcement procedures) or through collection efforts not involving legal action, which are reasonably expected to result in repayment of the debt or in its restoration to a current status in the near future.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

The Company segregates loans into the following segments: (i) real estate loans, (ii) commercial, financial and agricultural loans and; (iii) consumer & other loans. A segment is defined as the level at which an entity develops and documents a systematic method for determining the ALL. Classes within the real estate segment include construction and land development, 1-4 family first mortgage residential loans, 1-4 family junior lien residential loans, commercial real estate loans, and other loans. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and the Company’s method for monitoring and assessing credit risk. The segment of non-real estate commercial loans and consumer loans have not been further segregated by class.

Real estate loans — All loans within this segment are particularly sensitive to the valuation of their respective real estate collateral.

•	Construction & land development loans are repaid through cash flows related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral. The majority of construction and land development loans for commercial purposes are originated under interest only terms with principal due at maturity.

•	1-4 family residential loans, both first and junior liens, are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•	Commercial real estate loans include owner-occupied commercial real estate loans, multi-family residential loans, and other commercial loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are repaid by cash flow generated from the business operation. Multi-family residential loans such as nursing homes and apartment buildings are repaid from rent income derived from the properties. Real estate loans for income-producing properties such as office and industrial buildings, and retail shopping centers are also repaid from rent income derived from the properties.

•	Other real estate mortgage loans include loans secured by farmland. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial, financial, & agricultural loans — These loans include loans to commercial customers for use in typical business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by the business’s cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the customers’ business operations.

Consumer & other loans — The consumer loan segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk

Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Bank Board of Directors’ approved Loan and Credit Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

For the consumer segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit quality of the portfolios. To ensure problem credits are identified on a timely basis, portfolio reviews are conducted periodically to assess the larger adversely rated credits for proper risk rating and accrual status and, if necessary, to ensure such individual credits are transferred to the Special Assets Department.

Credit quality and trends in the loan segments are measured and monitored regularly by the Bank’s Board of Directors. Detailed reports by product, collateral and accrual status, among others, are reviewed by Senior Management and the Directors’ Loan Committee, a sub-committee of the Bank’s Board of Directors.

Loans Risk Ratings

The following risk grade categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

“Pass”: Loans in this risk category involve borrowers of acceptable-to-strong credit quality and risk who have the ability to satisfy their loan obligations. Loans in this risk grade would possess sufficient mitigating factors, such as adequate collateral or strong guarantors possessing the capacity to repay the debt if required, for any weakness that may exist.

“Special Mention”: Loans in this classification have weakness or potential weaknesses that deserve very close attention. If left uncorrected, these weaknesses may result in the deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special Mention assets pose an elevated risk, but their weakness does not yet justify a “Substandard” classification.

“Substandard”: For loans in this category, the company has recognized that chances of repayment have become severely impaired and that the Company lacks sufficient collateral coverage to be protected from loss.

“Doubtful”: Loans which have a clear and defined weakness, making the ultimate repayment of the loan, or portions thereof, highly improbable are classified Doubtful. Factors are present in the credit relationship which justify keeping the loan on the books until repayment status is better defined. Identifiable loss should be calculated by taking the loan amount and subtracting the fair value less cost to sell of the collateral, if any.

“Loss”: Loans in this category are of such little value that their continuance as bank assets are not warranted, even though partial recovery may occur in the future. Loans in the process of being charged-off fall into this category. By each quarter end, any loans still carried in the Loss category are charged-off unless they are fully covered by specific reserves in the allowance for loan losses.

Impaired Loans

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Current information and events include environmental factors (e.g. existing industry, geographical, economic and political factors). Probable means the future event or events which will confirm the loss or impairment of the loan is likely to occur. All amounts due means both contractual principal and interest, as scheduled in the loan agreement. Loans are tested for impairment and considered impaired unless otherwise documented if: (i) borrower has a credit

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

relationship greater than $500,000 and rated Substandard; (ii) rated Loss; (iii) over $100,000 rated Doubtful; (iv) over $100,000 in non-accrual status; (v) over $100,000 that are past due 90 days or more; (vi) troubled debt restructures and; (vii) loans with any legal actions in course, such as foreclosures, repossessions, suits or forbearance agreements (over $100,000).

Large groups of smaller-balance standardized homogeneous loans that are collectively evaluated for impairment such as residential and smaller commercial mortgage loans, overdrafts, small business working capital loans, consumer loans, loans accounted for under the fair value method or under the lower of cost or market method are excluded from the population of loans individually evaluated for impairment.

An allowance for loan impairment is recognized to the extent that the carrying value of an impaired loan exceeds the present value of the expected future cash flows discounted at the loan’s effective rate, the observable market price of the loan (if available), or the fair value less cost to sell of the loan’s collateral property, if the loan is collateral dependent. The fair value of the collateral is generally based on appraisals. The Company requests updated appraisals reports from pre-approved appraisers for loans that are considered impaired on an annual basis.

Troubled Debt Restructurings

Troubled debt restructures (“TDRs”) occur when a borrower is experiencing financial difficulties and the Company grants a concession it would not otherwise make in an attempt to maximize the net present value of the loan asset.

Concessions granted by the Company could include a reduction in rate, deferral of interest and/or principal payments, extension of payments, forgiveness of principal, or any other action intended to maximize collection. In some cases the concession either stems from an agreement between the creditor and the debtor or is imposed by law or a court.

A loan may be restructured in a troubled debt restructuring into two (or more) loan agreements (e.g. Note A and Note B). Note A represents the portion of the original loan principal amount that is expected to be fully collected along with contractual interest. Note B represents the portion of the original loan that may be considered uncollectible and charged-off, but the obligation is not forgiven to the borrower. Note A may be returned to accrual status provided all the conditions for a TDR to be returned to accrual status are met. The modified loans are considered TDRs and thus, are evaluated for impairment.

Indicators that the debtor is experiencing financial difficulties include; (i) the borrower is currently in default on any of its debt or it is probable that the borrower would be in payment default on any of its debt in the foreseeable future without the modification; (ii) the borrower has declared or is in the process of declaring bankruptcy; (iii) there is significant doubt as to whether the borrower will continue to be a going concern; (iv) the borrower has securities that have been delisted, are in the process of being delisted, or are under threat of being delisted from an exchange; (v) based on estimates and projections that only encompass the borrower’s current business capabilities, it is forecasted that the entity-specific cash flows will be insufficient to service the debt (both interest and principal) in accordance with the contractual terms of the existing agreement through maturity; and (vi) absent the current modification, the borrower cannot obtain funds from sources other than the existing creditors at an effective interest rate equal to the current market interest rate for similar debt for a non-troubled debtor.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

A loan restructured in a troubled debt restructuring is an impaired loan. TDRs are to be evaluated for impairment for their remaining life, as required by current accounting guidance and will not be included in the computation of the general allowance, even if the loan returns to accrual status. The impairment computation for a TDR is be based on the present value of future cash flows (at the original loan’s effective interest rate); the fair value less cost to sell of collateral is used if the loan is collateral dependent, that is, when repayments are expected to come only from the sale of the collateral, or from the operation of the collateral.

Loans classified as TDRs may be excluded from TDR status reporting if performance under the restructured terms exists for a reasonable period (less than 30 days past due) and the loan yields a market rate.

TDRs can be accruing if they have performed under the restructured terms for a period of time (generally 6 or more months for a monthly payment loan), or if historical cash flow shows that the loan could have performed over the previous (six-month) period under the restructured terms. The accrual decision is made based on the customer’s ability to perform under the restructured (not original contractual) terms.

If a TDR has had no historical loss and performs to the point where the borrower would qualify for the same loan at a market rate, at market terms and be approved under standard underwriting, the Company may refinance/pay off the TDR and replace it with a new note that would not carry the TDR label or be considered impaired.

Legal fees and other direct costs incurred by the Company to effect a TDR are expensed as incurred.

Certain Purchased Impaired Loans

Through prior business combinations, the Company has purchased individual loans which have shown evidence of credit deterioration. These purchased loans are recorded at fair value at the time of acquisition and the carryover of the seller’s allowance for loan losses is prohibited, as any credit losses are included in the determination of fair value. These purchased credit impaired loans are not considered non-performing and continue to have an accretable yield as long as there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Loans charged-off against the non-accretable difference established in purchase accounting are not reported as charge-offs. Charge-offs on these purchased impaired loans are recorded only to the extent that losses exceed the non-accretable difference established with the purchase accounting.

Such purchased loans are accounted for on a loan by loan basis. The Company estimates the amount and timing of expected cash flows for each purchased loan, and the expected cash flows in excess of fair value at acquisition is recorded as an increase to interest income over the remaining life of the loan (accretable yield). The excess of the loan’s contractual principal and interest over expected cash flows remains as a non-accretable difference.

Over the life of the loan, expected cash flows continue to be estimated. If the present value of expected cash flows is less than the recorded investment in the loan (net of non-accretable difference), an additional loss is recorded as an increase to the provision for loan losses. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of the accretable difference and future interest income.

Allowance for Loan Losses

The allowance for loan losses (“ALL”) is an estimate of probable credit losses inherent in the loans receivable portfolio. Loan losses are charged against the ALL when there is substantial doubt about the collection of principal and/or interest of a loan according to contractual terms. Subsequent recoveries, if any, are credited to

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

the ALL. Management estimates the ALL balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. The ALL is increased by a charge to earnings through the provision for loans losses.

The ALL consists of general and specific components. The general component covers non-impaired loans and is based on historical loss experience adjusted for current qualitative factors. The specific component relates to loans that are individually determined to be impaired. While allocations of the ALL are made for specific loans, the entire ALL is available for any loan that, in management’s judgment, should be charged off.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Troubled debt restructurings are classified as impaired. Additionally, impaired loans include loans on non-accrual status, loans that have been partially charged-off and loans for which there is a specific ALL identified.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Commercial and commercial real estate loans are individually evaluated for impairment, if certain criteria are met. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.

The Company fully charges off consumer installment loans when any of the following occurs: (i) the loan is determined to be uncollectible or; (ii) when a loan is 90 days or more past due, unless there is a record of regular contractual payments or unless the underlying collateral is taken into possession by the Company. For consumer instalment loans (including residential mortgage loans) on which the Company has taken possession of the collateral, the excess of the recorded investment in the loan over the fair value less cost to sell of the collateral is charged-off no later than 180 days from the date the Company takes possession of the collateral.

Generally, commercial unsecured loans are fully charged off when the loan is 90 days or more past due in payments of principal or interest. For commercial loans secured by real estate that are 90 days or more past due, the charge-off amount is the excess of the recorded investment in the loan over the fair value less cost to the collateral.

Transfers and servicing of financial assets

The transfer of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset in which the Company surrenders control over the assets is accounted for as a sale if all of the following conditions are met: (i) the assets must be isolated from creditors of the transferor, (ii) the transferee must obtain the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the transferor cannot maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. When the Company transfers financial assets and the transfer fails any one of these criteria, the Company is prevented from derecognizing the transferred financial assets and the transaction is accounted for as a secured borrowing.

For transfers of financial assets that satisfy the conditions to be accounted for as sales, the Company derecognizes all assets sold; recognizes all assets obtained and liabilities incurred in consideration as proceeds of

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

the sale, including servicing assets and servicing liabilities, if applicable; initially measures at fair value assets obtained and liabilities incurred in a sale; and recognizes in earnings any gain or loss on the sale.

Other Investments

Other investments where the Company holds less than a 20% interest in the issuer are carried at cost and are reviewed for impairment when events indicate the carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the investments are recorded at fair value.

Other investments where the Company holds a 20% or more interest in the issuer, but not a controlling interest, are accounted for under the equity method. Under the equity method, the Company’s net income and other comprehensive income include its proportionate share of issuer’s net income and other comprehensive income. Any excess of the Company’s purchase price over its proportionate share of the issuer’s net assets is included in other investments in the Company’s consolidated statements of financial condition. This excess is periodically assessed for impairment and any such impairment is recognized in the consolidated statements of income in the period identified.

The Company will generally recognize its share of the limited partnership’s earnings on a three-month lag.

Bank Owned Life Insurance

The Company has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Changes in the amount that can be realized under the insurance contract are included within noninterest income in the consolidated statements of income.

Premises and Equipment, net

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and software amortization are computed using the straight-line method over the estimated useful lives of each type of asset. Land is carried at cost. Costs of maintenance and repairs which do not improve or extend the life of the respective assets are expensed as incurred. When assets are disposed of, their cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in earnings as realized or incurred, respectively. Depreciation and amortization expense for premises and equipment is included within occupancy expense and amortization expense for software is included within other expenses in the consolidated statements of income.

Rent expense and amortization of leasehold improvements under operating leases is computed using the straight-line method over the shorter of the lease term or the useful life of the asset. The lease term is defined as the contractual term plus lease renewals that are considered to be reasonably assured.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The following is a summary of the estimated useful lives of the Company’s premises and equipment:

Asset Category	Estimated Useful Life (in years)
Land improvements	40
Buildings	40
Building improvements	7
Furniture, fixtures and equipment	2 – 7
Software	1 – 5.5

Other Real Estate Owned, net

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, less estimated costs to sell. Any excess of the recorded investment in the loan over fair value, less estimated costs to sell, is charged to the ALL at the time of foreclosure. Subsequent to foreclosure, any losses in the carrying value arising from periodic re-evaluations of the properties, and any gains or losses on the sale of these properties are credited or charged to expense in the period incurred as a component of net gains (losses) on other real estate owned in the consolidated statements of income. The cost of maintaining and operating such properties is expensed as incurred as a component of noninterest expense.

Updated property valuations are obtained on an annual basis (or when certain events arise that would require an updated appraisal) to adjust the value of the other real estate assets to the lower of cost or fair value less cost to sell.

Goodwill and Other Intangible Assets

Goodwill is recognized when the purchase price is higher than the fair value of net assets acquired in business combinations under the purchase method of accounting.

Goodwill is tested for impairment at least annually or more frequently if certain conditions exist. The Company elected to perform a qualitative assessment to determine whether it is more likely than not that a reporting unit’s fair value is less than its carrying value. The Company performed its annual analysis of goodwill for potential impairment and, based on this review, it was determined that no impairment existed for the years ended December 31, 2015 and 2014.

Goodwill is the only intangible asset that the Company has determined to have an indefinite life in the Company’s consolidated statements of financial condition.

Intangible assets with definite useful lives are initially measured at fair value and then amortized over their estimated useful lives to their estimated residual values. Customer related intangible assets and the servicing asset are the only intangible assets with a definite useful life on the Company’s consolidated statements of financial condition. Refer to Note 9 — Goodwill and Other Intangibles for additional information.

Servicing assets

The Company periodically sells loans or portions of loans while retaining the obligation to perform the servicing of such loans. Whenever the Company undertakes an obligation to service a loan, management assesses whether

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

a servicing asset or liability should be recognized. A servicing asset is recognized whenever the compensation for servicing is expected to more than adequately compensate the Company for performing the servicing. Likewise, a servicing liability is recognized in the event that servicing fees to be received are not expected to adequately compensate the Company for its expected cost. As of December 31, 2015 and 2014, servicing assets totaled $618 and $536 and are included within intangible assets in the consolidated statements of financial condition.

Servicing assets are initially recognized at fair value. For subsequent measurement of servicing rights, the Company elected the amortization method. Under the amortization method, servicing assets are amortized in proportion to, and over the period of, estimated servicing income, and assessed for impairment based on fair value at each reporting period. Contractual servicing fees, including ancillary income and late fees and impairment losses, if any, are reported in other non-interest income in the consolidated statements of income. Loan servicing fees, which are based on a percentage of the principal balance of the loans serviced, are included in earnings as loan payments are collected.

For purposes of evaluating and measuring impairment of capitalized servicing assets that are accounted under the amortization method, the amount of impairment recognized, if any, is the amount by which the capitalized servicing assets exceed their estimated fair value. Temporary impairment is recognized through a valuation allowance with changes included in results of operations for the period in which the change occurs. If it is later determined that all or a portion of the temporary impairment no longer exists, the valuation allowance is reduced through a recovery in earnings. Any fair value in excess of the cost basis of the servicing asset is not recognized. Servicing rights subsequently accounted under the amortization method are also reviewed for other-than-temporary impairment. When the recoverability of an impaired servicing asset accounted under the amortization method is determined to be remote, the unrecoverable portion of the valuation allowance is applied as a direct write-down to the carrying value of the servicing rights, precluding subsequent recoveries.

Derivative Instruments and Hedging Activities

As required by current accounting guidance, the Company records all derivatives in the consolidated statement of financial condition at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The Company made the election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate,

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to certain floating rate borrowings.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to adverse interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The effective portion of changes in the fair value of derivatives designated as cash flow hedges is recorded in accumulated Other Comprehensive Income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the years ended December 31, 2015 and 2014, such derivatives were used to hedge the variable cash flows associated with variable interest rate liabilities and forecasted issuance of variable liabilities. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the years ended December 31, 2015 and 2014, the Company did not record any hedge ineffectiveness.

Amounts reported in accumulated other comprehensive income related to derivatives are reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During May and August of 2015, the Company effectively early terminated the swap agreements hedging the variable interest rate liabilities and recorded an early termination loss, net of tax, in accumulated other comprehensive income, which is amortized to interest expense over the original maturity of the swap agreements. As of December 31, 2015, the Company has no interest rate swaps outstanding that are designated as cash flow hedges. See Note 15—Derivatives for additional information.

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, then the Company could also be declared in default on its derivative obligations and could be required to terminate its derivative positions with the counterparty. In addition, the Company has agreements with certain of its derivative counterparties that contain a provision where if the Company fails to maintain its status as a well-capitalized institution, then the Company could be required to terminate its derivative positions with the counterparty.

Customer Interest Rate Swaps

The Company has entered into interest rate swaps to facilitate customer transactions in connection with their financing needs. Upon entering into these swaps with borrowers, the Company enters into offsetting positions with counterparties to minimize risk to the Company. These back-to-back swaps qualify as derivatives, but are not designated as hedging instruments. As a result, these instruments are classified as trading assets and liabilities.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Interest rate swap contracts involve the risk of dealing with borrowers and counterparties and their ability to meet contractual terms. When the fair value of a derivative instrument contract is positive, this generally indicates that the counterparty or customer owes the Company, and results in credit risk to the Company. When the fair value of a derivative instrument contract is negative, the Company owes the customer or counterparty and therefore, has no credit risk. The fair value of interest rate swap contracts is included within the trading income on interest rate contracts in the consolidated statements of income at the time the swaps are entered into. Changes in the fair value of these swaps are recorded within other expenses in the consolidated statements of income.

Stock-Based Compensation

Stock-Based compensation expense is recognized for stock options awards issued to certain employees, directors or service providers, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period. See Note 20 — Stock-Based Compensation & Other Benefit Plans for additional information regarding the Company’s stock-based compensation plans.

Income Taxes

Income tax expense (benefit) is the total of the current year income tax due (or refundable) and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. As of December 31, 2015 and 2014, the Company does not have a valuation allowance offsetting deferred tax assets.

The Company applies current accounting guidance with respect to accounting for uncertainty in income taxes. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company classifies all interest and penalties related to uncertain tax positions as income tax expense. For the years ended December 31, 2015 and 2014, the Company did not identify any uncertain tax position.

Deferred Compensation

Prior to 2015, the Company had an arrangement with certain executives to defer a portion of their compensation each year. The amount deferred was paid out in equal payments over the five years subsequent to deferment, along with interest accrued on the deferred balance. The total amount deferred as of December 31, 2014 was $2,177 with interest rate paid on the deferred amount of 20%. During 2015, the Company elected to terminate the plan and paid out all amounts due under the deferred compensation plan.

Earnings Per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income available to common stockholders by the sum of the weighted average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock warrants and stock options.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations is presented below.

	Years Ended December 31,
(Dollars in thousands)	2015	2014
Weighted-average common shares outstanding	9,989,004	9,652,302

Net income available to common stockholders	$33,105	$25,321

Basic earnings per share	$3.31	$2.62

Weighted-average common shares outstanding	9,989,004	9,652,302
Dilutive effects of assumed conversions and exercise of stock options and warrants	269,598	370,443

Weighted-average common and dilutive potential common shares outstanding	10,258,602	10,022,745

Net income available to common stockholders	$33,105	$25,321

Diluted earnings per share	$3.23	$2.53

Stock options and stock warrants that result in lower potential shares issued are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect in earnings per share. As of both December 31, 2015 and 2014, there were 4,150 stock options and 31,761 stock warrants that were not included in the diluted earnings computation.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, except those resulting from investments by owners and distributions to owners. The presentation of comprehensive income is included in separate consolidated statements of comprehensive income. Comprehensive income includes the Company’s net income, other comprehensive loss/income resulting from changes in the unrealized gains and losses on available for sale securities and unrealized gains/losses on derivatives classified as cash flow hedges.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Dividend Restriction

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Company’s subsidiary Bank to the Holding Company or by the Holding Company to stockholders. Refer to Note 22 — Regulatory Matters for additional information.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Fair Value Measurements

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with current accounting guidance, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value of expected cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair Value Hierarchy

The Company classifies its financial assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 — Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated statements of financial condition, as well as the general classification of such instruments pursuant to the valuation hierarchy is described below.

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For investment securities where quoted prices are not available, fair values are obtained based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

similar securities are not available, fair values are calculated using discounted cash flows and other market indicators, such as loss severities, volatility, credit spread and optionality (Level 3). As of December 31, 2015 and 2014, the Company does not have any investment securities classified as Level 3.

Trading Assets and Liabilities: Interest rate swap agreements accounted for as trading assets and liabilities are carried at fair value. The fair value of these interest rate swaps is based on information obtained from a third party financial institution. The Company classifies the interest rate swaps within Level 2 of the valuation hierarchy.

Cash Flow Hedge: Interest rate swap agreements accounted for as cash flow hedges are carried at fair value. The fair value of these instruments is based on information obtained from a third party risk advisor. The Company classifies these instruments within Level 2 of the valuation hierarchy.

Assets Measured at Fair Value on a Nonrecurring Basis

The valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated statements of financial condition, as well as the general classification of such instruments pursuant to the valuation hierarchy is described below.

Impaired Loans: The fair value of collateral dependent impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals or opinions of value. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments could be significant. Impaired loans with fair value adjustments are classified as Level 3 in the fair value hierarchy.

Other Real Estate Owned: Foreclosed real estate assets are recorded at fair value less cost to sell upon transfer of the asset to other real estate owned. Subsequently, these assets are carried at the lower of carrying value or fair value less cost to sell. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral, less cost to sell. The Company classified these assets as Level 3.

Reserve for Unfunded Commitments

The reserve for unfunded commitments is maintained at a level believed by management to be sufficient to absorb estimated probable losses related to unfunded credit facilities and is included within accrued expenses and other liabilities in the consolidated statements of financial condition. The determination of the adequacy of the reserve is based upon an evaluation of the unfunded credit facilities. Net adjustments to the reserve for unfunded commitments are included in other noninterest expenses in the consolidated statements of income.

Recent Accounting Pronouncements

ASU 2014-01, Investments — Equity Method and Joint Ventures — Accounting for Investments in Qualified Affordable Housing Projects (“ASU 2014-01”) — In January 2014, the Financial Accounting Standards Board (“FASB”) amended existing guidance to eliminate the effective yield election and to permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Disclosures for a change in accounting principle are required upon transition. The amendments are effective for annual periods beginning after December 15, 2014. Early adoption is permitted. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

ASU 2014-04, Receivables — Troubled Debt Restructurings by Creditors — Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure (“ASU 2014-04”). In January 2014, the FASB amended existing guidance to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loans should be derecognized and the real estate recognized. These amendments clarify that an in-substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (i) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (ii) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. These amendments are effective for public business entities for annual period and interim periods within those annual periods beginning after December 15, 2014. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

ASU 2015-03, Interest — Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). In April 2015, the FASB amended existing guidance related to the presentation of debt issuance costs. It requires entities to present debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability. The guidance does not address presentation or subsequent measurement of debt issuance costs related to line-of-credit arrangements. The amendments are effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). In February 2015, the FASB issued ASU 2015-02. The amendments modify the evaluation reporting organizations must perform to determine if certain legal entities should be consolidated as VIEs. Specifically, the amendments: (1) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities; (2) eliminate the presumption that a general partner should consolidate a limited partnership; (3) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (4) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in ASU 2015-02 are effective for public business entities for fiscal years, and for interim periods beginning after December 15, 2015. The Company is currently evaluating the provisions of ASU 2015-02 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”). In September 2015, the FASB issued ASU 2015-16. The amendments in ASU 2015-16 require that an acquirer recognize adjustments to estimated amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the estimated amounts, calculated as if the accounting had been completed at the acquisition date. The amendments also require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the estimated amounts had been recognized as of the acquisition date. The amendments in ASU 2015-16 are effective for public business entities for fiscal years beginning after December 15, 2015,

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

including interim periods within those fiscal years. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company is currently evaluating the provisions of this amendment to determine the potential impact the new standard will have on the Company’s consolidated financial statements as it relates to future business combinations.

ASU 2016-01, Financial Instruments Overall (Topic 825): Recognition and Measurement of Financial Assets and Liabilities (“ASU 2016-01”). In January 2016, the FASB issued ASU 2016-01. The amendments in ASU 2016-01: (a) requires equity investments (except for those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; (b) simplifies the impairment assessment of equity securities without readily determinable fair values by requiring a qualitative assessment to identify impairment; (c) eliminates the requirement for public business entities to disclose the method and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (d) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (e) requires an entity to present separately in other comprehensive income, the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; (f) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the notes to the financial statements; and (g) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The amendments in ASU 2016-01 are effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company will evaluate the provisions of ASU 2016-01 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

Note 3. Pledged Assets

At December 31, 2015 and 2014, investment securities and loans were pledged to secure public deposits, repurchase agreements, certain borrowings and available credit facilities, as described below:

	December 31,
(In thousands)	2015	2014
Investment securities available for sale	$293,225	$122,107
Loans receivable	1,253,031	1,068,282

	$1,546,256	$1,190,389

As of December 31, 2015 and 2014 investment securities available for sale were pledged as follows: (i) $1,670 and $8,667, respectively, were pledged to collateralize swap transactions; (ii) $270,928 and $89,082, respectively were pledged to secure public funds; and (iii) $20,627 and $24,358, respectively were pledged to secure repurchase agreements.

As of December 31, 2015 and 2014 loans receivable totaling $565,011 and $496,284, respectively were pledged to secure an undrawn line of credit with the FRB. Loans receivable totaling $688,020 and $571,998 were pledged as collateral to Advances from the FHLB as of December 31, 2015 and 2014, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 4. Investment Securities

The following tables summarize the amortized cost, gross unrealized gains and losses, approximate fair value, weighted-average yield, and contractual maturities of securities available for sale and held to maturity as of December 31, 2015 and 2014.

The weighted-average yield is computed based on amortized cost and does not give effect to changes in fair value. Expected maturities of mortgage-backed securities and certain debt securities might differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Available for Sale

December 31, 2015 (Dollars in thousands)	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$110,945	$1,411	$(268)	$112,088	2.95%
Corporate	8,515	—	(1,270)	7,245	1.72%
Residential MBS	94,258	1,835	(480)	95,613	2.83%
Residential CMO	6,325	126	—	6,451	2.65%
Government sponsored entities	4,611	180	—	4,791	3.07%
Equity	2,396	61	(77)	2,380	2.11%

	$227,050	$3,613	$(2,095)	$228,568	2.86%

December 31, 2014 (Dollars in thousands)	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$23,893	$709	$(32)	$24,570	3.72%
Corporate	8,487	—	(1,017)	7,470	1.04%
Residential MBS	156,444	3,281	(804)	158,921	3.43%
Residential CMO	8,581	169	—	8,750	3.34%
Government sponsored entities	8,973	179	—	9,152	2.72%
Equity	2,423	145	(69)	2,499	—%

	$208,801	$4,483	$(1,922)	$211,362	3.29%

Held to Maturity
December 31, 2015 (Dollars in thousands)	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$116,624	$550	$(447)	$116,727	2.82%
Residential MBS	73,946	1,686	(294)	75,338	2.74%

	$190,570	$2,236	$(741)	$192,065	2.79%

December 31, 2014 (Dollars in thousands)	Cost	Unrealized Gains	Unrealized Losses	Fair Value	Weighted Average Yield
States and political subdivisions	$19,626	$140	$(40)	$19,726	3.19%
Residential MBS	87,881	2,317	(310)	89,888	3.22%

	$107,507	$2,457	$(350)	$109,614	3.21%

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

During the year ended December 31, 2013, the Company transferred a group of available-for-sale securities to held-to-maturity securities with a net unrealized loss at the date of transfer of $1,010 and a total market value of $75,800. The securities were reclassified at fair value at the time of transfer and the net unrealized gain or loss on the securities on the date of transfer became part of the securities cost basis. These unrealized gains and losses and the offsetting other comprehensive income components are being amortized into net interest income over the remaining life of the related securities as a yield adjustment, resulting in no impact on future net income. The unamortized net unrealized loss on these securities totaled $1,046 and $1,127 as of December 31, 2015 and 2014, respectively. Management determined it has both the positive intent and ability to hold these securities to maturity.

For the years ended December 31, 2015 and 2014, proceeds from sales of investment securities available for sale totaled $45,196 and $30,865, respectively. Gross gains on the sale of investment securities available for sale totaled $662 and $1,215 for the years ended December 31, 2015 and 2014, respectively. Gross losses on the sale of investment securities available for sale totaled $157 and $13 for the years ended December 31, 2015 and 2014, respectively.

The amortized cost and fair value of debt and equity securities at December 31, 2015 by contractual maturity is presented in the table below. Securities not due at a single maturity date, such as residential mortgage-backed securities and equity securities, are shown separately.

	Available for Sale		Held to Maturity
(In thousands)	Cost	Fair Value	Cost	Fair Value
Due within five years	$5,801	$5,852	$—	$—
Due from five to ten years	22,153	22,924	—	—
Due after ten years	102,442	101,799	116,624	116,727
Residential MBS	94,258	95,613	73,946	75,338
Equity	2,396	2,380	—	—

	$227,050	$228,568	$190,570	$192,065

Securities pledged at December 31, 2015 and 2014 had a carrying amount of $293,225 and $122,107, respectively. Refer to Note 3 — Pledged Assets for more information regarding pledged investment securities.

At December 31, 2015 and 2014, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Securities with unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

December 31, 2015
	Twelve months or less		Twelve months or longer		Total
(In thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available for Sale
States and political subdivisions	$29,511	$(145)	$6,954	$(123)	$36,465	$(268)
Corporate	—	—	7,245	(1,270)	7,245	(1,270)
Residential MBS	11,996	$(65)	19,978	(415)	31,974	(480)
Equity	—	—	1,423	(77)	1,423	(77)

	$41,507	$(210)	$35,600	$(1,885)	$77,107	$(2,095)

Held to Maturity
States and political subdivisions	$73,226	$(447)	$—	$—	$73,226	$(447)
Residential MBS	7,889	(62)	10,829	(232)	18,718	(294)

	$81,115	$(509)	$10,829	$(232)	$91,944	$(741)

December 31, 2014
	Twelve months or less		Twelve months or longer		Total
(In thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Available for Sale
States and political subdivisions	$6,370	$(32)	$—	$—	$6,370	$(32)
Corporate	—	—	7,470	(1,017)	7,470	(1,017)
Residential MBS	7,926	(27)	37,727	(777)	45,653	(804)
Equity	—	—	1,431	(69)	1,431	(69)

	$14,296	$(59)	$46,628	$(1,863)	$60,924	$(1,922)

Held to Maturity
States and political subdivisions	$17,023	$(40)	$—	$—	$17,023	$(40)
Residential MBS	—	—	21,851	(310)	21,851	(310)

	$17,023	$(40)	$21,851	$(310)	$38,874	$(350)

As of December 31, 2015, the Company’s investment security portfolio had 58 securities in an unrealized loss position. The majority of unrealized losses twelve months or longer were related to the Company’s holdings of two corporate securities issued by a large national bank. At December 31, 2015, S&P rated the two securities graded as BBB-. The Company considers the decline in fair value of these securities to be primarily attributable to temporary illiquidity and the financial conditions affecting these markets and not necessarily the expected cash flows of the individual securities. Due to the illiquidity in the market, it is unlikely that the Company would be able to recover its investment in these securities if the Company sold the securities at this time. However, the Company does not have the intent to sell these securities and it is more likely than not that it will not be required

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

to sell the securities before their anticipated recovery. Consequently, the Company believes there is no OTTI related to these securities, or any other security in an unrealized loss position, as of December 31, 2015 and 2014.

Note 5. Loans Receivable and the Allowance for Loan Losses

The composition of loans receivable, net is summarized as follows:

	As of December 31,
(In thousands)	2015	2014
Loans receivable
Real estate mortgages
Construction & land development	$305,798	$220,324
1 - 4 family first mortgage	311,784	304,214
1 - 4 family junior mortgage	127,027	113,563
Commercial	1,589,685	1,408,633
Other	4,721	5,379

Total real estate mortgages	2,339,015	2,052,113
Commercial, financial & agricultural	594,131	456,922
Consumer & other	12,135	11,130

Total loans receivable	$2,945,281	$2,520,165

As of December 31, 2015 and 2014, the Company had net deferred origination fees on loans receivable totaling $4,925 and $2,998, respectively.

The recorded investment in purchased credit impaired loans as of December 31, 2015 and 2014 totaled $4,852 and $7,262, respectively. As of December 31, 2015 and 2014, these purchased credit impaired loans had un-accreted discounts of $785 and $1,528, respectively. For the years ended December 31, 2015 and 2014, the accretion of the purchased credit impaired loans’ net impact to the loan’s interest income in the consolidated statements of income was immaterial.

During December 2015, the Company sold approximately $47,800 in residential mortgage loans to a third party and recorded a gain of approximately $1,100, which is included within other non-interest income in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The following table summarizes the risk category of the Company’s loans, by portfolio segment as of December 31, 2015 and 2014.

December 31, 2015

(In thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$296,959	$2,174	$6,665	$—	$305,798
1 - 4 family first mortgage	297,671	6,886	7,179	48	311,784
1 - 4 family junior mortgage	114,125	10,127	2,775	—	127,027
Commercial	1,544,957	35,170	9,558	—	1,589,685
Other	4,539	—	182	—	4,721

Total real estate mortgages	2,258,251	54,357	26,359	48	2,339,015
Commercial, financial & agricultural	563,006	27,381	2,980	764	594,131
Consumer & other	12,121	—	14	—	12,135

Total loans receivable	$2,833,378	$81,738	$29,353	$812	$2,945,281

December 31, 2014

(In thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Loans receivable
Real estate mortgages
Construction & land development	$209,740	$2,217	$8,367	$—	$220,324
1 - 4 family first mortgage	291,349	5,706	7,160	—	304,215
1 - 4 family junior mortgage	101,564	9,786	2,213	—	113,563
Commercial	1,385,267	11,700	11,666	—	1,408,633
Other	5,134	—	244	—	5,378

Total real estate mortgages	1,993,054	29,409	29,650	—	2,052,113
Commercial, financial & agricultural	438,311	14,656	3,182	773	456,922
Consumer & other	11,117	—	13	—	11,130

Total loans receivable	$2,442,482	$44,065	$32,845	$773	$2,520,165

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The following table presents the aging of loans receivable by portfolio segment as of December 31, 2015 and 2014:

December 31, 2015
		Past Due Status of Accruing Loans
(In thousands)	Current	30 - 59 Days	60 - 89 Days	90+ Days	Total Past Due	Non- Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$299,618	$—	$—	$—	$—	$6,180	$305,798
1 - 4 family first mortgage	306,951	1,844	62	—	1,906	2,927	311,784
1 - 4 family junior mortgage	125,487	32	43	—	75	1,465	127,027
Commercial	1,583,332	577	385	—	962	5,391	1,589,685
Other	4,539	—	—	—	—	182	4,721

Total real estate mortgages	2,319,927	2,453	490	—	2,943	16,145	2,339,015
Commercial, financial & agricultural	592,742	152	38	—	190	1,199	594,131
Consumer & other	12,096	21	4	—	25	14	12,135

Total loans receivable	$2,924,765	$2,626	$532	$—	$3,158	$17,358	$2,945,281

December 31, 2014
		Past Due Status of Accruing Loans
(In thousands)	Current	30 - 59 Days	60 - 89 Days	90+ Days	Total Past Due	Non- Accrual	Total
Loans receivable
Real estate mortgages
Construction & land development	$212,037	$—	$—	$—	$—	$8,287	$220,324
1 - 4 family first mortgage	299,901	346	424	65	835	3,478	304,214
1 - 4 family junior mortgage	112,116	51	75	—	126	1,321	113,563
Commercial	1,400,987	547	636	—	1,183	6,463	1,408,633
Other	5,199	—	—	—	—	180	5,379

Total real estate mortgages	2,030,240	944	1,135	65	2,144	19,729	2,052,113
Commercial, financial & agricultural	455,316	209	22	—	231	1,375	456,922
Consumer & other	11,115	2	—	—	2	13	11,130

Total loans receivable	$2,496,671	$1,155	$1,157	$65	$2,377	$21,117	$2,520,165

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Allowance for Loan Losses

The following table presents the activity in the allowance for loan and lease losses by portfolio segment for the years ended December 31, 2015 and 2014.

	For the year ended December 31, 2015
	Real Estate Mortgages
(In thousands)	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$4,995	$2,521	$964	$12,859	$30	$21,369	$4,172	$139	$25,680
Provision for loan losses	(257)	374	287	2,932	(8)	3,328	2,146	2	5,476
Charge-offs	(225)	(307)	(1)	(112)	—	(645)	(152)	(81)	(878)
Recoveries	1,321	94	94	552	—	2,061	269	58	2,388

Ending balance	$5,834	$2,682	$1,344	$16,231	$22	$26,113	$6,435	$118	$32,666

ALL for loans individually evaluated for impairment	$117	$183	$125	$938	$—	$1,363	$459	$—	$1,822
ALL for loans collectively evaluated for impairment	5,717	2,499	1,219	15,293	22	24,750	5,976	118	30,844

	$5,834	$2,682	$1,344	$16,231	$22	$26,113	$6,435	$118	$32,666

Loans individually evaluated for impairment	$6,164	$7,516	$10,655	$17,837	$182	$42,354	$7,264	$—	$49,618
Loans collectively evaluated for impairment	299,634	304,268	116,372	1,571,848	4,539	2,296,661	586,867	12,135	2,895,663

	$305,798	$311,784	$127,027	$1,589,685	$4,721	$2,339,015	$594,131	$12,135	$2,945,281

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

	For the year ended December 31, 2014
	Real Estate Mortgages
(In thousands)	Construction & land development	1 - 4 family first mortgage	1 - 4 family junior mortgage	Commercial	Other	Total	Commercial, financial & agricultural	Consumer & other	Total
Beginning balance	$4,290	$2,215	$804	$15,429	$117	$22,855	$4,534	$120	$27,509
Provision for loan losses	1,309	220	455	148	(46)	2,086	545	119	2,750
Charge-offs	(837)	(626)	(342)	(2,801)	(42)	(4,648)	(1,109)	(150)	(5,907)
Recoveries	233	712	47	83	1	1,076	202	50	1,328

Ending balance	$4,995	$2,521	$964	$12,859	$30	$21,369	$4,172	$139	$25,680

ALL for loans individually evaluated for impairment	$90	$295	$13	$603	$—	$1,001	$388	$—	$1,389
ALL for loans collectively evaluated for impairment	4,905	2,226	952	12,255	30	20,368	3,784	139	24,291

	$4,995	$2,521	$965	$12,858	$30	$21,369	$4,172	$139	$25,680

Loans individually evaluated for impairment	$8,404	$6,607	$9,811	$19,210	$181	$44,213	$8,269	$—	$52,482
Loans collectively evaluated for impairment	211,920	297,608	103,752	1,389,423	5,197	2,007,900	448,653	11,130	2,467,683

	$220,324	$304,215	$113,563	$1,408,633	$5,378	$2,052,113	$456,922	$11,130	$2,520,165

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Impaired Loans

The following table presents impaired loans, by portfolio segment, as of December 31, 2015 and 2014:

December 31, 2015

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
(In thousands)
With no related allowance:
Real estate mortgages
Construction & land development	$5,818	$5,839	$—	$6,903	$12
1 - 4 family first mortgage	5,570	5,702	—	5,692	193
1 - 4 family junior mortgage	10,313	10,685	—	10,343	386
Commercial	12,694	13,168	—	13,318	620
Other	182	182	—	182	—

Total real estate mortgages	34,577	35,576	—	36,438	1,211
Commercial, financial & agricultural	5,969	6,148	—	6,286	274

Total with no related allowance recorded	40,546	41,724	—	42,724	1,485
With related allowance:
Real estate mortgages
Construction & land development	346	349	117	347	19
1 - 4 family first mortgage	1,946	1,991	183	2,364	95
1 - 4 family junior mortgage	342	342	125	343	7
Commercial	5,143	5,152	938	5,210	180

Total real estate mortgages	7,777	7,834	1,363	8,264	301
Commercial, financial & agricultural	1,295	1,295	459	1,323	45

Total with related allowance recorded	9,072	9,129	1,822	9,587	346

Total impaired loans	$49,618	$50,853	$1,822	$52,311	$1,831

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

December 31, 2014

(In thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Real estate mortgages
Construction & land development	$6,688	$7,178	$—	$7,126	$134
1 - 4 family first mortgage	4,389	4,683	—	4,550	192
1 - 4 family junior mortgage	5,310	5,651	—	5,492	169
Commercial	15,514	16,222	—	17,148	822
Other	181	180	—	260	—

Total real estate mortgages	32,082	33,914	—	34,576	1,317
Commercial, financial & agricultural	2,769	2,957	—	3,052	141

Total with no related allowance recorded	34,851	36,871	—	37,628	1,458
With related allowance:
Real estate mortgages
Construction & land development	1,716	1,739	90	1,757	—
1 - 4 family first mortgage	2,218	2,204	295	2,652	19
1 - 4 family junior mortgage	4,501	4,542	13	4,501	180
Commercial	3,696	3,720	603	3,785	92

Total real estate mortgages	12,131	12,205	1,001	12,695	291
Commercial, financial & agricultural	5,500	5,500	388	5,515	240

Total with related allowance recorded	17,631	17,705	1,389	18,210	531

Total impaired loans	$52,482	$54,576	$1,389	$55,838	$1,989

Troubled Debt Restructurings

As of December 31, 2015 and 2014, the Company has a recorded investment in troubled debt restructurings of $20,574 and $19,673, respectively. The Company has allocated $1,007 and $920 of specific allowance for those loans at December 31, 2015 and 2014, respectively. In addition, as of December 31, 2015, the Company has committed to lend additional amounts totaling up to $22. As of December 31, 2014, the Company did not have any commitments to extend additional amounts for any TDRs.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The post-modification balance of loan modifications that are considered TDRs, grouped by major modification type, and completed during the years ended December 31, 2015 and 2014, were as follows:

	As of December 31, 2015
(In thousands)	Deferral of Principal and/or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other	Total
Real estate mortgages
Construction & land development	$302	$—	$—	$—	$302
1 - 4 family first mortgage	—	—	25	210	235
1 - 4 family junior mortgage	469	—	—	152	621
Commercial	242	1,256	753	—	2,251

Total real estate mortgages	1,013	1,256	778	362	3,409
Commercial, financial & agricultural	—	—	70	—	70

Total	$1,013	$1,256	$848	$362	$3,479

	As of December 31, 2014
(In thousands)	Deferral of Principal and/or Interest	Temporary Rate Reduction or Term Extension	Maturity or Term Extension	Other(1)	Total
Real estate mortgages
Construction & land development	$86	$—	$—	$—	$86
Other	—	—	—	8,169	8,169

Total real estate mortgages	86	—	—	8,169	8,255
Commercial, financial & agricultural	—	1,195	119	4,559	5,873

Total	$86	$1,195	$119	$12,728	$14,128

(1)	Includes the loans of a certain customer for which the assets collateralizing the loans were re-distributed between the loans. The Company’s total credit exposure to the relationship did not change at the time the of the TDR.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Loan modifications considered TDRs during the years ended December 31, 2015 and 2014, were as follows:

	As of December 31, 2015			As of December 31, 2014
(In thousands)	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
Real estate mortgages
Construction & land development	1	$317	$302	1	$111	$86
1 - 4 family first mortgage	2	241	235	—	—	—
1 - 4 family junior mortgage	3	621	621	—	—	—
Commercial	3	2,737	2,251	—	—	—
Other	—	—	—	2	8,169	8,169

Total real estate mortgages	9	3,916	3,409	1	8,280	8,255
Commercial, financial & agricultural	2	71	70	5	5,878	5,873

Total	11	$3,987	$3,479	6	$14,158	$14,128

For the year ended December 31, 2015 new TDRs increased the ALL by $294 and did not result in loan charge offs for that period. For the year ended December 31, 2014 new TDRs increased the ALL by $390 and did not result in loan charge offs for that period.

The following table presents loans modified that are considered a TDR over the last twelve months that have subsequently defaulted during the years ended December 31, 2015 and 2014:

	December 31, 2015		December 31, 2014
(In thousands)	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Real estate mortgages
Construction & land development	—	$—	1	$80
1 - 4 family first mortgage	1	24	—	—

Total real estate mortgages	1	24	1	80
Commercial, financial & agricultural	1	10	—	—

Total	2	$34	1	$80

During the year ended December 31, 2015, a charge-off in the amount of $253 was recorded on a TDR before it was transferred to OREO. The remaining TDRs that defaulted during the year ending December 31, 2015 did not affect the ALL balance. The TDR that defaulted during the year ending December 31, 2014 did not affect the ALL balance and did not result in loan charge offs during the year ended December 31, 2014.

Concentration of Credit Risk

The Company originates commercial, commercial real estate, residential real estate, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas. As of December 31, 2015, 79% of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market areas. As of December 31, 2015, 20% of the Company’s loan portfolio consists of commercial and industrial type loans.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

In accordance with Florida state regulation, USAmeriBank does not extend credit to any single borrower or group of related borrowers on a secured basis in excess of 25% of Tier 1 Bank Capital, as defined, or approximately $76,842, or on an unsecured basis in excess of 15% of Tier 1 Bank Capital, as defined, or approximately $46,105. In addition, USAmeriBank policies may further limit the extension of credit to any single borrower or group of related borrowers, under certain circumstances, which are evaluated on a case-by-case basis.

Note 6. Premises and Equipment, net

Premises and equipment consisted of the following:

	As of December 31,
	2015	2014
Land and land improvements	$17,632	$16,084
Buildings and building improvements	42,730	39,387
Leasehold improvements	4,039	3,994
Furniture, fixtures and equipment	9,872	8,026
Software	1,191	957
Construction in process	642	3,582

	76,106	72,030
Accumulated depreciation & amortization	(16,216)	(13,051)

	$59,890	$58,979

Depreciation and amortization expense was $3,403 and $3,232 for the years ended December 31, 2015 and 2014, respectively and is included within occupancy expenses and other expenses in the consolidated statements of income.

Estimated costs to complete the Company’s construction projects are approximately $180 as of December 31, 2015.

Note 7. Other Real Estate Owned, net

The following table presents the Company’s other real estate owned, net of allowance for losses:

	As of December 31,
(In thousands)	2015	2014
Construction & land development	$6,236	$3,611
1-4 family residential	804	1,099
Commercial	4,914	5,241
Other	1,028	1,028

Ending balance	$12,982	$10,979

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The following table presents the activity within other real estate owned, net of valuation allowance, for the periods indicated:

	For the years ended December 31,
(In thousands)	2015	2014
Beginning balance	$10,979	$15,340
Additions	6,045	427
Sales	(3,426)	(4,506)
Provision for losses	(616)	(282)

Ending balance	$12,982	$10,979

As of December 31, 2015 and 2014, the recorded investment in consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totaled $924 and $2,571, respectively.

Note 8. Other Investments

The following table presents the Company’s other investments for the respective periods:

	As of December 31,
(In thousands)	2015	2014
Laramar Multi-Family Value Fund	$3,387	$4,394
Small Business Company Investment Fund	592	229
Tax certificates	3,001	4,274
Low Income Housing Tax Credit Fund	3,970	—

	$10,950	$8,897

As of December 31, 2015 and 2014, the Company’s maximum exposure to loss from these investments is limited to the carrying value of the investments as of these dates.

Laramar Multi-Family Value Fund (“Laramar Fund”)

The Laramar Fund was created during 2006 to deal in certain strategic investments, such as: (i) multi-family real estate assets located in the United States; and (ii) debt or debt-like instruments secured or issued by entities primarily engaged in the management or operation of multi-family real estate assets located in the United States. The Company received $1,007 and $417 in cash distributions during the years ended December 31, 2015 and 2014, respectively. The Company did not recognize any equity in undistributed earnings related to the Laramar Multi-Family Value Fund during the years ended December 31, 2015 and 2014.

Small Business Investment Company Fund (“SBIC”)

Company has investments in two small business investment company funds. Small business investment company funds are private equity funds that are required to invest in small businesses. As of December 31, 2015, the Company has a remaining commitment to invest additional funds of $2,201. During the years ended December 31, 2015 and 2014, the Company recognized a loss of $19 and $109. Gains and losses in SIBCs are included within other income in the consolidated statements of income.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Tax Certificates

The Company purchased tax certificates from local municipalities at auction, assuming a lien position that is generally superior to any mortgage liens that are on the property. The tax certificates earn income based on interest rates (determined at auction) and penalties assigned by the municipality. Tax certificates held at December 31, 2015 and 2014 totaled $294 and $878, respectively. The Company also has an investment in a fund of tax certificates with a balance of $2,707 and $3,396 at December 31, 2015 and 2014, respectively.

Low Income Housing Tax Credit (“LIHTC”)

The LIHTC is a federal program provides for tax incentives to encourage individual and corporate investors to invest in the development, acquisition and rehabilitation of affordable rental housing. The LIHTC is an indirect federal subsidy that finances low-income housing and allows investors to claim tax credits on their federal income tax returns. The tax credit is calculated as a percentage of costs incurred in developing the affordable housing property, and is claimed annually over a 10-year period.

In March of 2015, the Company entered into an agreement with a third party to invest up to $4,000, or 8% limited partner interest in a LIHTC fund. The Company elected to amortize the investment and record the tax benefit under the proportional amortization method, where the Company amortizes the investment in proportion to the tax credits and other benefits received and recognizes the net investment performance in the income statement as a component of income tax expense.

As of December 31, 2015, the Company had unconditional and legally binding equity contributions of $2,898 related to the LIHTC. The tax benefit for the year ended December  31, 2015 totaled $11 and is included within the income tax expense in the consolidated statements of income.

Note 9. Goodwill and Other Intangibles

Goodwill

As of both December 31, 2015 and 2014, the carrying amount of Goodwill was $6,447 and is related to the 2008 acquisition of Liberty Bank. The company performed a qualitative analysis to identify potential impairment in Goodwill and concluded that it was more likely than not that the fair value exceeded the carrying value and that no impairment was necessary for the years ended December 31, 2015 and 2014.

Acquired Intangible Assets

Acquired intangible assets consist of the core deposit intangible resulting from the December 31, 2008 acquisition of Liberty Bank and the December 31, 2010 acquisition of ALIANT Financial Corporation. The carrying amount of the intangible assets totaled $6,422 and $7,656 at December 31, 2015 and 2014, net of amortization of $6,817 and $5,583, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Estimated amortization expense for each of the next five years and thereafter is as follows:

(In thousands)
2016	$1,234
2017	1,231
2018	1,163
2019	1,124
2020	1,123
Thereafter	547

$6,422

Servicing Assets

The Company routinely originates loans and, at times, may sell the guaranteed portion of the loans while retaining the servicing of the sold portion of the loans. The Company records a servicing asset when the right to service loans is retained.

The changes in the carrying value of the servicing asset is summarized as follows:

	For the years ended December 31,
(In thousands)	2015	2014
Balance at the beginning of period	$536	$385
Caitalization of servicing asset	190	198
Amortization of servicing asset	(108)	(47)

Balance at the end of period	$618	$536

Note 10. Other Assets

Other assets consisted of the following:

	As of December 31,
(In thousands)	2015	2014
Accounts receivable	$460	$1,953
Interest rate swaps	5,512	4,017
Prepaid expenses	2,097	3,992
Other assets	695	642

	$8,764	$10,604

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 11. Deposits

The following table presents the Company’s deposit by type for the periods indicated:

	As of December 31,
(In thousands)	2015	2014
Non-interest bearing deposits	$759,119	$654,310
NOW accounts	177,873	132,068
Money market	975,057	632,589
Savings	139,983	163,902
Certificates of deposit	703,362	866,470
Brokered time deposits	121,922	91,460
Brokered money market	107,000	—

Total deposits	$2,984,316	$2,540,799

Time deposits that meet or exceed the FDIC insurance limit of $250 as of December 31, 2015 and 2014 were $208,901 and $258,187, respectively.

As of December 31, 2015 and 2014, overdrafts totaling $345 and $443, respectively, were reclassified from deposits to loans.

Scheduled maturities of time deposits are as follows:

(In thousands)
2016	$570,717
2017	192,655
2018	37,842
2019	10,531
2020	13,539

$825,284

Note 12. Repurchase Agreements

The Company enters into repurchase agreements to facilitate the needs of our customers. Repurchase agreements consist of balances in transaction accounts of customers that are swept nightly to an overnight investment account and are collateralized with investment securities having a market value no less than the balance borrowed. The investment securities pledged are subject to market fluctuations as well as prepayments of principal. The Company monitors the risk of the fair value of its pledged collateral falling below the balance of the repurchase agreements on a daily basis and may be required to provide additional collateral. Securities pledged as collateral are maintained with a safekeeping agent.

At December 31, 2015 and 2014, repurchase agreements totaled $20,315 and $12,843, all of which mature on an overnight and continuous basis. As of December 31, 2015 and 2014, investment securities pledged for the outstanding repurchase agreements consisted of Residential CMO, and Agency MBS.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 13. Borrowings

The Company’s borrowings’ net carrying value as of December 31, 2015 and 2014 consisted of the following:

	As of December 31,
(In thousands)	2015	2014
Advances from the Federal Home Loan Bank
Advances with maturities ranging from January 2016 through November 2020, with effective rates ranging from 0.27% to 3.29%, averaging an effective rate of 0.66% and 0.83% at December 31, 2015 and 2014, respectively	$279,730	$208,884

Term Loan
$20,000 floating rate term loan maturing June 2017, collateralized by common stock of the Bank, bearing interest at three-month LIBOR plus 3.0% (3.33% and 3.26% at December 31, 2015 and 2014, respectively), with principal and interest payable quarterly.	14,721	17,696

Subordinated Debentures
$15,500 unsecured, floating rate loan maturing December 2036 (callable beginning December 2011), bearing interest at three-month LIBOR plus 1.80% (2.09% and 2.04% at December 31, 2015 and 2014, respectively), with interest payable quarterly.	8,729	8,408
$13,500 unsecured, fixed rate loan maturing March 2023 (callable beginning March 2019), bearing interest at 7.50%, payable quarterly.	13,100	13,044

	$316,280	$248,032

Advances from the Federal Home Loan Bank

In connection with the acquisition of ALIANT Financial Corporation on December 31, 2010, the Company acquired certain Advances from the FHLB with premium. The unamortized premium as of December 31, 2015 and 2014 totaled $816 and $1,377, respectively.

Maximum advances from the FHLB outstanding at any month-end during the years ended December 31, 2015 and 2014 were $377,453 and $294,766, respectively. The weighted average interest rate was 0.79% and 1.26% for the years ended December 31, 2015 and 2014, respectively.

As of December 31, 2015, the Company had pledged qualified collateral in the form of residential first mortgage and commercial real estate loans with fair value totaling $654,183 and $536,141 as of December 31, 2015 and 2014, respectively, to secure the advances from the FHLB, which generally, the FHLB is not permitted to sell or repledge. Advances from the FHLB are subject to early termination fees.

As of December 31, 2015 and 2014, the Company had a line of credit with the FHLB of Atlanta of up to 30% of the assets reflected in the statement of financial condition of USAmeriBank, as filed with the Bank’s primary regulator. As of December 31, 2015, the Company could draw an additional $836,335.

Term Loan

The Company entered into a 3-month LIBOR plus 3.0% term loan agreement with a local financial institution in March 2014. At the time the loan agreement was signed, 50% of the loan was guaranteed by an entity affiliated

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

with a member of the Board of Directors of the Company and the Company paid 1% of the outstanding guarantee to this entity. During April 2015, the loan agreement was amended to remove the guarantee from the affiliated entity. Principal payments of $750 are due quarterly, with such payments increasing to $1,000 starting in March 2016.

The term loan’s unamortized debt issue costs as of December 31, 2015 and 2014 totaled $29 and $54, respectively.

The maximum term loan amount at any month-end during the years ended December 31, 2015 and 2014 was $17,750 and $20,000, respectively. The weighted average interest on the term loan was 3.67% and 3.91% for the years ended December 31, 2015 and 2014, respectively.

Subordinated Debentures

The Company acquired the $15,500 unsecured floating rate subordinated debenture related to a statutory trust that issued trust preferred securities to the public in connection with the ALIANT Financial Corporation acquisition in December 31, 2010. The proceeds from such issuance, together with the proceeds of the related issuance of common securities of the trust, were used by the trust to purchase subordinated debentures issued by the ALIANT Financial Corporation. This trust is not consolidated by the Company as required by current accounting guidance.

As of December 31, 2015 and 2014, the un-accreted discount totaled $6,735 and 7,056, respectively.

The maximum subordinated debentures amount at any month-end for both years ended December 31, 2015 and 2014 was $28,964. The weighted average interest on the subordinated debentures was 7.94% and 7.77% for the years ended December 31, 2015 and 2014, respectively.

In addition, the Company has a line of credit with the Federal Reserve Bank Discount Window for short term advances that is collateralized by commercial and residential mortgage loans. No borrowings were outstanding on this line at December 31, 2015 and 2014.

Interest expense includes the amortization and accretion of premiums, discounts and debt issue costs of $159 and $1,227 for the years ended December 31, 2015 and 2014, respectively.

The following table presents the aggregate amounts by contractual maturities of the Company’s borrowings at December 31, 2015:

Year
2016	$257,250
2017	11,026
2018	878
2019	156
2020	25,141
Thereafter	21,829

$316,280

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 14. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
(In thousands)	2015	2014
Accounts payable	$2,497	$1,527
Accrued interest payable	730	943
Accrued expenses	6,173	6,014
Other liabilities	4,171	1,335
Interest rate SWAPs	5,512	4,017

	$19,083	$13,836

Note 15. Derivatives

During May 2015, the Company elected to early terminate three swap agreements with a total notional amount of $48,500 and transferred the unrealized loss of $811 (net of deferred tax of $509) to accumulated other comprehensive income. The total loss of $1,320 will be amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from August 2018 to May 2019. For the year ended December 31, 2015, the Company recorded $229 of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

During August 2015, the Company elected to early terminate the remaining two swap agreements with a total notional amount of $20,000 and transferred the unrealized loss of $250 (net of deferred tax of $157) to accumulated other comprehensive income. The total loss of $407 will be amortized to interest expense over the remaining term of each of the swap agreements, with dates ranging from June 2018 to January 2019. For the year ended December 31, 2015, the Company recorded $53 of interest expense related to the amortization of the loss within advances from the FHLB in the consolidated statements of income.

As of December 31, 2014, the fair value of derivatives in a net liability position, which excludes any adjustment for nonperformance risk related to these derivative agreements, was $1,250. As of December 31, 2014, the Company had minimum collateral posting thresholds with certain of its derivative counterparties and posted $1,204 in investment securities as collateral to secure its obligations under these agreements. If the Company had breached any of the provisions described above at December 31, 2014, it could have been required to settle its obligations under the agreements at the termination value and would have been required to pay any additional amounts due in excess of amounts previously posted as collateral with the respective counterparty.

For the year ended December 31, 2014, interest expense recorded on these swap transactions totaled $231 and is reported as a component of interest expense on Advances from the FHLB.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Effect of Derivative Instruments on Income and Comprehensive Income

The tables below present the effect of the Company’s derivative financial instruments on interest expense and comprehensive income for the year ended December 31, 2014. As described above, during the year ended December 31, 2015, the Company early-terminated the five swap agreements that were outstanding as of December 31, 2014.

	December 31, 2014
(In thousands)	Amount of Loss Recognized in OCI (Effective Portion)	Amount of Loss Reclassified from Accumulated OCI to Interest Expense	Amount of Gain/(Loss) Recognized in Other Noninterest Income (Ineffective Portion)
Interest rate swaps	$(964)	$142	$—

A summary of the Company’s customer interest rate swaps is included in the following table:

	As of December 31, 2015			As of December 31, 2014
	Notional Amount	Fair Value		Notional Amount	Fair Value
(In thousands)		Asset	Liability		Asset	Liability
Pay variable/receive fixed swaps	$235,032	$5,512	$—	$213,051	$4,017	$—
Pay fixed/receive variable swaps	235,032	—	5,512	213,051	—	4,017

Note 16. Fair Value of Assets and Liabilities

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The tables below present the balance of assets and liabilities measured at fair value on a recurring basis for the periods presented.

(In thousands)	Level 1	Level 2	Level 3	Total
December 31, 2015
Assets
Investment securities available for sale	$2,380	$226,188	$—	$228,568
Trading assets	—	5,512	—	5,512

Total assets measured at fair value on a recurring basis	$2,380	$231,700	$—	$234,080

Liabilities
Trading liabilities	$—	$5,512	$—	$5,512

Total liabilities measured at fair value on a recurring basis	$—	$5,512	$—	$5,512

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

(In thousands)	Level 1	Level 2	Level 3	Total
December 31, 2014
Assets
Investment securities available for sale	$2,499	$208,863	$—	$211,362
Trading assets	—	4,017	—	4,017

Total assets measured at fair value on a recurring basis	$2,499	$212,880	$—	$215,379

Liabilities
Trading liabilities	$—	$4,017	$—	$4,017
Cash flow hedge liability(1)	—	1,250	—	1,250

Total liabilities measured at fair value on a recurring basis	$—	$5,267	$—	$5,267

(1)	Does not include accrued interest totaling $55 as of December 31, 2014.

There were no transfers between Level 1 and Level 2 during the years ended December 31, 2015 and 2014.

Assets Recorded at Fair Value on a Non-recurring Basis

The following table presents the financial instruments carried in the consolidated statements of financial condition by caption and by level in the fair value hierarchy at December 31, 2015 and 2014, for which a nonrecurring change in fair value has been recorded.

	As of December 31, 2015
(In thousands)	Level 1	Level 2	Level 3	Total
Impaired loans	$—	$—	$6,414	$6,414
Other real estate owned	—	—	12,982	12,982

Total assets measured at fair value on a non-recurring basis	$—	$—	$19,396	$19,396

	As of December 31, 2014
(In thousands)	Level 1	Level 2	Level 3	Total
Impaired loans	$—	$—	$11,130	$11,130
Other real estate owned	—	—	10,979	10,979

Total assets measured at fair value on a non-recurring basis	$—	$—	$22,109	$22,109

As of December 31, 2015 and 2014, The Company’s impaired loans include $1,295 and $5,500, respectively of non-collateral dependent loans with related allowance of $459 and $388, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The following table includes quantitative information about significant unobservable inputs used to measure the fair value of Level 3 instruments.

As of December 31, 2015

	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range
Impaired loans	$6,414	Property appraisal	Management discount for property type and recent market volatility	10%
Other real estate owned	12,982	Property appraisals	Management discount for property type and recent market volatility	10%

As of December 31, 2014

	Fair Value Measurement Using
Description	Level 3	Valuation Technique	Unobservable Inputs	Range
Impaired loans	$11,130	Property appraisal	Management discount for property type and recent market volatility	10%
Other real estate owned	10,979	Property appraisals	Management discount for property type and recent market volatility	10%

The Company records non-recurring fair value adjustments on collateral dependent loans, which are loans for which the repayment of the loan is expected to be provided solely by the underlying collateral, to reflect partial write-offs via the allowance for loan losses that are based on the fair value of the collateral. The fair value of the collateral is obtained from appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

Other real estate owned is reported at the lower of cost or fair value less cost to sell. The Company recognizes a charge-off via the allowance for loan losses for the excess of the loan’s carrying value over the property’s fair value less cost to sell at the time the property is transferred from loans to other real estate owned. The fair value of the collateral is obtained from current and prior appraisals or opinions of value that take into consideration prices in observed transactions involving similar assets in similar locations and may be adjusted for specific characteristics and or assumptions related to the properties, which may not be market observable. Subsequent declines in the fair value of the properties are recorded as charge to earnings via the provision for other real estate losses, included within the net gains (losses) on other real estate owned in the consolidated statements of income. Cost to sell are usually estimated to be 10% of the fair value of the collateral.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Fair Value of Financial Instruments

The following tables present the carrying amounts of financial instruments and their estimated fair values as of the periods presented. The use of different market assumptions may have a material effect on the estimated fair value amounts.

	As of December 31, 2015
(In thousands)	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$102,435	$102,435	$102,435	$—	$—
Investment securities AFS	228,568	228,568	2,380	226,188	—
Investment securities HTM	190,570	192,065	—	192,065
FHLB and FRB stock	20,496	20,496	—	—	20,496
Loans	2,912,926	2,913,316	—	—	2,913,316
Accrued interest receivable	8,467	8,467	8,467	—	—
Trading assets	5,512	5,512	—	5,512	—

Liabilities
Deposits	$2,984,316	$2,867,829	$—	$2,867,829	$—
Repurchase agreements	20,315	20,315	20,315	—	—
Term loan	14,721	14,655	—	—	14,655
FHLB Advances	279,730	282,795	—	—	282,795
Subordinated debentures	21,829	24,803	—	—	24,803
Accrued interest payable	730	730	730	—	—
Trading liabilities	5,512	5,512	—	5,512	—

	As of December 31, 2014
(In thousands)	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$72,780	$72,780	$72,780	$—	$—
Investment securities AFS	211,362	211,362	2,499	208,863	—
Investment securities HTM	107,507	109,614	—	109,614	—
FHLB and FRB stock	17,794	17,794	—	—	17,794
Loans	2,494,485	2,502,459	—	—	2,502,459
Accrued interest receivable	7,069	7,069	7,069	—	—
Trading assets	4,017	4,017	—	4,017	—

Liabilities
Deposits	$2,540,799	$2,472,682	$—	$2,472,682	$—
Repurchase agreements	12,843	12,843	12,843	—	—
Term loan	17,696	17,696	—	—	17,696
FHLB Advances	208,884	211,393	—	—	211,393
Subordinated debentures	21,452	21,452	—	—	21,452
Accrued interest payable	943	943	943	—	—
Trading liabilities	4,017	4,017	—	4,017	—
Cash flow hedge liability	1,250	1,250	—	1,250	—

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Cash and cash equivalents

The carrying value of short-term financial instruments, which includes cash and cash equivalents, approximates fair value since they have short-term or no stated maturity and pose limited credit risk to the Company.

Investment securities AFS

Investment securities AFS are reported at fair value. The fair value of investment securities AFS classified as Level 1 is obtained from readily available pricing sources for market transactions involving identical investment securities. The fair value for Level 2 investment securities AFS is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Investment securities HTM

Investment securities HTM are reported at amortized cost. The fair value for Level 2 investment securities HTM is based on inputs other than quoted prices that are observable for the investment security, either directly or indirectly and may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

FHLB and FRB Stock

FHLB and FRB stock fair value approximates original cost as they are redeemed at carrying value.

Loans

Loans held for sale are carried at the lower of cost or fair value, as determined by market prices of similar loans. Loans receivable are carried at their unpaid principal balance, less unearned interest, net of deferred loan fees or costs, premiums and discounts, and net of the allowance for loan losses. The fair value of loans receivable is obtained using the discounted cash flow method, using market rates and incorporating a credit spread based on the type of loan (commercial or residential).

Trading assets and Trading Liabilities

Trading assets and liabilities include the fair value measurement of the Company’s customer interest rate swaps. The fair value of these interest rate swaps is based on information obtained from a third party financial institution. The Company classifies the interest rate swaps within Level 2 of the valuation hierarchy.

Deposits

The fair value of deposits with no stated maturity is based on the amount payable on demand as of the respective date. The fair value of deposits with stated maturities are estimated using a discounted cash flow based on the LIBOR/SWAP curve.

Customer repurchase agreements

The carrying amount of customer repurchase agreements approximates fair value, because they are at market rates.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Term Loan and Subordinated Debentures

The fair value of the term loan and the subordinated debentures is based on the maturity and repricing terms of the loan and is calculated using a discounted cash flow that includes observable and unobservable inputs. The observable input used is the LIBOR/SWAP curve, while the unobservable input used is a spread intended to represent expected rates increases.

Advances from the FHLB

The fair value of the Advances from the FHLB is based on the maturity and repricing terms of the advances; discounted cash flows are calculated using the FHLB advance rate yield curve as of the valuation date.

Cash flow hedge liability

The fair value of the cash flow hedge liability is obtained using a discounted cash flow model, based on current market rates and the LIBOR/SWAP curve.

Note 17. Accumulated Other Comprehensive (Loss) Income

The following table includes changes in accumulated other comprehensive income (loss) by component, net of tax, for the years ending December 31, 2015 and 2014:

(In thousands)	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total
December 31, 2015
Beginning balance	$(768)	$872	$104
Other comprehensive income before reclassification	(294)	(321)	(615)
Amounts reclassified from accumulated comprehensive income	174	(260)	(86)

Net current period other comprehensive income	(120)	(581)	(701)

Ending balance	$(888)	$291	$(597)

(In thousands)	Gains (Losses) on Cash Flow Hegdes	Unrealized Gains (Losses) on Investment Securities	Total
December 31, 2014
Beginning balance	$110	$(2,473)	$(2,364)
Other comprehensive income before reclassification	(987)	5,080	4,093
Amounts reclassified from accumulated comprehensive income	—	738	738

Net current period other comprehensive income	(877)	3,345	2,468

Ending balance	$(768)	$872	$104

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The following tables present amounts reclassified out of each component of accumulated other comprehensive income (loss) for the years ended December 31, 2015 and 2014.

December 31, 2015

(In thousands)
Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented
Loss on cash flow hedges	$282	Interest expense — Advances from the FHLB
	108	Tax expense

	$174	Net of tax

Unrealized gains on investment securities	$505	Gain on sale of securities
	(82)	Interest income — Investment securities
	164	Tax expense

	$259	Net of tax

December 31, 2014

(In thousands)
Details about Accumulated Other Comprehensive Income (Loss) Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected line item in the Statement of Income where Net Income is Presented
Unrealized gains on investment securities	$1,202	Gain on sale of securities
	464	Tax expense

	$738	Net of tax

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 18. Income Taxes

The components of income tax expense for the years ended December 31, 2015 and 2014 are summarized below:

	For the years ended December 31,
(In thousands)	2015	2014
Income Tax Expense
Current
Federal	$17,030	$10,894
State	3,123	1,211

	20,153	12,105
Deferred
Federal	(573)	3,769
State	(198)	617

	(771)	4,386

Total	$19,382	$16,491

Effective tax rates differ from the federal statutory rate applied to income before income taxes due to the following:

	For the years ended December 31,
(In thousands)	2015	2014
Federal statutory rate times financial statement income	$19,008	$15,317
Effect of:
State tax (net of federal benefit)	1,901	1,188
Stock-based compensation	267	260
Tax-exempt interest	(1,448)	(327)
Bank owned life insurance	(377)	(328)
Other	31	381

Total	$19,382	$16,491

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Components of deferred tax assets and liabilities included in the consolidated statements of financial condition are as follows:

	As of December 31,
(In thousands)	2015	2014
Deferred tax assets:
Allowance for loan losses	$12,657	$9,790
Net operating loss carry-forwards	7,515	8,300
Deferred compensation	—	830
Other real estate owned, net	2,099	2,291
Accrued expenses	1,449	1,064
Investment securities and cash flow hedges	484	98
Other	696	782

	24,900	23,155
Deferred tax liabilities:
Depreciation	(3,647)	(3,888)
Deferred loan fees and costs	(1,437)	(1,440)
Section 197 intangibles	(1,600)	(1,498)
Purchase accounting	(1,989)	(1,477)
Other	(590)	(427)

	(9,263)	(8,730)

Net deferred tax assets	$15,637	$14,425

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax in the State of Florida and financial institution excise tax in the State of Alabama. The Company is no longer subject to examination by taxing authorities for years before 2012.

The Company has a net operating loss carry forward for federal income taxes of approximately $20,806 and a net operating loss carry-forward for Alabama financial institution excise taxes of approximately $14,868. If unused, the federal net operating loss carry-forward will begin to expire in 2029 and the state net operating loss carryforward will begin to expire in 2019.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 19. Related Party Transactions

The Company may grant loans to its directors, executive officers and certain related individuals or organizations in the ordinary course of business. The following table presents the principal balance activity of these loans for the years ended December 31, 2015 and 2014:

(In thousands)	Unpaid Principal Balance of Loans
Balance as of January 1, 2014	$40,954
Principal advances/new loans	57,519
Principal payments	(51,647)
Other changes	1,761

Balance as of December 31, 2014	$48,587
Principal advances/new loans	39,993
Principal payments	(42,661)
Other changes	1,262

Balance as of December 31, 2015	$47,181

The amount included in the “Other changes” includes changes in the status of those who are considered related parties.

In the opinion of management, these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and in management’s opinion, do not involve more than the normal risk of collectability or present any other unfavorable features to the Company.

As of December 31, 2015 and 2014, related parties hold $6,600, or 49%, of the outstanding balance of the $13,500 unsecured fixed rate subordinated debenture. As of December 31, 2015 and 2014 related party deposits totaled $54,913 and $48,018, respectively.

Note 20. Stock Based Compensation and Other Benefit Plans

Stock Based Compensation

On February 20, 2015, the Board of Directors approved the 2015 Long-Term Incentive Plan (“2015 Plan”). The 2015 Plan permits the Board of Directors to grant actual equity awards (awards settled in stock) as well as cash-based awards to certain employees and directors of, and service providers to the Company or any of its subsidiaries. No awards may be granted under the 2015 Plan after the earlier of: (i) the 10th anniversary of the date of adoption; or (ii) the date the 2015 Plan is terminated by the Board of Directors. The 2015 Plan replaces the 2006 Stock Option and Restricted Stock Plan (“2006 Plan”). The 2006 Plan was “frozen,” such that no awards were granted under the 2006 Plan as of the date on which the Company’s shareholders approved the 2015 Plan, which was April 23, 2015. The Company has reserved 250,000 of common stock for issuance under the plan. As of December 31, 2015, no shares have been issued under the 2015 Plan.

Prior to the approval of the 2015 Plan, 2006 Plan permitted the grant of share options to its employees for up to 1,200,000 shares of common stock. Option awards were generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant, with vesting periods of 5 years and 10-year contractual terms.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The fair value of each option award under the 2006 Plan is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of an appropriate bank peer group. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of options granted under the 2006 Plan was determined using the following weighted-average assumptions as of grant date.

	For the years ended December 31,
	2015	2014
Risk-free interest rate	2.12%	2.40%
Expected term (in years)	6	6
Expected stock price volatility	23.86%	27.37%
Forfeiture rate	4.00%	3.00%
Dividend yield	1.25%	—%
Weighted-average fair value of options granted	$7.21	$9.52

A summary of stock option activity under the 2006 Plan is presented below:

(Dollars in thousands)	Shares	Weighted- Average Exercise Price	Remaining Contractual Terms (Years)	Aggregate Intrinsic Value
As of December 31, 2015:
Outstanding at beginning of year	938,400	$17.33	5.98	$11,890
Granted	24,000	30.00	9.16	$—
Exercised	(201,000)	13.52	N/A	$3,312
Forfeited or expired	(20,800)	21.09	N/A	$185

Outstanding at end of year	740,600	$18.67	5.54	$12,095

Fully vested	447,410	$16.23	4.64	$8,959

Exercisable at end of year	477,410

As of December 31, 2014:
Outstanding at beginning of year	958,000	$15.87	6.52	$13,540
Granted	82,500	30.00	9.47	$—
Exercised	(84,800)	12.90	N/A	$1,450
Forfeited or expired	(17,300)	18.41	N/A	$201

Outstanding at end of year	938,400	$17.33	5.98	$11,890

Fully vested	535,630	$17.33	5.98	$11,890

Exercisable at end of year	535,630

Total compensation cost that has been charged to expense under the 2006 Plan is $883 and $907 for the years ended December 31, 2015 and 2014, respectively.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

As of December 31, 2015, the Company had $1,462 of total unrecognized compensation cost related to non-vested stock options granted under the 2006 Plan. The cost is expected to be recognized over a weighted-average period of 1.8 years.

Other Benefit Plans

The Company has a 401(k) benefit plan that allows employee contributions up to $18 of their compensation and the Company matches 100% of the first 4% contributed by the employees. For the years ended December 31, 2015 and 2014, the Company recognized 401(k) expense of $1,041 and $782, respectively.

Note 21. Preferred Stock and Warrants

During 2009, the Company issued 12,000 shares of Noncumulative Perpetual Redeemable Preferred Stock, Series A, par value $0.01, with a liquidation amount of $1,000 per share (the “Series A Preferred Stock”) for total proceeds of $12,000. The Series A Preferred Stock has a coupon rate of 8.00% per annum with dividends paid quarterly.

During 2011, the Company issued 10,000 shares of Noncumulative Perpetual Redeemable Preferred Stock, Series C, par value $0.01, with a liquidation amount of $1,000 per share (the “Series C Preferred Stock”) for total proceeds of $10,000. The Series C Preferred Stock has a coupon rate of 8.00% per annum with dividends paid quarterly.

The Company issued Warrants (the “Associated Warrants”) for each share of Series A and Series C Preferred Stock purchased. A total of 120,000 Associated Warrants were issued in 2009 and 70,000 in 2011. Each Associated Warrant provides the right to purchase one share of common stock at a price of $15.00 for the warrants issued in 2009 and $17.00 for the warrants issued in 2011. The Associated Warrants expire five years from the date of issuance. During 2014, 118,000 Series A Associated Warrants were exercised at $15.00 per share and the remaining 1,000 Associated Warrants expired. As of December 31, 2015, there were 43,400 Series C Associated Warrants outstanding.

The Company allocated the proceeds from the issuance of the Series A and Series C Preferred Stock to the Series A and Series C Preferred Stock and the Associated Warrants on a relative fair value basis. The difference between the allocated proceeds and the liquidation amount of the Series A and Series C Preferred Stock is being amortized to retained earnings over five years. During 2014, the Series A difference was fully amortized to retained earnings.

At the time the $13,500 unsecured, fixed rate subordinated debenture was entered into, the Company issued 40,500 warrants to the counter-party. Each warrant provides the right to purchase one share of common stock at a price of $30. The warrants expire nine years from the date of issuance (March 2023). The Company allocated the proceeds from the issuance of the subordinated debenture and the warrants on a relative fair value basis. The difference between the allocated proceeds and the face amount of the debentures is being amortized to interest expense over the term of the subordinated debenture. As of December 31, 2015, the subordinated debenture-related warrants that remain outstanding total 40,500.

During 2010, the Company issued 3,000 shares of Cumulative Redeemable Preferred Stock, Series B, with a liquidation amount of $1,000 per share (the “Series B Preferred Stock”) for total proceeds of $3,000 to one investor. The Series B stock is senior to the Series A and Series C Preferred Stock and the common stock of the

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Company. The Series B Preferred Stock has a coupon rate of 5.00% per annum with dividends paid quarterly. As of December 30, 2011, 1,000 shares of the Series B Preferred Stock were redeemed at $1,000 per share. During 2014, the remaining 2,000 shares of Series B Preferred Stock were redeemed at $1,000 per share, leaving no Series B Preferred Stock outstanding as of December 31, 2014.

In 2009, ALIANT Financial Corporation issued detachable warrants in conjunction with the issuance of subordinated debentures as well as preferred stock. Additional warrants were granted in 2010 in conjunction with a common stock sale. After the acquisition and merger of ALIANT Financial Corporation, the warrants were converted to warrants of USAmeriBancorp, Inc., as provided in the warrant agreement. Each warrant provides the right to purchase one share of common stock at the exercise price. During 2014, the Aliant subordinated debentures were called and, as a result, 48,753 of the warrants expired. As of December 31, 2015, the Aliant related warrants that remain outstanding total 35,290 and expire on December 3, 2020.

The following table summarizes activity in the consolidated statements of changes in stockholders’ equity for the classes of Preferred Stock for the years ended December 31, 2015 and 2014:

	Preferred Stock
(In thousands)	Series A	Series C	Total
Balances, January 1, 2014	$11,955	$9,814	$21,769
Preferred stock discount accretion	45	62	107

Balances, December 31, 2014	12,000	9,876	21,876
Preferred stock discount accretion	—	62	62

Balances, December 31, 2015	$12,000	$9,938	$21,938

Note 22. Commitments and Contingencies

Commitments

The Company enters into to financial instruments such as loan commitments, credit lines, letters of credit and overdraft protection in the normal course of business to meet the financing needs of its customers. These are agreements to provide credit or to support the credits of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment. Most of the commitments to extend credit are variable rate instruments.

The contractual amounts of financial instruments with off-balance sheet risk at year-end were as follows:

	As of December 31,
(In thousands)	2015	2014
Commitments to extend credit	$709,098	$581,531
Standby letters of credit	33,893	36,261

	$742,991	$617,792

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party. Collateral required, if any, varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral required, if any, varies as specified above and is required in instances which the Company deems necessary.

Lease Commitments

The Company leases certain offices and equipment under operating leases. Rent expense related to these leases was $1,003 and $995 for the years ended December 31, 2015 and 2014, respectively.

Future minimum lease payments on the Company’s lease agreements are summarized as follows:

(In thousands)
2016	$894
2017	844
2018	848
2019	799
2020	762
Thereafter	880

$5,027

Contingencies

The nature of the Company’s business ordinarily results in a certain amount of claims, litigation, investigations, and legal and administrative cases and proceedings, all of which are considered incidental to the normal conduct of business. When the Company determines it has meritorious defenses to the claims asserted, it vigorously defends itself.

The Company assesses its liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. For matters where it is probable the Company will incur a loss and the amount can be reasonably estimated, an accrual is established for the loss. Once established, the accrual is adjusted as appropriate to reflect any relevant developments. For matters where a loss is not probable or the amount of the loss cannot be estimated, no accrual is established.

The Bank was a defendant in a lawsuit filed by Sovereign Bank in the Circuit Court in Hillsborough County, Florida. Sovereign Bank is the current Agent Bank under a multi-bank credit facility extended to Taylor Bean & Whitaker. In 2008, the Bank purchased a participation interest in its share of the Taylor Bean & Whitaker loan, and as a condition to the purchase, Taylor Bean & Whitaker deposited an equal amount with the Bank and granted the Bank an exclusive right of set-off of the deposit. In 2009, the Bank exercised its right of set-off when

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Taylor Bean & Whitaker defaulted, and Taylor Bean later filed for Chapter 11 protection in the Bankruptcy Court. Sovereign Bank filed an action seeking to recover a portion of the amount set-off. In December 2011, a Motion for Summary Judgment filed by Sovereign was granted by the Court and finalized in January 2014. The Bank settled the lawsuit in December 2014.

While the final outcome of any litigation and claims exposures is inherently unpredictable, management is currently of the opinion that the outcome of pending and threatened litigation and inquires will not have a material effect on the Company’s business, consolidated financial position, results of operations or cash flows as a whole. However, in the event of unexpected future developments, it is reasonably possible that an adverse outcome in any of the matters discussed above could be material to the Company’s business, consolidated financial position, results of operations or cash flows for any particular reporting period of occurrence.

Note 23. Regulatory Matters

The Bank is subject to dividend restrictions as set forth by state and federal regulators. Under such restrictions, the Bank may not, without the prior approval of the state and federal regulators, declare dividends in excess of the sum of the current years’ earnings plus the retained earnings from the prior two years. Based on these restrictions, the Bank would be limited to paying $88,309 in dividends as of December 31, 2015.

The Company is subject to various regulatory capital requirements administered by the federal banking regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and certain asset classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital requirements for U.S. banks (“Basel III rules”) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The net unrealized gain or loss on investment securities available for sale is included in computing regulatory capital. Capital amounts and ratios for December 31, 2014 included herein are calculated using Basel III rules.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined, and Tier I capital to adjusted average assets, as defined. As of December 31, 2015 and 2014, the Company and the Bank met all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion and capital restoration plans are required. As of December 31, 2015, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Common Tier 1, Total risk-based, Tier I risk-based, and Tier I to average assets (leverage ratio) ratios as set forth in the following table. There are no conditions or events since the notification that management believes has changed the Bank’s category. Prompt corrective action regulations are not applicable to bank holding companies.

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

The following table includes the Company and Bank’s capital amounts and ratios for the periods presented:

As of December 31, 2015

	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Tier 1 Capital Ratio:
Consolidated	$264,174	8.39%	$141,749	4.50%	$204,748	6.50%
USAmeriBank	307,685	9.77	141,740	4.50	204,736	6.50
Total Capital to Risk Weighted Assets:
Consolidated	$346,740	11.01%	$251,997	8.00%	$314,997	10.00%
USAmeriBank	340,799	10.82	251,983	8.00	314,978	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated	$300,526	9.54%	$188,998	6.00%	$251,997	8.00%
USAmeriBank	307,685	9.77	188,987	6.00	251,983	8.00
Tier I (Leverage) Capital to Average Total Assets:
Consolidated	$346,740	8.41%	$142,923	4.00%	$178,654	5.00%
USAmeriBank	340,799	8.62	142,805	4.00	178,507	5.00

As of December 31, 2014

	Actual			Required for Capital Adequacy Purposes			To Be Well Capitalized Under Prompt Corrective Action Regulations
(Dollars in thousands)	Amount		Ratio	Amount		Ratio	Amount		Ratio
As of December 31, 2014:
Common Tier 1 Capital Ratio:
Consolidated	$	N/A	N/A %	$	N/A	N/A %	$	N/A	N/A %
USAmeriBank		N/A	N/A		N/A	N/A		N/A	N/A
Total Capital to Risk Weighted Assets:
Consolidated		$299,528	11.75%		$203,860	8.00%		$254,825	10.00%
USAmeriBank		298,041	11.70		203,795	8.00		254,744	10.00
Tier I (Core) Capital to Risk Weighted Assets:
Consolidated		$260,754	10.23%		$101,930	4.00%		$152,895	6.00%
USAmeriBank		272,311	10.69		101,898	4.00		152,846	6.00
Tier I (Core) Capital to Average Total Assets:
Consolidated		$260,754	8.66%		$120,443	4.00%		$150,554	5.00%
USAmeriBank		272,311	9.05		120,386	4.00		150,483	5.00

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Note 24. Parent Company Financial Statements

The following information presents the condensed statements of financial condition, statements of income, and statement of cash flows of USAmeriBancorp, Inc., on a stand-alone basis as of and for the years ended December 31, 2015 and 2014.

Condensed Statements of Financial Condition
	As of December 31,
	2015	2014
Assets
Cash	$14,027	$12,655
Securities available for sale	—	106
Investment in bank subsidiary	315,370	287,015
Investment in non-bank subsidiary	690	—
Loans, net	—	188
Other real estate owned	379	217
Other assets	612	757

Total assets	$331,078	$300,938

Liabilities and Stockholders’ Equity
Subordinated debentures	21,829	21,452
Term Loan	14,721	17,696
Other liabilities	2,195	1,292
Total stockholders’ equity	292,333	260,498

Total liabilities and stockholders’ equity	$331,078	$300,938

Condensed Statements of Income
	For the years ended December 31,
	2015	2014
Dividend from bank subsidiary	$8,200	$6,600
Dividend and interest income	10	19
Gain on sale of securities	61	21
Other operating (loss) income	(38)	68

Income	8,233	6,708

Interest expense	2,325	4,359
Other expenses	392	353

Expense	2,717	4,712

Income before income taxes and undistributed earnings of subsidiaries	5,516	1,996
Income tax benefit	(1,030)	(1,799)

Income before undistributed earnings of subsidiaries	6,546	3,795
Equity in undistributed earnings of subsidiaries	28,381	23,477

Net income	$34,927	$27,272

USAmeriBancorp, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Dollars in thousands, except per share data

Condensed Statements of Cash Flows

	For the years ended December 31,
	2015	2014
Operting Activities
Net income	$34,927	$27,272
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of investment securities available for sale	(61)	(21)
Equity in undistributed earnings of subsidiaries	(28,381)	(23,477)
Net change in other liabilities	301	670
Net change in other assets	196	(1,479)

Net cash provided by operating activities	6,982	2,965

Investing Activities
Proceeds from sales of investment securities available for sale	103	21
Capitalization of non-bank subsidiary	(250)	—

Net cash (used) provided by investing activities	(147)	21

Financing Activities
Proceeds from issuance of common stock	3,291	8,509
Payment to repurchase common stock	(986)	(4,453)
Repayment of borrowings	(3,000)	(28,546)
Proceeds from issuance of borrowings	—	33,500
Redemption of preferred stock	—	(2,000)
Dividends paid on preferred stock	(1,760)	(1,844)
Dividends paid on common stock	(3,008)	—

Net cash (used) provided by financing activities	(5,463)	5,166

Net increase in cash	1,372	8,152
Cash at beginning of year	12,655	4,503

Cash at end of year	$14,027	$12,655

APPENDIX A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of July 26, 2017

Between

VALLEY NATIONAL BANCORP

and

USAMERIBANCORP, INC.

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 26, 2017 (this “Agreement”), is between Valley National Bancorp, a New Jersey corporation and registered bank holding company (“Valley”), and USAmeriBancorp, Inc., a Florida corporation and registered financial holding company (“Bancorp”).

RECITALS

Valley desires to acquire Bancorp, and Bancorp’s Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Bancorp and its shareholders. The acquisition will be accomplished by merging Bancorp into Valley with Valley as the surviving corporation and, at the same time, merging USAmeriBank, a Florida state-chartered commercial bank (“USAB”) and wholly owned subsidiary of Bancorp, into Valley National Bank, a national banking association (“VNB”) and wholly owned subsidiary of Valley, with VNB as the surviving bank, and Bancorp shareholders receiving the consideration hereinafter set forth. It is the intention of the parties that the Merger (as hereinafter defined), for federal income tax purposes, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

As of the date hereof, the directors of Bancorp have entered into Voting Agreements (the “Voting Agreements”) in the form attached hereto as Exhibit B.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I. - THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Bancorp shall be merged with and into Valley (the “Merger”) in accordance with the New Jersey Business Corporation Act (the “NJBCA”) and the Florida Business Corporation Act (the “FBCA”) and Valley shall be the surviving corporation (the “Surviving Corporation”). Immediately following the Effective Time, USAB shall be merged with and into VNB as provided in Section 1.7 hereof.

1.2 Effect of the Merger. The Merger shall have the effects as set forth in the NJBCA and the FBCA.

1.3 Certificate of Incorporation. The certificate of incorporation of Valley as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

1.4 Bylaws. The bylaws of Valley as they exist immediately prior to the Effective Time shall continue as the bylaws of the Surviving Corporation until otherwise amended as provided by law.

1.5 Directors and Officers. Subject to Section 5.20, the directors and officers of Valley as of the Effective Time shall continue as the directors and officers of the Surviving Corporation.

1.6 Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., at the offices of Valley, 1455 Valley Road, Wayne, New Jersey, on a date (the “Closing Date”) which is the last day of the month which is five business days following the last to occur of the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). Simultaneous with the Closing, Valley and Bancorp shall cause to be filed a certificate of merger, in form and substance satisfactory to Valley and Bancorp, with the Department of Treasury of the State of New Jersey and

the Florida Secretary of State (the “Certificate of Merger”). The Certificate of Merger shall specify as the “Effective Time” of the Merger a date and time following the Closing agreed to by Valley and Bancorp (which date and time the parties agree will be at 12:01 am on the date following the Closing Date); provided, however, that the Effective Time shall not occur prior to January 1, 2018.

1.7 The Bank Merger. Immediately following the Effective Time, USAB shall be merged with and into VNB (the “Bank Merger”) in accordance with the provisions of the National Bank Act and, to the extent applicable, the relevant banking statutes of the State of Florida (the “Banking Law”) and the regulations of the Florida Office of Financial Regulation (the “OFR”), and VNB shall be the surviving bank. The Bank Merger shall have the effects as set forth in the National Bank Act and the Banking Law. Bancorp and Valley shall cause the Boards of Directors of USAB and VNB, respectively, to approve a separate merger agreement (the “Bank Merger Agreement”) in substantially the form of Exhibit A, annexed hereto, and cause the Bank Merger Agreement to be executed and delivered as soon as practicable following the date of execution of this Agreement.

ARTICLE II. - CONVERSION OF BANCORP COMMON STOCK AND OPTIONS

2.1 Conversion of Bancorp Common Stock; Exchange Ratio; Cash in Lieu of Fractional Shares; Bancorp Series C Preferred Stock.

(a) At the Effective Time, subject to the other provisions of this Section 2.1 and Section 2.2, each share of common stock, $0.01 par value per share, of Bancorp (“Bancorp Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as hereinafter defined) and including all unvested restricted stock awards), shall by virtue of the Merger and without any action on the part of Bancorp, Valley or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive that number of shares of common stock, no par value, of Valley (“Valley Common Stock”) equal to the Exchange Ratio (as hereinafter defined) and the cash consideration which may be payable under Section 2.1(b). No fractional shares of Valley Common Stock will be issued, and in lieu thereof, each holder of Bancorp Common Stock who would otherwise be entitled to a fractional interest of Valley Common Stock will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price as defined below. For purposes of this Section 2.1, the following terms shall have the following meanings:

(A) “Average Closing Price” shall mean the volume-weighted average closing price of a share of Valley Common Stock on the New York Stock Exchange for the thirty (30) consecutive Trading Days immediately preceding the date which is five (5) Trading Days prior to the Closing Date, using volume and closing price information as reported by Bloomberg Financial Markets, or any successor thereto.

(B) “Exchange Ratio” shall mean the following:

(1)	If the Average Closing Price is between $11.50 and $13.00, the Exchange Ratio shall be equal to 6.100;

(2)	If the Average Closing Price is less than $11.50 but equal to or greater than $11.00 the Exchange Ratio shall be $69.00 divided by the Average Closing Price, rounded to three decimal places;

(3)	If the Average Closing Price is greater than $13.00 but equal to or less than $13.50 the Exchange Ratio shall be $79.30 divided by the Average Closing Price, rounded to three decimal places;

(4)	Subject to Section 7.1(k), if the Average Closing Price is less than $11.00, the Exchange Ratio shall be $69.00 divided by the Average Closing Price, rounded to three decimal places;

(5)	Subject to Section 2.1(a)(B)(6) and Section 7.1(k), if the Average Closing Price is greater than $13.50, the Exchange Ratio shall be $79.30 divided by the Average Closing Price, rounded to three decimal places;

(6)	Subject to Section 7.1(k), in the event that at any time after the date of this Agreement Valley has entered into a definitive acquisition agreement whereby it has agreed to be acquired by a third party (a “Valley Acquisition Agreement”) and the Average Closing Price is in excess of $13.50, the Exchange Ratio shall equal 5.874.

(C) “Trading Day” shall mean a day for which a closing price of a share of Valley Common Stock on the New York Stock Exchange is reported by Bloomberg Financial Markets, or any successor thereto.

(b) If Valley does not exercise its option to terminate the Agreement under Section 7.1(k), and if the Average Closing Price is less than $11.50, Valley shall have the right, in its sole discretion, in lieu of increasing the Exchange Ratio, to pay cash for each share of Bancorp Common Stock in an amount equal to the difference between (A) $69.00 and (B) the product of the Average Closing Price times 6.100. In the event that Valley chooses this option, the Exchange Ratio shall equal 6.100, provided, however, that Valley shall not pay cash to the extent that such payment (together with any other cash in lieu of fractional shares paid pursuant to this Section 2.1) would result in the Merger failing to satisfy the continuity of interest requirement applicable to reorganizations under Treas. Reg. Section 1.368-1(e) (using 40% as the minimum value of the proprietary interest in Bancorp that must be preserved in the reorganization). In the event of any such reduced cash payment, the Exchange Ratio shall be adjusted accordingly.

(c) At the Effective Time, all shares of Bancorp Common Stock held by Bancorp in its treasury or owned by Valley or by any of Valley’s Subsidiaries (other than Dissenters’ Shares (as hereinafter defined) shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) (“Excluded Shares”) shall be canceled and shall cease to exist and no Merger Consideration (as hereinafter defined) shall be delivered in exchange therefor.

(d) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Bancorp Common Stock (the “Certificates”) shall cease to have any rights as shareholders of Bancorp, except the right to receive the consideration set forth in this Section 2.1 for each such share held by them. The (i) Valley Common Stock, (ii) the cash a Bancorp shareholder may receive under Section 2.1(b), and (iii) cash in lieu of fractional shares, which any one Bancorp shareholder may receive pursuant to this Section 2.1 is referred to herein as the “Merger Consideration” and the total number of shares of Valley Common Stock, plus any cash in lieu of fractional shares which all of Bancorp shareholders are entitled to receive pursuant to this Section 2.1 is referred to herein as the “Aggregate Merger Consideration”.

(e) Notwithstanding any provision herein to the contrary, if, during the period from the date hereof to the Effective Time, the shares of Valley Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, appropriate adjustments shall be made to the Exchange Ratio to provide the Bancorp shareholders with the equivalent value of the Merger Consideration set forth in Section 2.1.

(f) Notwithstanding anything in this Agreement to the contrary, Valley shall not pay for any shares of Bancorp Common Stock, the holders of which have exercised their rights under FBCA Sections 607.1302-607.1333 (“Dissenters’ Shares”), and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under FBCA Sections 607.1302-607.1333 with respect to any Dissenters’ Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters’ Shares and shall be converted into the right to receive the Merger Consideration pursuant to this Article II.

(g) At the Effective Time, subject to the delivery of the notice pursuant to Section 5.12 hereof, Valley will either (i) convert each share of outstanding Series C preferred stock, $0.01 per share par value, of Bancorp (“Bancorp Series C Preferred Stock”) to shares of preferred stock of Valley having rights and preferences identical to the Bancorp Series C Preferred Stock, or (ii) redeem the Bancorp Series C Preferred Stock in accordance with its terms; provided, however, that the Registration Statement on Form S-4 to be filed by Valley shall register the shares of Valley preferred stock that may be exchanged for the shares of Bancorp Series C Preferred Stock.

2.2 Exchange of Shares.

(a) Bancorp and Valley hereby appoint American Stock Transfer and Trust Company as the exchange agent (the “Exchange Agent”) for purposes of effecting the conversion of Bancorp Common Stock. Not later than five (5) business days after the Effective Time, Valley shall cause the Exchange Agent to mail to each holder of record of Bancorp Common Stock (other than holders of Dissenters’ Shares) as of the Effective Time (a “Record Holder”) a letter of transmittal in a form mutually agreed upon by Valley and Bancorp (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration as provided in Section 2.1 hereof.

(b) Upon surrender of Certificates for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificates the Merger Consideration which such Record Holder has the right to receive pursuant to Section 2.1 hereof. Certificates so surrendered shall be canceled. As soon as practicable, but no later than five (5) business days following receipt of the properly completed letter of transmittal and any necessary accompanying documentation, Valley shall cause the Exchange Agent to distribute the Merger Consideration. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and bond in such reasonable amount as may be required in each case by Valley. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Valley for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Valley Common Stock. Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.

(c) After the Effective Time, there shall be no transfers on the stock transfer books of Bancorp of the shares of Bancorp Common Stock or Bancorp Preferred Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the consideration as provided in Section 2.1 hereof.

(d) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificates surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the payment to a person other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) Valley and the Exchange Agent shall be entitled to rely upon Bancorp’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Valley and the Exchange Agent shall be entitled to deposit any Merger Consideration or dividends or distributions thereon represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f) Immediately prior to the Effective Time, Valley shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Bancorp Common Stock, for exchange in accordance with this Section 2.2, certificates (or other electronic evidence) representing the shares of Valley Common Stock to be issued to Bancorp shareholders as part of the Aggregate Merger Consideration plus the cash in lieu of fractional shares of Valley Common Stock.

2.3 Treatment of Bancorp Stock Options, Warrants and Restricted Stock Units.

(a) All options which may be exercised for issuance of Bancorp Common Stock (each, a “Bancorp Stock Option” and collectively the “Bancorp Stock Options”) are described in the Bancorp Disclosure Schedule and are issued and outstanding pursuant to the Bancorp stock plans described in the Bancorp Disclosure Schedule (collectively, the “Bancorp Stock Plans”) and the forms of agreements pursuant to which such Bancorp Stock Options were granted (each, an “Option Grant Agreement”).

(b) All warrants which may be exercised for issuance of Bancorp Common Stock (each, a “Bancorp Warrant” and collectively the “Bancorp Warrants”) are described in the Bancorp Disclosure Schedule and are issued and outstanding pursuant to the Bancorp warrant agreements described in the Bancorp Disclosure Schedule (collectively, the “Bancorp Warrant Agreements”).

(c) At the Effective Time, Valley shall assume and adopt each of the Bancorp Stock Plans and all of the rights, powers, discretions, obligations and duties of Bancorp thereunder, and each outstanding Bancorp Stock Option granted to an eligible individual under any Bancorp Stock Plan shall vest only to the extent set forth in the relevant Bancorp Stock Plan and Option Grant Agreement, and be converted into an option to purchase Valley Common Stock (a “Valley Stock Option”), wherein (x) the number of shares of Valley Common Stock subject to the Valley Stock Option shall be equal to the number of shares of Bancorp Common Stock subject to the Bancorp Stock Option multiplied by the Exchange Ratio (rounded down to the next whole share), and (y) the exercise price per share of Valley Common Stock subject to the Valley Stock Option shall be equal to the option exercise price per share of Bancorp Common Stock subject to the Bancorp Stock Option that is being converted divided by the Exchange Ratio (rounded up to the next whole cent) and (z) in all other respects the Bancorp Stock Option shall be subject to the terms and conditions of the applicable Bancorp Stock Plan and any stock option agreement or other grant instrument evidencing such Bancorp Stock Option as in effect immediately prior to the Effective Time and for any options which are “incentive stock options” (as defined in Section 422 of the Code, the adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Notwithstanding the foregoing, in the event that Valley elects to pay cash consideration pursuant to Section 2.1(b), for purposes of this Section 2.3(c), the Exchange Ratio shall be based on the total Merger Consideration so that the Bancorp Stock Options are converted on economically equivalent terms and in accordance with and to preserve the status of such Bancorp Stock Options under Sections 409A, 422 and 424 of the Code as may be applicable. Shares of Valley Common Stock issuable upon exercise of Stock Options shall be covered by an effective registration statement on Form S-8 (or, to the extent that Form S-8 is not available for such purpose, an effective registration statement on Form S-3 or another available form), and Valley shall file a registration statement on Form S-8 (or other available form) covering such shares as soon as practicable, and in any event within five (5) business days, after the Effective Time. Concurrently with, or as soon as practicable following, the execution of this Agreement, Valley shall reserve, from its authorized but unissued or treasury shares, a sufficient number of shares of Valley Common Stock to provide for the shares issuable upon exercise of the Valley Stock Options.

(d) At the Effective Time, Valley shall assume and adopt each of the Bancorp Warrant Agreements and all of the rights, powers, discretions, obligations and duties of Bancorp thereunder, and each outstanding Bancorp Warrant shall be converted into a warrant to purchase Valley Common Stock (a “Valley Warrant”), wherein (x) the number of shares of Valley Common Stock subject to the Valley Warrant shall be equal to the number of shares of Bancorp Common Stock subject to the Bancorp Warrant multiplied by the Exchange Ratio (rounded down to the next whole share) and (y) the exercise price per share of Valley Common Stock subject to the Valley Warrant shall be equal to the exercise price per share of Bancorp Common Stock subject to the Bancorp Warrant that is being converted divided by the Exchange Ratio (rounded up to the next whole cent) and (z) in all other respects the warrant shall be subject to the terms and conditions of the applicable Bancorp Warrant. Notwithstanding the foregoing, in the event that Valley elects to pay cash consideration pursuant to Section 2.1(b), for purposes of this Section 2.3(d), the Exchange Ratio shall be based on the total Merger Consideration so that the Bancorp Warrants are converted on economically equivalent terms. Concurrently with, or as soon as practicable following, the execution of this Agreement, Valley shall reserve, from its authorized but unissued or treasury shares, a sufficient number of shares of Valley Common Stock to provide for the shares issuable upon exercise of the Valley Warrants.

(e) At or prior to the Effective Time, each unit (“Bancorp Restricted Stock Unit”) representing the right to receive a share of Bancorp Common Stock under a Bancorp Stock Plan which is outstanding immediately prior to the Effective Time, shall, by virtue of this Agreement and without any action on the part of the holder thereof, become vested only to the extent set forth under the relevant Bancorp Stock Plan and award agreement for such Bancorp Restricted Stock Unit and shall be converted into the right to receive, at the Effective Time, and without duplication, the same consideration as holders of Bancorp Common Stock are receiving in the Merger, provided, however, that with respect to any Bancorp Restricted Stock Unit that constitutes “deferred compensation” within the meaning of Section 409A of the Code, such conversion and settlement shall occur on the date that it would otherwise occur under the applicable award agreement absent the application of this Section 2.3(e) to the extent necessary to avoid the imposition of any penalty or other Taxes under Section 409A of the Code. Any Bancorp Restricted Stock Unit that does not so vest shall remain outstanding, subject to adjustment as provided under the relevant Bancorp Stock Plan and award agreement for such Bancorp Restricted Stock Unit.

(f) At or prior to the Effective Time, Bancorp, the Bancorp Board of Directors and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of this Section 2.3.

2.4 Valley Shares. The shares of Valley Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Valley Common Stock to be issued as provided in Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

2.5 Tax Consequences. It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF BANCORP

References herein to “Bancorp Disclosure Schedule” shall mean all of the disclosure schedules dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered on the date hereof by Bancorp to Valley. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Bancorp or Valley, as the case may be, an effect which (i) is material and adverse to the business, assets, financial condition or results of operations of such party and its Subsidiaries on a consolidated basis, or (ii) materially impairs the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in United States Generally Accepted Accounting Principles (“GAAP”) or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses (inclusive of any change in control, severance and related payments to be made to employees prior to the Closing Date) incurred by the parties hereto in consummating the transactions contemplated by this Agreement (and any loss of personnel subsequent to the date of this Agreement), (e) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely or disproportionately affects either or both of the parties or any of their Subsidiaries, (f) any change in the value of the securities or loan portfolio, or any change in the value of the deposits or borrowings, of Bancorp or Valley, or any of their Subsidiaries, respectively, resulting from a change in interest rates generally, or (g) changes resulting from securities markets in general (including the disruption thereof and any decline in price of any security or market index). For the purposes of this Agreement, “knowledge” shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, any executive officer of that party with the title ranking not less than executive vice president and that party’s corporate secretary. Bancorp hereby represents and warrants to Valley as follows:

3.1 Corporate Organization. (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Bancorp. Bancorp is registered as a financial holding company under The Bank Holding Company Act of 1956, as amended (the “BHCA”).

(b) All of the Subsidiaries of Bancorp are listed in the Bancorp Disclosure Schedule with a designation of which Subsidiaries are Significant Subsidiaries (as hereinafter defined). For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture, limited liability company or other entity of which at least a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person. As used in this Agreement, the term “Significant Subsidiary” shall mean each Subsidiary which is a “significant subsidiary” as defined in Regulation S-X, promulgated by the United States Securities and Exchange Commission (the “SEC”), as in effect as of the date hereof. Each Significant Subsidiary of Bancorp is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. USAB is a commercial bank chartered under the laws of the State of Florida whose deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law. Each Significant Subsidiary of Bancorp has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure of each of the foregoing would not have a Material Adverse Effect on Bancorp. The Bancorp Disclosure Schedule sets forth true and complete copies of the certificate of incorporation, articles of association, bylaws or other comparable formation and governing documents (together the “Bancorp Charter Documents”) of Bancorp, USAB and each Bancorp Significant Subsidiary as in effect on the date hereof. Except as set forth in the Bancorp Disclosure Schedule, Bancorp does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except (i) real estate acquired through foreclosure or deed in lieu of foreclosure in each individual instance with a fair market value less than $1,500,000 and (ii) real estate used for its banking premises.

3.2 Capitalization. (a) The authorized capital stock of Bancorp consists of (i) 12,000,000 shares of Bancorp Common Stock and (ii) 500,000 shares of preferred stock, $0.01 par value per share (the “Bancorp Preferred Stock”), of which 12,000 shares have been designated as Bancorp Series A Preferred Stock (the “Bancorp Series A Preferred Stock”) and 10,000 shares of which have been designated as Bancorp Series C Preferred

Stock. As of the date hereof, there were (i) 10,488,697 shares of Bancorp Common Stock issued and outstanding, (ii) no shares of Bancorp Series A Preferred Stock issued and outstanding, and (iii) 10,000 shares of Bancorp Series C Preferred Stock issued and outstanding. As of the date hereof, except for (i) 443,305 shares of Bancorp Common Stock issuable upon exercise of outstanding Bancorp Stock Options granted pursuant to the Bancorp Stock Plans, (ii) 55,144 shares issued under the Bancorp Stock Plans or otherwise as Bancorp Restricted Stock Units, and (iv) 75,790 shares of Bancorp Common Stock issuable upon the exercise of Bancorp Warrants, there were no shares of Bancorp Common Stock or Bancorp Preferred Stock issuable upon the exercise of outstanding stock options, warrants or otherwise or as employee equity awards. All issued and outstanding shares of Bancorp Common Stock and Bancorp Preferred Stock have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of USAB consists of 2,000,000 shares of common stock, $5.00 par value per share. As of the date hereof, there were 1,210,000 shares of USAB common stock outstanding. Except as set forth in the Bancorp Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Bancorp or any Bancorp Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. The Bancorp Disclosure Schedule contains a list setting forth as of the date of this Agreement all record and beneficial owners of Bancorp Common Stock and Bancorp Series C Preferred Stock.

(b) The Bancorp Disclosure Schedule contains a list setting forth as of the date of this Agreement (i) all outstanding Bancorp Stock Options, the names of the option holders, the date each such option was granted, the number of shares subject to each such option, the expiration date of each such option, any vesting schedule with respect to an option which is not yet fully vested, and the price at which each such option may be exercised and (ii) comparable information for any other outstanding awards under the Bancorp Stock Plans or otherwise, including, without limitation, restricted stock and Bancorp Restricted Stock Units. Each Bancorp Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. The exercise price of each Bancorp Stock Option is not less than the fair market value of a share of Bancorp Common Stock as determined on the date of grant of such Bancorp Stock Option and within the meaning of Section 409A of the Code and associated guidance set forth by the United States Department of the Treasury. Bancorp has made available to Valley true and complete copies of all Bancorp Stock Plans and the forms of all award agreements and other agreements evidencing outstanding Bancorp Stock Options.

(c) The Bancorp Disclosure Schedule contains a list setting forth as of the date of this Agreement all outstanding Bancorp Warrants, the names of the holders thereof, the date each such warrant was granted, the number of shares subject to each such warrant, the expiration date of each such warrant, any vesting schedule with respect to a warrant which is not yet fully vested, and the price at which each such warrant may be exercised. Bancorp has made available to Valley true and complete copies of all Warrant Agreements evidencing outstanding Bancorp Warrants.

(d) The Bancorp Disclosure Schedule lists the name(s), jurisdiction of incorporation or organization, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each Subsidiary of Bancorp. Except as set forth in the Bancorp Disclosure Schedule, Bancorp owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Bancorp’s Subsidiaries, free and clear of any lien, claim, charge, mortgage, pledge, security interest, restriction, encumbrance or security interest (“Liens”), and all of such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Neither Bancorp nor any Subsidiary of Bancorp has or is bound by any right with respect to the capital stock or any other equity security of any Subsidiary of Bancorp.

(e) Except (i) as disclosed in the Bancorp Disclosure Schedule, (ii) for Bancorp’s ownership in its Subsidiaries, (iii) for securities held for the benefit of third parties in trust accounts, managed accounts and the like for the benefit of customers, (iv) for securities acquired after the date of this Agreement in satisfaction of debts previously contracted in good faith, and (v) unmarketable Federal Home Loan Bank and Federal Reserve Bank stock, neither Bancorp nor any of its Subsidiaries beneficially owns or controls, directly or indirectly, any shares of stock or other equity interest in any corporation, firm, partnership, joint venture or other entity.

(f) The Bancorp Disclosure Schedule contains complete information about all indebtedness of Bancorp, including, without limitation, title of security, issue date, principal amount, interest rate, amount of current indebtedness and names of current holders thereof. Except as set forth in the Bancorp Disclosure Schedule, no bonds, debentures, trust-preferred securities or other similar indebtedness of Bancorp (parent company only) are issued or outstanding.

3.3 Authority; No Violation.

(a) Subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Bancorp, and subject to the parties obtaining all necessary regulatory approvals, Bancorp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof and USAB has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby in accordance with the terms thereof. On or prior to the date of this Agreement, Bancorp’s Board of Directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held, (i) determined that this Agreement and the Merger are fair to and in the best interests of Bancorp and its shareholders and declared the Merger and the other transactions contemplated hereby to be advisable, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend that the shareholders of Bancorp approve this Agreement at the Bancorp Shareholders Meeting (the “Bancorp Recommendation”). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bancorp. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of USAB and by Bancorp in its capacity as sole shareholder of USAB. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Bancorp or USAB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Bancorp and, assuming due and valid execution and delivery of this Agreement by Valley, constitutes a valid and binding obligation of Bancorp, enforceable against Bancorp in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(b) Neither the execution and delivery of this Agreement by Bancorp or the execution and delivery of the Bank Merger Agreement by USAB, nor the consummation by Bancorp of the transactions contemplated hereby in accordance with the terms hereof or the consummation by USAB of the transactions contemplated thereby in accordance with the terms thereof, or compliance by Bancorp with any of the terms or provisions hereof or compliance by USAB with any of the terms of provisions thereof, will (i) violate any provision of the Bancorp Charter Documents, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancorp or USAB or any of their respective properties or assets, or (iii) except as set forth in the Bancorp Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Bancorp or USAB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp or USAB is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a Material Adverse Effect on Bancorp. Except for consents and approvals of or filings or registrations with or notices to the Office of the Comptroller of the Currency (the “OCC”), the Board of Governors of the Federal Reserve System (the “FRB”), the OFR, the Florida Department

of State, the SEC, and the shareholders of Bancorp, or as listed in the Bancorp Disclosure Schedule, no consents or approvals of or filings or registrations with or notices to any federal or state governmental authority, instrumentality or administrative agency or, to the knowledge of Bancorp, any third party (other than consents or approvals of third parties the absence of which will not have a Material Adverse Effect on Bancorp or USAB) are necessary on behalf of Bancorp or USAB in connection with (x) the execution and delivery by Bancorp of this Agreement and (y) the consummation by Bancorp of the transactions contemplated hereby and (z) the execution and delivery by USAB of the Bank Merger Agreement and the consummation by USAB of the transactions contemplated thereby. To the knowledge of Bancorp, there is no reason why the consents and approvals referenced in the preceding sentence will not be obtained in a timely fashion.

3.4 Financial Statements.

(a) Complete copies of Bancorp’s audited financial statements consisting of the balance sheet of Bancorp at December 31 in each of the years 2016, 2015 and 2014 and the related statements of income and retained earnings, shareholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company at March 31, 2017 and the related statements of income and retained earnings and shareholders’ equity for the three-month period then ended (together with the Audited Financial Statements, the “Bancorp Financial Statements”) are included in the Bancorp Disclosure Schedule. The Bancorp Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved, and fairly present in all material respects (subject, in the case of the unaudited interim statements, to normal year-end adjustments) the consolidated financial position of Bancorp as of the respective dates set forth therein, and the related consolidated statements of income, changes in shareholders’ equity and of cash flows (including the related notes, where applicable) fairly present in all material respects (subject, in the case of the unaudited interim statements, to normal year-end adjustments) the consolidated results of operations and changes in shareholders’ equity and of cash flows of Bancorp for the respective fiscal periods set forth therein.

(b) The books and records of Bancorp and its Significant Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

(c) Except as set forth in the Bancorp Disclosure Schedule and except to the extent reflected, disclosed or reserved against in the Bancorp Financial Statements, as of December 31, 2016, neither Bancorp nor any of its Significant Subsidiaries had any obligations or liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Bancorp or any of its Significant Subsidiaries and which are required by GAAP to be disclosed in the Bancorp Financial Statements. Since December 31, 2016, neither Bancorp nor any of its Significant Subsidiaries have incurred any material liabilities except in the ordinary course of business and consistent with past banking practice, except as specifically contemplated by or incurred in connection with this Agreement.

(d) The Bancorp Disclosure Schedule includes a copy of Bancorp’s Consolidated Financial Statements for Bank Holding Companies (on Form FRY 9C) as of December 31, 2016 which includes information regarding “off-balance sheet arrangements” effected by Bancorp.

(e) Dixon Hughes Goodman LLP, which has expressed its opinion with respect to the financial statements of Bancorp and its Subsidiaries (including the related notes), is and has been throughout the periods covered by such financial statements “independent” with respect to Bancorp within the meaning of the rules of applicable bank regulatory authorities and the Public Company Accounting Oversight Board.

3.5 Financial Advisor Fees and Other Fees. Other than as disclosed on the Bancorp Disclosure Schedule, neither Bancorp nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker, investment banker, financial advisor or finder or incurred any liability for any broker’s, financial advisor’s, finder’s fees or similar fees or commissions in connection with any of the transactions contemplated by this Agreement. Copies of Bancorp’s agreements with Sandler O’Neill & Partners, L.P. (“Sandler”) and Hovde Group, LLC (“Hovde”) have previously been delivered to Valley. Sandler has delivered to the Board of Directors of Bancorp its opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) with respect to the fairness, as of the date of such opinion and based upon and subject to the factors, limitations and assumptions set forth therein, from a financial point of view, of the Aggregate Merger Consideration to the shareholders of Bancorp. Other than pursuant to the agreements with Sandler and Hovde, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with the transactions contemplated by this Agreement and which would be contingent upon the consummation of the Merger or the termination of services of such consultants by Bancorp of any of its Subsidiaries.

3.6 Absence of Certain Changes or Events.

(a) Since December 31, 2016, there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Bancorp.

(b) Except as set forth in the Bancorp Disclosure Schedule, neither Bancorp nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2(a) hereof between December 31, 2016 and the date hereof, and Bancorp and the Bancorp Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

3.7 Legal Proceedings. Except as disclosed in the Bancorp Disclosure Schedule, neither Bancorp nor any of its Subsidiaries is a party to any, and there are no pending or, to Bancorp’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Bancorp or any of its Subsidiaries which, if decided adversely to Bancorp, or any of its Subsidiaries, would be reasonably likely to have a Material Adverse Effect on Bancorp. Except as disclosed in the Bancorp Disclosure Schedule, neither Bancorp nor any of its Subsidiaries is a party to any order, judgment or decree entered against Bancorp or any Bancorp Subsidiary in any lawsuit or proceeding which would have a Material Adverse Effect on Bancorp.

3.8 Taxes and Returns.

(a) Except as set forth in the Bancorp Disclosure Schedule or as would not have a Material Adverse Effect on Bancorp or USAB, Bancorp, USAB and each of their Subsidiaries have timely filed (and until the Effective Time will so file) all federal and state income and other material Returns required to be filed by them in respect of any Taxes (which such Returns which have already been filed were and continue to be, true, correct and complete in all material respects and which such Returns which will be filed will be true, correct and complete in all material respects when filed) and each has duly paid (and until the Effective Time will so pay) all such Taxes shown as due and payable on such Returns, other than Taxes or other charges which are being contested in good faith (and disclosed to Valley in writing). Except as set forth in the Bancorp Disclosure Schedule, Bancorp, USAB and each of their Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all Taxes not yet due and payable, but incurred in respect of Bancorp, USAB or any Subsidiary through such date, which reserves are adequate for such purposes. Except as set forth in the Bancorp Disclosure Schedule, the federal income Returns of Bancorp, USAB and each of their Subsidiaries have been examined by the Internal Revenue Service (the “IRS”) (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Bancorp Disclosure Schedule, the applicable state income and local Returns of Bancorp, USAB and each of their Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Bancorp Disclosure Schedule, to the knowledge of each of Bancorp and USAB, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Bancorp, USAB or any of their Subsidiaries, nor has Bancorp, USAB or any of their Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

(b) Except as set forth in the Bancorp Disclosure Schedule, neither Bancorp, USAB nor any of their Subsidiaries: (i) has requested any extension of time within which to file any Tax Return which Return has not since been filed; (ii) is a party to any agreement providing for the allocation or sharing of Taxes (except agreements between and/or among Bancorp, USAB and/or any of their Subsidiaries); (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Bancorp, USAB or any Subsidiary (nor does Bancorp or USAB have any knowledge that the IRS has proposed any such adjustment or change of accounting method); (iv) has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code; (v) has been a party to any distribution occurring in the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied; (vi) has been included in any “consolidated,” “unitary” or “combined” Return (other than the Returns which include Bancorp, USAB and each of their Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality or has any liability for Taxes of any person (other than Bancorp, USAB and/or any of their Subsidiaries) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision under the laws of any foreign jurisdiction or any state or locality, or as a transferee or successor, by contract, or otherwise; (vii) has participated in or otherwise engaged in any transaction described in Treasury Regulations Section 301.6111-2(b)(2) or any “Reportable Transaction” within the meaning of Treasury Regulations Section 1.6011-4(b); (viii) has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and/or (ix) has received any claim by a Governmental Entity in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction.

(c) Except as set forth in the Bancorp Disclosure Schedule, (i) Bancorp, USAB and each of their Subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; and (ii) Bancorp, USAB and each of their Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law, except where the failure to comply or maintain records under (i) or (ii) will not result in a Material Adverse Effect on Bancorp.

(d) Bancorp has made available to Valley true correct and complete copies of: (i) all material Returns filed within the past three years by Bancorp, USAB and each of their Subsidiaries; (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to Taxes due from or with respect to Bancorp, USAB or any of its Subsidiaries; and (iii) any closing letters or agreements entered into by Bancorp, USAB or any of their Subsidiaries with any Governmental Entities within the past five years with respect to Taxes.

(e) For purposes of this Agreement, the terms: (i) “Tax” or “Taxes” means: (A) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and other recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign, including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, (B) any liability for the payment of any amounts described in (A) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (C) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other person with respect to the payment of any amounts of the type described in (A) or (B); (ii) “Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, which is required to be filed with a Governmental Entity; and (iii) “Governmental Entity” means any (A) Federal, state, local, municipal or foreign government, (B) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (C) any self-regulatory organization, administrative or regulatory agency, commission or authority.

3.9 Employee Benefit Plans.

(a) Except as disclosed in the Bancorp Disclosure Schedule, neither Bancorp nor any of its Subsidiaries maintains or contributes to any “employee pension benefit plan”, within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the “Bancorp Pension Plans”), or “employee welfare benefit plan”, within the meaning of Section 3(1) of ERISA (the “Bancorp Welfare Plans”), stock incentive plan, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement (collectively, the “Bancorp Benefit Plans”). Neither Bancorp nor any of its Subsidiaries has, since September 2, 1974, contributed to any “Multiemployer Plan”, within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. Neither Bancorp nor any of its Subsidiaries has, in the past six years, maintained an employee pension benefit plan subject to Title IV of ERISA.

(b) Bancorp has previously delivered or made available to Valley a complete and accurate copy of each of the following with respect to each of the Bancorp Pension Plans and Bancorp Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter or opinion letter, if any; (iv) most recent actuarial report, if any; and (v) two most recent annual reports on Form 5500, if any.

(c) All contributions required to be made to each Bancorp Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Bancorp and its Subsidiaries which have not been paid have been properly recorded on the books of Bancorp and its Subsidiaries.

(d) Except as disclosed on the Bancorp Disclosure Schedule, each of the Bancorp Pension Plans, the Bancorp Welfare Plans and each other plan and arrangement identified on the Bancorp Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination or opinion letter, which takes into account the Economic Growth and Tax Relief Reconciliation Act and (to the extent it mandates currently applicable requirements) subsequent legislation, with respect to each of the Bancorp Pension Plans, and Bancorp has no knowledge of any fact or circumstance which could lead to the disqualification of any such plan).

(e) To Bancorp’s knowledge, except as disclosed on the Bancorp Disclosure Schedule, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Bancorp Welfare Plans or Bancorp Pension Plans.

(f) To Bancorp’s knowledge, except as disclosed on the Bancorp Disclosure Schedule, no “accumulated funding deficiency”, within the meaning of Section 412 of the Code, has been incurred with respect to any of the Bancorp Pension Plans.

(g) There are no pending, or, to Bancorp’s knowledge, threatened or anticipated claims by, on behalf of or against any of the Bancorp Pension Plans or the Bancorp Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Bancorp Disclosure Schedule other than claims for benefits in the ordinary course of business.

(h) Except as disclosed in the Bancorp Disclosure Schedule, no Bancorp Pension Plan or Bancorp Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee’s retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Bancorp Pension Plan.

(i) Except as disclosed in the Bancorp Disclosure Schedule, there are no funding obligations of any Bancorp Benefit Plan which are not accounted for by reserves shown on the Bancorp Financial Statements and established under GAAP, or otherwise noted on such financial statements.

(j) Except as disclosed in the Bancorp Disclosure Schedule, with respect to each Bancorp Pension Plan and Bancorp Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Bancorp or any Bancorp Subsidiary under any such insurance policy or ancillary agreement with respect to such insurance policy for any retroactive rate adjustment, loss sharing arrangement or other actual or contingent contractual liability arising wholly or partially out of events occurring prior to or at the Effective Time.

(k) Except as may hereafter be expressly agreed to by Valley in writing or as disclosed on the Bancorp Disclosure Schedule, the consummation of the transactions contemplated by this Agreement in accordance with its terms will not (i) entitle any current or former employee of Bancorp or any Bancorp Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Bancorp Pension Plan, Bancorp Welfare Plan, or Bancorp Benefit Plan.

(l) Except for the Bancorp Pension Plans and the Bancorp Welfare Plans, and except as set forth on the Bancorp Disclosure Schedule, Bancorp has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of Bancorp or any Bancorp Subsidiary or any predecessor of any of them. The Bancorp Disclosure Schedule sets forth (or lists, if previously delivered to Valley with respect to such items and any supplemental retirement plan or arrangement): (i) true and complete copies of the deferred compensation agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

(m) Except as set forth in the Bancorp Disclosure Schedule, Bancorp does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The Bancorp Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. Such life insurance policies comply, in all material respects, with state and federal law, including, without limitation, ERISA, and the rules and regulations of all applicable Governmental Entities. To Bancorp’s knowledge, neither Bancorp nor any Bancorp Pension Plan or Bancorp Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

(n) Except as set forth in the Bancorp Disclosure Schedule, Bancorp does not maintain any retirement plan for directors. The Bancorp Disclosure Schedule sets forth the complete documentation and actuarial evaluation (if any) of any such plan.

(o) Except as set forth in the Bancorp Disclosure Schedule, Neither Bancorp nor any Bancorp Subsidiary (i) has entered into a nonqualified deferred compensation arrangement with the meaning of Section 409A of the Code, or has failed to take any other action, that has resulted or could result in the interest and Tax penalties specified in Section 409A of the Code being owed by any employee, former employee, director, former director or beneficiary or (ii) has agreed to reimburse or indemnify any employee, former employee, director, former director or beneficiary for any of the interest and Tax penalties specified in Section 409A of the Code that may be currently due or payable in the future.

(p) Except as disclosed in the Bancorp Disclosure Schedule or as would not have a Material Adverse Effect on Bancorp, since January 1, 2014, neither Bancorp nor any of its Subsidiaries have made any payments to employees which are not deductible under Section 162(m) of the Code and consummation of the Merger and the Bank Merger will not cause any payments to employees to not be deductible thereunder.

(q) Other than as identified on the Bancorp Disclosure Schedule, Bancorp maintains no split dollar life insurance for the benefit of any executive. The Bancorp Disclosure Schedule contains a copy of each split dollar life insurance policy and the relevant releases for each person previously a beneficiary or owner of all or a portion of such policies.

3.10 Reports. Except as set forth in the Bancorp Disclosure Schedule, USAB has, since January 1, 2014, duly filed with the OFR and the FRB, and Bancorp has duly filed with the FRB, in correct form all documentation required to be filed under applicable laws and regulations, and if requested by Valley, Bancorp promptly will deliver or make available to Valley accurate and complete copies of such documentation. The Bancorp Disclosure Schedule lists all examinations of USAB conducted by the OFR and the FRB, and all examinations of Bancorp conducted by the FRB, since January 1, 2014 and the dates of any responses thereto submitted by USAB and Bancorp, respectively. Notwithstanding the foregoing, nothing in this Section 3.10 or this Agreement shall require Bancorp to provide Valley with any confidential regulatory supervisory information of Bancorp or USAB.

3.11 Compliance with Applicable Law.

(a) Except as set forth in the Bancorp Disclosure Schedule, each of Bancorp and the Bancorp Subsidiaries (i) holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, except where the failure to hold such license, franchise, permit or authorization would not, individually or in the aggregate, result in a Material Adverse Effect on Bancorp, and (ii) has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Bancorp or any of its Subsidiaries, including, without limitation, consumer, community and fair lending laws, other than where any non-compliance or default would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Bancorp and neither Bancorp nor any of the Bancorp Subsidiaries, since January 1, 2014, has received written notice of such violation of any of the above that has not been cured.

(b) Without limiting the foregoing, (i) USAB has complied in all material respects with the Community Reinvestment Act (“CRA”) and (ii) to Bancorp’s knowledge, no person or group would object to the consummation of the Merger due to the CRA performance of or rating of USAB. Except as set forth on the Bancorp Disclosure Schedule, since January 1, 2014, no person or group has adversely commented upon USAB’s CRA performance.

(c) To the knowledge of Bancorp, there is no reason why the granting of any of the necessary permits, consents, approvals and authorizations by the governmental bodies necessary to consummate the transactions contemplated by this Agreement would be denied or unduly delayed.

3.12 Certain Contracts.

(a) Except as set forth in the Bancorp Disclosure Schedule, neither Bancorp nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in whole or in part after the date of this Agreement, (ii) which relates to the incurrence of indebtedness (other than deposit liabilities, federal funds, advances and loans from the Federal Home Loan Bank and sales of securities subject to repurchase, in each case incurred in the ordinary course of business) by Bancorp or any of its Subsidiaries in the principal amount of $750,000 or more, including any sale and leaseback transactions in the ordinary course of its business consistent with past practice, capitalized leases and other similar financing transactions, (iii) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of Bancorp and its Subsidiaries, (iv) which provides for material payments to be made by Bancorp or any of its Subsidiaries upon a change in control thereof, (v) which involves products or services purchased or to be purchased by Bancorp or any of its Subsidiaries with an annual value in excess of $500,000, and: (A) limits the freedom of Bancorp or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, (B) requires referrals of business or requires Bancorp or any of its Subsidiaries to make available investment opportunities to any person on a priority or exclusive basis or (C) requires Bancorp or any of its Subsidiaries to use any product or service of another person on an exclusive basis, or (vi) which involved payments by, or to, Bancorp or any of its Subsidiaries in fiscal year 2016 of more than $750,000 and not terminable on ninety (90) days or less notice or which could reasonably be expected to involve payments during fiscal year 2017 of more than $750,000 and not terminable on ninety (90) days or less notice (other than pursuant to Loans originated or purchased by Bancorp and its Subsidiaries in the ordinary course of business consistent with past practice). Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a) or set forth in the Bancorp Disclosure Schedule, is referred to herein as a “Bancorp Contract.”

(b) Except as set forth in the Bancorp Disclosure Schedule, (i) each Bancorp Contract is valid and binding on Bancorp or its applicable Subsidiary and in full force and effect, and, to the knowledge of Bancorp, is valid and binding on the other parties thereto, (ii) Bancorp and each of its Subsidiaries and, to the knowledge of Bancorp, each of the other parties thereto, has in all material respects performed all obligations required to be performed by such party to date under each Bancorp Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of Bancorp or any of its Subsidiaries or, to the knowledge of Bancorp, any other party thereto, under any such Bancorp Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or breach or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Bancorp.

(c) The Bancorp Disclosure Schedule contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement, such as Tax indemnification payments in respect of income or excise Taxes), under any employment, change-in-control, severance or similar contract or plan with or which covers any present or former employee, director or consultant of Bancorp or any of its Subsidiaries and identifying the types and estimated amounts of the in-kind benefits due under any Bancorp Pension Plans, Bancorp Welfare Plans or Bancorp Contract (other than a Tax-qualified plan) for each such person, specifying the assumptions in such schedule. The failure of Bancorp to include immaterial amounts (both individually or in the aggregate) under Section 3.12(c) shall not constitute a breach thereof.

3.13 Properties and Insurance.

(a) The Bancorp Disclosure Schedule contains a complete list of all real property owned (“Bancorp Owned Real Property”) or leased by Bancorp or any of its Subsidiaries, as other real estate owned (“OREO”) or otherwise, or owned, leased or controlled by Bancorp or any Bancorp Subsidiary as trustee or fiduciary

(collectively, the “Bancorp Properties”). To Bancorp’s knowledge, and except as set forth in the Bancorp Disclosure Schedule, Bancorp and its Subsidiaries have good, and as to Bancorp Owned Real Property, marketable and fee simple, title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Bancorp’s consolidated balance sheet as of December 31, 2016, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2016 to third parties in arm’s length transactions).

(b) Bancorp and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them. The Bancorp Disclosure Schedule lists all leases pursuant to which Bancorp or any Bancorp Subsidiary occupies any real property (“Bancorp Leases”) and for each such lease lists annual base rentals, the annual increases to base rentals to the end of the lease and the expiration date and any option terms. Except as otherwise set forth on the Bancorp Disclosure Schedule, the Merger does not or will not trigger any provision of any of the Bancorp Leases covering Bancorp’s leased real property which would require the consent to assignment or approval by any of the lessors thereunder. Neither Bancorp nor its Subsidiaries have assigned, subleased, transferred, conveyed, mortgaged or deeded in trust any interest in any of the Bancorp Leases. Neither Bancorp nor any of its Subsidiaries have received written notice of any threatened cancellations of any of the Bancorp Leases. Bancorp or its Subsidiaries, as the case may be, has in all material respects performed all obligations required to be performed by it to date pursuant to such Bancorp Leases. Neither Bancorp nor any of its Subsidiaries has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Bancorp or any Subsidiary under any of the Bancorp Leases.

(c) To Bancorp’s knowledge, the Bancorp Properties and all buildings and improvements thereon are free from any material interior or exterior structural defects. Neither Bancorp nor its Subsidiaries have received written notice that any such buildings, structures, fixtures and improvements on any Bancorp Owned Real Property are in violation, in any material respect, of any applicable laws. To Bancorp’s knowledge, the buildings, structures, fixtures and improvements on each parcel of Bancorp Owned Real Property lie entirely within the boundaries of such parcel of Bancorp Owned Real Property. Neither Bancorp nor its Subsidiaries have received written notice that any portion of Bancorp Properties or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and to the knowledge of Bancorp, none of the foregoing are, or have been threatened to be, the subject of, or affected by, any such proceeding. There are no persons other than Bancorp and its Subsidiaries, or, to Bancorp’s knowledge as to leased real property, the landlord (to the extent provided for in the relevant Bancorp Lease), entitled to possession of the Bancorp Owned Real Property. To Bancorp’s knowledge, all of the Bancorp Properties, and Bancorp’s and its Subsidiaries’ use thereof, complies with all applicable zoning, building, fire, use restriction, air, water or other pollution control, environmental protection, waste disposal, safety or health codes, or other ordinances, rules or regulations but excluding any Environmental Laws which are subject to Section 3.15 hereof. Except as set forth in the Bancorp Disclosure Schedule, neither Bancorp nor its Subsidiaries have received any notification of any asserted present or past failure by it to comply with such laws, rules, regulations or codes, or such orders, rules, writs, judgments, injunctions, decrees or ordinances except for past violations as to which the relevant statute of limitations has expired or as to which Bancorp or its Subsidiaries have completed all actions required to be in compliance therewith.

(d) The Bancorp Disclosure Schedule lists all material policies of insurance of Bancorp and its Significant Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Bancorp nor any of its Subsidiaries has received any notice of pending cancellation or notice of a pending material amendment of any such insurance policy or bond or is in default under such policy or bond, no material coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

3.14 Minute Books. The minute books of Bancorp and its Significant Subsidiaries contain records that are accurate in all material respects of all meetings of and other corporate action taken by their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

3.15 Environmental Matters.

(a) For purposes of this Section 3.15, the term, “Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement in effect on or prior to the date hereof relating to the protection of human health and safety, the environment or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

(b) Except as set forth in the Bancorp Disclosure Schedule, to Bancorp’s knowledge, (i) the operations of Bancorp and each of its Subsidiaries are in compliance with and have complied with all applicable Environmental Laws, (ii) neither Bancorp nor any of its Subsidiaries has any liability known or unknown, contingent or absolute, under any Environmental Law, nor is Bancorp or any Subsidiary responsible for any such liability of any other person or entity under any Environmental Law, whether by contract, by operation of law or otherwise, (iii) neither Bancorp nor any Bancorp Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement in the last five years alleging that Bancorp or such Bancorp Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) may be in violation of any Environmental Law or may have any liability under any Environmental Law, and (iv) no toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any Bancorp Property in any manner that violates any Environmental Law given the current use of the Bancorp Properties.

(c) Except as set forth in the Bancorp Disclosure Schedule, to Bancorp’s knowledge, none of the Bancorp Properties has been operated in any manner that violated any Environmental Law, the violation of which would have a Material Adverse Effect on Bancorp.

(d) To Bancorp’s knowledge, no Bancorp Property is listed or proposed to be listed on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System or any other governmental database or list of properties that may or do require remedial action under Environmental Laws. Neither Bancorp nor any of its Subsidiaries has arranged by contract, agreement or otherwise for the transportation, disposal or treatment of hazardous or toxic substances at any location such that it is or could be liable for remedial actions of such location pursuant to Environmental Laws.

(e) Bancorp and its Subsidiaries have furnished to Valley copies of all environmental assessments, reports, audits and other documents in their possession or under its control from the last five years that relate to the environmental condition of any Bancorp Property.

3.16 Reserves.

(a) The allowance for loan and lease losses in the Bancorp Financial Statement, was, as of December 31, 2016, (i) adequate under GAAP, and (ii) adequate based upon Bancorp’s estimate of probable credit losses inherent in the loan portfolio.

(b) As of December 31, 2016, the reserve for Taxes as calculated under and required under FIN 48 in the Bancorp Financial Statements was adequate for all contingencies and includes all reasonably possible contingencies.

(c) As of December 31, 2016, the impairment on loans, investments, derivatives and any other financial instrument in the Bancorp Financial Statements was correctly accounted for under GAAP.

3.17 No Excess Parachute Payments. Except as set forth in the Bancorp Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Bancorp or any Bancorp Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement, the Merger or the Bank Merger, to any payment or benefit from Bancorp, a Bancorp Subsidiary, Valley or VNB which if paid or provided would constitute an “excess parachute payment”, as defined in Section 280G of the Code or regulations promulgated thereunder. Any disclosures on the Bancorp Disclosure Schedule pursuant to this section shall include the name of the person entitled to receive the payment of benefit, a calculation of the amounts due and a statement as to whether such amounts are deductible for federal income Tax purposes, along with any other relevant information. No officer or employee of Bancorp or USAB is entitled to a Section 280G “gross up” payment with regard to any payments or benefits set forth on the Bancorp Disclosure Schedule or otherwise.

3.18 Agreements with Bank Regulators. Neither Bancorp nor any Bancorp Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Valley by Bancorp prior to the date of this Agreement, nor has Bancorp been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Bancorp nor any Bancorp Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a federal banking agency of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Valley by Bancorp prior to the date of this Agreement. Notwithstanding the foregoing, nothing in this Section 3.18 or this Agreement shall require Bancorp to provide Valley with any confidential regulatory supervisory information of Bancorp or USAB.

3.19 [Reserved].

3.20 Reports; Internal and Disclosure Controls.

(a) Bancorp and each of its Significant Subsidiaries has filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2014 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Bancorp and its Significant Subsidiaries or as set forth in the Bancorp Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the knowledge of Bancorp, threatened an investigation into the business or operations of Bancorp or any of its Significant Subsidiaries since December 31, 2014. Except as set forth in the Bancorp Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Entity of, Bancorp or any of its Subsidiaries.

(b) Except as set forth in the Bancorp Disclosure Schedule, the records, systems, controls, data and information of Bancorp and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Bancorp or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. Bancorp and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Bancorp (A) has designed disclosure controls and procedures to ensure that material information relating to Bancorp and its

Subsidiaries is made known to the management of Bancorp, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Bancorp’s auditors and the audit committee of Bancorp’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Bancorp’s ability to record, process, summarize and report financial data and has identified for Bancorp’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Bancorp’s internal controls.

(c) Except as set forth in the Bancorp Disclosure Schedule, since January 1, 2014, neither Bancorp nor any of its Subsidiaries nor, to the knowledge of Bancorp, any member of Bancorp’s Board of Directors or executive officer of Bancorp or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Bancorp or any of its Subsidiaries or their respective internal accounting controls including any material complaint, allegation, assertion or claim that Bancorp or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and no attorney representing Bancorp or any of its Subsidiaries, whether or not employed by Bancorp or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Bancorp or any of its officers, directors, employees or agents to any member of Bancorp’s Board of Directors or any executive officer of Bancorp.

3.21 Loan Matters.

(a) Except as set forth in the Bancorp Disclosure Schedule, each outstanding loan (including loans held for resale to investors) held by Bancorp or its Subsidiaries (the “Bancorp Loans”) has been solicited and originated and is administered and, where applicable, serviced, and the relevant Bancorp Loan files are being maintained, in all material respects in accordance with the relevant loan documents, Bancorp’s underwriting standards (and, in the case of Bancorp Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bancorp.

(b) Except as set forth in the Bancorp Disclosure Schedule or as would not have a Material Adverse Effect on Bancorp, each Bancorp Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured has been secured by valid Liens which have been perfected and (iii) to Bancorp’s knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as would not have a Material Adverse Effect on Bancorp, the loan documents with respect to each Bancorp Loan were in compliance with applicable laws and regulations at the time of origination or purchase by Bancorp or its Subsidiaries and are complete and correct in all material respects.

(c) Bancorp has previously delivered to Valley a schedule setting forth a list of all Bancorp Loans as of June 30, 2017 by Bancorp and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O promulgated by the Federal Reserve Board (12 CFR Part 215)) of Bancorp or any of its Subsidiaries. Except as listed in the Bancorp Disclosure Schedule, (i) there are no employee, officer, director or other affiliate loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the loan was made and (ii) all such loans are and were made in compliance with all applicable laws and regulations, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bancorp. The schedule referred to in item (i) of this subsection (c) is accurate and complete in all material respects.

(d) Bancorp has previously delivered to Valley a schedule setting forth (A) each Bancorp Loan that as of June 30, 2017 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Bancorp, any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Bancorp Loan, (B) each Bancorp Loan that was classified as of June 30, 2017 under ASC 310, and (C) each asset of Bancorp or any of its Subsidiaries that as of June 30, 2017 was classified as OREO and the book value thereof as of such date. Such schedule is accurate and complete in all material respects.

(e) Except as set forth in the Bancorp Disclosure Schedule, none of the agreements pursuant to which Bancorp or any of its Subsidiaries has sold loans or pools of loans or participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.

(f) Notwithstanding the foregoing representations or any other representation contained in this Agreement, Bancorp makes no representation or warranty as to the collectability of any of the Bancorp Loans as a result of any borrower’s financial inability to pay a Bancorp Loan or the adequacy or value of collateral securing any Bancorp Loan.

3.22 Intellectual Property.

(a) Except as, individually or in the aggregate, has not had a Material Adverse Effect, (i) all marks, patents and registered copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by Bancorp or any of its Subsidiaries (collectively, “Bancorp Registered IP”) (other than patent applications or applications to register trademarks) is, to the knowledge of Bancorp, valid and enforceable and (ii) except as set forth in the Bancorp Disclosure Schedule no Bancorp Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of Bancorp, no such action is or has been threatened with respect to any of Bancorp Registered IP.

(b) Except as, individually or in the aggregate, has not had a Material Adverse Effect, Bancorp or its Subsidiaries own exclusively (such exclusive right excluding any licenses granted by Bancorp or its Subsidiaries), free and clear of any and all Liens, all Bancorp Registered IP and all other intellectual property that is material to the businesses of Bancorp or any of its Subsidiaries other than intellectual property owned by a third party that is licensed to Bancorp or a Subsidiary thereof pursuant to an existing license agreement and used by Bancorp or such Subsidiary within the scope of such license.

(c) Each of Bancorp and its Subsidiaries has taken all reasonable steps to protect and maintain its rights in its intellectual property and maintain the confidentiality of all information of Bancorp or its Subsidiaries that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, including safeguarding any such information that is accessible through computer systems or networks.

(d) To the knowledge of Bancorp, none of the activities or operations of Bancorp or any of its Subsidiaries (including the use of any intellectual property in connection therewith) have infringed upon, misappropriated or diluted in any material respect any intellectual property of any third party and neither Bancorp nor any of its Subsidiaries has received any notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred, except where any such infringement, misappropriation or dilution, individually or in the aggregate, has not had a Material Adverse Effect.

(e) To the knowledge of Bancorp, its information technology assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by Bancorp in connection with its business, and no information technology assets that are material to the business of

Bancorp or any of its Subsidiaries or to any of their operations, have materially malfunctioned or materially failed within the last three years.

3.23 Antitakeover Provisions. Bancorp has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the requirements of Section 607.0902 of the FBCA.

3.24 Indemnification. Except as provided in the Bancorp Contracts or the Bancorp Charter Documents, neither Bancorp nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or with any other persons who serve or served in any other capacity with any other enterprise at the request of Bancorp (a “Covered Person”), and, to the knowledge of Bancorp, there are no claims for which any Covered Person would be entitled to indemnification under the Bancorp Charter Documents, applicable law or any indemnification agreement.

3.25 Reorganization. Neither Bancorp nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.26 Investment Securities; Borrowings; Deposits.

(a) Except for investments in Federal Home Loan Bank stock, Federal Reserve Bank stock and pledges to secure Federal Home Loan Bank or Federal Reserve Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as “held to maturity,” none of the investment securities held by Bancorp or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment to freely dispose of such investment at any time.

(b) Neither Bancorp nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Bancorp Financial Statements and is a derivative contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with regulatory requirements and listed (as of the date hereof) in the Bancorp Disclosure Schedule.

(c) Set forth in the Bancorp Disclosure Schedule is a true and complete list of the borrowed funds (excluding deposit accounts) of Bancorp and its Subsidiaries as of December 31, 2016.

(d) Except as set forth in the Bancorp Disclosure Schedule, none of the deposits of Bancorp or any of its Subsidiaries is a “brokered” or “listing service” deposit.

3.27 Vote Required. Assuming that a quorum is present at the Bancorp Shareholders Meeting, approval by holders of a majority of the outstanding shares of Bancorp Common Stock shall be sufficient to constitute approval by Bancorp’s shareholders of each of the matters set forth in Section 5.7(a) hereof. A majority of the outstanding shares of Bancorp Common Stock constitutes a quorum for purposes of the Bancorp Shareholders Meeting. The shares of Bancorp Series C Preferred Stock do not have the rights to vote with respect to any of the matters set forth in Section 5.7(a) hereof under the Bancorp Charter Documents, Florida law any written agreement or otherwise.

3.28 Questionable Payments. To Bancorp’s knowledge, neither Bancorp, USAB nor any of their Subsidiaries or affiliates has: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials, employees or agents of any foreign or domestic government or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic governmental official, employee, or agent of any foreign or domestic government.

3.29 Anti-Money Laundering Laws. Bancorp has no knowledge of, nor has it been advised of, or has reason to believe that any facts or circumstances exist that would cause Bancorp, USAB or any of their Subsidiaries: (i) to be deemed to have knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony (“Unlawful Gains”) as defined in the Bank Secrecy Act and is implementing regulations (“U.S. Anti-Money Laundering Laws”); (ii) to be deemed to have knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains; or (iii) to be deemed to be operating in violation in any material respect of the U.S. Anti-Money Laundering Laws. The Board of Directors of Bancorp and USAB has adopted, and has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with the U.S. Anti-Money Laundering Laws and has kept and filed all material reports and other necessary material documents as required by such laws.

3.30 OFAC. Neither Bancorp nor USAB is, nor would either reasonably be expected to become, a person or entity with whom a United States person or entity is restricted from doing business under regulation of the Office of Foreign Assets Control (“OFAC”) (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Bancorp and USAB have implemented an OFAC compliance program that adequately covers in all material respects all elements of OFAC compliance, and to the knowledge of Bancorp and to the knowledge of USAB, no Subsidiary or affiliate of Bancorp or USAB is engaging nor has any Subsidiary or affiliate of Bancorp or USAB engaged in any dealings or transactions with, and no Subsidiary or affiliate of Bancorp or USAB has been otherwise associated with, such persons or entities.

3.31 Disclosure. No representation or warranty contained in Article III of this Agreement, including the Bancorp Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF VALLEY

References herein to the “Valley Disclosure Schedule” shall mean all of the disclosure schedules dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered on the date hereof by Valley to Bancorp. Valley hereby represents and warrants to Bancorp as follows:

4.1 Corporate Organization.

(a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley. Valley is registered as a bank holding company under the BHCA.

(b) All of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule with a designation of which Subsidiaries are Significant Subsidiaries. Each Significant Subsidiary of Valley is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. VNB is a national bank whose deposits are insured by the FDIC to the fullest extent permitted by law. Each Significant Subsidiary of Valley has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure of each of the foregoing would not have a Material Adverse Effect on Valley. The Valley Disclosure Schedule sets forth true and complete copies of the certificate of incorporation, articles of association, bylaws or other comparable formation and governing documents (together the “Valley Charter Documents”) of Valley and VNB as in effect on the date hereof.

4.2 Capitalization.

(a) The authorized capital stock of Valley consists solely of 450,000,000 shares of Valley Common Stock and 50,000,000 shares of preferred stock, no par value per share, of which 4,600,000 shares have been designated as Series A (the “Series A Preferred Stock”) and the rest of which may be divided into classes and into series within any class as determined by Valley’s Board of Directors. As of June 30, 2017, there were 263,990,794 shares of Valley Common Stock issued and outstanding, 19,028 treasury shares and 4,600,000 shares of Series A Preferred Stock outstanding. As of June 30, 2017, except for 662,013 shares of Valley Common Stock issuable upon exercise of outstanding stock options granted pursuant to Valley’s stock option plans listed on the Valley Disclosure Schedule (the “Valley Option Plans”), 1,672,443 shares issued under the Valley Stock Plans as restricted stock units and 3,280,974 shares of Valley Common Stock issuable upon the exercise of outstanding warrants (the “Valley Warrants”), there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley’s Significant Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all Liens. All of the outstanding shares of capital stock of Valley’s Significant Subsidiaries are owned directly or indirectly by Valley free and clear of any Liens, except as listed in the Valley Disclosure Schedule. Except for the options referred to above under the Valley Option Plans and the Valley Warrants, neither Valley nor any of Valley’s Significant Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley’s Significant Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

(b) Except as set forth in the Valley Disclosure Schedule, no bonds, debentures, trust-preferred securities or other similar indebtedness of Valley (parent company only) are issued or outstanding.

4.3 Authority; No Violation.

(a) Subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Valley, and subject to the parties obtaining all necessary regulatory approvals, Valley has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof and VNB has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby in accordance with the terms thereof. On or prior to the date of this Agreement, Valley’s Board of Directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held, (i) declared the Merger and the other transactions contemplated hereby to be advisable, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend that the shareholders of Valley approve the issuance of Valley Common Stock in connection with the Merger at the Valley Shareholders

Meeting. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Valley. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of VNB. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Valley or VNB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Valley and, assuming due and valid execution and delivery of this Agreement by Bancorp, constitutes a valid and binding obligation of Valley, enforceable against Valley in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(b) Neither the execution and delivery of this Agreement by Valley nor the execution and delivery of the Bank Merger Agreement by VNB, nor the consummation by Valley of the transactions contemplated hereby in accordance with the terms hereof or the consummation by VNB of the transactions contemplated thereby in accordance with the terms thereof or compliance by Valley with any of the terms or provisions hereof or compliance by VNB with any of the terms or provisions thereof, will (i) violate any provision of the Valley Charter Documents, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on Valley. Except as would not constitute a Material Adverse Effect on Valley and for consents and approvals of or filings or registrations with or notices to the OCC, the FRB, the SEC, and the shareholders of Valley, no consents or approvals of or filings or registrations with or notices to any federal or state governmental authority, instrumentality or administrative agency or, to the knowledge of Valley, any third party are necessary on behalf of Valley or VNB in connection with (a) the execution and delivery by Valley of this Agreement, (b) the consummation by Valley of the transactions contemplated hereby and (c) the execution and delivery by VNB of the Bank Merger Agreement and the consummation by VNB of the transactions contemplated thereby. To the knowledge of Valley, there is no reason why the consents and approvals referenced in the preceding sentence will not be obtained in a timely fashion.

4.4 Financial Statements.

(a) Valley’s (a) Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), sets forth the consolidated balance sheets of Valley as of December 31, 2016 and 2015, and the related consolidated statements of income, shareholders’ equity and cash flows for the periods ended December 31 in each of the three years 2014 through 2016, accompanied by the audit report of Valley’s independent public accountants, and (b) Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the SEC under the Exchange Act sets forth the unaudited consolidated balance sheets of Valley as of March 31, 2017 and 2016 and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the three months ended March 31, 2017 and 2016 ((a) and (b) collectively, the “Valley Financial Statements”). The Valley Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved, and fairly present in all material respects the consolidated financial position of Valley as of the respective dates set forth therein, and the related consolidated statements of income, changes in shareholders’ equity and of cash flows (including the related notes, where applicable) fairly present in all material respects the consolidated results of operations and changes in shareholders’ equity and of cash flows of Valley for the respective fiscal periods set forth therein.

(b) The books and records of Valley and its Significant Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

(c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of December 31, 2016, neither Valley nor any of its Significant Subsidiaries had any obligations or liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Valley or any of its Significant Subsidiaries and which are required by GAAP to be disclosed in the Valley Financial Statements. Since December 31, 2016, neither Valley nor any of its Significant Subsidiaries have incurred any material liabilities, except in the ordinary course of business and consistent with past banking practice, except as specifically contemplated by or incurred in connection with this Agreement.

(d) The Valley Disclosure Schedule includes a copy of Valley’s Consolidated Financial Statements for Bank Holding Companies (on Form FRY 9C) as of December 31, 2016, which includes information regarding “off-balance sheet arrangements” effected by Valley.

(e) KPMG LLP, which has expressed its opinion with respect to the financial statements of Valley and its subsidiaries (including the related notes), is and has been throughout the periods covered by such financial statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (y) “independent” with respect to Valley within the meaning of the rules of applicable bank regulatory authorities and the Public Company Accounting Oversight Board.

4.5 Brokerage Fees. Other than as set forth on the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker, investment banker, financial advisor or finder or incurred any liability for any broker’s, financial advisor’s, finder’s fees or similar fees or commissions in connection with any of the transactions contemplated by this Agreement.

4.6 Absence of Certain Changes or Events. Except as disclosed in the Valley Disclosure Schedule, since December 31, 2016, there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Valley.

4.7 Absence of Acceleration and Other Benefits. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Valley or any Valley Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Valley pension plan, welfare plan, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement.

4.8 Valley Common Stock. The shares of Valley Common Stock to be issued hereunder pursuant to the Merger, will be duly and validly reserved for issuance, and when issued in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all Liens created by or through Valley, with no personal liability attaching to the ownership thereof.

4.9 Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries is a party to any, and there are no pending or, to Valley’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against

Valley or any of its Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, would be reasonably likely to have a Material Adverse Effect on Valley. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of Valley’s Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which would have a Material Adverse Effect on Valley.

4.10 Taxes and Returns.

(a) Except as set forth in the Valley Disclosure Schedule, or as would not have a Material Adverse Effect on Valley or VNB, Valley, VNB and each of their Subsidiaries have timely filed (and until the Effective Time will so file) all material Returns required to be filed by them in respect of any Taxes (which such Returns which have already been filed were and continue to be, true, correct and complete in all material respects and which such Returns which will be filed will be true, correct and complete in all material respects when filed) and each has duly paid (and until the Effective Time will so pay) all such Taxes shown as due and payable on such Returns, other than Taxes or other charges which are being contested in good faith (and disclosed to Bancorp in writing). Except as set forth in the Valley Disclosure Schedule, Valley, VNB and each of their Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all Taxes not yet due and payable, but incurred in respect of Valley, VNB or any Subsidiary through such date, which reserves are adequate for such purposes. Except as set forth in the Valley Disclosure Schedule, the federal income Returns of Valley, VNB and each of their Subsidiaries have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Valley Disclosure Schedule, the applicable state income and local Returns of Valley, VNB and each of their Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of each of Valley and VNB, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Valley, VNB or any of their Subsidiaries, nor has Valley, VNB or any of their Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

(b) Except as set forth in the Valley Disclosure Schedule, neither Valley, VNB nor any of their Subsidiaries: (i) has requested any extension of time within which to file any Tax Return which Return has not since been filed; (ii) is a party to any agreement providing for the allocation or sharing of Taxes (except agreements between and/or among Valley, VNB and/or any of their Subsidiaries; (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Valley, VNB or any Subsidiary (nor does Valley or VNB have any knowledge that the IRS has proposed any such adjustment or change of accounting method); (iv) has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code; (v) has been a party to any distribution occurring in the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied; (vi) has been included in any “consolidated,” “unitary” or “combined” Return (other than the Returns which include Valley, VNB and each of their Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality or has any liability for Taxes of any person (other than Valley, VNB and/or any of their Subsidiaries) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision under the laws of any foreign jurisdiction or any state or locality, or as a transferee or successor, by contract, or otherwise; (vii) has participated in or otherwise engaged in any transaction described in Treasury Regulations Section 301.6111-2(b)(2) or any Reportable Transaction within the meaning of Treasury Regulations Section 1.6011-4(b); (viii) has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and/or (ix) has received any claim by a Governmental Entity in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction.

(c) Except as set forth in the Valley Disclosure Schedule, (i) Valley, VNB and each of their Subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; and (ii) Valley, VNB and each of their Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law, except where the failure to comply or maintain records under (i) or (ii) will not result in a Material Adverse Effect on Valley.

(d) Valley has made available to Bancorp true, correct and complete copies of: (i) all material Returns filed within the past three years by Valley, VNB and each of their Subsidiaries; (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to Taxes due from or with respect to Valley, VNB or any of its Subsidiaries; and (iii) any closing letters or agreements entered into by Valley, VNB or any of their Subsidiaries with any Governmental Entities within the past five years with respect to Taxes.

(e) With respect to each Subsidiary indicated on the Valley Disclosure Schedule as being a real estate investment trust, (x) for all taxable years commencing with its first taxable year through the taxable year ended December 31, 2016, such Subsidiary has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a real estate investment trust for such years; (y) has operated since its first taxable year to the date of this Agreement in a manner consistent with the requirements for qualification and taxation as a real estate investment trust; and (z) intends to continue to operate in such a manner as to qualify as a real estate investment trust for the current taxable year. None of the transactions contemplated by this Agreement will prevent any such Subsidiary or any of its Subsidiaries from so qualifying. No such Subsidiary of any Subsidiary is a corporation for U.S. federal income Tax purposes, other than a corporation that meets the requirements of representations (x) and (y) above. Notwithstanding the foregoing, with respect to periods prior to the acquisition of the ownership of each such Subsidiary by Valley, the representations of Valley are made only to the knowledge of Valley.

4.11 Employee Benefit Plans.

(a) Set forth on the Valley Disclosure Schedule are copies of the “employee pension benefit plans”, within the meaning of Section 3(2)(A) of ERISA (the “Valley Pension Plans”), or “employee welfare benefit plans”, within the meaning of Section 3(1) of ERISA (the “Valley Welfare Plans”), equity plans or other similar plans, programs or arrangements which are currently available to employees joining Valley.

(b) Valley has previously delivered or made available to Bancorp a complete and accurate copy of each of the following with respect to each of the Valley Pension Plans and Valley Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); and (ii) the most recent annual reports on Form 5500, if any.

(c) All contributions required to be made to each Valley Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Valley and its Subsidiaries which have not been paid have been properly recorded on the books of Valley and its Subsidiaries.

(d) Except as disclosed on the Valley Disclosure Schedule, each of the Valley Pension Plans, the Valley Welfare Plans and each other plan and arrangement identified on the Valley Disclosure Schedule has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

(e) There are no pending, or, to Valley’s knowledge, threatened or anticipated claims by, on behalf of or against any of the Valley Pension Plans or the Valley Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Valley Disclosure Schedule other than claims for benefits in the ordinary course of business.

4.12 Compliance with Applicable Law.

(a) Except as set forth on the Valley Disclosure Schedule, each of Valley and the Valley Subsidiaries (i) holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, except where the failure to hold such license, franchise, permit or authorization would not, individually or in the aggregate, result in a Material Adverse Effect on Valley, and (ii) has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Valley or any of its Subsidiaries, including, without limitation, consumer, community and fair lending laws, other than where any non-compliance or default would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Valley and neither Valley nor any of the Valley Subsidiaries, since January 1, 2014, has received written notice of such violation of any of the above that has not been cured.

(b) Without limiting the foregoing and except as set forth on the Valley Disclosure Schedule, (i) VNB has complied in all material respects with the CRA and (ii) to Valley’s knowledge, no person or group would object to the consummation of the Merger due to the CRA performance of or rating of VNB. Except as set forth on the Valley Disclosure Schedule, since January 1, 2015, no person or group has adversely commented upon VNB’s CRA performance.

(c) To the knowledge of Valley, there is no reason why the granting of any of the necessary permits, consents, approvals and authorizations by the governmental bodies necessary to consummate the transactions contemplated by this Agreement would be denied or unduly delayed.

4.13 Environmental Matters.

(a) Except as set forth in the Valley Disclosure Schedule, to Valley’s knowledge, (i) the operations of Valley and each of its Subsidiaries are in compliance with and have complied with all applicable Environmental Laws, (ii) neither Valley nor any of its Subsidiaries has any liability known or unknown, contingent or absolute, under any Environmental Law, nor is Valley or any Subsidiary responsible for any such liability of any other person or entity under any Environmental Law, whether by contract, by operation of law or otherwise, (iii) neither Valley nor any Valley Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement in the last five years alleging that Valley or such Valley Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) may be in violation of any Environmental Law or may have any liability under any Environmental Law, and (iv) no toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by Valley or any Valley Subsidiary, OREO or otherwise, or owned or controlled by Valley or any Valley Subsidiary as a trustee or fiduciary (collectively, “Valley Properties”) in any manner that violates or, after the lapse of time is reasonably likely to violate, any Environmental Law given the current use of the Valley Properties.

(b) Except as set forth in the Valley Disclosure Schedule, to Valley’s knowledge, none of the Valley Properties has been operated in any manner that violated any Environmental Law, the violation of which would have a Material Adverse Effect on Valley.

(c) To Valley’s knowledge, no Valley Property is listed or proposed to be listed on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System

or any other governmental database or list of properties that may or do require remedial action under Environmental Laws. Neither Valley nor any of its Subsidiaries has arranged by contract, agreement or otherwise for the transportation, disposal or treatment of hazardous or toxic substances at any location such that it is or could be liable for remedial actions of such location pursuant to Environmental Laws.

4.14 Reserves.

(a) The allowance for loan and lease losses in the Valley Financial Statements, was, as of December 31, 2016, (i) adequate under GAAP, and (ii) adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

(b) As of December 31, 2016, the reserve for Taxes as calculated under and required under FIN 48 in the Valley Financial Statements was adequate for all contingencies and includes all reasonably possible contingencies.

(c) As of December 31, 2016, the impairment on loans, investments, derivatives, and any other financial instrument in the Valley Financial Statements was correctly accounted for under GAAP.

4.15 Agreements with Bank Regulators. Neither Valley nor any Valley Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Bancorp by Valley prior to the date of this Agreement, nor has Valley been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Valley nor any Valley Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a federal banking agency of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Bancorp by Valley prior to the date of this Agreement. Notwithstanding the foregoing, nothing in this Section 4.15 or this Agreement shall require Valley to provide Bancorp with any confidential regulatory supervisory information of Valley or VNB.

4.16 SEC Documents; Other Reports; Internal and Disclosure Controls.

(a) Valley has filed all reports, schedules, registration statements and other documents, together with amendments thereto, required to be filed with the SEC since December 31, 2014 (the “Valley SEC Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Valley SEC Reports complied, and each such Valley SEC Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Valley SEC Reports. None of Valley’s Significant Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of Valley has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and to the knowledge of Valley no enforcement action has been initiated against Valley by the SEC relating to disclosures contained in any Valley SEC Report.

(b) Valley and each of its Significant Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2014 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith. Except as set forth in the Valley Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the knowledge of Valley, threatened an investigation into the business or operations of Valley or any of its Significant Subsidiaries since December 31, 2014. Except as set forth in the Valley Disclosure Schedule, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Entity of, Valley or any of its Subsidiaries.

(c) Valley and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of Valley’s financial statements for external purposes in accordance with GAAP. Valley (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to Valley and its Subsidiaries is made known to the management of Valley by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Valley SEC Reports, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Valley’s auditors and the audit committee of Valley’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Valley’s ability to record, process, summarize and report financial data and have identified for Valley’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Valley’s internal controls. Valley’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2016, and such assessment concluded that such controls were effective.

(d) Except as set forth in the Valley Disclosure Schedule, since January 1, 2014, neither Valley nor any of its Subsidiaries nor, to the knowledge of Valley, any member of Valley’s Board of Directors or executive officer of Valley or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Valley or any of its Subsidiaries or their respective internal accounting controls including any material complaint, allegation, assertion or claim that Valley or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and no attorney representing Valley or any of its Subsidiaries, whether or not employed by Valley or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Valley or any of its officers, directors, employees or agents to any member of Valley’s Board of Directors or any executive officer of Valley.

4.17 Certain Contracts. Except as set forth in the Valley Disclosure Schedule, (i) each Valley contract which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in whole or in part after the date of this Agreement (each, a “Valley Contract”) is valid and binding on Valley or its applicable Significant Subsidiary and in full force and effect, and, to the knowledge of Valley, is valid and binding on the other parties thereto, (ii) Valley and each of its Significant Subsidiaries and, to the knowledge of Valley, each of the other parties thereto, has in all material respects performed all obligations required to be performed by such party to date under each Valley Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of Valley or any of its Significant Subsidiaries or, to the knowledge of Valley, any other party thereto, under any such Valley Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or breach or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Valley.

4.18 Loan Matters.

(a) Except as set forth in the Valley Disclosure Schedule, each outstanding loan (including loans held for resale to investors but excluding any loan covered by a loss-sharing agreement with the FDIC as described in the Valley Disclosure Schedule) held by Valley or its Significant Subsidiaries (the “Valley Loans”) has been solicited and originated and is administered and, where applicable, serviced, and the relevant Valley Loan files are being maintained, in all material respects in accordance with the relevant loan documents, Valley’s underwriting standards (and, in the case of Valley Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valley. Notwithstanding anything to the contrary in this Agreement, the representations and warranties of Valley with respect to Valley Loans that were acquired by Valley or its Subsidiaries from a third party (e.g., in connection with a merger or other acquisition) shall be made only to the knowledge of Valley.

(b) Except as set forth in the Valley Disclosure Schedule or as would not have a Material Adverse Effect on Valley, each Valley Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to Valley’s knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as would not have a Material Adverse Effect on Valley, the loan documents with respect to each Valley Loan were in compliance with applicable laws and regulations at the time of origination or purchase by Valley or its Subsidiaries and are complete and correct in all material respects.

(c) Except as listed in the Valley Disclosure Schedule, (i) there are no employee, officer, director or other affiliate loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the loan was made and (ii) all such loans are and were made in compliance with all applicable laws and regulations, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valley.

(d) Valley has previously delivered to Bancorp a schedule setting forth (A) each Valley Loan that as of June 30, 2017 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Valley, any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Valley Loan, (B) each Valley Loan that was classified as of June 30, 2017 under ASC 310, and (C) each asset of Valley or any of its Subsidiaries that as of June 30, 2017 was classified as OREO and the book value thereof as of such date. Such schedule is accurate and complete in all material respects.

(e) Except as set forth in the Valley Disclosure Schedule, none of the agreements pursuant to which Valley or any of its Significant Subsidiaries has sold loans or pools of loans or participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.

(f) Notwithstanding the foregoing representations or any other representation contained in this Agreement, Valley makes no representation or warranty as to the collectability of any of the Valley Loans as a result of any borrower’s financial inability to pay a Valley Loan or the adequacy or value of collateral securing any Valley Loan.

4.19 Reports. Except as set forth in the Valley Disclosure Schedule, VNB has, since January 1, 2014, duly filed with the OCC, and Valley has duly filed with the FRB, in correct form all documentation required to be filed under applicable laws and regulations, and Valley promptly will deliver or make available to Bancorp accurate and complete copies of such documentation. The Valley Disclosure Schedule lists all examinations of VNB conducted by the OCC, and all examinations of Valley conducted by the FRB since January 1, 2015 and the dates of any responses thereto submitted by VNB and Valley, respectively. Notwithstanding the foregoing, nothing in this Section 4.19 or this Agreement shall require Valley to provide Bancorp with any confidential regulatory supervisory information of Valley or VNB.

4.20 Questionable Payments. To Valley’s knowledge, neither Valley, VNB nor any of their Subsidiaries or affiliates has: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials, employees or agents of any foreign or domestic government or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic governmental official, or employee, or any agent of any foreign or domestic government.

4.21 Anti-Money Laundering Laws. Valley has no knowledge of, nor has it been advised of, or has reason to believe that any facts or circumstances exist that would cause Valley, VNB or any of their Subsidiaries: (i) to be deemed to have knowingly acted, by itself or in conjunction with another, in any act in connection with Unlawful Gains; (ii) to be deemed to have knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains; or (iii) to be deemed to be operating in violation in any material respect of the U.S. Anti-Money Laundering Laws. The Board of Directors of each of Valley and VNB has adopted, and has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with the U.S. Anti-Money Laundering Laws and has kept and filed all material reports and other necessary material documents as required by such laws.

4.22 Vote Required. Assuming that a quorum is present at the Valley Shareholders Meeting (as hereinafter defined), approval by holders of a majority of the outstanding shares of Valley Common Stock voting at the Valley Shareholder Meeting shall be sufficient to constitute approval by Valley’s shareholders of each of the matters set forth in Section 5.7(b) hereof. A majority of the outstanding shares of Valley Common Stock constitutes a quorum for purposes of the Valley Shareholders Meeting. The shares of Valley Series A Preferred Stock do not have the rights to vote with respect to any of the matters set forth in Section 5.7(b) hereof under the Valley Charter Documents, New Jersey law any written agreement or otherwise.

4.23 OFAC. Neither Valley nor VNB is, nor would either reasonably be expected to become, a person or entity with whom a United States person or entity is restricted from doing business under regulation of the OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Valley and VNB have implemented an OFAC compliance program that adequately covers in all material respects all elements of OFAC compliance, and to the knowledge of Valley and to the knowledge of VNB, no Subsidiary or affiliate of Valley or VNB is engaging nor has any Subsidiary or affiliate of Valley or VNB engaged in any dealings or transactions with, and no Subsidiary or affiliate of Valley or VNB has been otherwise associated with, such persons or entities.

4.24 Properties. To Valley’s knowledge, and except as set forth in the Valley SEC Reports or the Valley Disclosure Schedule, Valley and its Subsidiaries have good, and as to all real property owned by Valley or any of its Subsidiaries, as OREO or otherwise, or owned by Valley or any Valley Subsidiary as trustee or fiduciary, marketable and fee simple, title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley’s consolidated balance sheet as of December 31, 2016, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2016 to third parties in arm’s length transactions). Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

4.25 Reorganization. Neither Valley nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.26 Investment Securities.

(a) Except for investments in Federal Home Loan Bank stock, Federal Reserve Bank stock and pledges to secure Federal Home Loan Bank or Federal Reserve Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as “held to maturity,” none of the investment securities held by Valley or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment to freely dispose of such investment at any time.

(b) Neither Valley nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Valley Financial Statements and is a Derivatives Contract or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with regulatory requirements and listed (as of the date hereof) in the Valley Disclosure Schedule.

4.27 Disclosures. No representation or warranty contained in Article IV of this Agreement, including the Valley Disclosure Schedule, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE V. - COVENANTS OF THE PARTIES

5.1 Conduct of the Business of Bancorp and Valley. During the period from the date of this Agreement to the Effective Time, each of Bancorp and Valley shall, and shall cause each of its respective Significant Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with past banking practice. Each of Bancorp and Valley shall also use its commercially reasonable efforts to preserve its business organization and that of its respective Significant Subsidiaries intact and maintain its rights, franchises and existing relations with customers, suppliers and employees.

5.2 Negative Covenants and Dividend Covenants. (a) Bancorp agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing (such approval not to be unreasonably withheld, conditioned or delayed) or as otherwise permitted or required by this Agreement, it will not, nor will it permit any of its Significant Subsidiaries to:

(i) change any provision of the Bancorp Charter Documents;

(ii) change the number of shares of its authorized or issued capital stock (other than the issuance of capital stock in connection with the exercise of any previously issued Bancorp Stock Options or Bancorp

Warrants or the settlement of previously granted Bancorp Restricted Stock Units) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Bancorp or any Bancorp Subsidiary or any securities convertible into shares of such stock or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for regular quarterly cash dividends on the Bancorp Common Stock with record, payment dates and amounts consistent with Section 5.21;

(iii) grant any severance or termination pay (other than severance or termination pay pursuant to the Bancorp Benefit Plans in effective on the date hereof) to, or enter into or amend any employment agreement with, any of its directors, officers or employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement (other than amendments required to comply with applicable law and regulations) or award any increase in compensation or benefits to its directors, officers or employees) except for increases in compensation to directors, officers and employees not covered by the Bancorp Executive Change in Control Severance Plan (the “CIC Severance Plan”), in the usual and ordinary course of business consistent with past practice, provided, however, that Bancorp may pay at any time prior to Closing, bonuses payable in cash only (and not equity) based upon Bancorp’s 2017 performance and in accordance with the parameters set forth in the Bancorp Disclosure Schedule;

(iv) sell or dispose of any assets with a market value greater than $300,000 or incur any liability with a principal balance greater than $300,000 other than in the ordinary course of business consistent with past practices and policies;

(v) (A) make any capital expenditures or (B) enter into any new service agreement or similar contract not terminable by Bancorp within sixty (60) days and involving amounts in excess of $300,000 individually or $1,500,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to Valley;

(vi) agree to acquire in any manner whatsoever (other than to realize upon on collateral for a defaulted loan) any business or entity;

(vii) make any new investments in securities other than investments in federal government or federal agency bonds having a weighted average life or duration of not greater than five years;

(viii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP or any applicable regulatory accounting requirements;

(ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would result in any of its conditions to Closing set forth in Section 6.1 and 6.2 not to be satisfied;

(x) make or commit to make any new loan or other extension of credit in an amount of $5,000,000 or more;

(xi) renew for a period in excess of one year any existing loan or other extension of credit which renewal would require Bancorp to advance additional funds greater than $7,000,000, or increase by $7,000,000 or more the aggregate credit outstanding to any one borrower or to any group of affiliated borrowers, except such renewals or increases that are committed as of the date of this Agreement and identified on the Bancorp Disclosure Schedule and residential mortgage loans made in the ordinary course of business consistent with past practice;

(xii) settle any claim, action or proceeding involving any liability of Bancorp or any of its Subsidiaries for money damages in excess of $600,000 or involving any material restrictions upon the operations of Bancorp or any of its Subsidiaries;

(xiii) make any investment or commitment to invest in real estate, other than investments related to maintenance of owned or leased real estate used by Bancorp as of the date hereof, or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

(xiv) establish, or make any commitment relating to the establishment of, any new branch or other office facilities other than those for which all regulatory approvals have been obtained;

(xv) elect or nominate to the Board of Directors of Bancorp any person who is not a member of the Board of Directors of Bancorp as of the date hereof;

(xvi) other than deposits at market rates, obtain, extend or modify any new debt or financing with a maturity greater than eighteen (18) months; or

(xvii) agree to do any of the foregoing.

(b) For purposes of Section 5.2(a), Valley’s approval shall be deemed to have been given if Bancorp has made a written request for permission to take any action otherwise prohibited by Section 5.2(a) and has provided Valley with information sufficient for Valley to make an informed decision with respect to such request, and Valley has failed to respond to such request within two (2) business days after Valley’s receipt of such request in the case of subsections (x) and (xi), and five (5) business days otherwise.

(c) Valley agrees that from the date hereof to the Effective Time, except as otherwise approved by Bancorp in writing (such approval not to be unreasonably withheld, conditioned or delayed) or as permitted or required by this Agreement, it will not, nor will it permit any of its Significant Subsidiaries to:

(i) change any provision of the Valley Charter Documents in a manner that would require the approval of the shareholders of Valley;

(ii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP or any applicable regulatory accounting requirements;

(iii) take any action that would result in any of the representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would result in any of its conditions to Closing set forth in Section 6.1 and 6.3 not to be satisfied;

(iv) agree to do any of the foregoing.

(d) For purposes of Section 5.2(c), Bancorp’s approval shall be deemed to have been given if Valley has made a written request for permission to take any action otherwise prohibited by Section 5.2(c) and has provided Bancorp with information sufficient for Bancorp to make an informed decision with respect to such request, and Bancorp has failed to respond to such request within two (2) business days after Bancorp’s receipt of such request.

5.3 No Solicitation. (a) Except as expressly permitted by this Section 5.3, Bancorp and its Subsidiaries shall not, and Bancorp and its Subsidiaries shall use their best efforts to cause their respective representatives not to initiate, solicit or knowingly encourage or facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Acquisition Proposal (as hereinafter defined); provided that in the event, prior to the time the approval of Bancorp’s shareholders (“Bancorp Shareholder Approval”) is obtained but not after, (1) Bancorp receives, after the execution of this Agreement, an unsolicited bona fide Acquisition Proposal from a person other than Valley, and (2) the Bancorp Board of Directors concludes in good faith (A) that, after consulting with its financial advisor, such Acquisition Proposal constitutes a Superior Proposal (as hereinafter defined) or would reasonably be likely to result in a Superior Proposal and (B) that, after considering the advice of outside counsel, failure to take such actions would be inconsistent with its fiduciary duties to Bancorp’s shareholders under applicable law, Bancorp may, and may permit its Subsidiaries and its Subsidiaries’ representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions with respect to such Acquisition Proposal; provided, that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into an agreement with such third party on terms substantially similar to and no more favorable to such third party than those contained in the Confidentiality Agreement between Valley and Bancorp dated April 26, 2017 (the “Confidentiality Agreement”), and any non-public information provided to any person given access to nonpublic information shall have previously been provided to Valley or shall be provided to Valley prior to or concurrently with the time it is provided to such person. Bancorp will (A) immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Valley with respect to any Acquisition Proposal, (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any of its affiliates or representatives is a party and (C) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal.

(b) Neither the Bancorp Board of Directors nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to Valley) or refuse to make the Bancorp Recommendation or (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal, or (ii) cause or permit Bancorp or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than a confidentiality agreement permitted by the terms of Section 5.3(a) of this Agreement). Notwithstanding the foregoing, prior to the date of the Bancorp Shareholders Meeting, the Bancorp Board of Directors may take any of the actions specified in items (i) and (ii) of the preceding sentence (a “Bancorp Subsequent Determination”) after the second (2nd) business day following Valley’s receipt of a written notice (the “Notice of Superior Proposal”) from Bancorp (A) advising that the Bancorp Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.3 or from an action by a representative of Bancorp or its Subsidiaries that would have been such a breach if committed by Bancorp or its Subsidiaries) constitutes a Superior Proposal (it being understood that Bancorp shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Bancorp proposes to accept), (B) specifying the material terms and conditions of, and the identity of the party making, such Superior Proposal, and (C) containing an unredacted copy of the relevant transactions agreements with the party making such Superior Proposal, if, but only if, (X) Valley does not make, after being provided with reasonable opportunity to negotiate with Bancorp, within two (2) business days of receipt of a Notice of Superior Proposal, a written offer that the Board of Directors of Bancorp determines, in good faith after consultation with its outside legal counsel and financial advisors, results in the applicable Acquisition Proposal no longer being a Superior Proposal, and (Y) the Bancorp Board of Directors reasonably determines in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to Bancorp’s shareholders under applicable law and that such Acquisition Proposal is a Superior Proposal and such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that are committed to in writing by Valley pursuant to this Section 5.3(b).

Notwithstanding the foregoing, the changing, qualifying or modifying of the Bancorp Recommendation or the making of a Bancorp Subsequent Determination by the Bancorp Board of Directors shall not change the approval of the Bancorp Board of Directors for purposes of causing any takeover laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(c) In addition to the obligations of Bancorp set forth in Sections 5.3(a) and (b) of this Agreement, in the event Bancorp or any of its Subsidiaries or representatives receives (i) any Acquisition Proposal or (ii) any request for non-public information or to engage in negotiations that the Bancorp directors believe is reasonably likely to lead to or that contemplates an Acquisition Proposal, Bancorp promptly (and in any event within two business days of receipt) shall advise Valley in writing of the existence of the matters described in this clause (i) or (ii), together with the material terms and conditions of such Acquisition Proposal or request and the identity of the person making any such Acquisition Proposal or request. Bancorp shall keep Valley reasonably well informed in all material respects of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request. Without limiting any of the foregoing, Bancorp shall promptly (and in any event within two business days) notify Valley in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to Sections 5.3(a) or (b) of this Agreement and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(d) For purposes of this Agreement:

(i) “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, a tender or exchange offer to acquire 25% or more of the voting power in Bancorp or any of its Subsidiaries, a proposal for a merger, consolidation, or other business combination involving Bancorp or any of its Subsidiaries or any other proposal or offer to acquire in any manner 25% or more of the voting power in, or 25% or more of the business, assets or deposits of, Bancorp or any of its Subsidiaries.

(ii) “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 25% to 50%) that the Bancorp Board of Directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby (including taking into account any adjustment to the terms and conditions proposed by Valley in response to such proposal pursuant to Section 5.3(b) of this Agreement or otherwise), (1) after receiving the advice of its financial advisor (which shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein), and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law.

(e) Other than in connection with an Acquisition Proposal (which shall be subject to Section 5.3(a) and 5.3(b), and shall not be subject to this Section 5.3(e)), nothing in this Agreement shall prohibit or restrict Bancorp’s Board of Directors from, prior to the receipt of the Bancorp Shareholder Approval, effecting a Bancorp Subsequent Determination if Bancorp’s Board of Directors determines in good faith, after consultation with Bancorp’s outside financial advisors and outside legal counsel, that the failure of Bancorp’s Board of Directors to effect a Bancorp Subsequent Determination would be inconsistent with its fiduciary duties under applicable law.

5.4 Current Information. During the period from the date of this Agreement to the Effective Time, Bancorp will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding Bancorp’s business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, Bancorp shall provide Valley, on a monthly basis, with (i) financial statements, (ii) a list of securities purchased, (iii) monthly advances, and (iv) a schedule of all new loans, leases, extensions of credit, and renewal loans, leases and extensions of credit in excess of $1,000,000, or any increase by $1,000,000 or more in any customer’s aggregate credit outstanding or lease commitment (whether or not subject to prior approval under Section 5.2(a)), and provide Valley with a copy of, and the opportunity to discuss, the relevant documentation for any such loan, extension of credit, lease, or renewal upon request. Notwithstanding any other provision contained in this Agreement, neither Valley nor any Valley Subsidiary shall under any circumstance be permitted to exercise control of Bancorp or any Bancorp Subsidiary prior to the Effective Time. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Effective Time, Bancorp will deliver to Valley USAB’s call reports filed with the OFR and the FRB.

5.5 Access to Properties and Records; Confidentiality.

(a) On reasonable advance notice, Bancorp and USAB shall permit Valley and its representatives, and Valley and VNB shall permit Bancorp and its representatives, accompanied by an officer of the respective party, reasonable access during normal business hours to their respective properties, and shall make available to Valley and its representatives or Bancorp and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ and shareholders’ meetings, charter documents, material contracts and agreements, filings with any regulatory authority, independent auditors’ work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or Bancorp and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, violate the terms of any contract, jeopardize attorney-client privilege or contravene any law, rule, regulation, order or judgment. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Bancorp acknowledges that Valley may be involved in discussions concerning potential acquisitions of banks and other entities and Valley shall not be obligated to disclose such information to Bancorp except as such information is publicly disclosed by Valley.

(b) Each party will hold any information that is confidential, proprietary or otherwise non-public in accordance with the Confidentiality Agreement.

5.6 Regulatory Matters.

(a) For the purposes of holding the Bancorp Shareholders Meeting and the Valley Shareholders Meeting (each as defined in Section 5.7) and qualifying under applicable federal and state securities laws the Valley Common Stock and preferred stock of Valley to be issued to Bancorp shareholders in connection with the Merger, as soon as practicable, but in no event later than sixty (60) days following the date of this Agreement, the parties shall (i) jointly prepare, and Valley shall file with the SEC, a Registration Statement on Form S-4, including a prospectus and (ii) jointly prepare, and Valley shall file with the SEC, a proxy statement, satisfying all applicable requirements of applicable state and federal laws, including the Securities Act, the Exchange Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by Valley and Bancorp to its respective shareholders together with any and all amendments or supplements thereto, being herein referred to as the “Joint Proxy Statement-Prospectus” and the various documents to be filed by Valley under the Securities Act with the SEC to register the Valley Common Stock for sale, including the Joint Proxy Statement-Prospectus, are referred to herein as the “Registration Statement”). Prior to the filing of the Joint Proxy Statement-Prospectus and the Registration Statement, each party shall consult with the other party with respect to such filings and shall afford the other party and their representatives reasonable opportunity to comment thereon.

(b) Each party shall furnish to the other party with such information concerning itself and its affiliates as is necessary in order to cause the Joint Proxy Statement-Prospectus and Registration Statement to comply with Section 5.6(a) hereof. Each party agrees promptly to advise the other party if at any time prior to the Effective Time, any information provided by such party in the Joint Proxy Statement-Prospectus or Registration Statement becomes incorrect or incomplete in any material respect and promptly to provide the information needed to correct such inaccuracy or omission. Each party shall promptly furnish to the other party such supplemental information as may be necessary in order to cause the Joint Proxy Statement-Prospectus or Registration Statement to comply with Section 5.6(a) hereof. The information relating to a party to be provided for inclusion or incorporation by reference in the Joint Proxy Statement-Prospectus or Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

(c) Valley shall as promptly as practicable make such filings, if any, as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. Bancorp shall promptly furnish Valley with such information regarding Bancorp shareholders as Valley requires to enable it to determine what filings are required hereunder. Bancorp authorizes Valley to utilize in such filings the information concerning Bancorp and USAB provided to Valley in connection with, or contained in, the Joint Proxy Statement-Prospectus. Valley shall furnish Bancorp’s counsel with copies of all such filings and keep Bancorp advised of the status thereof. Valley shall promptly notify Bancorp of all communications, oral or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement-Prospectus.

(d) Valley shall cause the Valley Common Stock issuable pursuant to the Merger (including shares of Valley Common Stock to be reserved for issuance upon the exercise of Valley Stock Options and Valley Warrants), to be listed on the New York Stock Exchange (“NYSE”) at the Effective Time.

(e) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC, the FRB, the OFR and the Florida Department of State. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Valley and VNB shall use their best efforts to cause their applications to the OCC and the FRB to be filed within sixty (60) days of the date of this Agreement. Bancorp shall cooperate with Valley to provide all information requested in writing by Valley to complete such application within ten (10) days of request from Valley. Valley shall provide to Bancorp drafts of all filings and applications referred to in this Section 5.6(e) and shall give Bancorp the opportunity to comment thereon prior to their filing.

(f) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

(g) Between the date of this Agreement and the Effective Time, Bancorp shall cooperate with Valley to reasonably conform Bancorp’s policies and procedures regarding applicable regulatory matters, to those of Valley as Valley may reasonably identify to Bancorp from time to time.

(h) Bancorp acknowledges that Valley intends to engage in a public offering of its securities shortly after the date of this Agreement. Bancorp agrees to (i) provide Valley with certain financial and other information reasonably requested by Valley in order to fulfill Valley’s disclosure obligations in connection with such public offering, and (ii) cause its accountants, at Valley’s sole cost and expense, to reasonably cooperate in connection with such public offering, including, without limitation, the delivery of a “cold comfort” letter to Valley’s underwriters.

5.7 Approval of Shareholders.

(a) The Bancorp Board of Directors will, subject to the qualification set forth in Section 5.3(b) hereof, take all steps necessary to duly call, give notice of, convene and hold a meeting of the shareholders of Bancorp (such meeting or any adjournment thereof, the “Bancorp Shareholders Meeting”) for the purpose of securing the approval of the shareholders of Bancorp of the Merger and this Agreement and use its commercially reasonable best efforts to obtain, as promptly as practicable, such approval. Bancorp and Valley will cooperate with respect to each of the foregoing matters. Contemporaneously with the execution of this Agreement, Bancorp shall cause each of the directors of Bancorp in their capacity as shareholders to execute and deliver to Valley a Voting Agreement.

(b) The Valley Board of Directors shall (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of the shareholders of Valley (such meeting or any adjournment thereof, the “Valley Shareholders Meeting”) for the purpose of securing the approval of the shareholders of Valley of the issuance of shares of Valley Common Stock in connection with the Merger and this Agreement and use its commercially reasonable best efforts to obtain, as promptly as practicable, such approval and (ii) recommend to the shareholders of Valley the approval of such stock issuance. Bancorp and Valley will cooperate with respect to each of the foregoing matters.

5.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

5.9 Public Announcements. Bancorp and Valley will consult with each other before issuing, and will cooperate with each other in the development and distribution of, all press releases and any other public disclosure with respect to this Agreement or any of the transactions contemplated hereby and will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby or make any such public statements without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after consultation with the other party), issue such press release or public statements as may be required by applicable law or the rules and regulations of any stock exchange.

5.10 Failure to Fulfill Conditions. In the event that Valley or Bancorp determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 2018 (the “Cutoff Date”) and that it will not waive that condition, it will promptly notify the other party. Bancorp and Valley will promptly inform the other of any facts applicable to Bancorp or Valley, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

5.11 Disclosure Delivery and Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective disclosure schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such schedules or which is necessary to correct any information in such schedules which has been rendered materially inaccurate thereby. If the disclosure contained in any such supplement (i) relates to events occurring before the execution of this Agreement or (ii) alone or together with other supplements or amendments materially adversely affects the representation to which the amendment or supplement relates, the party receiving the amendment or supplement may determine not to accept it as a modification of the relevant representation. Notice of such determination, if made, shall be given by the receiving party to the other party not later than ten (10) days after it received the disclosure in question. If such notice is not timely given, or if the disclosure in question did not contain any matter of the nature specified in clause (i) or (ii) of the second preceding sentence, the relevant representation shall be deemed modified by the disclosure in the amendment or supplement with the same effect as though that disclosure had been included in the relevant disclosure schedule as furnished prior to execution of this Agreement.

5.12 Series C Preferred Stock. If requested by Valley, Bancorp shall provide notice of the redemption of the Bancorp Series C Preferred Stock as a result of the Merger to each holder thereof in accordance with the terms and conditions of the Bancorp Charter Documents to permit Valley to redeem the Series C Preferred Stock on the day of the Effective Time.

5.13 Indemnification.

(a) For a period of six years after the Effective Time, to the fullest extent permitted by law, Valley shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Bancorp or its Subsidiaries (collectively, the “Bancorp Indemnitees”) against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Bancorp Indemnitee (“Costs”) by reason of the fact that he or she is or was a director or officer of Bancorp or its Subsidiaries, acted as a director or officer of a third party at the request of Bancorp or its Subsidiaries or acted as a benefits plan fiduciary, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) (each a “Claim” and collectively, “Claims”), including without limitation any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Bancorp Indemnitee’s service as a member of the Board of Directors of Bancorp or any of its Subsidiaries or any committee thereof, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which Bancorp or any of its Subsidiaries, as applicable, would have been permitted under any applicable law and the Bancorp Charter Documents had the Merger not occurred (and Valley shall also advance expenses as incurred to the fullest extent so permitted); provided, however, that all rights to indemnification in respect of any Claim asserted or made within such six year period shall continue until the final disposition of such Claim.

(b) From and after the Effective Time, Valley shall assume and honor any obligation of Bancorp immediately prior to the Effective Time with respect to the indemnification of the Bancorp Indemnitees arising out of the Bancorp Charter Documents of Bancorp or arising out of any written indemnification agreements between Bancorp and such persons disclosed in the Bancorp Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between Valley and such Bancorp Indemnitees.

(c) In the event Valley or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Valley assume the obligations set forth in this Section 5.13.

(d) Valley shall cause Bancorp’s and USAB’s officers and directors to be covered, for a period of six years after the Effective Time, at Valley’s option, under (i) Valley’s then current officers’ and directors’ liability insurance policy (providing substantially similar coverage to Bancorp’s and USAB’s officers and directors as such officers and directors had under Bancorp’s existing policy), or (ii) an extension of Bancorp’s existing officers’ and directors’ liability insurance policy. However, Valley shall only be required to insure such persons upon terms and for coverages substantially similar to Bancorp’s existing officers’ and directors’ liability insurance, and if such coverage over a six year period would in the aggregate cost more than 300% of the annual premium currently paid by Bancorp for such coverage, then Valley shall be required only to obtain such coverage as may be obtained by an expenditure equal to 300% of the annual premium currently paid by Bancorp for such coverage.

(e) Any Bancorp Indemnitee wishing to claim indemnification under this Section 5.13 shall promptly notify Valley upon learning of any Claim, but the failure to so notify shall not relieve Valley of any liability it may have to such Bancorp Indemnitee if such failure does not materially prejudice Valley.

5.14 Employment and Director Matters; Other Post-Closing Items.

(a) Except as otherwise set forth in the Bancorp Disclosure Schedule, Valley and VNB hereby expressly agree to honor, effective from and after the Effective Time, each of the agreements entered into by Bancorp’s executives on the date hereof and identified on the Bancorp Disclosure Schedule and each of the Bancorp Pension Plans, Bancorp Welfare Plans and Bancorp Benefit Plans as in effect as of the Effective Time, each in accordance with their respective terms.

(b) Before or following consummation of the Merger, Valley will decide whether to continue each of the Bancorp Pension Plans and/or the Bancorp Welfare Plans for the benefit of employees of USAB and Bancorp, or to have such employees become covered under a Valley pension and/or welfare plan in accordance with the terms of the relevant Valley pension and/or welfare plans. Subject to the foregoing, within two (2) years following consummation of the Merger, Valley shall make available to all employees and officers of Bancorp who become employed by VNB coverage under the benefit plans generally available to VNB’s employees and officers (including pension and health and hospitalization) on the terms and conditions available to VNB’s employees and officers in Valley or VNB medical and dental plans for Bancorp employees and their dependents. No prior existing condition limitation not currently imposed by Bancorp or USAB medical or dental plans shall be imposed with respect to Valley’s or VNB’s medical and dental plans on Bancorp or USAB employees. Bancorp and USAB employees shall receive credit for any deductibles paid under Bancorp’s and USAB’s existing medical and dental plans. Bancorp employees will be given credit for eligibility and vesting purposes (but not for benefit accrual purposes) under Valley’s or VNB’s medical, life, vacation, sick leave, disability and other welfare plans for prior service with Bancorp, and Bancorp’s and USAB’s employees will be granted credit for such prior service with Bancorp, solely for purposes of eligibility and vesting under Valley’s or VNB’s 401(k) plan. No Bancorp employee will be given credit for prior service under Valley’s or VNB’s Pension Plan for any purpose.

(c) Valley will use reasonable efforts to retain Bancorp and USAB employees following the Effective Time.

(d) Except for Bancorp and USAB employees who have individual severance or similar contractual agreement, following the consummation of the Merger and for one year thereafter, VNB shall pay severance to Bancorp and USAB employees who are involuntarily terminated by Valley or VNB for reasons other than cause in accordance with the severance policy set forth on the Bancorp Disclosure Schedule. Notwithstanding the foregoing, Valley and VNB expressly agree to honor the CIC Severance Plan and the participation agreements thereunder, and pay any severance or other amounts due to covered individuals in accordance with the terms of the CIC Severance Plan.

(e) Within two weeks of the date of this Agreement, Valley, VNB, Bancorp and USAB shall cooperate to develop, implement and communicate to key employees of Bancorp and USAB identified as such by the Chief Executive Officer of Bancorp together with the President and Chief Executive Officer of Valley, a retention program, as described on the Bancorp Disclosure Schedule, designed to retain the services of such key employees through the Effective Time and thereafter until one hundred and eighty (180) days following the Closing Date or such earlier or later time as Valley and VNB may determine consistent with their respective business needs.

(f) Valley and VNB may, in their discretion within thirty (30) days prior to the Effective Time, direct Bancorp and USAB to terminate any or all nonqualified deferred compensation plans, programs and arrangements sponsored by them in a manner that does not materially adversely affect the rights of participants to benefits earned through the effective date of the change in control of Bancorp provided that such action shall not be required to be irrevocably taken until immediately prior to, and conditioned upon the Effective Time. Upon receipt of such a direction Bancorp and USAB shall take all requisite action to implement it.

(g) As of the date hereof, Valley has entered into employment agreements with the individuals set forth on the Valley Disclosure Schedule (the “Employee Agreements”).

5.15 Tax-Free Reorganization Treatment.

(a) The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income Tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of Bancorp and Valley shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Valley nor any affiliate shall knowingly take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b) As of the date hereof, Bancorp does not know of any reason why it would not be able to deliver to counsel to Valley and counsel to Bancorp certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the “IRS Guidelines”), to enable counsel to Valley and counsel to Bancorp to deliver the legal opinions contemplated by Section 6.1(d), and Bancorp hereby agrees to deliver such certificates effective as of the date of such opinions to counsel to Valley and counsel to Bancorp.

(c) As of the date hereof, Valley does not know of any reason why it would not be able to deliver to counsel to Valley and counsel to Bancorp certificates substantially in compliance with the IRS Guidelines, with reasonable or customary exceptions and modifications thereto, to enable counsel to Valley and counsel to Bancorp to deliver the legal opinions contemplated by Section 6.1(d), and Valley hereby agrees to deliver such certificates effective as of the date of such opinions to counsel to Valley and counsel to Bancorp.

5.16 Bank Policies and Bank Mergers. Notwithstanding that Bancorp believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Bancorp recognizes that Valley may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, Bancorp and Valley shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, Bancorp’s loan, accrual and reserve policies and Bancorp’s other policies and procedures regarding applicable regulatory matters, including without limitation FRB, Bank Secrecy Act and

FDIC matters, to those policies of Valley as Valley may reasonably identify to Bancorp from time to time, (ii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of Bancorp and USAB to the extent appropriate, and (iii) developing a plan for the conversion of Bancorp’s systems and processes to those of Valley’s so that such conversion can be implemented as soon as practicable following the Effective Time; provided that any required change in Bancorp’s practices in connection with the matters described above need not be effected (A) more than five days prior to the Effective Time and (B) unless and until all necessary regulatory, governmental and shareholder approvals and consents have been received, all statutory waiting periods in respect thereof have expired and Valley agrees in writing that all conditions precedent to the Closing have occurred (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). No accrual or reserve made by Bancorp or any Bancorp Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.1(e) or Section 7.1(f) hereof.

5.17 Section 16 Matters. Prior to the Effective Time, the parties will each take such steps as may be reasonably necessary or appropriate to cause any disposition of shares of Bancorp Common Stock or conversion of any derivative securities in respect of shares of Bancorp Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Section 16(b) of the Exchange Act.

5.18 Shareholder Litigation. Bancorp shall give Valley the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against Bancorp and/or its directors or other affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Valley’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

5.19 Transaction Expenses of Bancorp.

(a) For planning purposes, Bancorp shall, within 30 days from the date hereof, provide Valley with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Bancorp in connection with this transaction based on facts and circumstances currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Bancorp shall promptly notify Valley if or when it determines that it will expect to exceed its budget. Prior to signing this Agreement, Bancorp has disclosed to Valley the method by which the fees of its investment bankers, accountants and counsel in connection with this transaction are to be determined, and has disclosed to Valley the expected fees of Sandler and Bancorp’s accountants and counsel in connection with this transaction.

(b) Promptly, but in any event within 30 days after the execution of this Agreement, Bancorp shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Bancorp shall accrue and/or pay all of such amounts as soon as possible.

(c) Bancorp shall cause its professionals to render monthly invoices within 30 days after the end of each month. Bancorp shall notify Valley monthly of all out-of-pocket expenses which Bancorp has incurred in connection with this transaction.

(d) Valley, in reasonable consultation with Bancorp, shall make all arrangements with respect to the printing and mailing of the Proxy Statement-Prospectus.

5.20 Representation on Valley Board and VNB Board. Prior to the Closing, the Board of Directors of Valley and the Board of Directors of VNB each shall increase by one (1) the number of directors constituting the entire Boards of Directors of Valley and VNB, respectively, effective as of and contingent upon the occurrence of the Effective Time, and shall duly elect Jennifer Steans, or, if Jennifer Steans is unwilling or unable to serve, another designee to be selected by the Board of Directors of Valley from the current Bancorp Board of Directors

(the “Director Designee”), to become a director of Valley and VNB, effective as of and contingent upon the occurrence of the Effective Time. Jennifer Steans or the Director Designee shall be subject to Valley’s customary background screening and evaluation procedures for potential directors and must meet all criteria set forth in Valley’s governance principles with respect to qualifications for directors and shall qualify as an independent director under NYSE rules.

5.21 Dividends. After the date of this Agreement, subject to the receipt of any required regulatory approvals, Bancorp shall have the right to pay its shareholders a dividend equivalent to the amount of Valley’s most recently declared dividend using an assumed exchange ratio of 6.100. Each of Valley and Bancorp shall coordinate with the other regarding the declaration of any dividends in respect of Valley Common Stock and Bancorp Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Bancorp Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Bancorp Common Stock and any shares of Valley Common Stock any such holder receives in exchange therefor in the Merger.

ARTICLE VI. - CLOSING CONDITIONS

6.1 Conditions of Each Party’s Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

(a) Approval of Shareholders. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the requisite vote of the shareholders of Bancorp. The issuance of Valley Common Stock in connection with the Merger shall have been approved by the requisite vote of the shareholders of Valley.

(b) Regulatory Approvals. All regulatory or governmental approvals and consents (including without limitation any required approval of the OCC and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby shall have been obtained. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied and all statutory waiting periods in respect thereof shall have expired. Valley and VNB and Bancorp and USAB shall have taken all necessary action to consummate the Bank Merger immediately after the Effective Time.

(c) Suits and Proceedings. No order shall be outstanding against a party or its Subsidiaries or a third party that would have the effect of preventing completion of the Merger or the Bank Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity seeking to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity seeking to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more parties, VNB or USAB in connection with this Agreement or the Bank Merger Agreement and which Valley or Bancorp determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger or the Bank Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

(d) Tax Opinions. Valley shall have received a written opinion from Day Pitney LLP, counsel to Valley, and Bancorp shall have received a written opinion from Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to Bancorp, each dated as of the Closing Date, based on the facts, representations, assumptions and exclusions set forth or described in each such opinion, and in form and substance reasonably satisfactory to Valley and Bancorp, to the effect that (i) the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code; (ii) Bancorp and Valley will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by holders of Bancorp

Common Stock upon the receipt of shares of Valley Common Stock in exchange for their shares of Bancorp Common Stock, except to the extent of any cash received. Such counsel shall be entitled to rely upon representation letters from each of Valley and Bancorp, in each case, in form and substance as reasonably requested by such counsel and reasonably satisfactory to such counsel. Such representation letters shall be dated as of the date of such opinion.

(e) NYSE Listing. The Valley Common Stock to be issued in connection with the Merger (including shares of Valley Common Stock to be reserved for issuance upon exercise of Valley Stock Options, and Valley Warrants) shall have been approved for listing on the NYSE.

(f) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

6.2 Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement to consummate the Merger shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties; Performance of Obligations of Bancorp. Each of the representations and warranties of Bancorp contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations and warranties which, individually or in the aggregate, have not had a Material Adverse Effect on Bancorp (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and “Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded), provided, however, that Bancorp’s representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached for any purpose in this Agreement as a result of effects arising solely from actions taken in compliance with a written request of Valley. Bancorp shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date.

(b) Certificates. Bancorp shall have furnished Valley with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

(c) Dissenters’ Shares. As of the Effective Time, the holders of no more than ten percent (10%) of Bancorp Common Stock shall have taken the actions required by FBCA Sections 607.1302-607.1333, to qualify their Bancorp Common Stock as Dissenters’ Shares.

(d) Employee Agreements. Each Employee Agreement shall remain in full force and effect and shall not have been breached by any executive who is party thereto.

6.3 Conditions to the Obligations of Bancorp Under this Agreement. The obligations of Bancorp under this Agreement to consummate the Merger shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties; Performance of Obligations of Valley. Each of the representations and warranties of Valley contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations and warranties which, individually or in the aggregate, have not had a Material Adverse Effect on Valley (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and “Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded). Valley shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date.

(b) Certificates. Valley shall have furnished Bancorp with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Bancorp may reasonably request.

ARTICLE VII. - TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Bancorp:

(a) by mutual consent of Bancorp and Valley;

(b) by either Valley or Bancorp upon written notice to the other party if the approval of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement is denied by final, non-appealable action of such Governmental Entity; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action;

(c) by either Valley or Bancorp, if the Merger shall not have been consummated on or before the Cutoff Date (or such later date as shall have been agreed to in writing by Valley and Bancorp), provided, however, that no party may terminate this Agreement pursuant to this Section 7.1(c) if the failure of the Closing to have occurred on or before the Cutoff Date was due to such party’s material breach of any representation, warranty, covenant or agreement contained herein;

(d) by either Valley or Bancorp if (i) the approval of the shareholders of Bancorp required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof, or (ii) the approval of the shareholders of Valley required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

(e) by either Valley or Bancorp (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Cutoff Date, and which breach of a representation or warranty, would, individually or in the aggregate with other breaches, (i) result in a Material Adverse Effect with respect to the party committing such breach, or (ii) result in one or more of the conditions set forth in Sections 6.1, 6.2 (in case of a termination by Valley) or 6.3 (in case of termination by Bancorp) not to be satisfied or not capable of being satisfied by the Cutoff Date;

(f) by either Valley or Bancorp (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Cutoff Date, and which breach of a representation, warranty or covenant, would, individually or in the aggregate with other breaches, (i) result in a Material Adverse Effect with respect to the party committing such breach, or (ii) result in one or more of the conditions set forth in Sections 6.1, 6.2 (in case of a termination by Valley) or 6.3 (in case of termination by Bancorp) not to be satisfied or not capable of being satisfied by the Cutoff Date;

(g) by the Board of Directors of Valley if, (I) prior to receipt of the Bancorp Shareholder Approval, Bancorp or the Bancorp Board of Directors (or any committee thereof) has (A) effected a Bancorp Subsequent Determination or approved, adopted, endorsed or recommended any Acquisition Proposal, (B) failed to recommend the Merger and the approval of this Agreement by the shareholders of Bancorp or failed to publicly re-affirm its recommendation of the Merger within five days after receipt from Valley of a written request to do so, (C) breached the terms of Section 5.3 in any material respect adverse to Valley, or (D) in response to the commencement (other than by Valley or a Subsidiary thereof) of a tender offer or exchange offer for 10% or more of the outstanding shares of Bancorp Common Stock, recommended that the shareholders of Bancorp tender their shares in such tender or exchange offer or otherwise failed to recommend that such shareholders reject such tender offer or exchange offer promptly upon written request of Valley, or (II) any other event occurs that gives rise to the payment of a Termination Fee (as hereafter defined) and Termination Expenses (as hereafter defined) pursuant to Section 7.3 of this Agreement;

(h) by Bancorp if, prior to receiving Bancorp Shareholder Approval, (i) Bancorp has received a Superior Proposal, and in accordance with Section 5.3 of this Agreement, has entered into an acquisition agreement with respect to the Superior Proposal, or (ii) if Bancorp’s Board of Directors determines in good faith, after consultation with Bancorp’s outside financial advisors and outside legal counsel, that the failure of Bancorp’s Board of Directors to effect a Bancorp Subsequent Determination would be inconsistent with its fiduciary duties under applicable law, but only if prior to terminating this Agreement, Bancorp (A) pays to Valley the Termination Fee and Termination Expenses and (B) delivers to Valley a release signed by the parties to such acquisition agreement and any entity that controls such parties, which release shall be in form and substance reasonably satisfactory to Valley and shall irrevocably waive any right the releasing parties may have to challenge the payment to Valley of the Termination Fee and the payment to Valley of the Termination Expenses;

(i) by Valley if one or more of the conditions set forth in Sections 6.1 and 6.2 are not satisfied and are not capable of being satisfied by the Cutoff Date;

(j) by Bancorp if one or more of the conditions set forth in Sections 6.1 and 6.3 are not satisfied and are not capable of being satisfied by the Cutoff Date; or

(k) (A) by Valley or Bancorp if the Average Closing Price is below $11.00 or (B) by Bancorp if the Average Closing Price is above $13.50. For the avoidance of doubt, any termination pursuant to this 7.1(k) shall not give rise to the payment of the Termination Expenses or Termination Fee and the party terminating shall not be liable for damages to the other party as a result of such termination.

7.2 Effect of Termination. In the event of termination of this Agreement by either Valley or Bancorp as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 5.5(b), 5.9, Articles VII and VIII and the Confidentiality Agreement shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

7.3 Termination Fee; Expenses.

(a) In the event that at any time after the date of this Agreement Valley shall terminate this Agreement pursuant to Section 7.1(e) or 7.1(f) or Valley or Bancorp shall terminate this Agreement pursuant to Section 7.1(d)(i), then Bancorp shall pay to Valley on the date of such termination, by wire transfer of immediately available funds, an amount equal to the out-of-pocket expenses incurred by Valley in connection with the transactions contemplated by this Agreement (as itemized by Valley), up to $2,000,000 (the “Termination Expenses”).

(b) In the event that:

(i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to Bancorp’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to senior management of Bancorp or Bancorp Board of Directors and (B) this Agreement is thereafter terminated (x) by Bancorp or Valley pursuant to Section 7.1(c) or Section 7.1(d)(i) (but only if, in the case of a termination pursuant to Section 7.1(d)(i), the Registration Statement shall have been declared effective no later than sixty (60) days prior to the Cutoff Date), or (y) by Valley pursuant to Section 7.1(e) or Section 7.1(f), then, (I) Bancorp shall pay to Valley, immediately upon such termination, by wire transfer of immediately available funds, the Termination Expenses, and, (II) if within 12 months after such termination, Bancorp or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by, any Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof), then Bancorp shall pay Valley, on the earlier of the date of such execution or consummation, by wire transfer of immediately available funds, a fee of $30 million (the “Termination Fee”); or

(ii) this Agreement is terminated by Valley pursuant to Section 7.1(g) or by Bancorp pursuant to Section 7.1(h), then Bancorp shall pay Valley, immediately upon such termination, by wire transfer of immediately available funds, the Termination Fee and Termination Expenses.

For purposes of Section 7.3(b)(i), the term “Acquisition Proposal” shall have the meaning ascribed thereto in Section 5.3(d)(i) except that references in Section 5.3(d)(i) to “25%” shall be replaced by “50%”.

(c) In the event that at any time after the date of this Agreement Bancorp shall terminate this Agreement pursuant to Section 7.1(e) or 7.1(f), then Valley shall pay to Bancorp on the date of such termination, by wire transfer of immediately available funds, an amount equal to the out-of-pocket expenses incurred by Bancorp in connection with the transactions contemplated by this Agreement (as itemized by Bancorp), up to $2,000,000.

(d) Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by Bancorp pursuant to Section 7.3(b), the Termination Fee shall be Valley’s sole and exclusive remedy for monetary damages under this Agreement except in the case of fraud or willful and material breach of this Agreement by Bancorp.

ARTICLE VIII. - MISCELLANEOUS

8.1 Expenses. Except as expressly set forth in Article VII, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

8.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by electronic mail with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

(a)	If to Valley, to:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attn.: Gerald H. Lipkin, Chairman and CEO

E-mail: wfalduto@valleynationalbank.com

Copy to:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attn.: Ronald H. Janis, Esq., Senior Executive Vice President

and General Counsel

E-mail: rjanis@valleynationalbank.com

and to:

Day Pitney LLP

1 Jefferson Road

Parsippany, New Jersey 07054

Attn.: Michael T. Rave, Esq.

E-mail: mrave@daypitney.com

(b)	If to Bancorp, to:

USAmeriBancorp, Inc.

4790 140th Avenue North

Clearwater, Florida 33762

Attn: Jennifer W. Steans, Chairperson

E-mail: jsteans@fic-cep.com

Copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street – Suite 3900

Chicago, IL 60606

Attn: Dennis R. Wendte, Esq.

E-mail: dennis.wendte@bfkn.com

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or mailed.

8.3 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of Valley and Bancorp, and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the rights conferred upon Bancorp Indemnitees pursuant to Section 5.13 hereof.

8.4 Entire Agreement. This Agreement, the Bancorp Disclosure Schedule, the Valley Disclosure Schedule and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contain the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersede all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than the Confidentiality Agreement, which will survive the execution and delivery of this Agreement.

8.5 No Third Party Beneficiaries.

(a) Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Valley and Bancorp any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(b) Notwithstanding the foregoing clause, following the Effective Time (but not unless and until the Effective Time occurs), the provisions of Section 5.13 shall be enforceable by each Bancorp Indemnitee described therein.

8.6 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of Bancorp or Valley) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination, the parties hereto will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

8.7 Counterparts; PDF Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. This Agreement may be executed and accepted by portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

8.8 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought exclusively in the United States District Court for the District of New Jersey or any New Jersey state court sitting in Passaic County, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocable waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. The consent to jurisdiction set forth in this Section 8.8 shall not constitute a general consent to service of process in the State of New Jersey and shall have no effect for any purpose except as provided in this Section 8.8. The parties hereto agree that final judgment in any suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

8.9 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

8.10 Survival. All representations, warranties and agreements and covenants shall terminate as of the Effective Time except for those covenants and agreements included herein which by their terms apply in whole or in part after the Effective Time. The provisions of Section 5.5(b), Articles VII and VIII and the Confidentiality Agreement, shall survive the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Valley National Bancorp and USAmeriBancorp, Inc. have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

VALLEY NATIONAL BANCORP

By:	/s/ Gerald H. Lipkin
Name: Gerald H. Lipkin
Title: Chairman and CEO

USAMERIBANCORP, INC.

By:	/s/ Jennifer W. Steans
Name: Jennifer W. Steans
Title: Chairperson

(Signature Page to Agreement and Plan of Merger)

APPENDIX B

July 21, 2017

Board of Directors

USAmeriBancorp, Inc.

4790 140th Avenue, North

Clearwater, FL 33762

Ladies and Gentlemen:

USAmeriBancorp, Inc. (“Bancorp”) and Valley National Bancorp (“Valley”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Bancorp will merge with and into Valley with Valley being the surviving corporation (the “Merger”). Pursuant to the terms and conditions of the Agreement, at the Effective Time, each share of Bancorp common stock, $0.01 par value per share (“Bancorp Common Stock”), issued and outstanding immediately prior to the Effective Time, except for certain shares of Bancorp Common Stock as specified in the Agreement, will be converted into the right to receive, subject to certain adjustments set forth in the Agreement, the number of shares of Valley common stock, no par value (“Valley Common Stock”) equal to the Exchange Ratio. As defined more fully in the Agreement, the “Exchange Ratio” shall mean: (i) if the Average Closing Price is between $11.50 and $13.00, the Exchange Ratio shall be equal to 6.100; (ii) if the Average Closing Price is less than $11.50 but equal to or greater than $11.00, the Exchange Ratio shall be $69.00 divided by the Average Closing Price, rounded to three decimal places; (iii) if the Average Closing Price is greater than $13.00 but equal to or less than $13.50, the Exchange Ratio shall be $79.30 divided by the Average Closing Price, rounded to three decimal places; (iv) if the Average Closing Price is less than $11.00, the Exchange Ratio shall be $69.00 divided by the Average Closing Price, rounded to three decimal places; (v) if the Average Closing Price is greater than $13.50, the Exchange Ratio shall be $79.30 divided by the Average Closing Price, rounded to three decimal places; or (vi) in the event that at any time after the date of the Agreement Valley has entered into a definitive acquisition agreement whereby it has agreed to be acquired by a third party and the Average Closing Price is in excess of $13.50, the Exchange Ratio shall equal 5.874. In addition, the Agreement provides, generally, that if the Average Closing Price is less than $11.50 and Valley does not exercise its option to terminate the Agreement, Valley shall have the right, in its sole discretion, in lieu of increasing the Exchange Ratio, to pay cash for each share of Bancorp Common Stock in an amount equal to the difference between (A) $69.00, and (B) the product of the Average Closing Price times 6.100 (the “Valley Cash Alternative”). In the event that Valley chooses the Valley Cash Alternative, the Exchange Ratio shall equal 6.100. The (i) Valley Common Stock, (ii) the cash a Bancorp common shareholder may receive under the Valley Cash Alternative, and (iii) any cash in lieu of fractional shares are collectively referred to herein as the “Merger Consideration.” Capitalized terms used herein without definition have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Bancorp Common Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated July 20, 2017; (ii) certain publicly available financial statements and other historical financial information of Bancorp and its banking subsidiary that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Valley that we deemed relevant; (iv) certain internal financial projections for Bancorp for the years ending December 31, 2017 through December 31, 2021, as provided by the senior management of Bancorp; (v) publicly available consensus median analyst earnings per share estimates for Valley for the years ending December 31, 2017 and December 31, 2018 and publicly available consensus analyst long-term earnings per share growth rate for the years thereafter, as confirmed by the senior management of Valley, as well as guidance with respect to an estimated long-term dividends per share growth rate for the years thereafter, as provided by the senior management of Valley; (vi) the pro forma financial impact of the Merger on Valley based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, certain cash dividends to be paid by Bancorp to Bancorp’s common shareholders prior to closing of the Merger, the redemption of Bancorp’s currently outstanding preferred stock at par value at closing of the Merger and the offer and sale by Valley of a certain amount of Valley preferred stock immediately following the Merger, as provided by the senior management of Valley; (vii) the publicly reported historical price and trading activity for Valley Common Stock, including a comparison of certain stock market information for Valley Common Stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded; (viii) a comparison of certain financial information for Bancorp and Valley with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the banking industry (on a regional and nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Bancorp the business, financial condition, results of operations and prospects of Bancorp and held similar discussions with certain members of the senior management of Valley and its representatives regarding the business, financial condition, results of operations and prospects of Valley.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Bancorp or Valley or their respective representatives, or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of the respective managements of Bancorp and Valley that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Bancorp or Valley or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Bancorp or Valley. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Bancorp or Valley, or of the combined entity after the Merger, and we have not reviewed any individual credit files relating to Bancorp or Valley. We have assumed, with your consent, that the respective allowances for loan losses for both Bancorp and Valley are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used certain internal financial projections for Bancorp for the years ending December 31, 2017 through December 31, 2021, as provided by the senior management of Bancorp.

In addition, Sandler O’Neill used publicly available consensus median analyst earnings per share estimates for Valley for the years ending December 31, 2017 and December 31, 2018 and publicly available consensus analyst long-term earnings per share growth rates for the years thereafter, as confirmed by the senior management of Valley, as well as guidance with respect to an estimated long-term dividends per share growth rate for the years thereafter, as provided by the senior management of Valley. Sandler O’Neill also received and used in its pro forma analyses certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, certain cash dividends to be paid by Bancorp to Bancorp’s common shareholders prior to closing of the Merger, the redemption of Bancorp’s currently outstanding preferred stock at par value at closing of the Merger and the offer and sale by Valley of a certain amount of Valley preferred stock immediately following the Merger, as provided by the senior management of Valley. With respect to the foregoing information, the respective senior managements of Bancorp and Valley confirmed to us that such information reflected (or, in the case of the publicly available consensus median analyst earnings per share estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective senior managements as to the future financial performance of Bancorp and Valley, respectively, and the other matters covered thereby, and we assumed that the future financial performance reflected in such information would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Bancorp or Valley since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Bancorp and Valley will remain as going concerns for all periods relevant to our analysis.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Bancorp, Valley or the Merger or any related transaction, (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice that Bancorp has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading values of Valley or Bancorp Common Stock at any time or what the value of Valley Common Stock will be once it is actually received by the holders of Bancorp Common Stock.

We have acted as Bancorp’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon the closing of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the transaction fee which will become payable to Sandler O’Neill on the day of closing of the Merger. Bancorp has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the two years preceding the date hereof, we have provided certain other investment banking services to, and received fees from Bancorp. Most recently, Sandler O’Neill acted as placement agent in connection with Bancorp’s offer and sale of subordinated debt in April 2017 and April 2016. We have not provided any investment banking services to Valley in the two years preceding the date of this opinion. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Valley and its affiliates. We may also actively trade the equity and debt securities of Valley and its affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of Bancorp in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Bancorp as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Bancorp Common Stock and does not address the underlying business decision of Bancorp to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Bancorp or the effect of any other transaction in which Bancorp might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of Bancorp or Valley, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to holders of Bancorp Common Stock from a financial point of view.

Very truly yours,

APPENDIX C

July 25, 2017

The Board of Directors

Valley National Bancorp

1455 Valley Road

Wayne, NJ 07470

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to Valley National Bancorp (“Valley National”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of USAmeriBancorp, Inc. (“USAmeriBancorp”) with and into Valley National, pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between Valley National and USAmeriBancorp. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of USAmeriBancorp, Valley National, any holder of common stock, par value $0.01 per share, of USAmeriBancorp (“USAmeriBancorp Common Stock”), or any holder of common stock, no par value per share, of Valley National (“Valley National Common Stock”), each share of USAmeriBancorp Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 6.100 shares of Valley Common Stock, subject to adjustment as further provided in the Agreement (as to which we express no opinion) if the Average Closing Price (as defined in the Agreement) is less than $11.50 or greater than $13.00. The ratio of 6.100 shares of Valley National Common Stock for one share of USAmeriBancorp Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

The Agreement further provides that, immediately following the Effective Time, USAmeriBank, a wholly-owned subsidiary of USAmeriBancorp, will be merged with and into Valley National Bank, a wholly-owned subsidiary of Valley National, with Valley National Bank as the surviving entity, pursuant to a separate bank merger agreement (such transaction, the “Bank Merger”). The Agreement also provides that, after the date of the Agreement and subject to the terms and limitations set forth therein, USAmeriBancorp will have the right to pay to holders of USAmeriBancorp Common Stock a quarterly dividend, in an amount to be determined using the amount of Valley National’s most recently then-declared dividend on Valley National Common Stock and the Exchange Ratio of 6.100, as further described in the Agreement (the “Pre-Closing Dividend Payments”). In addition, representatives of Valley National have advised us that, following the public announcement of the Merger, Valley National is expected to consummate a registered offering of Valley National preferred stock, for anticipated gross cash proceeds to Valley National of approximately $100.0 million (the “Valley National Preferred Offering”). With the consent of Valley National, we have assumed for purposes of certain of our analyses the payment of the Pre-Closing Dividend Payments and the occurrence of the Valley National Preferred Offering.

KBW has acted as financial advisor to Valley National and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses, and further to certain

The Board of Directors – Valley National Bancorp

July 25, 2017

existing sales and trading relationships between a KBW broker-dealer affiliate and each of Valley National and USAmeriBancorp, may from time to time purchase securities from, and sell securities to, Valley National and USAmeriBancorp. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Valley National or USAmeriBancorp for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of Valley National (the “Board”) in rendering this opinion and will receive a fee from Valley National for our services. A portion of our fee is payable upon the rendering of this opinion, and the remainder is payable upon the earlier of the successful completion of the Merger and the termination or expiration of the Agreement. In addition, Valley National has agreed to indemnify us for certain liabilities arising out of our engagement.

In addition to this present engagement, in the past two years KBW has provided investment banking and financial advisory services to Valley National for which compensation was received. KBW acted as lead underwriter in connection with Valley National’s December 2016 registered offering of Valley National Common Stock. Prior to the past two years, KBW acted as an underwriter in connection with Valley National’s June 2015 registered offering of preferred stock, as well as its June 2015 registered offering of subordinated debt securities. In the past two years, KBW has not provided investment banking and financial advisory services to USAmeriBancorp. We may in the future provide investment banking and financial advisory services to Valley National or USAmeriBancorp and receive compensation for such services. As you are aware, KBW is currently expected to act as lead underwriter in connection with the Valley National Preferred Offering, pursuant to an existing engagement agreement.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Valley National and USAmeriBancorp and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated July 12, 2017 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2016 of Valley National; (iii) the unaudited quarterly financial statements and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 of Valley National; (iv) certain draft and unaudited quarterly financial results for the quarter ended June 30, 2017 of Valley National (provided to us by representatives of Valley National); (v) the audited financial statements for the three fiscal years ended December 31, 2016 of USAmeriBancorp; (vi) the unaudited quarterly financial statements for the fiscal quarter ended March 31, 2017 of USAmeriBancorp; (vii) certain draft and unaudited quarterly financial results for the quarter ended June 30, 2017 of USAmeriBancorp (provided to us by representatives of USAmeriBancorp); (viii) certain regulatory filings of Valley National and USAmeriBancorp and their respective subsidiaries, including the quarterly reports on Form FRY-9C and quarterly call reports filed with respect to each quarter during the three year period ended December 31, 2016 and the quarter ended March 31, 2017; (ix) certain other interim reports and other communications of Valley National and USAmeriBancorp to their respective stockholders; and (x) other financial information concerning the respective businesses and operations of Valley National and USAmeriBancorp that was furnished to us by Valley National and USAmeriBancorp or which we were otherwise directed to use for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Valley National and USAmeriBancorp; (ii) the assets and liabilities of Valley National and USAmeriBancorp; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information of Valley National and USAmeriBancorp with similar

Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue • New York, NY 10019

Main: 212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com

The Board of Directors – Valley National Bancorp

July 25, 2017

information for certain other companies, the securities of which are publicly traded; (v) financial and operating forecasts and projections of USAmeriBancorp that were prepared by Valley National management, provided to us and discussed with us by such management, and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) the publicly available consensus “street estimates” of Valley National, as well as assumed Valley National long-term growth rates provided to us by Valley National management, all of which information was discussed with us by such management and used and relied upon by us at the direction of such management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on Valley National (including without limitation the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by Valley National management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held by the managements of Valley National and USAmeriBancorp regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Valley National as to the reasonableness and achievability of the financial and operating forecasts and projections of USAmeriBancorp, the publicly available consensus “street estimates” of Valley National, the assumed Valley National long-term growth rates, and the estimates regarding certain pro forma financial effects of the Merger on Valley National (including, without limitation, the cost savings, and related expenses expected to result or be derived from the Merger), all as referred to above, as well as the assumptions set forth in and the bases for all such information. We have assumed, at the direction of Valley National, that all of the foregoing information was reasonably prepared and represents, or in the case of the publicly available consensus “street estimates” of Valley National referred to above that such estimates are consistent with, the best currently available estimates and judgments of Valley National management, and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.

It is understood that the portion of the foregoing financial information of Valley National and USAmeriBancorp that was provided to us was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus “street estimates” of Valley National referred to above, are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with Valley National and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue • New York, NY 10019

Main: 212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com

The Board of Directors – Valley National Bancorp

July 25, 2017

We also have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Valley National or USAmeriBancorp since the date of the last financial statements of each such entity that were made available to us and that we were directed to use. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for each of Valley National and USAmeriBancorp are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Valley National or USAmeriBancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Valley National or USAmeriBancorp under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft version reviewed by us and referred to above), with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of USAmeriBancorp Common Stock; (ii) that any related transactions (including the Bank Merger, the Pre-Closing Dividend Payments and the Valley National Preferred Offering) will be completed substantially in accordance with the terms or descriptions set forth in the Agreement or as otherwise described to us by representatives of Valley National; (iii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iv) that each party to the Agreement or any of the related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (v) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction (including the Bank Merger, the Pre-Closing Dividend Payments and the Valley National Preferred Offering) and that all conditions to the completion of the Merger and any such related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (vi) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions (including the Bank Merger, the Pre-Closing Dividend Payments and the Valley National Preferred Offering), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Valley National, USAmeriBancorp, the pro forma entity or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Valley National that Valley National has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Valley National, USAmeriBancorp, the Merger and any related transaction (including the Bank Merger, the Pre-Closing Dividend Payments and the Valley National Preferred Offering), and the Agreement. KBW has not provided advice with respect to any such matters.

Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue • New York, NY 10019

Main: 212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com

The Board of Directors – Valley National Bancorp

July 25, 2017

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to Valley National. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger, the Pre-Closing Dividend Payments and the Valley National Preferred Offering), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger to Valley National, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, retention, consulting, voting, support, cooperation, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. For purposes of our analyses, we have not incorporated previously-announced proposed changes to United States tax laws regarding corporate tax rates. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Valley National to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Valley National or the Board, (iii) any business, operational or other plans with respect to USAmeriBancorp or the pro forma entity that may be currently contemplated by Valley National or the Board or that may be implemented subsequent to the closing of the Merger, (iv) the fairness of the amount or nature of any compensation to any of Valley National’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Valley National Common Stock or relative to the Exchange Ratio, (v) the effect of the Merger or any related transaction (including the Bank Merger, the Pre-Closing Dividend Payments and the Valley National Preferred Offering) on, or the fairness of the consideration to be received by, holders of any class of securities of Valley National, USAmeriBancorp or any other party to any transaction contemplated by the Agreement, (vi) any adjustment (as provided in the Agreement) to the Exchange Ratio assumed for purposes of our opinion, or any payment by Valley National of cash consideration in respect of USAmeriBancorp Common Stock in lieu of any adjustment to the Exchange Ratio (as provided in the Agreement), (vii) whether USAmeriBancorp has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Pre-Closing Dividend Payments; (viii) the actual value of Valley National Common Stock to be issued in connection with the Merger, (ix) the prices, trading range or volume at which Valley National Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Valley National Common Stock will trade following the consummation of the Merger, (x) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (xi) any legal, regulatory, accounting, tax or similar matters relating to Valley National, USAmeriBancorp, any of their respective stockholders, or relating to or arising out of or as a consequence of the Merger or any other related transaction (including the Bank Merger, the Pre-Closing Dividend Payments and the Valley National Preferred Offering), including whether or not the Merger will qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger or to any holder of Valley National Common Stock or any stockholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should enter into a voting, stockholders’, affiliates’ or other agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue • New York, NY 10019

Main: 212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com

The Board of Directors – Valley National Bancorp

July 25, 2017

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to Valley National.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue • New York, NY 10019

Main: 212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com

APPENDIX D

FLORIDA APPRAISAL RIGHTS STATUTES

Fla. Stat. § 607.1301. Appraisal rights; definitions.

The following definitions apply to ss. 607.1302-607.1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

Fla. Stat. § 607.1302. Right of shareholders to appraisal.

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval;

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation;

(g) An amendment of the articles of incorporation of a social purpose corporation to which s. 607.504 or s. 607.505 applies;

(h) An amendment of the articles of incorporation of a benefit corporation to which s. 607.604 or s. 607.605 applies;

(i) A merger, conversion, or share exchange of a social purpose corporation to which s. 607.504 applies; or

(j) A merger, conversion, or share exchange of a benefit corporation to which s. 607.604 applies.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $ 10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

Fla. Stat. § 607.1303. Assertion of rights by nominees and beneficial owners.

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Fla. Stat. § 607.1320. Notice of appraisal rights.

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

Fla. Stat. § 607.1321. Notice of intent to demand payment.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

Fla. Stat. § 607.1322. Appraisal notice and form.

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.

Fla. Stat. § 607.1323. Perfection of rights; right to withdraw.

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

Fla. Stat. § 607.1324. Shareholder’s acceptance of corporation’s offer.

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

Fla. Stat. § 607.1326. Procedure if shareholder is dissatisfied with offer.

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

Fla. Stat. § 607.1330. Court action.

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

Fla. Stat. § 607.1331. Court costs and counsel fees.

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

Fla. Stat. § 607.1332. Disposition of acquired shares.

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

Fla. Stat. § 607.1333. Limitation on corporate payment.

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.